                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                              )
                                    )        Chapter 11
LOMAS FINANCIAL CORPORATION,        )
LOMAS INFORMATION SYSTEMS,          )    Case Nos. 95-1235,
INC.  AND LOMAS ADMINISTRATIVE      )   1237 and 1238 (PJW)
SERVICES, INC.                      )
                                    )   Jointly Administered
                    Debtors         )
                                    )

                 FIRST AMENDED DISCLOSURE STATEMENT PURSUANT TO
                       SECTION 1125 OF THE BANKRUPTCY CODE


             SECOND AMENDED JOINT CHAPTER 11 PLAN OF LOMAS FINANCIAL
             CORPORATION, LOMAS INFORMATION SYSTEMS, INC. AND LOMAS
                          ADMINISTRATIVE SERVICES, INC.

             THIS IS NOT A SOLICITATION OF ACCEPTANCES OF THE PLAN.
               ACCEPTANCES MAY NOT BE SOLICITED UNTIL A DISCLOSURE
            STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS
            DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT
                 HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.


                                        YOUNG, CONAWAY, STARGATT & TAYLOR
                                        11th Floor, Rodney Square North
                                        P.O. Box 391
                                        Wilmington, Delaware 19899-0391
                                        (302) 571-6600

                                                         and

                                        DAVIS POLK & WARDWELL
                                        450 Lexington Avenue
                                        New York, New York 10017
                                        (212) 450-4000

                                        Counsel to Debtors and Debtors-in-
                                        Possession
July 3, 1996

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        THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER
THAN TO DETERMINE HOW TO VOTE ON THE JOINT CHAPTER 11 PLAN OF LOMAS FINANCIAL
CORPORATION ("LFC"), LOMAS INFORMATION SYSTEMS, INC. ("LIS") AND LOMAS
ADMINISTRATIVE  SERVICES, INC. ("LAS") (COLLECTIVELY, THE "JOINT DEBTORS")
DATED MAY 13, 1996 (THE "JOINT PLAN"), AND NOTHING CONTAINED HEREIN SHALL
CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE
IN ANY PROCEEDING INVOLVING  THE  DEBTORS  OR ANY OTHER PARTY, OR BE DEEMED
CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON
HOLDERS OF CLAIMS.

        THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

        THE DESCRIPTION OF THE JOINT PLAN CONTAINED IN THIS DISCLOSURE
STATEMENT IS INTENDED AS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO THE PLAN ITSELF, WHICH IS INCLUDED AS EXHIBIT I.  EACH CREDITOR
SHOULD READ, CONSIDER AND CAREFULLY ANALYZE THE TERMS AND PROVISIONS OF THE
JOINT PLAN.

        THE MANAGEMENT OF EACH OF THE JOINT DEBTORS BELIEVES THAT THE JOINT
PLAN IS IN THE BEST INTERESTS OF ITS CREDITORS.  ALL CREDITORS OF THE JOINT
DEBTORS ARE URGED TO VOTE IN FAVOR OF THE JOINT PLAN.  VOTING INSTRUCTIONS ARE
CONTAINED ON PAGES 2 AND 3 OF THIS DISCLOSURE STATEMENT.  TO BE COUNTED, YOUR
BALLOT MUST BE DULY COMPLETED AND EXECUTED AND RECEIVED BY 5:00 P.M., EASTERN
DAYLIGHT TIME, ON WEDNESDAY, AUGUST 21, 1996, UNLESS EXTENDED.  ANY BALLOT
RECEIVED THAT IS EXECUTED BUT DOES NOT INDICATE ACCEPTANCE OR REJECTION OF THE
PLAN WILL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

        No person is authorized by any of the Joint Debtors in connection with the Joint Plan or the solicitation of acceptances of the Joint Plan to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits and schedules attached hereto or incorporated by reference or referred to herein, and if given or made, such information or representation may not be relied upon as having been authorized by any of the Debtors. The delivery of this Disclosure Statement will not under any circumstances imply that the information herein is correct as of any time subsequent to the date hereof.

        EACH CREDITOR IS ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE
DISCLOSURE STATEMENT, INCLUDING THE JOINT PLAN ATTACHED AS EXHIBIT  I AND THE
MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER "CERTAIN CONSIDERATIONS"
PRIOR TO SUBMITTING A BALLOT PURSUANT TO THIS SOLICITATION.

                           ---------------------------


        IN THE EVENT THAT ANY OF THE CLASSES OF HOLDERS OF IMPAIRED CLAIMS
VOTES TO REJECT THE JOINT PLAN, (A) THE JOINT DEBTORS MAY SEEK TO SATISFY THE
REQUIREMENTS FOR CONFIRMATION OF THE JOINT  PLAN UNDER THE SO-CALLED "CRAMDOWN"
PROVISIONS OF SECTION 1129(B) OF THE BANKRUPTCY CODE, 11 U.S.C. SECTION 1129,
AND, IF REQUIRED, MAY AMEND THE JOINT PLAN TO CONFORM TO SUCH REQUIREMENTS OR
(B) THE JOINT CHAPTER 11 PLAN MAY BE OTHERWISE MODIFIED OR WITHDRAWN.

                           ---------------------------


        The requirements for Confirmation, including the vote of creditors to accept the Joint Plan and certain of the statutory findings that must be made by the Bankruptcy Court, are set forth under the caption "Voting On and Confirmation of the Plans."


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                                TABLE OF CONTENTS
                             ----------------------
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I.  INTRODUCTION...............................................................................1
       A.   Voting Instructions................................................................2
            1.   Ballots.......................................................................2
            2.   Returning Ballots.............................................................3
            3.   Special Instructions for Holders of Securities................................3
       B.   Voting on the Joint Plan...........................................................3

II.  SUMMARY OF CHAPTER 11 PLANS...............................................................4
       A.   Reorganized LFC and Reorganized LMUSA..............................................4
       B.   Summary Of Distributions Under the Plans...........................................4
            1.   Summary of Distributions Under The Joint Plan.................................6
            2.   Summary of Distributions Under LMUSA Plan.....................................9

III.  BACKGROUND AND GENERAL INFORMATION......................................................12
       A.   1989 Chapter 11 Filings...........................................................12
       B.   Description of Principal Business of Lomas Historically -- Mortgage Servicing.....12
       C.   Events Leading to the 1995 Chapter 11 Filing......................................13
            1.   The Impact of Declining Interest Rates on Run-Off Rates......................13
            2.   Loss of Various Credit Facilities............................................13
            3.   The Resulting Sell-off of Servicing Rights...................................14
            4.   Interest Rate Swaps..........................................................15
            5.   Lomas Information Systems Used Scarce Financial Resources....................15
       D.   Asset Sales Prior to Chapter 11 Filing............................................15
            1.   Efforts in Calendar 1994 to Sell the Company.................................15
            2.   Sale of Debtor LIS Assets....................................................16
            3.   The Efforts of Management Retained in December 1994..........................16
            4.   Creditor Restructuring Proposal in Spring 1995...............................17
            5.   Renewed Selling Efforts in Spring 1995 Resulting in Potential Sale to First
                 Nationwide...................................................................17
            6.   Financial Decline and GNMA Bankruptcy Exception Necessitated Immediate Sale
                 of GNMA Servicing and Loan Production Business to First Nationwide...........18
            7.   The GNMA Servicing Sale Agreement............................................18
            8.   Adoption of the Retention Incentive and Severance Plans......................19
            9.   The Approval of the Agencies and Subsequent Closing of the GNMA Servicing
                 Sale.........................................................................21
            10.  Proposed Section 363 Sale to First Nationwide................................21
       E.   The Chapter 11 Filings............................................................22
            1.   First Day Orders.............................................................22
            2.   Creditors' Committees........................................................22
            3.   The Section 363 Sale.........................................................23
            4.   Exclusive Period to File and Solicit Acceptances of Chapter 11 Plans.........24
            6.   Post-Petition Cost Reductions................................................25
            7.   Bar Date.....................................................................25
            8.   Claims Summary...............................................................26
            9.   Executory Contracts and Leases...............................................27

IV.  GENERAL INFORMATION RELATING TO REORGANIZED LFC..........................................29
       A.   Business of Reorganized LFC.......................................................29
            1.   Assisted Care Business.......................................................29
            2.   Investment and Other Assets..................................................30
            3.   Cash and Cash Equivalents....................................................31
            4.   Other Information Regarding the Business of Reorganized LFC..................31
       B.   Business of LIS and LAS...........................................................31
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       C.   Potential for Growth, New Investors...............................................31
       D.   Board of Directors and New Management of Reorganized LFC..........................32
            1.   Board Of Directors of Reorganized LFC........................................32
            2.   New Management of Reorganized LFC............................................33
       E.   Securities of Reorganized LFC.....................................................33

V.  GENERAL INFORMATION RELATING TO REORGANIZED LMUSA.........................................34
       A.   Business of Reorganized LMUSA.....................................................34
            1.   Real Estate Business.........................................................34
            2.   The Lomas Campus.............................................................35
            3.   Other Assets.................................................................36
            4.   Cash and Cash Equivalents of Reorganized LMUSA...............................38
            5.   Insurance Business:  Lomas Insurance.........................................38
            6.   Other Information Relating to the Business of Reorganized LMUSA..............40
       B.   Potential for Growth, New Investors...............................................40
       C.   Board of Directors and New Management of Reorganized LMUSA........................41
            1.   Board Of Directors of Reorganized LMUSA......................................41
            2.   New Management of Reorganized LMUSA..........................................41
       D.   Securities of Reorganized LMUSA...................................................41

VI.  INTERCOMPANY CLAIMS......................................................................42
       A.   Intercompany Issues Generally.....................................................42
       B.   Retention of Price Waterhouse.....................................................42
       C.   Description of Transactions and Assertions of the Committees......................43
       D.   Title to Certain Assets...........................................................45
       E.   Intercompany Expense Allocations, Pricing and Possible Subsidies..................45
       F.   Tax-Sharing Agreement.............................................................46
       G.   Assertions of the Committees......................................................46
            1.   Position of LFC Creditors' Committee.........................................46
            2.   Position of LMUSA Creditors' Committee.......................................50
       H.   Description of Provisions of the Plans............................................51

VII.  PRINCIPAL NON-INTERCOMPANY CLAIMS AGAINST THE DEBTORS...................................53
       A.   LFC...............................................................................53
            1.   Undisputed Claims Against LFC................................................53
            2.   Disputed and/or Contingent Claims Against LFC................................53
       B.   LMUSA.............................................................................53
            1.   Undisputed Claims Against LMUSA..............................................53
            2.   Disputed and/or Contingent Claims Against LMUSA..............................54
       C.   LIS...............................................................................56
       D.   LAS...............................................................................56

VIII.  POTENTIAL CLAIMS OF DEBTORS AGAINST THIRD PARTIES......................................57

IX.  CHAPTER 11 PLANS.........................................................................59
       A.   Classification of Claims and Interests............................................59
            1.   Administrative Claims........................................................59
            2.   Priority Tax Claims..........................................................59
            3.   Priority Non-Tax Claims......................................................59
            4.   Secured Claims...............................................................59
            5.   Unsecured Claims.............................................................59
            6.   Interests....................................................................60
       B.   Treatment of Claims and Interests.................................................60
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            1.   Administrative Claims........................................................60
            2.   Priority Tax Claims..........................................................61
            3.   Priority Non-Tax Claims......................................................61
            4.   Secured Claims...............................................................62
            5.   Unsecured Claims - D & O Claims..............................................63
            6.   Unsecured Claims.............................................................63
            7.   Convenience Unsecured Claims.................................................64
            8.   Intercompany Claims..........................................................64
            9.   Equity Interests.............................................................65
       C.   Conditions Precedent..............................................................65
            1.   Conditions to Confirmation...................................................65
            2.   Conditions to Distribution...................................................66
       D.   Distributions Under the Plans.....................................................66
            1.   Allocation of Administrative Expenses........................................66
            2.   Initial Distributions........................................................66
            3.   Subsequent Distributions on LFC Class 3 Claims and LMUSA Class 3 Claims......66
            4.   Subsequent Distributions on LIS Class 3 Claims and LAS Class 3 Claims........67
            5.   Cash Distributions...........................................................67
            6.   Issuance of New LFC Common Stock and New LMUSA Common Stock..................67
            7.   Distribution of Fractional Shares of New Common Stock........................68
            8.   Surrender and Cancellation of LFC Senior Convertible Notes and LMUSA Senior
                 Notes........................................................................68
       E.   Other Provisions of the Plans.....................................................68
            1.   Channeling Order.............................................................68
            2.   Assumption and Rejection of Executory Contracts and Unexpired Leases.........69
            3.   Setoff.......................................................................69
            4.   Cancellation and Release of Existing Securities, Agreements and Liens........69
            5.   Certain Assets to be Held in Trust...........................................69
            6.   LFC and LMUSA Litigation Trusts..............................................69
            7.   Contributions to Litigation Trusts and Intercompany Claims Reserve...........70
            8.   Retiree Medical Benefits.....................................................70

X.  SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLANS........................................71
       A.   New LFC Capital Stock.............................................................71
       B.   Restrictions on Transfer of New LFC Common Stock..................................71
       C.   New LMUSA Capital Stock...........................................................72
       D.   Restrictions on Transfer of New LMUSA Common Stock................................72

XI. CERTAIN CONSIDERATIONS....................................................................74
       A.   Projections.......................................................................74
       B.   Disputed Claims...................................................................74
       C.   Intercompany Claims...............................................................74
       D.   Trading in New LFC Common Stock and New LMUSA Common Stock........................74

XII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS......................................75
       A.   Control Persons...................................................................75
       B.   Syndicators.......................................................................76
       C.   Accumulators and Distributors.....................................................76
       D.   Current Information...............................................................76
       E.   Certain Transactions By Stockholders..............................................76

XIII.  FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS...........................................77
       A.   Tax Consequences to the Debtors...................................................77




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            1.   Separation of LFC and its Subsidiaries into Two Consolidated Groups..........77
            2.   Alternative Minimum Tax......................................................77
            3.   Tax Attributes of the Debtors................................................77
            4.   Potential Limitations on Utilization of NOLs.................................78
            5.   Reduction of NOLs for Discharge of Indebtedness and Certain Interest
                 Deductions...................................................................80
            6.   Resulting Tax Consequences to LFC Group......................................81
            7.   Resulting Tax Consequences to LMUSA Group....................................81
       B.   Tax Consequences to Creditors.....................................................81
            1.   Tax Concerns Common to All Creditors.........................................81
            2.   Creditors Not Receiving New LFC Common Stock or New LMUSA Common Stock.......82
            3.   Creditors Receiving New LFC Common Stock or New LMUSA Common Stock...........83
            4.   Non-Reorganization Assets of LFC, LIS and LMUSA..............................84
            5.   Intercompany Claims Reserve..................................................86
       C.   Tax Consequences to LFC Stockholders..............................................86
       D.   Backup Withholding................................................................86
       E.   Importance of Obtaining Professional Tax Assistance...............................86

XIV.  VOTING ON AND CONFIRMATION OF THE PLANS.................................................87
       A.   Classification of Claims and Interests............................................87
       B.   Voting............................................................................87
            1.   Impaired Classes.............................................................87
            2.   Classes That Are Not Impaired................................................88
       C.   Best Interests of Creditors.......................................................88
       D.   Feasibility of the Plans..........................................................89
       E.   Confirmation Without Acceptance by All Impaired Classes...........................89
       F.   Alternatives to the Plans.........................................................90

XV.  CONCLUSION...............................................................................91

SCHEDULE I       Index of Defined Terms......................................................S-1

EXHIBIT I        First Amended Joint Chapter 11 Plan Dated May 13, 1996......................I-1

EXHIBIT II       First Amended LMUSA Chapter 11 Plan Dated May 13, 1996. ...................II-1

EXHIBIT III      Liquidation Analysis of Debtors...........................................III-1

EXHIBIT IV       Projected Financial Statements for Reorganized LFC and Reorganized LMUSA
                 for the Fiscal Years 1997, 1998 and 1999...................................IV-1

EXHIBIT V        Names and Addresses of the Creditors' Committees and their Counsel..........V-1

EXHIBIT VI       Intercompany Claims Report of Price Waterhouse LLP dated
                 February 27, 1996

                        DISCLOSURE STATEMENT PURSUANT TO
                      SECTION 1125 OF THE BANKRUPTCY CODE

                                I.  INTRODUCTION

        Lomas Financial Corporation ("LFC"), Lomas Information Systems, Inc. ("LIS") and Lomas Administrative Services, Inc. ("LAS") (collectively, the "Joint Debtors") have filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") their Joint Chapter 11 Plan dated April 8, 1996 and subsequently have filed their First Amended Joint Chapter 11 Plan dated May 13, 1996 and their Second Amended Joint Chapter 11 Plan dated July 3, 1996 (the "Joint Plan"). Lomas Mortgage USA, Inc. ("LMUSA") and its Statutory Committee of Unsecured Creditors (the "LMUSA Creditors' Committee") have filed with the Bankruptcy Court LMUSA's Chapter 11 Plan dated April 8, 1996 and subsequently have filed LMUSA's First Amended LMUSA Chapter 11 Plan dated May 13, 1996 and LMUSA's Second Amended LMUSA Chapter 11 Plan dated July 3, 1996 (the "LMUSA Plan" and together with the Joint Plan, the "Plans"). LFC, LMUSA, LIS and LAS collectively are referred to as the "Debtors." Unless the context otherwise requires, "Lomas" and the "Company," as used herein, refer to LFC and its subsidiaries.

        The Joint Debtors jointly submit this Disclosure Statement dated July 3, 1996 pursuant to Section 1125 of the Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Code"), in connection with the solicitation of votes on the Joint Plan from holders of Claims against the Joint Debtors and the hearing on Confirmation of the Joint Plan scheduled for September 4, 1996 (the "Confirmation Hearing"). By order of the Bankruptcy Court dated July 3, 1996, this Disclosure Statement has been approved as containing "adequate information" for creditors of the Joint Debtors in accordance with Section 1125(b) of the Code. Approval of this Disclosure Statement by the Bankruptcy Court does not indicate that the Bankruptcy Court recommends either acceptance or rejection of the Joint Plan.

        A substantially similar Disclosure Statement is being filed in connection with the solicitation by LMUSA of votes on the LMUSA Plan.

        IN THE OPINION OF THE JOINT DEBTORS, THE TREATMENT OF CLAIMS UNDER THE JOINT PLAN CONTEMPLATES GREATER RECOVERIES THAN ARE LIKELY TO BE ACHIEVED UNDER OTHER ALTERNATIVES FOR THE REORGANIZATION OR LIQUIDATION OF THE JOINT DEBTORS. ACCORDINGLY, THE JOINT DEBTORS BELIEVE THAT CONFIRMATION OF THE JOINT PLAN IS IN THE BEST INTERESTS OF CREDITORS AND RECOMMEND THAT YOU VOTE TO ACCEPT THE JOINT PLAN.

        The Statutory Committee of Unsecured Creditors of LFC (the "LFC Creditors' Committee") is not a co- proponent of the Joint Plan.

        THE LFC CREDITORS' COMMITTEE HAS INFORMED THE DEBTORS THAT IT BELIEVES THAT THE FILING OF A PLAN AND DISCLOSURE STATEMENT IS PREMATURE AND THAT THERE IS PRESENTLY INSUFFICIENT INFORMATION TO DETERMINE WHETHER OR NOT THE JOINT PLAN IS IN THE BEST INTEREST OF THE CREDITORS OF LFC. THE LFC CREDITORS' COMMITTEE ALLEGES THAT BECAUSE THE LFC CREDITORS' COMMITTEE WAS NOT FORMED UNTIL MARCH 15, 1996, IT WAS NOT GIVEN THE OPPORTUNITY TO PARTICIPATE IN FORMULATING THE PLANS.

        Capitalized terms used and not defined in this Disclosure Statement have the meanings attributed to them in Article 1 of the Joint Plan and the LMUSA Plan, which are included as Exhibits I and II. An index of defined terms used in this Disclosure Statement is attached as Schedule I.

        Accompanying this Disclosure Statement are copies of:

              a. notices fixing (i) the time for filing of acceptances and rejections of the Joint Plan, (ii) the date and time of the Confirmation Hearing and (iii) the time for filing objections to the Joint Plan (the "Confirmation Hearing Notice");

              b. letters from the Joint Debtors and from the LFC Creditors' Committee;

              c. in the case of holders of LFC Class 1, 2, 3 and 4 Claims, LIS Class 1, 2 and 3 Claims and LAS Class 1, 2 and 3 Claims (the "Voting Classes"), one or more ballots for acceptance or rejection of the Joint Plan;

              d. in the case of holders of LFC Class 3 Claims, a tax questionnaire;

              e. LFC's Annual Report on Form 10-K for the Fiscal Year Ended June 30, 1995 as amended by Form 10-K/A; and

              f. LFC's filing on Form 10-Q for the Quarter Ended March 31, 1996 (without exhibits).

        Pursuant to the provisions of the Code, only Classes of Claims and Interests that are "impaired" under the terms and provisions of the Joint Plan are required to vote to accept or reject the Joint Plan. For purposes of the Joint Plan, only the Voting Classes are impaired. ACCORDINGLY, BALLOTS FOR ACCEPTANCE OR REJECTION OF THE JOINT PLAN ARE BEING PROVIDED ONLY TO MEMBERS OF THE VOTING CLASSES. The holders of the LFC Class 5 Claims, LIS Class 4 Claims and LAS Class 4 Claims, all of which are Debtors or subsidiaries of Debtors (including LMUSA and its subsidiaries) have agreed to accept the treatment provided in the Joint Plan and accordingly their votes are not being solicited. Similarly, LFC is the only holder of LIS Class 5 Interests and because LFC has proposed and approved this Joint Plan its vote is not being solicited. The holders of LFC Class 6 Interests receive no distribution under the Joint Plan and are deemed to have rejected the Plan.

        Each holder of a Claim in a Voting Class should read this Disclosure Statement, together with the Joint Plan and other exhibits hereto, in their entirety. After carefully reviewing the Joint Plan and this Disclosure Statement and its other exhibits and attachments hereto, please indicate your vote with respect to the Joint Plan on the enclosed ballot and return it in the envelope provided. If you have an impaired Claim in more than one Class, you will receive a separate coded ballot for each such Claim (see "Voting Instructions" below). PLEASE VOTE EVERY BALLOT YOU RECEIVE.

        For a summary description of each Class of Claims or Interests, the estimated amount of Allowed Claims in each Class, and the treatment of each Class of Allowed Claims or Allowed Interests under the Joint Plan, see "Summary of Chapter 11 Plans -- Summary of Distributions Under the Plans."

        The Bankruptcy Court has scheduled the Confirmation Hearing for Wednesday, September 4, 1996, at 9:00 a.m. at 824 Market Street, Marine Midland Building, 6th Floor, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to Confirmation of the Joint Plan be served and filed on or before August 19, 1996 in the manner described in the Confirmation Hearing Notice accompanying this Disclosure Statement. The date of the Confirmation Hearing may be adjourned from time to time without further notice.

A.      VOTING INSTRUCTIONS

        1.    Ballots

        In voting for or against the Joint Plan, please use only the coded ballot or ballots sent to you with this Disclosure Statement. If you have Claims in more than one Class under the Joint Plan, you will receive multiple ballots. IF YOU RECEIVE MORE THAN ONE BALLOT YOU SHOULD ASSUME THAT EACH BALLOT IS FOR A SEPARATE CLAIM AND SHOULD COMPLETE AND RETURN ALL OF THEM.

        IF YOU ARE A MEMBER OF A VOTING CLASS AND DID NOT RECEIVE A BALLOT, OR IF YOUR BALLOT IS DAMAGED OR LOST, OR IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, CALL LOGAN & COMPANY AT 201-798-1031.

        2.    Returning Ballots

        YOU SHOULD COMPLETE AND SIGN EACH ENCLOSED BALLOT AND RETURN IT IN THE ENCLOSED PRE-PAID ENVELOPE.

        IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY WEDNESDAY, AUGUST 21, 1996 AT 5:00 P.M. (EASTERN DAYLIGHT TIME).

        3.    Special Instructions for Holders of Securities

        The record date for determining which holders of LFC's $140 million 9% Senior Convertible Notes due October 1, 2003 ("LFC Senior Convertible Notes") are entitled to vote on the Joint Plan is July 3, 1996. THE PRE-PETITION INDENTURE TRUSTEE FOR LFC SENIOR CONVERTIBLE NOTES IS NOT PERMITTED TO VOTE ON BEHALF OF THE HOLDERS OF THESE SECURITIES AND CONSEQUENTLY SUCH HOLDERS MUST SUBMIT THEIR OWN BALLOTS. Only those holders of LFC Senior Convertible Notes on the date on which the Clerk of the Bankruptcy Court enters on the docket the Confirmation of the Joint Plan will be entitled to distributions under the Joint Plan.

        DO NOT RETURN THE CERTIFICATES REPRESENTING YOUR SECURITIES WITH YOUR BALLOTS. SEE "CHAPTER 11 PLANS -- DISTRIBUTIONS UNDER THE PLANS -- SURRENDER AND CANCELLATION OF LFC SENIOR CONVERTIBLE NOTES AND LMUSA SENIOR NOTES."

B.      VOTING ON THE JOINT PLAN

        As a creditor of one or more of the Joint Debtors, your vote on the Joint Plan is most important. In order for the Joint Plan to be accepted and thereafter confirmed by the Bankruptcy Court without resort to the "cram-down" provisions of the Code, votes representing at least two-thirds in amount and more than one-half in number of Claims allowed for voting purposes of each impaired Class of Claims that are voted must be cast for the acceptance of the Joint Plan. Any ballot that is signed but not voted for acceptance or rejection will be treated as if voted for acceptance. The Joint Debtors are soliciting acceptances from members of the following Classes of Claims: LFC Classes 1, 2, 3 and 4, LIS Classes 1, 2 and 3 and LAS Classes 1, 2 and 3. The holders of LFC Class 5 Claims, LIS Class 4 Claims, and LAS Class 4 Claims, all of which are Debtors or subsidiaries of Debtors (including LMUSA and its subsidiaries), have agreed to accept the treatment provided in the Joint Plan and accordingly their votes are not being solicited. Similarly, LFC is the only holder of LIS Class 5 Interests and because LFC has proposed and approved this Joint Plan its vote is not being solicited. The holders of LFC Class 6 Interests receive no distribution under the Joint Plan and are deemed to have rejected such Plan. For a more complete description of the implementation of the "cram-down" provisions of the Code pursuant to the Plans, see "Voting on and Confirmation of the Plans -- Confirmation Without Acceptance by All Impaired Classes."

                        II.  SUMMARY OF CHAPTER 11 PLANS



A.      REORGANIZED LFC AND REORGANIZED LMUSA

        The Joint Plan contemplates the emergence from Chapter 11 of Reorganized LFC with its primary focus in the management of an assisted care facility. For more detailed information on Reorganized LFC, see "General Information Relating to Reorganized LFC -- Business of Reorganized LFC."

        The LMUSA Plan contemplates the emergence from Chapter 11 of Reorganized LMUSA with its primary focus in real estate development. Its insurance operations are being held for disposition. For more detailed information on Reorganized LMUSA, see "General Information Relating to Reorganized LMUSA -- Business of Reorganized LMUSA."

B.      SUMMARY OF DISTRIBUTIONS UNDER THE PLANS

        A summary description of each Class of Claims or Interests, the estimated amount of Allowed Claims or Allowed Interests in each Class and a summary of the treatment of such Claims and Interests under each of the Plans is set forth below. The estimated distributions (or ranges) set forth in this summary are approximate and are based on the estimated Allowed amounts of Claims set forth in the summary and the range of possible Allowed amounts of certain Claims described in the following paragraphs. The percentages of Common Stock of Reorganized LFC ("New LFC Common Stock") and of Reorganized LMUSA ("New LMUSA Common Stock") to be distributed to each such Class of Claims have been rounded to one decimal place and may not total 100% due to such rounding. As is discussed in more detail under "Chapter 11 Plans -- Treatment of Claims and Interests," if the actual Allowed amounts of Claims in any Class are different from the estimated amounts, the amounts of actual distributions under the relevant Plan to holders of Allowed Claims will differ from the estimated amounts of distributions set forth herein. The Debtors consider it extremely unlikely that the Allowed amounts of LFC Class 1, 3 and 4 Claims, LIS Class 1 and 3 Claims, LAS Class 1 and 3 Claims and LMUSA Class 1, 3 and 4 Claims will differ materially from the estimates set forth herein.

         As set forth under "Intercompany Claims" below, the amounts of LFC Class 5 Claims, LIS Class 4 Claims, LAS Class 4 Claims and LMUSA Class 5 Claims, all of which are Intercompany Claims, are subject to dispute. The resolution of such Claims may have a material effect on the recoveries of the holders of LFC Class 3 Claims and LMUSA Class 3 Claims, although the Debtors believe it is highly unlikely that the resolution of such Claims will result in the allowance of Claims against LFC in excess of $32.1 million, against LIS in excess of $10.3 million or against LMUSA in excess of $110 million. It is not clear to what extent, if any, any such Claim would be required to be settled by payment in cash or property equal to 100% of such Claim. The ranges of potential distributions were estimated based on the foregoing expectations regarding maximum amounts (and on the unlikely assumption that all such Claims would be required to be settled at 100% of their Allowed amounts), but there can be no assurance that such expectations will prove to be correct.

        In addition, until there is at least a partial resolution of the Intercompany Claims or the creation of an appropriate reserve or distribution holdback, there can be no distribution to holders of LFC Class 3 Claims, LIS Class 3 Claims, LAS Class 3 Claims or LMUSA Class 3 Claims. See "Chapter 11 Plans -- Conditions Precedent."

        Each Plan contains the following conditions precedent to Confirmation:
(a) Bankruptcy Court approval of all relevant agreements, trustees, agents and mediators and authorization of the Debtors, the Intercompany Claims Agent, if any, and the LFC or LMUSA Litigation Trustee, as the case may be, to make any contemplated transfers of property; (b) the LFC Creditors' Committee or the LMUSA Creditors' Committee, as the case may be, has provided the new names of the relevant Reorganized Debtor and the names of the members of the Board of Directors and officers of each; and (c) receipt of any necessary no-action letters from the Securities and Exchange Commission ("SEC"), rulings from the Internal Revenue Service (the "IRS") or other government approvals. In addition, under the Joint Plan, the trustee of the "rabbi trust" in which the assets of the Lomas Management Security Plan (the "MSP") are held will have turned over or been ordered to turn over to LFC the assets held in the "rabbi trust." There can be no assurance that these conditions to Confirmation will be met. Any and all conditions precedent to Confirmation may be waived by the LFC Creditors' Committee or the LMUSA Creditors' Committee, as the case may be, other than the conditions set forth in clauses (a) and

(b) above. IT IS IMPORTANT TO NOTE THAT THE JOINT PLAN AND THE LMUSA PLAN ARE INDEPENDENT AND EACH PLAN CAN BE CONFIRMED EVEN IF THE OTHER PLAN IS NOT CONFIRMED.

      DISTRIBUTIONS TO GENERAL UNSECURED CREDITORS ARE SUBJECT TO THE ADDITIONAL CONDITIONS PRECEDENT SET FORTH IN EACH PLAN (SEE "CHAPTER 11 PLANS -- CONDITIONS PRECEDENT -- CONDITIONS TO DISTRIBUTION"), WHICH RELATE TO CERTAIN INTERCOMPANY CLAIMS. THERE CAN BE NO ASSURANCE AS TO WHEN SUCH CONDITIONS WILL BE SATISFIED.

              1.    SUMMARY OF DISTRIBUTIONS UNDER THE JOINT PLAN


Class Description and Estimate of Claims and Interests     Description of Distributions Under the Joint Plan
- ------------------------------------------------------     -------------------------------------------------
ADMINISTRATIVE CLAIMS:

       o  LFC (approximately $3.2 million)                 Payment in full in cash: (a) at the option of the relevant Joint
                                                           Debtor (before the Effective Date) or the relevant Reorganized
       o  LIS (approximately $0)                           Debtor (on or after the Effective Date) (i) in the ordinary course of business as such Claim matures or (ii) on the date (the
       o  LAS (approximately $0)                           "Distribution Date") that is the later of  (A) the Effective Date and (B) the date on which such Claim becomes an Allowed
                                                           Claim and all other conditions to initial distribution have been satisfied, unless the holder of such Claim agrees or has agreed to less favorable treatment of such Claim; or (b) on such other date as the Bankruptcy Court may order.

PRIORITY TAX CLAIMS:

       o  LFC (approximately $79,000)                      Payment in full in cash on the Distribution Date for such
                                                           Claim, unless the holder agrees to less favorable treatment of
       o  LIS (approximately $0)                           such Claim; provided, however, that the relevant Joint Debtor, upon the provision of notice, may elect to have any Allowed
       o  LAS (approximately $0)                           Priority Tax Claim paid in deferred cash payments over a
                                                           period not to exceed six years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim.  The relevant Reorganized Debtor will have the right to prepay any
                                                           Allowed Priority Tax Claim, in whole or in part at any time without penalty. The relevant Joint Debtor and relevant
                                                           Reorganized Debtor for the payment of Allowed Priority Tax
                                                           Claims against LAS will be LFC and Reorganized LFC.

PRIORITY NON-TAX CLAIMS:

       o  LFC Class A (approximately $0)                   Payment in full in cash on the Distribution Date for such Claim or, at the option of the Reorganized Debtor, in the ordinary
       o  LIS Class A (approximately $0)                   course of business as such Claim matures, unless the holder agrees to less favorable treatment of such Claim.  The relevant
       o  LAS Class A (approximately $0)                   Reorganized Debtor for the payment of Allowed Priority Non-
                                                           Tax Claims against LAS will be Reorganized LFC.

Class Description and Estimate of Claims and Interests     Description of Distributions Under the Joint Plan
- ------------------------------------------------------     -------------------------------------------------
SECURED CLAIMS:

       o LFC Class 1: Secured Claims                       Distribution of one of the following: (a) the property of LFC in
                      (approximately $0)                   which such holder has a valid, perfected security interest; (b)
                                                           a promissory note executed by Reorganized LFC providing for deferred cash payments satisfying the requirements of section
                                                           1129(b)(2)(A)(i)(II) of the Code secured by a lien on assets of
                                                           Reorganized LFC satisfying the requirements of section
                                                           1129(b)(2)(A)(i)(I) of the Code; or (c) cash in an amount equal to such Allowed LFC Class 1 Claim.

       o LIS Class 1: Secured Claims                       The property of LIS in which such holder has a valid,
                      (approximately $0)                   perfected security interest.

       o LAS Class 1: Secured Claims                       The property of LAS in which such holder has a valid,
                      (approximately $0)                   perfected security interest.



D&O CLAIMS:

       o LFC Class 2: Unsecured Claims - D & O             No distribution from the Joint Debtors in respect of such
                                                           Claims; rather holder will have recourse to the insurance
       o LIS Class 2: Unsecured Claims - D & O             policies maintained by the Debtors for their benefit to the extent such policies cover their Claims.
       o LAS Class 2: Unsecured Claims - D & O



GENERAL UNSECURED CLAIMS:

       o LFC Class 3: Unsecured Claims other than          Pro rata share on the Effective Date of (a) 1,000,000 shares of
                      in LFC Classes 2, 4 or 5             New LFC Common Stock and (b) all cash of LFC, after any
                      approximately $155.7 million)        payment by LFC into (i) the Intercompany Claims Reserve, if any, (ii) appropriate reserves for Administrative Claims,
                                                           Priority Claims, Secured Claims and Convenience Unsecured
                                                           Claims, (iii) the LFC Litigation Trust and (iv) a reserve for working capital ($3 million or another specified amount).  After the Effective Date, each holder of an Allowed LFC Class 3
                                                           Claim will be entitled to receive such holder's pro rata share of all subsequently received cash proceeds from the disposition of, or income on, Non-Reorganization Assets of LFC or
                                                           Reorganized LFC, and all cash subsequently distributed to
                                                           Reorganized LFC from the Intercompany Claims Reserve, if
                                                           any, or the LFC Litigation Trust.

       o LIS Class 3: Unsecured Claims other than          Pro rata share of cash in the amount of funds available in LIS
                      in LIS Class 2 or 4                  after the payment by LIS into appropriate reserves for
                      (approximately $3.1 million)         Administrative Claims, Priority Claims and Secured Claims.

       o LAS Class 3: Unsecured Claims other than          Pro rata share of cash in the amount of the funds available in
                      in LAS Class 2 or 4                  LAS after the payment by LAS into appropriate reserves for
                      (approximately $162,000)             Administrative Claims, Priority Claims and Secured Claims.

Class Description and Estimate of Claims and Interests     Description of Distributions Under the Joint Plan
- ------------------------------------------------------     -------------------------------------------------
CONVENIENCE UNSECURED CLAIMS:

       o LFC Class 4: Unsecured Claims (other than under   25% of the Allowed amount of such Claim in cash on the
                      or evidenced by the LFC Senior       Distribution Date for such Claim.  If the holders of LFC Class
                      Convertible Notes) of not greater    4 Claims are found by the Bankruptcy Court to have rejected
                      than $500 or with the consent of     the Joint Plan, then the LFC Class 4 Claims will be reclassified
                      the holder (approximately $1,000)    as LFC Class 3 Claims.


INTERCOMPANY CLAIMS:

       o LFC Class 5: Unsecured Claims - Intercompy        To the extent that any such Claim may be Allowed as an
                      Claims (See "Intercompany Claims")   unsecured pre-petition Claim, the holder will receive
                                                           distributions of comparable value to those received in respect

       o LIS Class 4: Unsecured Claims - Intercomy         of LFC Class 3 Claims, LIS Class 3 Claims or LAS Class 3
                      Claims (See "Intercompany Claims")   Claims, as the case may be; to the extent such Claim may be
                                                           Allowed as an Administrative Claim or Priority Non-Tax

       o LAS Class 4: Unsecured Claims - Intercomy         Claim, the holder will receive distributions of, or of a value
                      Claims (See "Intercompany Claims")   equal)to, the Allowed amount of such Claim.

EQUITY INTERESTS:

       o LFC Class 6: Common Stock Interests               Cancelled; no distributions under the Joint Plan will be made.

       o LIS Class 5: Common Stock Interests               LFC, as the holder of all LIS Class 5 Interests will retain its
                                                           Interest, but its legal rights will be affected by adoption of LIS'
                                                           Amended and Restated Certificate of Incorporation.

       o LAS Class 5: Equity Interests                     LAS was in liquidation under state law before the Petition Date, will be liquidated for the benefit of its creditors, and after (i)
                                                           the payment into appropriate reserves for Administrative
                                                           Claims and Priority Claims and (ii) the distribution of any entitlements for Secured Claims, Unsecured Claims and
                                                           Intercompany Claims, any assets remaining will be transferred to LFC, as holder of all LAS Class 5 Interests, as a liquidating distribution.

                  2. SUMMARY OF DISTRIBUTIONS UNDER LMUSA PLAN

Class Description and Estimate of Claims and Interests     Description of Distributions Under the LMUSA Plan
- ------------------------------------------------------     -------------------------------------------------
ADMINISTRATIVE CLAIMS:

       o  LMUSA    (approximately $12.4 million)           Payment in full in cash: (a) at the option of LMUSA (before the
                                                           Effective Date) or Reorganized LMUSA (on or after the
                                                           Effective Date) (i) in the ordinary course of business as such
                                                           Claim matures or (ii) on the Distribution Date for such Claim, unless the holder of such Claim agrees or has agreed to less favorable treatment of such Claim; or (b) on such other date as the Bankruptcy Court may order.

PRIORITY TAX CLAIMS:

       o  LMUSA    (approximately $540,000)                Payment in full in cash on the Distribution Date for such
                                                           Claim, unless the holder agrees to less favorable treatment of such Claim; provided, however, that LMUSA upon the
                                                           provision of notice, may elect to have any Allowed Priority Tax
                                                           Claim paid in deferred cash payments over a period not to
                                                           exceed six years after the date of assessment of such Priority
                                                           Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim.  Reorganized
                                                           LMUSA will have the right to prepay any Allowed Priority Tax
                                                           Claim, in whole or in part at any time without penalty.

PRIORITY NON-TAX CLAIMS:

       o  LMUSA Class A   (approximately $15,000)          Payment in full in cash on the Distribution Date for such Claim or, at the option of LMUSA, in the ordinary course of business as such Claim matures, unless such holder agrees to less
                                                           favorable treatment of such Claim.
SECURED CLAIMS:

       o  LMUSA Class 1A: Secured Claims of The            Provided that the closing of the sale of the properties known
                          Travelers Insurance              as the Lomas Campus occurs in accordance with the terms of
                          Company ("Travelers")            the Travelers Stipulation and Order, Travelers is entitled to
                          (at least $11.45 million)        receive from the Debtor at such closing (A) approximately
                                                           $11,450,000 plus (B) 50% of the excess, if any, of the
                                                           amount actually paid at such closing over and above
                                                           $23,000,000 (which excess shall be net of up to $250,000
                                                           payable, if applicable, to Benton Properties, Inc. ("Benton
                                                           Properties") as a due diligence reimbursement fee).  If the closing of the sale of the Lomas Campus does not occur in
                                                           accordance with the provisions of the Travelers Stipulation and Order, Travelers shall be entitled to receive on the later to occur of the Effective Date and the date of the delivery of the Travelers Termination Notice, the sum of $11.5 million.
                                                           If payment does not occur by January 31, 1997, the $11.5
                                                           million will bear interest until paid at 6.5% per annum.

Class Description and Estimate of Claims and Interests     Description of Distributions Under the Joint Plan
- ------------------------------------------------------     -------------------------------------------------
       o  LMUSA Class 1B : Other Secured Claims            Distribution of one of the following: (a) the property of
                           (approximately $0)              LMUSA in which the holder has a valid, perfected security
                                                           interest; (b) a promissory note executed by Reorganized
                                                           LMUSA providing for deferred cash payments satisfying the
                                                           requirements of section 1129(b)(2)(A)(i)(II) of the Code secured by a lien on assets of Reorganized LMUSA satisfying the
                                                           requirements of section 1129(b)(2)(A)(i)(I) of the Code; or (c)
                                                           cash in an amount equal to such Allowed LMUSA Class 1
                                                           Claim.

D&O CLAIMS:

       o  LMUSA Class 2:   Unsecured Claims - D & O        No distribution from LMUSA in respect of such Claims; rather
                           Claims                          holder will have recourse to the insurance policies maintained by the Debtors for their benefit to the extent such policies cover their Claims.

GENERAL UNSECURED CLAIMS:

       o  LMUSA Class 3:   Unsecured Claims other          Pro rata share on the Effective Date of (a) 3,000,000 shares of
                           than in LMUSA Class 4           New LMUSA Common Stock and (b) all cash of LMUSA,
                           or 5 (approximately $399.9      after any payment by LMUSA into (i) the Intercompany Claims
                           million)                        Reserve, if any, (ii) appropriate reserves for Administrative
                                                           Claims, Priority Claims, Secured Claims and Convenience
                                                           Unsecured Claims, (iii) the LMUSA Litigation Trust and (iv)
                                                           a reserve for working capital ($5 million or another specified amount).  After the Effective Date, each holder of an Allowed
                                                           LMUSA Class 3 Claim will be entitled to receive such holder's
                                                           Pro rata share of all subsequently received cash proceeds from the disposition of, or income on, Non-Reorganization Assets of
                                                           LMUSA or Reorganized LMUSA, and all cash subsequently
                                                           distributed to Reorganized LMUSA from the Intercompany
                                                           Claims Reserve, if any, or the LMUSA Litigation Trust.

CONVENIENCE UNSECURED CLAIMS:

       o  LMUSA Class 4:   Unsecured Claims (othe than     67.4% of the Allowed amount of such Claim in cash on the
                           under or evidenced by the       Distribution Date for such Claim.  If the holders of LMUSA
                           LMUSA Senior Notes) of less     Class 4 Claims are found by the Bankruptcy Court to have
                           than $2,000 or with the         rejected the LMUSA Plan, then the LMUSA Class 4 Claims
                           consent of the holder           will be reclassified as LMUSA Class 3 Claims.
                           (approximately $66,000)

INTERCOMPANY CLAIMS:

       o  LMUSA Class 5:   Unsecured Claims -              To the extent that any such Claim may be Allowed as an
                           Intercompany Claims (see        unsecured pre-petition Claim, the holder will receive
                           "Intercompany Claims")          distributions of comparable value to those received in respect of LMUSA Class 3 Claims; to the extent such Claim may be
                                                           Allowed as an Administrative Claim or Priority Non-Tax
                                                           Claim, the holder will receive distributions of, or of a value equal to, the Allowed amount of such Claim.

EQUITY INTERESTS:

       o  LMUSA Class 6:   Common Stock Interests          Cancelled; no distributions under the LMUSA Plan will be
                                                           made.

        For purposes of calculating distributions, it has been assumed that 80% of the Debtors' Administrative Claims will be borne by LMUSA and 20% by LFC. The final allocation will depend on (i) the amounts of Allowed Administrative Claims ultimately incurred in connection with the administration of each Estate and (ii) where an expense was incurred in the administration of more than one of the Debtors' Estates, the allocation of such expenses as among those Estates. The Plans provide that such allocation will be (i) based on percentages recommended by KPMG Peat Marwick LLP ("KPMG"), or (ii) if LFC and LMUSA or their respective creditors' committees do not agree with KPMG's recommendation, determined by agreement, or (iii) lacking such agreement, determined by the Bankruptcy Court.

         For purposes of analyzing the value of the securities to be received by each Allowed LFC Class 3 Claim, LFC has used an aggregate enterprise value, after payment of Administrative Claims but before any other distributions, of approximately $19.5 million (excluding any recovery in respect of Intercompany Claims or on account of claims that may be brought against third parties). The aggregate enterprise value is not intended to be dispositive of aggregate market value of the securities to be distributed, particularly the initial market value of the equity securities. The market value of the securities will also depend on the financial performance following their distribution pursuant to the Joint Plan and other factors. See "Certain Considerations." On an enterprise value basis, the Debtors estimate that general unsecured creditors (LFC Class 3 Claims) would receive a 9.9% to 15.1% recovery if there were no Allowed Intercompany Claims, or a recovery of zero to 85.7% depending on the resolution of the Intercompany Claims (assuming the Claims aggregate $155.7 million).

        Distributions to holders of LIS Class 3 Claims and, as a result, to LFC as holder of the LIS Class 5 Interests will depend on two principal variables: the value of the $8 million note of RIS payable to LIS and the extent to which LIS has and realizes on a claim against LMUSA for the amounts payable to the holders of the LIS Class 3 Claims (see "Intercompany Claims -- Intercompany Expense Allocations, Pricing and Possible Subsidies"). RIS is of questionable solvency and the guarantor of the note is expected to deny liability.
Depending on how these variables are resolved, the distribution in respect of LIS Class 3 Claims could vary between zero and 100% and the distribution to LFC in respect of LIS Class 5 Interests could vary between zero and $8.0 million.

        For purposes of analyzing the value of the securities to be received by each Allowed LMUSA Class 3 Claim, LMUSA has used an aggregate enterprise value after payment of Administrative Claims but before any other distributions of approximately $284.5 million (excluding any recovery in respect of Intercompany Claims or on account of claims that may be brought against third parties). The aggregate enterprise value is not intended to be dispositive of aggregate market value of the securities to be distributed, particularly the initial market value of the equity securities. The market value of the securities will also depend on the financial performance following their distribution pursuant to the LMUSA Plan and other factors. See "Certain Considerations." On an enterprise value basis, the Debtors estimate that general unsecured creditors (LMUSA Class 3 Claims) would receive a 67.4% recovery if there were no allowed Intercompany Claims, or a recovery of 39.9% to 73.3% depending on the resolution of the Intercompany Claims (assuming the Claims aggregate $399.9 million).

        The recovery for LFC Class 6 Interests and LMUSA Class 6 Interests will be zero because such interests will be cancelled under the appropriate Plan.

                    III.  BACKGROUND AND GENERAL INFORMATION

        LFC was incorporated in Delaware in 1960. The address of its principal executive office is 1600 Viceroy Drive, Dallas, Texas 75235. Through LFC's wholly-owned subsidiary, LMUSA, a Connecticut corporation, Lomas was one of the nation's largest participants in the mortgage banking industry. Lomas provided mortgage servicing and mortgage-related financial and administrative services from 1894 until the two sales of its mortgage servicing assets to First Nationwide Mortgage Corporation ("First Nationwide") in October 1995 and January 1996.

A.      1989 CHAPTER 11 FILINGS

        On September 24, 1989, LFC and several affiliates filed petitions for reorganization under Chapter 11 of the Code. LMUSA did not file a bankruptcy petition in those cases. LFC's plan of reorganization was confirmed on December 30, 1991 and the plan was consummated on January 31, 1992. After its emergence from Chapter 11, LFC was primarily a holding company and LMUSA was its principal operating subsidiary.

B.      DESCRIPTION OF PRINCIPAL BUSINESS OF LOMAS HISTORICALLY -- MORTGAGE
        SERVICING

        Historically, the principal line of business of LMUSA has been the servicing on behalf of third-party investors of single-family residential mortgages secured by properties located in all 50 states and the District of Columbia. As mortgage servicer, LMUSA was paid a servicing fee out of each mortgage payment made by a homeowner and received certain other ancillary benefits. As of June 30, 1995, LMUSA's total combined mortgage servicing portfolio aggregated $41.2 billion in unpaid principal amount and included 680,552 loans.

        LMUSA's combined mortgage servicing portfolio consisted of three categories: (a) "primary servicing" where LMUSA owned the servicing rights;
(b) "subservicing" where LMUSA provided mortgage servicing on a subcontract basis for other parties who owned the servicing rights; and (c) "master servicing" where LMUSA provided administrative services for issuers of mortgage-backed securities and monitored the work of primary servicers.

        Both primary servicing and subservicing involve collecting monthly mortgage payments, maintaining escrow accounts for the payment of property taxes, hazard insurance and mortgage insurance premiums on behalf of homeowners, remitting payments of principal and interest promptly to investors in the underlying mortgages, reporting to those investors on financial transactions related to such mortgages and generally administering the mortgage loans. The servicing staff also must cause properties to be inspected periodically, determine the adequacy of insurance coverage on each property, monitor delinquent accounts for payment, and, in cases of extreme delinquency, institute and complete either appropriate forbearance arrangements or foreclosure proceedings on behalf of investors.

        Because mortgages have a limited term of years and can be prepaid or refinanced, all mortgage servicing portfolios, including that of LMUSA, would "run off" over time. Due to such constant run-off, the size of its mortgage servicing portfolios and the related servicing fee income would have steadily declined unless servicing rights for new mortgages were acquired or "produced" (as described below) at the same or a higher rate.

        After June 1989, LMUSA did not "originate" mortgages as depositary institutions and many other mortgage banks do. Rather, to replenish its mortgage servicing portfolios, LMUSA acquired servicing rights by both buying servicing rights "in bulk" from other institutions and "producing" servicing rights. The latter involved buying "whole" mortgages from originators and then, through the creation and issuance of mortgage-backed securities, selling the beneficial interest in the mortgages to investors while retaining the right to service the mortgages on the investors' behalf.

        For Lomas, buying servicing rights in bulk was generally not as profitable as "producing" servicing rights by creating mortgage-backed securities. Therefore, in recent years, LMUSA replenished its mortgage servicing portfolio, in large measure, by creating and issuing mortgage-backed securities and retaining the servicing rights on the underlying mortgages. Of the $33.1 billion primary servicing and subservicing portfolio as of June 30, 1995, 77% comprised mortgage-backed securities. LMUSA, as issuer, obtained a commitment from a financial institution to purchase a mortgage-backed security from LMUSA with specified terms, including the interest rate paid, the types of mortgages included in the "pool" relating to that security and the type of agency guaranty (or lack thereof, in some instances) obtained with respect to those mortgages. LMUSA acquired whole loans (by buying them from originators) that satisfied the characteristics set forth in the commitment. Then, with respect to pools requiring some type of agency guaranty, LMUSA entered into a "guaranty agreement" with respect to the "pool" of mortgages it had assembled with one of the three agencies that operate mortgage-backed securities programs under federal law -- Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") (collectively, the "Agencies"). GNMA is a federal governmental agency, while FNMA and FHLMC are formed pursuant to, and enjoy certain privileges and have certain responsibilities under, federal legislation. The securities issued for each pool of mortgages were then sold to investors in the marketplace through the financial institution that made the initial commitment. Investors received monthly payments of principal and interest as set forth in the securities.

        Under the agreements between the Agencies and LMUSA, LMUSA became the servicer of the mortgages, collecting the monthly principal, interest and escrow payments, and remitting them in accordance with the requirements of the program. If a mortgagor fails to make a scheduled mortgage payment, the servicer typically is required to advance funds to cover the shortfall so that the investor is paid on time. The guaranteeing Agency steps in to make those payments (or, in some cases, a portion thereof) only if LMUSA defaults. Because the confidence of securities brokers and the guaranteeing Agencies is essential to the mortgage-backed securities business, a seller/servicer cannot continue to issue mortgage-backed securities if its financial health is uncertain. The Agencies will shun an ailing seller/servicer out of concern that the seller/servicer will be unable to meet its payment obligations to investors, increasing the risk that the Agencies' guaranties will be called upon. Brokers will refuse to enter into commitments with an ailing seller/servicer to avoid the risk that the seller/servicer will be unable to deliver the promised mortgage- backed security, thereby forcing the broker to seek a new commitment at a cost that may be less favorable.

        There is a well-developed market for servicing, the pricing of which is dependent on the characteristics of the underlying mortgage and the Agency, if any, guaranteeing such underlying mortgage (i.e., GNMA, FNMA and FHLMC). Starting in late 1994, due to its financial decline, LMUSA began to lose the confidence of the guaranteeing Agencies. As discussed more fully below, LMUSA believed that it faced the very real prospect of regulatory confiscation of its servicing assets.

C.      EVENTS LEADING TO THE 1995 CHAPTER 11 FILING

        1.    The Impact of Declining Interest Rates on Run-Off Rates

        During the period from October 1991 through August 1994, interest rates plummeted to levels not seen in nearly 30 years. As homeowners rushed to take advantage of this economic environment, LMUSA's run-off rate increased from an historical annual rate of approximately 14% to an annual rate of 29%, with monthly annualized rates as high as 49% in December 1993. Because LMUSA acquired new mortgage servicing rights primarily by purchasing rather than originating new mortgages, it was at a severe financial disadvantage compared to other mortgage servicing companies which actually originated mortgage loans and then retained the servicing rights to those mortgages. As a purchaser rather than an originator of new mortgages, LMUSA was required to pay a front-loaded premium for each new loan it bought. Thus, as interest rates continued to fall, LMUSA was forced to expend increasing amounts of capital just to keep its mortgage portfolios and its related fee income at pre-existing levels. During the period from October 1991 through August 1994, when interest rates finally stabilized, LMUSA's primary mortgage servicing portfolio experienced run-off of approximately $26 billion, which LMUSA managed substantially to replenish over that time. There were two additional consequences. First, because servicing rights were booked as assets with average lives of eight to twelve years, the accelerated run-off rate required substantial write-downs of LMUSA's servicing rights assets, resulting in serious erosion of its net worth. Second, as higher yield mortgages were replaced with lower yield mortgages the amount of "float" managed by LMUSA as escrow balances actually decreased from $1.1 billion at fiscal year-end 1993 to $641 million at fiscal year-end 1995, further reducing LMUSA's interest income.

        2.    Loss of Various Credit Facilities

        Due to its worsening financial condition, LMUSA's ability to borrow was hindered, further hastening its financial decline. Mortgage servicing companies are particularly dependent upon working capital facilities, most notably because mortgage-backed securities require mortgage servicing companies to make principal and interest ("P&I") payments to security holders even if they have not yet been collected from homeowners (and to make up other shortfalls). Historically, LMUSA maintained a $30 million P&I line of credit with a group of banks (including Bank One, Texas N.A. ("Bank One") and Texas Commerce Bank National Association, Houston ("TCB")) that LMUSA drew down each month in order to make scheduled P&I payments to investors and repaid the line shortly thereafter as homeowners remitted payments to LMUSA. Because LMUSA failed, as of June 30, 1995, to meet certain ratios contained in its bank credit lines, LMUSA was forced to repay its P&I line in July 1995. LMUSA also failed to meet certain ratios contained in its general working capital facility of $25 million with TCB. Consequently, this working capital facility was terminated by TCB on June 30, 1995.

        In addition, LMUSA maintained "warehouse" financing lines at Bank One and DLJ Mortgage Capital, Inc. ("DLJ"), which had allowed LMUSA to purchase and warehouse between $300 million and $400 million a month in first mortgage loans. Beginning in May 1995, these lines started to be adversely affected by LMUSA's operating results. On May 31, 1995, as a result of LMUSA's deteriorating financial condition, LMUSA was no longer in compliance with certain of its financial covenants. In response, the Bank One warehouse facility was amended to eliminate any new borrowings after July 31, 1995. The facility's termination date was brought forward from November 30, 1995 to September 30, 1995. In addition, the Bank One warehouse agreement was further amended to increase borrowing rates and commitment fees, eliminate certain types of whole loans and be cross-collateralized with the $30 million P&I line of credit.

        By late June 1995, LMUSA had successfully renegotiated its DLJ warehouse facility. Due to the Bank One warehouse facility default, LMUSA was relying solely on DLJ for incremental borrowings. At the end of August 1995, LMUSA was unable to comply with the financial requirements in the DLJ facility and was in "default" under that facility. By mid-September, DLJ refused to commit any additional borrowings under its warehouse facility and requested that LMUSA accelerate the liquidation of collateral to repay the facility. In September 1995, the Company sold to Pacific Southwest Bank certain first mortgage loans underlying the warehousing line for approximately $43.2 million and paid DLJ $43.4 million of the $119.2 million owed to retire the warehouse financing associated with those loans. The $75.8 million balance of the DLJ facility was repaid from the combination of $16.4 million of loan settlements made in the ordinary course of business and $59.4 million from proceeds received from the October 2, 1995 sale to First Nationwide (discussed below).

        In mid-September 1995, First Nationwide agreed to provide a warehouse facility (the "First Nationwide Warehouse Facility") to LMUSA. This facility enabled LMUSA to continue funding committed loan purchases despite the unavailability of the DLJ warehouse facility. The First Nationwide Warehouse Facility was repaid on October 2, 1995 in connection with LMUSA's sale of assets to First Nationwide on the same date. See "Background and General Information -- Asset Sales Prior to the Chapter 11 Filing -- The GNMA Servicing Sale Agreement."

        3.    The Resulting Sell-off of Servicing Rights

        Due to a combination of (a) the increased run-off rate, (b) LMUSA being a servicer and not an originator, (c) the resulting decline in net worth and loss of credit facilities and (d) the $340 million term debt service burden, LMUSA encountered substantial liquidity problems and was forced to sell servicing rights. In fiscal 1994 and 1995, LMUSA sold servicing rights including: the sale of servicing rights for $2.4 billion unpaid principal amount of mortgages to CDC Servicing Inc. for $16.2 million; the sale of servicing rights for $1.1 billion unpaid principal amount of mortgages to Capstead Mortgage Corporation ("Capstead") for $14.3 million; the sale of servicing rights for $694 million unpaid principal amount of mortgages to Lomas Mortgage Partnership ("LMP") for $8.4 million; and sales of servicing rights for a total of approximately $591 million unpaid principal amount of mortgages to Associates National Mortgage Corp., Coastal Banc Savings Association, Douglas County Bank & Trust Company, Franklin Mortgage Capital Corp., Jupiter Mortgage Corp. and Pulaski Mortgage Company, among other buyers, in exchange for a total of approximately $7.7 million.

         Furthermore, LMUSA's net worth declined due to multiple asset write-downs and operating losses while during the same period LMUSA's term debt obligations remained constant. Moreover, as its financial condition continued to worsen, not only did LMUSA sell assets in its servicing portfolio (as described above) to meet LMUSA's debt servicing obligations, but it also was forced to curtail its purchase of mortgage servicing rights to replenish the portfolio.

        4.    Interest Rate Swaps

        Between July 1992 and November 1993, as a hedge against its long-term debt interest expense, LMUSA entered into a series of interest rate swaps whereby it exchanged earnings on thirty-day A1/P1 commercial paper in return for five-year fixed rates. The swap agreements into which LMUSA entered contained certain default and termination provisions whereby the counterparty, Lehman Brothers ("Lehman"), could terminate the agreements prior to their maturity, including a provision which permitted the counterparty to terminate if, in its reasonable business judgment, there had been a material adverse change in the business, assets, operations or financial condition of LMUSA. The terms of the swaps also provided that Lehman could, under certain circumstances, demand collateral from the Company to protect against mark-to-market exposure attributable to the agreements. During this initial period, the program was profitable with LMUSA booking profits, and receiving cash, as a result of the early termination of various swap transactions.

        Beginning in November of 1993, interest rates increased, creating a negative mark-to-market for LMUSA in the then outstanding $800 million of swaps, which were entered into in October and early November of 1993. The worsening financial condition of LMUSA, including the threat of regulatory confiscation, made the invocation of a material adverse change by Lehman a persistent problem for LMUSA. However, Lehman chose not to exercise its rights under the termination clauses of the swap agreement as LMUSA's financial condition deteriorated. Instead, at Lehman's request, LMUSA pledged servicing rights related to approximately $6.7 billion of mortgage loans as collateral. Use of its servicing contracts as collateral for the swaps reduced LMUSA's financial flexibility.

        In June 1995, after negotiating with Lehman, LMUSA terminated $160 million notional amount of the swaps. LMUSA paid Lehman $5.0 million cash and recorded a loss of approximately $2.2 million. In August 1995, after negotiating with Lehman, LMUSA terminated $155 million notional amount of its outstanding interest rate swaps. LMUSA paid Lehman $6.0 million in cash and incurred a loss of $4.4 million of which $1.6 million was recognized immediately and the remaining loss of $2.8 million was deferred. LMUSA terminated the remaining $485 million notional amount of swaps on October 2, 1995 at a cost paid to Lehman of $18.8 million. LMUSA recognized a $5.2 million loss resulting from the termination at September 30, 1995. As a result of the Chapter 11 filing on October 10, 1995, the net deferred debits of $9.1 million were written off in October 1995.

        Despite the cost of termination of the swaps, the program, viewed in its entirety, was profitable.

        5.    Lomas Information Systems Used Scarce Financial Resources

        Another significant cash and credibility problem for Lomas until its sale in December 1994 was the computer service bureau business managed by the subsidiary Debtor LIS. LIS developed state-of-the-art computer software and a service bureau for the mortgage banking industry including software for mortgage loan servicing, loan production, secondary marketing and master servicing. Because of LFC's poor financial condition and the concomitant possibility of its failure, LIS had been unsuccessful in marketing the systems. Before Lomas ultimately divested LIS' assets, principally for contingent consideration, Lomas had contributed approximately $63 million in cash to LIS after its emergence from Chapter 11 in 1992. During this period, LIS's losses aggregated approximately $104 million. In addition, the development of the LIS software took far longer than anticipated due to numerous delays and cost substantially more than anticipated at a time when Lomas had a shortage of funds to reinvest in its core businesses. LIS was originally a division of LMUSA but the assets comprising the computer software and service bureau were spun off to a separate LFC subsidiary before LFC's 1989-92 Chapter 11 proceedings. LMUSA was LIS's biggest customer.

D.      ASSET SALES PRIOR TO CHAPTER 11 FILING

        Early in 1994, the Company began considering available alternative strategic options.

        1.    Efforts in Calendar 1994 to Sell the Company

        In January 1994, the LFC Board of Directors met with and decided to retain Salomon Brothers, Inc. ("Salomon") to sell the entire Company, including LMUSA and its other subsidiaries. Shortly thereafter, a major depositary institution approached Lomas directly to purchase the entire Company. This unsolicited buyer then performed extensive due diligence, but opted not to make an offer for the Company.

        Beginning in March 1994, Salomon contacted over fifty potential acquirors concerning their possible interest in a transaction with Lomas. Approximately 25 entities signed confidentiality agreements and received an offering memorandum that Salomon had prepared. By the end of the Salomon auction process in mid-May 1994, however, no formal bids had been submitted for the purchase of the entire Company, although three bidders had expressed an interest in buying LIS separately. Later that month, Lomas announced that it would proceed with the marketing of LIS and would continue to evaluate the sale of the remainder of the Company.

        While no participant in the auction process made an offer, one bidder furnished a tentative proposal, which, after negotiations, it withdrew. In the fall of 1994, a third party initiated discussions with Lomas concerning the possibility of a joint venture between the two companies of their mortgage servicing business. In the course of those discussions, that company conducted extensive due diligence regarding Lomas. No formal proposal was ever submitted to Lomas concerning such a transaction.

        2.    Sale of Debtor LIS Assets

        In December 1994, LFC completed the sale of substantially all of LIS' assets to Residential Information Services, Limited Partnership ("RIS"), an affiliate of The Prudential Insurance Company of America ("Prudential"). As consideration for the sale, LIS received (a) $2.5 million in cash, (b) an $8.0 million note due five years after closing and accruing interest at a rate per annum of 8% payable at maturity (adjustable based on the future financial performance of RIS) guaranteed by Residential Services Corporation of America ("Residential Services"), a wholly- owned subsidiary of Prudential and the parent of RIS and (c) a contingent interest equal to 35% of RIS' adjusted gross revenues in excess of $55 million per year generated during the seven years ending December 31, 2001. Residential Services did not convert its mortgage servicing portfolio to the RIS servicing system and RIS has informed the Debtors that it did not terminate its servicing contract with Computer Power, Inc. As a result, Lomas recorded a provision of $24.4 million in June 1995 to write off Lomas' carrying value of the contingent interest described above. During fiscal 1995 and 1994, the Company recorded total losses of $26.4 and $33.5 million, respectively, in connection with the disposal of LIS' assets.

        3.    The Efforts of Management Retained in December 1994

        In December 1994, the Board of LFC brought in new management. At the Board's request, new management carried out a comprehensive review of Lomas' operations, including all of Lomas' assets and liabilities. Based on the results of this review, new management concluded that:

              a. Only two business units at LMUSA were viable (mortgage servicing and its insurance agency subsidiaries). However, in order to pay its debt service, LMUSA foresaw the need to sell portions of its servicing business every six months.

              b. Millions of dollars of assets needed to be written down or charged off and a number of operational problems needed to be corrected.

              c. Two of Lomas' business units, INTELLIFILE, Inc. ("INTELLIFILE") and Lomas Field Services, Inc. ("Lomas Field Services"), were losing money and had no short-term prospect of recovery. Due to its deteriorating financial condition, Lomas was in no position to strengthen INTELLIFILE or Lomas Field Services, or for that matter to bolster its marginally profitable master servicing business. In September 1995, LFC completed the sale of the stock of INTELLIFILE to Dataplex Corporation ("Dataplex") for approximately $4.1 million in cash and a $320,500 promissory note, subject to adjustments which reduced the principal amount of the promissory note to $90,000 (this amount was received in May 1996). The sale resulted in a gain of approximately $1.1 million for LFC and a prepaid expense in LMUSA of $2.3 million reflecting payment for future image processing and consulting services. This prepaid expense was subsequently written off due to (i) the sale of the mortgage servicing business, (ii) the fact that the contract purports to be non- assignable without Dataplex's consent (although the Debtors believe it could be assumed and assigned pursuant to Section 365 of the Bankruptcy Code), and (iii) the fact that it may not be possible to find a buyer for this asset. In August 1995, LMUSA sold certain fixed assets of Lomas Field Services to First American

                    Real Estate Information Services Inc. for $600,000 in cash. The Company realized a gain of approximately $144,000.

              d. While two major cost reduction programs had been put in place by prior management, first in January 1994 and then in June 1994, a further cost reduction program was required. This was implemented in January 1995 and resulted in a staff reduction of 450 employees and elimination of unnecessary expenses.

        4.    Creditor Restructuring Proposal in Spring 1995

        In May 1995, a significant creditor of both LFC and LMUSA furnished management with a restructuring proposal in respect of LMUSA's $150 million 9.75% Senior Notes due October 1, 1997 (the "LMUSA 1997 Senior Notes"). Purporting to speak on behalf of a group of creditors holding $90 million face amount of LMUSA 1997 Senior Notes, the creditor proposed a five-year extension of the maturity and a slight reduction in principal of the LMUSA 1997 Senior Notes in return for an increase in the interest rate of the LMUSA 1997 Senior Notes. Management reviewed the proposal and concluded that it could provide the Debtors with sufficient time to sell the business of LMUSA or to find an investor willing to infuse new capital. However, upon contacting the creditor, management was informed that the proposal had been materially modified in a manner which management concluded made it impracticable. Management therefore rejected the modified proposal.

        5. Renewed Selling Efforts in Spring 1995 Resulting in Potential Sale to First Nationwide

        In the May-July 1995 time period, a comprehensive financial analysis was prepared for the 1996 fiscal year under the direction of new management. The analysis concluded that Lomas could not make money with its then current debt structure, cost of doing business and financial condition. Under these circumstances, and especially because LMUSA was subject to Agency review of its financial condition and potential Agency termination of its mortgage servicing rights, new management and the LFC Board of Directors concluded that it was necessary to reactivate the efforts to sell Lomas' operating businesses in order to maximize the value of those businesses and at the same time to consider possible debt restructuring alternatives in connection with the joint venture and/or creditor restructuring proposal discussed above. With respect to the restructuring alternative, management met with four investment banking firms and invited two of them to present their qualifications and recommendations for debt restructuring approaches. The LFC Board of Directors authorized management to negotiate retention arrangements with one of the firms. However, two potential bidders for the Company approached Salomon, and the Board determined to pursue the sale rather than the debt restructuring alternative. In the spring of 1995, Salomon again contacted twelve companies, eight of which had indicated preliminary interest. From May through July 1995, several of these potential acquirors conducted due diligence with respect to a potential purchase of Lomas.

        In early July, Lomas received proposals from two bidders, including First Nationwide's parent, First Nationwide Holdings, Inc. ("First Nationwide Holdings"). First Nationwide Holdings proposed a transaction, contemplating a Lomas "prepackaged" bankruptcy, in which, among other things, First Nationwide Holdings would combine Lomas' mortgage servicing business with First Nationwide's existing mortgage servicing business. First Nationwide Holdings proposed to purchase the LMUSA assets for $310 million. The competing proposal also contemplated a Lomas prepackaged bankruptcy following which LMUSA would emerge as a stand-alone mortgage servicing company. Lomas and Salomon concluded that this proposal was worth approximately $65 million less than the First Nationwide proposal.

        On July 18, 1995, the LFC Board of Directors met with Salomon and after listening to Salomon's assessment of both offers and, taking into account Lomas' financial condition and its alternatives, determined that Lomas' management should pursue negotiations toward a definitive agreement with First Nationwide on the terms proposed. In addition to the higher price, the First Nationwide bid had several advantages: (a) First Nationwide, unlike the competing bidder, was a GNMA-approved mortgage servicer; (b) First Nationwide's proposal had no financing contingency and included a willingness to consider an interim working capital commitment and (c) First Nationwide had significant experience in consummating comparable transactions.

        6. Financial Decline and GNMA Bankruptcy Exception Necessitated Immediate Sale of GNMA Servicing and Loan Production Business to First Nationwide

        After negotiations commenced, however, Lomas' management became concerned that the transaction proposed by First Nationwide, which contemplated a Lomas bankruptcy filing before the transaction was consummated, posed a significant risk that GNMA would terminate a substantial portion of LMUSA's mortgage servicing rights immediately upon a Lomas bankruptcy filing. Approximately 34% of LMUSA's mortgage servicing rights, accounting for approximately $80 million in value, were subject to confiscation by GNMA.
Lomas was advised that GNMA takes the position that, under its enabling legislation, GNMA is exempt from the strictures of the automatic stay under
Section 362 of the Code. In prior bankruptcy cases, GNMA had terminated the GNMA mortgage servicing portfolios of the debtor mortgage companies under the applicable guaranty agreements. Lomas determined that any risk to LMUSA's GNMA servicing rights should be avoided in order to maximize the value of LMUSA's assets.

        Lomas management was also growing concerned that, in light of Lomas' mounting financial difficulties, all of the Agencies, including GNMA, might be able to declare LMUSA to be insolvent or on the verge of insolvency and to seek to terminate LMUSA's mortgage servicing rights even without a LMUSA bankruptcy filing. Such a termination would have been disastrous to Lomas, potentially resulting in an immediate loss of value of the mortgage servicing portfolio. Lomas concluded that it should sell its GNMA mortgage servicing portfolio to a third party acceptable to GNMA as soon as possible. Therefore, Lomas and First Nationwide began to negotiate for the sale of the GNMA mortgage servicing rights.

        For a number of reasons, Lomas also determined that an immediate sale of its "production" business -- the gathering system by which it acquired whole loans to be processed into mortgage-backed securities -- was also essential to maximizing value. First, and most important, there was the risk that LMUSA would lose its approvals as an authorized seller/servicer for the Agencies and thus its ability to sell new mortgage loans into mortgage-backed securities. A Lomas bankruptcy filing would have resulted in the immediate loss of all the value of "production" and could have triggered significant LMUSA liabilities relating to whole loans and commitments for mortgage-backed securities not yet issued. Second, the production unit was a net user of LMUSA's declining working capital. Third, the value of "production" was threatened even without a Lomas bankruptcy filing because financial institutions and contracting parties were increasingly reluctant to deal with or rely on LMUSA. LMUSA had experienced increasing difficulty in obtaining commitments from financial institutions to purchase its mortgage-backed securities. As early as May 1995, Smith Barney Inc. notified LMUSA that it would no longer enter into such commitments with LMUSA. Several other institutions followed suit over the next few months. LMUSA was also concerned that it might not be able to continue to acquire whole loans in sufficient volume to meet its mortgage-backed securities commitments. Sellers of such loans had begun to refuse to sell loans to LMUSA out of concern that LMUSA would be unable to obtain the financing necessary to consummate purchases in accordance with their terms. Moreover, LMUSA faced great potential liability if it could not meet its commitments. If LMUSA failed to deliver whole loans sufficient to satisfy a particular commitment, it would have been liable for damages to the financial institution that had entered into such a commitment in the event that interest rates changed unfavorably in the interim. Finally, LMUSA avoided potential severance claims which proved to be approximately $2.9 million, when its production personnel left Lomas to accept employment at First Nationwide.

        7.    The GNMA Servicing Sale Agreement

        On September 5, 1995, LMUSA and First Nationwide entered into an asset purchase agreement governing the sale of various LMUSA assets (the "GNMA Servicing Sale").

        First Nationwide agreed to acquire the following assets from LMUSA (the "GNMA Sale Purchased Assets"):

              a.    the GNMA mortgage servicing rights;

              b.    LMUSA's "production" business;

              c. the "warehouse" loans representing whole loans in the process of being securitized as mortgage- backed securities, other than "warehouse" loans owned by LMUSA subject to repurchase agreements with loan originators;

              d. the whole loan commitments already in the LMUSA production pipeline but not yet funded or processed into mortgage-backed securities;

              e.    LMUSA's accounts receivable relating to items (a) through
                    (d) above;

              f. 100% of the common stock of Lomas Mortgage Services, Inc. ("Lomas Mortgage Services"), the general partner and owner of 33% of LMP, a partnership that in turn owned, among other things, GNMA, FNMA and FHLMC servicing that was being performed by LMUSA, as subservicer, and therefore was at risk, because of LMP's relationship with LMUSA; and

              g. certain fixed assets relating to LMUSA's "production" business.

        In exchange for those assets, First Nationwide agreed to pay LMUSA $100 million (subject to adjustment as set forth in the asset purchase agreement). The timing of payments eventually agreed upon was as follows:

              a. $10 million in cash, which was retained by First Nationwide and is being paid to LMUSA as certain milestones are met in the transfer of the GNMA Sale Purchased Assets;

              b. $35 million, which was paid at the closing on October 2, 1995 ($18.8 million of which was paid to Lehman to terminate the remaining swaps);

              c.    $41.5 million, which was paid on February 1, 1996; and

              d. $13.5 million, less any adjustments to subtract any indemnification amounts owed to First Nationwide by LMUSA, to be paid on October 2, 1996.

        In addition, First Nationwide agreed to assume LMUSA's liabilities relating to the servicing rights, contracts, "pipeline" loans and "warehouse" loans purchased by First Nationwide, and paid the amounts owed by LMUSA to its warehouse lenders -- DLJ and Bank One -- on October 2, 1995 to the extent such obligations were secured by the "warehouse" loans.

        LMUSA also agreed to indemnify First Nationwide for a period of one year following the closing for certain losses incurred by First Nationwide over $6.1 million, up to a maximum of 15% of the excess of the final purchase price over $101.5 million (i.e. $13.7 million if the final purchase price were to be $101.5 million). See, "General Information Relating to Reorganized LMUSA -- Business of Reorganized LMUSA -- Other Assets -- Receivables -- GNMA Servicing Sale Agreement Holdback."

        The final adjusted purchase price relating to the GNMA Servicing Sale is anticipated to be approximately $101.5 million. The adjustments to the purchase price consisted of: (i) a $3.3 million increase resulting from changes in unpaid principal amounts of mortgages in the GNMA servicing portfolio between July 31, 1995 and November 30, 1995; (ii) a $19.0 million net increase as a result of a reduction in warehouse debt; (iii) a $21.1 million decrease resulting from changes in net book balance of receivables, payables and other assets; and (iv) a $300,000 increase for marketing gains from existing mortgage loan commitments.

        In connection with the GNMA Servicing Sale, the parties entered into a transition services agreement pursuant to which LMUSA contracted to act as subservicer with respect to the assets to be transferred to First Nationwide and agreed to perform certain other functions necessary to that transition.

        8.    Adoption of the Retention Incentive and Severance Plans

        As a condition to closing the GNMA Servicing Sale, First Nationwide required LMUSA to implement an employee retention plan relating to those LMUSA employees necessary to effectuate the transfer of the mortgage servicing assets over a six- to nine-month transition period (the "Transition Period"). Because the same LMUSA employees serviced both the GNMA mortgage portfolio and the remainder of LMUSA's servicing mortgage portfolios and because First Nationwide had already determined that it would not hire LMUSA's servicing or administration employees after the Transition Period

(at least not in Dallas), LMUSA had to implement its own enhanced employee retention and severance program for all of its servicing employees as a prudent business matter and to satisfy its transaction obligations. Meanwhile, LMUSA had already sharply reduced its corporate staff. Thus, LMUSA had already determined that it could not afford to lose any of the remaining skeletal corporate staff that was responsible for its legal, accounting, public disclosure, financial, human resources and information systems functions and was already working with KPMG, to develop an employee performance and retention incentive plan (the "Retention Plan") and a revised severance plan (the "Severance Plan," together with the Retention Plan, the "Compensation Plans").

        The LMUSA Board of Directors approved the Compensation Plans on September 18, 1995, to be effective immediately prior to the closing of the GNMA Servicing Sale.

        The Compensation Plans include two essential components. First, a retention/performance bonus is to be paid to all remaining LMUSA employees, based on a percentage of base salary, by the earlier of (i) June 30 or October 1, 1996 (depending on an employee's designated group) or (ii) the date of the participant's termination by reason of death, retirement, disability, involuntary termination without cause or voluntary termination for good reason, as defined by the Retention Plan. The Retention Plan provides for lump sum payments ranging from one-half to one full month of annual base salary for most participants and 50 to 75% of annual base salary for certain employees identified as "key" to the sales of assets to First Nationwide and the restructuring process. The total amount to be paid in retention/performance bonuses would range from $3.5 million to $6.2 million. This amount includes $307,500 to $461,250 to Eric Booth (President and Chief Executive Officer), $150,000 to $225,000 to Mark Feldman (Chief Restructuring Officer and Executive Vice President), $125,000 to $187,500 to Carey Wickland (Senior Vice President) and $524,125 to $786,188 to six other members of the senior management team, (collectively, the "Senior Management").

        Second, severance payments are to be paid to all remaining LMUSA employees upon the earlier of (i) October 1, 1997 or (ii) the date of the employee's involuntary termination without cause or voluntary termination for good reason, as defined by the Severance Plan. The Severance Plan provides for lump sum cash payments ranging from two months to eighteen months of annual base salary depending upon job classification. The total amount to be paid under the Severance Plan would be $10.2 million, including $922,250 to Mr. Booth, $450,000 to Mr. Feldman, $375,000 to Mr. Wickland and $1,572,375 to other members of Senior Management.

        On October 10, 1995, the Bankruptcy Court authorized the Debtors to pay their employees under the Compensation Plans. Since that time, LMUSA has been making payments to its terminated employees under the Compensation Plans and the GNMA Success Bonuses (described below). In mid-March 1996, however, the LMUSA Creditors' Committee informed LMUSA that it opposed LMUSA's making payments under the Compensation Plans to Senior Management. After several meetings and discussions, LMUSA and the LMUSA Creditors' Committee reached an agreement (the "Compensation Agreement") as to payments to be made under the Compensation Plans to Messrs. Booth and Wickland, Robert Denton (Executive Vice President), Joseph Dryer (Senior Vice President), Louis Gregory (Senior Vice President, General Counsel and Secretary), Kathleen Snoble (Executive Vice President, Director of Loan Administration), James Alleman (Senior Vice President, Director of Human Resources) and Paul Fletcher (Senior Vice President and Assistant Treasurer). Under the Compensation Agreement, which has been approved by the Bankruptcy Court, in addition to the GNMA Success Bonuses described below, Mr. Booth's payment is $834,950, Mr. Wickland's payment is $475,000 and payments to the individuals named above are $1,773,730 in the aggregate. In addition, Ms. Snoble is entitled to receive a success bonus of up to 50% of her current base salary, which amount ($83,500) is to be paid based upon her meeting certain defined goals to be mutually agreed with the LMUSA Creditors' Committee. In addition, Mr. Booth is to receive a success bonus of up to 24.4% of his current base salary, which amount ($150,000) is to be paid solely at the discretion of the Board of Directors of Reorganized LMUSA. The success bonus payments to Ms. Snoble and Mr. Booth are to be paid at the time of the final settlement of the purchase price under the sale under
Section 363 of LMUSA's mortgage servicing assets to First Nationwide. During the second week of June 1996, the Creditors' Committees reached an agreement as to the payment to be made under the Compensation Plans to Mr. Feldman. Under the agreement, which has been approved by the Bankruptcy Court, in addition to the GNMA Success Bonus described below, Mr. Feldman's payment is $325,000.

        LMUSA, in the course of reviewing the funding status of, and certain other issues relating to, The Lomas Financial Group Pension Plan (as restated effective January 1, 1991) (the "Pension Plan") determined that the Pension
Plan was over
funded. Under current law, if the Pension Plan were terminated, the excess assets would revert to LMUSA, subject to taxes of approximately 50%. Management determined that it would be possible to utilize the excess assets for LMUSA's benefit in a more tax efficient manner for both employees and the Company, thereby providing an additional benefit to employees. Accordingly, on October 6, 1995, LMUSA amended the Pension Plan to provide additional retirement benefits for eligible employees whose jobs are eliminated after January 1, 1996 (the "Pension Enhancement"). In addition, the Severance Plan was amended to offset Severance Plan payments by the amount of additional retirement benefits payable under the Pension Plan. On January 30, 1996, the IRS issued a favorable determination letter with respect to such amendment to the Pension Plan.

        In order to terminate the Pension Plan, each of following conditions must be satisfied. The Pension Plan administrator must (i) distribute a written "Notice of Intent to Terminate," containing certain prescribed information, to all affected parties at least 60 (but not more than 90) days in advance of the proposed termination date; (ii) file with the Pension Benefit Guaranty Corporation ("PBGC") a "Standard Termination Notice" ("STN") (PBGC Form 500) not later than 120 days after the proposed termination date and (iii) not later than the date the STN is filed with the PBGC, issue "Notices of Plan Benefits" to Pension Plan participants and beneficiaries. In addition, the PBGC must not issue a "Notice of Noncompliance" within the 60 days following the STN filing and the Pension Plan must contain assets sufficient for benefit liabilities, determined as of the termination date. The Pension Plan administrator presently intends to file the Notice of Intent to Terminate with respect to the Pension Plan on or about August 1, 1996.

        9. The Approval of the Agencies and Subsequent Closing of the GNMA Servicing Sale

        The GNMA Servicing Sale required GNMA not only to approve the transfer of the servicing portfolio to First Nationwide, but also required GNMA to approve the subservicing by LMUSA of the GNMA servicing portfolio during the Transition Period. The sale also required certain critical approvals of the other two Agencies -- FNMA and FHLMC. Meanwhile, LMUSA's deteriorating financial condition had arguably put the Agencies in a position to terminate LMUSA's mortgage servicing rights. Thus, it was essential that LMUSA obtain the cooperation and support of all three Agencies while it determined how best to preserve the value of its remaining mortgage servicing portfolios.

        After much discussion and negotiations which continued through the eve of the closing of the GNMA Servicing Sale, the Agencies agreed to allow the transfer of the GNMA servicing rights owned by LMUSA, the stock of Lomas Mortgage Services and the rights to subservice LMP loans to First Nationwide, while at the same time revoking LMUSA's rights to create new securities or acquire new servicing rights. The Agencies also determined to put LMUSA under particularly close scrutiny so any deterioration in the quality of LMUSA's servicing -- especially through the loss of its employees -- could result in the Agencies enforcing their termination rights to the fullest extent possible.

        The GNMA Servicing Sale closed on October 2, 1995 and resulted in a loss of approximately $84 million which was recorded in the quarter ended September 30, 1995. On the day of closing, success bonuses (the "GNMA Success Bonuses") previously approved by the LMUSA Board of Directors on September 18, 1995 were paid to the core management team and certain critical support employees who had worked to successfully structure, negotiate, present to the Agencies and effectuate the GNMA Servicing Sale. Such bonuses amounted to 1.2% of the expected sale proceeds, or approximately $1.2 million in the aggregate and comprised $475,000 to Mr. Booth, $275,000 to Mr. Feldman and another $488,500 to other members of Senior Management. For a discussion of the other components of the compensation program, see "Adoption of the Retention Incentive and Severance Plans," above.

        In connection with the GNMA Servicing Sale, Salomon provided a letter to the Boards of Directors of LFC and LMUSA to the effect that, based on and subject to certain assumptions and conditions set forth in the letter, Salomon was of the opinion that the consideration received by LMUSA in the GNMA Servicing Sale was fair, from a financial point of view, to LMUSA and LFC. On October 2, 1995, LMUSA paid Salomon $480,000 as payment for the services provided in the GNMA Servicing Sale.

        10.   Proposed Section 363 Sale to First Nationwide

        In October 1995, given the deterioration of LMUSA's mortgage servicing portfolios, consequent decreases in Lomas' cash flows and difficulty in servicing its debts (a $17.1 million payment of interest to bondholders by LMUSA which was due on October 2, 1995 was not made and it was anticipated by LFC that a $6.3 million interest payment due to LFC bondholders on October 31, 1995 would not be made), the Boards and management of LFC and LMUSA decided that the best way to maximize value for Lomas' various constituencies was (a) to sell LMUSA's remaining mortgage servicing assets, together with its insurance agencies, to First Nationwide; (b) thereafter to file petitions for reorganization for both LFC and LMUSA; and (c) simultaneously with the filing of petitions to seek bankruptcy court approval of the sale to First Nationwide (with notice to all interested parties and an opportunity for higher and better offers to be made).

        On October 9, 1995, LMUSA and First Nationwide entered into an agreement for the sale of substantially all of the remaining servicing portfolio and certain other assets of LMUSA (the "Proposed Section 363 Sale"). The purchase price for the Proposed Section 363 Sale was approximately $150 million (less $10 million which would be used to pay LMUSA's expenses for transferring the servicing), subject to certain adjustments, and the assumption of certain liabilities. The proposed transaction was subject to higher and better offers and to approval by the Bankruptcy Court. Based on the proposed purchase price, LMUSA recognized a loss of $78.5 million in the September 1995 quarter for the proposed sale.

E.      THE CHAPTER 11 FILINGS

        On October 10, 1995 (the "Petition Date"), each of the four Debtors filed voluntary petitions for reorganization. The filings did not include LFC's or LMUSA's other subsidiaries. Since the Petition Date, the Debtors have conducted business as debtors-in-possession under the Code. As debtors-in-possession, the Debtors are authorized to continue to operate their businesses, although they may not engage in transactions outside the ordinary course of business without first complying with the notice and hearing provisions of the Code and obtaining Bankruptcy Court approval where necessary. The Debtors' Chapter 11 cases have been jointly administered pursuant to an order of the Bankruptcy Court. Certain aspects of the Chapter 11 cases are summarized below.

        1.    First Day Orders

        In connection with their bankruptcy filing, the Debtors sought and received numerous "first day orders" which allowed the Debtors to make expenditures necessary to the success of their joint reorganization, including payments essential to their day-to-day operations. The "first day orders" enabled the Debtors to (a) retain counsel and other professionals pursuant to
Section 327 of the Code, (b) subject to certain limitations, pay pre-petition wages and salaries owed to employees, (c) pay pre-petition expenses related to employees' medical, disability, retirement and other benefits, (d) maintain their pre-petition bank accounts, custodial accounts, cash management systems and business forms, (e) pay pre-petition state and local sales and use taxes and recording fees, and (f) pay the pre-petition fees of professionals pursuing foreclosure actions on behalf of, and providing other similar services to, the Debtors. The Debtors also obtained authorization to make certain payments on account of prepetition liabilities to critical vendors, and to make other expenditures which were similarly essential to the Debtors' continued viability as operating businesses.

        2.    Creditors' Committees

        A single Creditors' Committee (the "Joint Creditors' Committee") was appointed by the United States Trustee for the District of Delaware (the "U.S. Trustee") on October 23, 1995 to represent creditors of all the Debtors. The Joint Creditors' Committee consisted initially of the following seven members:
Bankers Trust Company ("Bankers Trust"), Bennett Restructuring Fund, L.P. ("Bennett"), Elliott Associates, L.P. ("Elliott"), GEM Capital Management, Inc. ("GEM"),(1) Oppenheimer Management Corp. ("Oppenheimer"), Perry Partners and Travelers.

        Shortly after the Petition Date, GEM, Oppenheimer, Orion Capital Corp. ("Orion"), and the Bond Fund for Growth, members of an unofficial steering committee composed of holders of LFC Senior Convertible Notes, moved the Bankruptcy Court to appoint a separate official committee of unsecured creditors for LFC Creditors (the "LFC Creditors' Committee Motion"). The LFC Creditors' Committee Motion was denied without prejudice by the Bankruptcy Court by Order dated November 9, 1995.

        On March 15, 1996, the U.S. Trustee revoked the appointment of the Joint Creditors' Committee and appointed the LFC Creditors' Committee and the LMUSA Creditors' Committee (collectively, the "Creditors' Committees"). The


- -------------------
(1) On or about November 17, 1995, GEM resigned from the Joint Creditors' Committee.

five members of the LFC Creditors' Committee are as follows: GEM, John P. Kneafsey, Oppenheimer, Orion and TCB. The five members of the LMUSA Creditors' Committee are: Bankers Trust, Bennett, Elliott, Perry Partners and Travelers.

        Pursuant to orders of the Bankruptcy Court, the Creditors' Committees were authorized to retain counsel and other professionals, whose fees and expenses have been paid in part on an interim basis by the Debtors during the proceedings and, to the extent finally allowed, will be paid by the Debtors at the end of the proceedings. The Creditors' Committees and their respective counsel and other advisers have consulted regularly with the Company concerning the administration of the Chapter 11 cases, and the Company has kept the committees informed on an ongoing basis about its operations. The names and addresses of the members of the Creditors' Committees and their respective professionals are set forth in Exhibit V hereto. No trustee or examiner has been appointed in the Debtors' Chapter 11 cases.

        3.    The Section 363 Sale

        On the Petition Date, Lomas filed a motion for approval of a sale of all of the remaining mortgage servicing assets of LMUSA and its related insurance agency business to First Nationwide under the Proposed Section 363 Sale contract pursuant to Section 363 of the Code. The motion detailed procedures for the submission of competing bids for the assets to be sold and for objections, if any, to the proposed sale.

        The following assets were to be sold pursuant to the Proposed Section 363 Sale:

              a. all of LMUSA's remaining mortgage servicing, subservicing and master servicing rights (the "Servicing Rights");

              b. the common stock of Lomas Insurance Services, Inc., a subsidiary of LMUSA;

              c. any residential real property owned in fee simple by LMUSA as a result of foreclosures;

              d.    LMUSA's accounts receivable;

              e.    certain furniture, fixtures and equipment of LMUSA;

              f.    certain of LMUSA's contracts and unexpired leases;

              g.    LMUSA's records relating to the business sold;

              h. LMUSA's custodial accounts and escrow funds relating to the business sold;

              i.    LMUSA's trade names; and

              j. LMUSA's investments and other assets relating to the business sold.

        In exchange for those assets, First Nationwide agreed to pay LMUSA $150 million, subject to adjustment in certain events. The purchase price (less $10 million, which would be paid as milestones in the process of transferring servicing were achieved) was to be paid as follows:

              a.    $42 million (30%) to be paid at closing;

              b. $77 million (55%) to be paid 120 days after the closing date; and

              c. the balance of $21 million (15%), less any indemnification amounts payable by LMUSA, to be paid one year after the closing date.

        First Nationwide also agreed to assume the liabilities of LMUSA that related to:

              a.    the Servicing Rights;

              b.    certain contracts and unexpired leases; and

              c.    certain scheduled liabilities.

        The Joint Creditors' Committee objected to the Proposed Section 363 Sale, alleging that the auction procedures provided an insufficient time to solicit higher and better offers, that the notice of the proposed sale, the price and other terms were inadequate and that the provision releasing First Nationwide from any liabilities in connection with the GNMA Servicing Sale was inappropriate. On November 29, 1995, after a three day hearing, the Bankruptcy Court denied the Proposed Section 363 Sale sustaining an objection by the Joint Creditors' Committee to the sale proceeding, conditional upon the Creditors' Committee reaffirming its opposition to the Proposed Section 363 Sale. The Joint Creditors' Committee did reaffirm such opposition, but indicated that it had made an alternative proposal to First Nationwide and that it would review its position each business day. Subsequent negotiations among the Debtors, the Joint Creditors' Committee and First Nationwide resulted in an amended and restated sale agreement dated as of January 4, 1996 (the "Section 363 Sale") which the Bankruptcy Court authorized the Debtors to enter into on January 11, 1996.

        The most significant changes to the agreement from the Proposed Section 363 Sale were the following:

              a. The base purchase price was increased by $7.75 million, from $150 million to $157.75 million, with the increase being added to the first installment, to be paid on the closing date, January 31, 1996 (the "Closing Date").

              b. Certain changes were made in the calculation of the way payment for the accounts receivable would be calculated and in the maximum indemnification amount.

              c. First Nationwide would not acquire LMUSA's insurance agency subsidiaries and agreed to permit those subsidiaries to continue to solicit property and casualty insurance for three years from the homeowners whose loans were included in the servicing portfolio being acquired.

        In addition, the Joint Creditors' Committee's objection to the release of First Nationwide from any liability relating to the GNMA Servicing Sale was dropped.

        In connection with the Section 363 Sale, Salomon provided a letter to the Boards of Directors of LFC and LMUSA to the effect that, based on and subject to certain assumptions and conditions set forth in the letter, Salomon was of the opinion that the consideration received by LMUSA in the Section 363 Sale was fair, from a financial point of view, to LMUSA and LFC. Under its engagement letter with LFC, which had been assumed by LMUSA in addition to LFC and guaranteed by STL, Salomon was entitled to a fee of $731,000 upon completion of the Section 363 Sale. However, pursuant to negotiations with the LMUSA Creditors' Committee, Salomon agreed to accept $548,250 in cash in full settlement of its fee. Such amount was paid on June 27, 1996 pursuant to a stipulation approved by the Bankruptcy Court.

        For a description of the known and expected adjustments to the purchase price and an explanation of the indemnity provisions and holdback mechanisms, see "General Information Relating to Reorganized LMUSA -- Business of Reorganized LMUSA -- Cash and Cash Equivalents -- Holdbacks."

        4.    Exclusive Period to File and Solicit Acceptances of Chapter 11
              Plans

        As debtors-in-possession under the Code, the Debtors had the exclusive right to file Chapter 11 plans during the first 120 days of the Chapter 11 cases. Pursuant to Section 1121(d) of the Code, the Debtors sought and received an extension of such period from the Bankruptcy Court and maintained the exclusive right to file plans through the date on which the Plans were filed.
        On June 26, 1996, the Bankruptcy Court granted the Debtors' motion to extend their exclusive period to solicit acceptances for the Plans through August 8, 1996, over the objection of the LFC Creditors' Committee.

        5.    Certain Pending Motions

        On June 26, 1996, the LFC Creditors' Committee filed a motion seeking orders (i) authorizing it to commence an adversary proceeding on behalf of LFC against LMUSA to assert certain Intercompany Claims discussed more fully under "Intercompany Claims" below, (ii) either classifying LFC's Intercompany Claims against LMUSA as Priority Claims or classifying such Claims as LMUSA Class 3 general unsecured claims allowed for voting purposes in the amount of $217 million, and (iii) appointing an examiner to mediate the disputes between the LFC Creditors' Committee and the LMUSA Creditors' Committee with respect to Intercompany Claims.

        Neither the Debtors nor the LMUSA Creditors' Committee had responded to these motions as of the date hereof. However, the Debtors and the LMUSA Creditors' Committee believe (i) that the classification of the Intercompany Claims in the Plans, and the approval of the LMUSA Plan by LFC and the approval of the LFC Plan by LMUSA are appropriate and (ii) that LFC's and LMUSA's Intercompany Claims against LMUSA are disputed and as such would not be entitled to vote on the other Debtor's Plan until resolved or estimated for
voting purposes.    In any event, LFC and LMUSA have each approved the other's
Plan and would vote in favor of such Plan if it were appropriate for them to vote. However, the LFC Creditors' Committee, in addition to the foregoing orders, is seeking to have a "responsible officer" of LFC appointed by the Bankruptcy Court who, among other things, would be authorized to vote LFC's Intercompany Claim against LMUSA and, in the LFC Creditors' Committee's view, would be likely to vote against the LMUSA Plan. The Debtors and the LMUSA Creditors' Committee intend to contest this effort.

        6.    Post-Petition Cost Reductions

        Prior to the filing of the Chapter 11 cases, the Company engaged in an intensive rationalization of its businesses aimed at reducing its overall costs. After the Petition Date, this review continued and has led to a reduction in personnel from a staff of approximately 1,000 on the Petition Date to a staff of approximately 342 as of April 1, 1996, further reduced to 40 by June 30, 1996, in addition to approximately 50 persons employed by the insurance business which is being held for sale as described below. See "General Information Relating to Reorganized LMUSA -- Business of Reorganized LMUSA -- Insurance Business: Lomas Insurance."

        7.    Bar Date

              Pursuant to an order entered by the Bankruptcy Court on February 16, 1996 (the "February 16 Order"), the Bankruptcy Court set April 4, 1996 (the "Bar Date") as the date by which all pre-petition claims, except as provided for below, had to be asserted against the Debtors or be forever barred. Although the allowability and amount of Claims will be determined in the Chapter 11 proceedings, bar dates allow the Debtors to accumulate data on potential Claims and eventually to provide for allowed Claims in a Chapter 11 plan.

        Notice of the Bar Date was given by mail to all known creditors and was published in several newspapers with national circulation.

        Certain categories of claimants, listed below, were not required to assert Claims on or prior to the Bar Date:

              a.    claimants who had already filed Claims with the Bankruptcy
                    Court;

              b. claimants listed in the schedules filed by the Debtors with the Bankruptcy Court as neither "disputed," "contingent" or "unliquidated" and who agree with their Claims as listed;

              c. holders of publicly traded debt securities (except to the extent that they have other Claims unrelated to the holding of such securities, which they are required to assert on or prior to the Bar Date);

              d.    participants in or beneficiaries of pension plans;

              e.    holders of Intercompany Claims;

              f. holders of outstanding equity securities (except to the extent that they have other Claims unrelated to the holding of such securities, which they are required to assert on or prior to the Bar Date);

              g.    holders of Claims previously Allowed by the Bankruptcy
                    Court; and

              h.    workers' compensation claimants.

        Pursuant to an order entered by the Bankruptcy Court on March 29, 1996, the Bankruptcy Court modified the February 16 Order by (i) permitting all subsidiaries of the Company in addition to the Debtors to not assert Claims on or prior to the Bar Date and (ii) permitting then-current employees of LMUSA to file proofs of claim on or before May 31, 1996 for Claims for salary, wages and/or benefits not paid solely because of the LMUSA bankruptcy filing. The Order, however, reaffirmed the applicability of the Bar Date for Claims (i) relating to the "rabbi trust" created in connection with the Debtors' MSP for retirement benefits; (ii) for any penalties and interest; or (iii) which are subject to any pending litigation with any of the Debtors.

        8.    Claims Summary

              a.    LFC

        Between the Petition Date and the Bar Date, 360 proofs of claim were filed against LFC. The holders of such Claims have asserted Claims in the aggregate amount of approximately $748.5 million. Of these to date:

                    (1) LFC has objected to 185 Claims filed in amounts aggregating approximately $595.9 million requesting that these Claims be reduced by approximately $595.9 million to zero;

                    (2) LFC is currently preparing to object to 78 Claims filed in amounts aggregating approximately $0.9 million requesting that these Claims be reduced by approximately $0.9 million to zero; and

                    (3) 97 Claims for approximately $151.7 million will be Allowed as filed.

              b.    LMUSA

        Between the Petition Date and the Bar Date, 915 proofs of claim were filed against LMUSA. The holders of such Claims have asserted Claims in the aggregate amount of approximately $757.2 million. Of these to date:

                    (1) LMUSA has objected to 301 Claims filed in amounts of approximately $340.8 million requesting that these Claims be reduced by approximately $340.8 million to zero;

                    (2) LMUSA is currently preparing to object to 439 Claims filed in amounts aggregating approximately $5.2 million requesting that these claims be reduced by approximately $5.2 million to zero; and

                    (3) 175 Claims for approximately $411.1 million will be Allowed as filed.

              c.    LIS

        Between the Petition Date and the Bar Date, 36 proofs of claim were filed against LIS. The holders of such Claims have asserted Claims in the aggregate amount of approximately $1.5 million. Of these to date:

                    (1) LIS has objected to 4 Claims filed in amounts of approximately $0.6 million requesting that these Claims be reduced by approximately $0.6 million to zero;

                    (2) LIS is currently preparing to object to 27 claims filed in amounts aggregating approximately $0.8 million requesting that these claims be reduced by approximately $0.8 million to zero; and

                    (3) 5 Claims for approximately $18,523 will be Allowed as filed.

              d.    LAS

        Between the Petition Date and the Bar Date, 44 proofs of claim were filed against LAS. The holders of such Claims have asserted Claims in the aggregate amount of approximately $0.5 million. Of these to date:

                    (1) LAS has objected to 14 Claims filed in amounts of approximately $0.3 million requesting that these Claims be reduced by approximately $0.3 million to zero;

                    (2) LAS is currently preparing to object to 15 claims filed in amounts aggregating approximately $0.2 million requesting that these claims be reduced by approximately $0.2 million to zero; and

                    (3) 15 Claims for approximately $8,200 will be Allowed as filed.

              e.    Claims Filed Against Multiple Debtors

        Between the Petition Date and the Bar Date, 383 proofs of claim were received against more than one Debtor. The holders of such Claims have asserted Claims in the aggregate amount of approximately $137.5 million.

                    (1) LFC has objected to 192 claims filed in amounts of approximately $128.1 million requesting that these Claims be reduced by approximately $128.1 million to zero; of the 192 claims objected to, 81 relate to the MSP and these 81 claims totalling $9.4 million are being objected to in the LMUSA, LIS and LAS Estates only; and

                    (2) LFC is currently preparing to object to 191 claims filed in amounts aggregating approximately $9.4 million requesting that these claims be reduced by approximately $9.4 million to zero.

              f.    Claims Filed in which Debtor Unspecified

        Between the Petition Date and the Bar Date, 132 proofs of claim were received that did not specify a particular Debtor. The holders of such Claims have asserted Claims in the aggregate amount of approximately $3.4 million. LFC has objected to all of these claims.

        9.    Executory Contracts and Leases

        A program to identify all contractual obligations was begun by Lomas' management in the first quarter of 1995. A new policy was established that required all obligations extending beyond 30 days to obtain an approved purchase order prior to the execution of documentation. Additionally, long-term agreements were discouraged and no new self- renewing contracts were signed. The review of executory contracts began with this list of outstanding purchase orders. After the GNMA Servicing Sale on October 2, 1995, approximately 200 contracts were reviewed by Lomas' management. The bulk of the contracts reviewed will be rejected without the Debtors incurring any liability. Only those contracts deemed to be necessary and required to maintain records, support the collection efforts related to receivables and protect asset values will be assumed. All other executory contracts will be rejected. Among the executory contracts to be rejected are the following:

              a. a contract of LFC for telecommunication services with potential damages Claims of approximately $3.2 million;

              b. a lease of LFC for office space with potential damages Claims of approximately $856,000;

              c. a data processing service bureau contract of LMUSA with RIS with potential damages Claims of $10.3 million, although as set forth under "Principal Claims Against the Debtors -- LMUSA," RIS has asserted an Administrative Claim of $11.4 million arising out of RIS' performance of services under this contract and has asserted that rejection of the contract is impermissible. LMUSA asserts, and RIS disputes, that LMUSA is entitled to reject the RIS Agreement. LMUSA asserts that no damages will be due as a result of the rejection of this contract, but RIS has reserved all rights to file a damages claim when and if the contract is ultimately rejected;

              d. a lease agreement of LMUSA for computer equipment with potential damages Claims of approximately $354,000;

              e. a contract of LMUSA for credit card marketing services with potential damages Claims of approximately $335,000;

              f. a contract of LMUSA for telecommunication services with potential damages Claims of approximately $21,000;

              g. eight contracts of LIS for telecommunication equipment and services with potential damages Claims of approximately $3.0 million in the aggregate;

              h. a contract of LAS for furniture storage and maintenance with potential damages Claims of approximately $92,000; and

              i. four contracts of LAS for copier equipment and maintenance with potential damages Claims of approximately $62,000 in the aggregate.

              IV.  GENERAL INFORMATION RELATING TO REORGANIZED LFC



        The Joint Plan contemplates the emergence of Reorganized LFC from Chapter 11 upon the effective date (the "Effective Date," which refers to the effective date of either the Joint Plan or the LMUSA Plan, depending on the context), which is to occur once all the conditions for effectiveness in the Joint Plan have been met. See "Chapter 11 Plans -- Conditions Precedent."

A.      BUSINESS OF REORGANIZED LFC

        Reorganized LFC will have its principal office at 717 North Harwood Street, Suite 300, Dallas, Texas 75201. Reorganized LFC's primary businesses are (i) the management of assisted care facilities located in Denver and Houston through its wholly-owned subsidiary Lomas Housing Management Corp. and
(ii) the management and liquidation of its portfolio of investments described below. In addition, if LFC or a subsidiary becomes, or is found to be, the owner of real estate assets (the "Disputed Real Estate Assets") pursuant to the resolution of the Intercompany Claims, Reorganized LFC may engage, directly or indirectly, in real estate development. See "Intercompany Claims" below.

        Under the Joint Plan, other than (i) assets relating to the assisted care business (and any income or proceeds relating thereto), (ii) $3 million of working capital on the Effective Date and (iii) the Disputed Real Estate Assets, all assets are considered "Non-Reorganization Assets" to be held in trust pending their liquidation and/or distribution to creditors.

        1.    Assisted Care Business

        Reorganized LFC will conduct its assisted care business in Denver, Colorado and Houston, Texas pursuant to the management agreements described below.

        LFC manages and maintains an assisted care facility in Houston, Texas under a management agreement into which it entered on June 27, 1977 with Treemont of Texas, Inc. ("Treemont Texas"). LFC is entitled to receive a fee under the agreement which, subject to a required annual priority distribution of project net income to Treemont Texas in the amount of $341,250 and certain adjustments and expenditures specified by the agreement, is equal to 3% of the facility's gross receipts and 25% of the facility's net income. LFC received a fee of approximately $633,000 in fiscal 1995 under the agreement and realized a net cash flow of approximately $425,000 after expenses of approximately $208,000. LFC may terminate the agreement on six months' written notice; however, the termination date must fall on an anniversary of the date on which the parties entered into the agreement. Treemont Texas can only terminate the agreement for cause (bad faith or gross negligence) or if Treemont Texas fails to receive its required annual priority distribution for two consecutive years. LFC has the right to extend the term of the agreement from year to year in one-year increments until June 30, 2028. Unless the agreement is terminated or its term is extended as described above, the agreement will terminate on June 30, 2003. The Treemont Texas management agreement is not shown as an asset on the balance sheet of Reorganized LFC because there can be no assurance that the contract will continue in effect for an extended period.

        LFC also manages and maintains an assisted care facility in Denver, Colorado under a management agreement which it entered into on August 26, 1980 with Treemont of Denver, Ltd. ("Treemont Denver"). LFC is entitled to receive a fee under the agreement which, subject to a required annual priority distribution of project net income to Treemont Denver in the amount of $335,600 and certain adjustments and expenditures specified by the agreement, is equal to 3% of the facility's gross receipts and 25% of the facility's net income. This facility consistently fails to produce Treemont Denver's required annual priority distribution, and LFC did not receive a fee payment under the agreement in fiscal 1994 and 1995. Treemont Denver, however, does pay for some of the expenses related to the employee who actually manages both the Treemont Denver and Texas facilities. These expenses would otherwise be operating expenses of Treemont Texas. LFC may terminate the agreement with Treemont Denver on six months' written notice; however, the termination date must fall on an anniversary of the date on which the parties entered into the agreement. Treemont Denver can only terminate the agreement for cause (bad faith or gross negligence) or in the event that Treemont Denver fails to receive its required annual priority distribution for two consecutive years. Since Treemont Denver has not received the full amount of such distribution for two consecutive years, Treemont Denver can terminate the agreement at any time. Unless the agreement is terminated as described above or its term is extended, the agreement will terminate on December 31, 2005.

Because the agreement is terminable at will and has been producing no income for LFC, it is not shown as an asset on the balance sheet of Reorganized LFC.

        2.    Investment and Other Assets

        In addition to conducting the assisted care business discussed above, Reorganized LFC will own the following assets:

            a. Invesco Institutional Mortgage Funds. Reorganized LFC will hold an 8.1% limited partnership interest in Invesco Institutional Mortgage Fund I ("Invesco I") and a 5.97% limited partnership interest in Invesco Institutional Mortgage Fund II ("Invesco II"). Both of these private partnerships provide participating mortgages to finance shopping centers, warehouse facilities and office buildings. There is no public market for units in Invesco I or Invesco II and LFC believes these investments are highly illiquid. The general partner of Invesco I expects to liquidate the partnership in 1996 and LFC's interest in the liquidation proceeds is expected to be approximately $785,000. The general partner of Invesco II expects to sell two of the five assets currently owned by the partnership, but does not have any present plans to liquidate the partnership. The Company believes that the approximate value of LFC's investment in Invesco II is $685,000, based on the investment's current book value and a discount rate of 25% (determined through discussions with brokers.)

            b. Triad Ventures. Reorganized LFC will own an approximate 3% limited partnership interest in the Triad Ventures Limited ("Triad Ventures"), which consists of eight minority investments in various private companies, primarily in the biotechnology area. The value of LFC's interest in Triad Ventures depends on the performance of these companies. LFC believes its interest in Triad Ventures is worth approximately $55,000. This is based on LFC's $193,000 interest in the adjusted capital account of Triad Ventures. This amount has been discounted at a rate of 58% to provide the valuation. This discount rate reflects the discount in an offer made to purchase LFC's interest in 1995-- the only evidence the Debtors have of the market value of this illiquid investment.

            c. Vista Common and Preferred Stock. Reorganized LFC will hold common and cumulative preferred stock of Vista Properties, Inc. ("Vista"), a company which emerged from a prepackaged Chapter 11 in September 1995. LFC's equity interest in Vista consists of shares of Vista common stock which are of nominal value and "stapled" together with 1,175.06 shares of Vista Series A Preferred Stock. The Preferred Stock has an initial coupon rate of 10%, which will be reset in October 1997 at a rate that an independent investment banker believes will cause the preferred stock to sell at par (and the investment banker must offer to purchase the shares at par). The Company believes the preferred stock and stapled equity interest will be worth approximately $1.2 million as of June 30, 1996. Although by its terms the stock may not be sold until October 1997, LFC believes it may have the right to sell the stock by virtue of certain provisions of the Code, and is negotiating with the principal owner of Vista for the sale of the stock.

            d. RIS Note. LIS owns a promissory note given by RIS as partial consideration for its purchase of all of the assets of LIS (see "Background and General Information -- Asset Sales Prior to Chapter 11 Filing -- Sale of Debtor LIS Assets"). The note provides that, as of any date, its principal amount is equal to $8 million, less 60% of the cash flow cumulative loss of the business acquired from LIS (measured from December 16, 1994 through such date) in excess of $7 million plus interest accruing at an annual rate of 8%. The note's maturity date is December 31, 1999. In March 1995, Prudential announced its intention to sell its mortgage banking business, which includes RIS and certain other assets of Residential Services. On March 25, 1996, Residential Services announced that it had agreed to sell a substantial portion of RIS' assets to First American Real Estate Information Services, Inc. ("First American"), which agreed to form a new subsidiary, Excelis, Inc. to acquire such assets. On
April 1, 1996, First American and Residential Services consummated the sale of RIS assets. Under the terms of the RIS note, a sale of a majority of the assets of the Business of RIS, as defined in the Asset Purchase Agreement (determined by reference to book value or revenues), is a default which would enable LIS to accelerate the RIS note in its original face amount ($8 million) plus accrued interest. Such a default would trigger Residential Services' obligations under its guaranty. The Joint Debtors believe it is likely that the sale of assets from Residential Services to First American is a default under the RIS note and are exploring their options with regard to such event. Prudential, has taken the position, however, that it has retained more than 51% of the Business assets of RIS following the sale to First American, and that there has therefore been no default under the note. LFC will recover value from the RIS note and other assets of LIS to the extent such assets exceed RIS' liabilities.

        e. Furniture, Fixtures, Art and Antiques. Reorganized LFC will own furniture, fixtures, equipment, antiques and artwork, which are all valued at a book value of $335,000. Reorganized LFC has engaged a professional liquidator to dispose of these assets.

        3.    Cash and Cash Equivalents

        In addition to these investment assets, as of June 30, 1996, Reorganized LFC is expected to have $3 million in the form of cash and cash equivalents.

        4.    Other Information Regarding the Business of Reorganized LFC

        A consolidated statement of financial condition for Reorganized LFC as of June 30, 1996, giving effect to the transactions contemplated by the Joint Plan on a pro forma basis is set forth in Exhibit IV.

        For federal income tax purposes, the Debtors estimate that Reorganized LFC will, after the Effective Date under the Joint Plan and the transactions contemplated thereby, have net operating loss carryovers ("NOLs") of about $230 million. This estimate does not take into account any gain or loss that may be recognized upon any distribution of LFC's Non-Reorganization Assets deemed to occur, for federal income tax purposes, as of the Effective Date, and is based on the assumption that the Effective Date is after June 30, 1996. In addition, in the event that LAS is determined to have been "liquidated" (as defined for purposes of applying certain relevant federal income tax provisions) at a time when it was "insolvent" (as defined for federal income tax purposes), the amount of NOLs which LFC group would have after the Effective Date might be reduced by up to approximately $10 million. For a further discussion of the NOLs of Reorganized LFC and possible limitations on the use of such attributes, see "Federal Income Tax Consequences of the Plans" below.

        It should be noted that certain assets that are on the books of LFC and LMUSA may be placed in an Intercompany Claims Reserve or otherwise transferred from one Debtor to another in accordance with the Plans; some or all of these assets may eventually inure to the benefit of Reorganized LFC. See "Intercompany Claims" below.

B.      BUSINESS OF LIS AND LAS

        LIS' only assets are (i) the RIS promissory note described in "Business of Reorganized LFC -- Investment and Other Assets," (ii) an earnout certificate received from RIS as part of the consideration for LIS' assets in 1994, which the Joint Debtors believe has no value and (iii) Claims against other Lomas companies for reimbursement of any Claims against LIS arising in respect of contracts entered into on behalf of or for the benefit of such other Lomas companies.

        At the time of the bankruptcy filing in October 1995, Lomas was in the process of liquidating LAS. LAS has no operations and no assets, except claims against other Lomas companies for reimbursement of any Claims against LAS arising in respect of contracts entered into on behalf of or for the benefit of such other Lomas companies.

C.      POTENTIAL FOR GROWTH, NEW INVESTORS

        LFC believes Reorganized LFC has potential for growth through, among other things, the expansion of existing businesses or the acquisition of other businesses. Accordingly, after the Effective Date, Reorganized LFC may seek to identify one or more individuals or entities (individually or collectively, as the case may be, the "LFC Investors") willing to invest in Reorganized LFC in consideration for a significant percentage of New LFC Common Stock.
Although the issuance of New LFC Common Stock to such LFC Investors could result in a substantial dilution of the equity interest in Reorganized LFC to be distributed to holders of Claims against LFC pursuant to the Joint Plan, attracting such LFC Investors on acceptable terms may be in the long-term best interest of such holders. There can be no assurance at this time that LFC Investors will be identified or that Reorganized LFC will be able to attract sufficient capital to expand existing businesses or embark upon an acquisition program. In the event that Reorganized LFC were to issue more than 50% of the New LFC Common Stock to LFC Investors, Reorganized LFC's ability to use the tax attributes described in "Federal Income Tax Consequences of the Plans -- Tax Consequences to the Debtors -- Resulting Tax Consequences to LFC Group" would be limited or, in some circumstances, eliminated. The LFC Creditor's Committee believes that the potential value of these tax attributes will be substantially diminished if LFC and LMUSA proceed with separate Chapter 11 plans.

See "Certain Considerations -- Projections." However, it is not clear that the maximum potential value of LFC's and LMUSA's NOLs and other tax attributes would be realized if LFC and LMUSA participated in a single Chapter 11 plan.

        Historically, LFC has been engaged, either directly or indirectly through subsidiaries, in the businesses of mortgage servicing, mortgage-related financial and administrative services, insurance, real estate development, managing investments, and managing assisted care facilities. As noted, reorganized LFC plans to continue in the assisted care business. It is possible, depending on how the intercompany claims are resolved and also on reorganized LFC's ability to attract one or more outside investors or joint venture partners, that reorganized LFC may engage in the investment business, the real estate development business, or any of the other businesses that LFC has historically engaged in. Reorganized LFC might also develop new businesses subject to the approval of its board of directors.

        Until such time as 1,200,000 shares of New LFC Common Stock have been distributed, the Board of Directors shall have responsibility for taking all actions on behalf of Reorganized LFC, including actions which would otherwise require approval of the stockholders. Thereafter, until at least 2,400,000 shares of New LFC Common Stock have been distributed in accordance with the Joint Plan, any proposed action requires the approval of a majority of the stockholders under applicable law, and all issued but not distributed shares will be deemed to be voted for or against the proposed action in the same proportions as the issued and outstanding shares are so voted by the stockholders.

        If no LFC Investors are willing to invest in at least 25% of the New LFC Common Stock by the third anniversary of the Effective Date, the Reorganized LFC Board of Directors may consider the adoption of a plan of liquidation for Reorganized LFC in accordance with applicable law without the necessity of any vote by the stockholders.

        For a description of certain restrictions on the transfer of New LFC Common Stock, see "Securities to be Distributed Pursuant to the Plans -- Restrictions on Transfer of New LFC Common Stock" below.

D.      BOARD OF DIRECTORS AND NEW MANAGEMENT OF REORGANIZED LFC

        1.    Board Of Directors of Reorganized LFC

        The current members of the LFC Board of Directors are:

        WILLIAM J. Anderson -- Former Executive Vice President and Director of Operations of Paloma Partners Management Company, which has since 1993 been a member of a group of beneficial owners of LFC common stock who together own approximately 24% of such stock (the "Investor Group"), Chief Executive Officer of Inverness Petroleum Ltd. since 1984, Chairman of Inverness Petroleum Ltd. since 1988 and Chairman of Dylex Limited, Canada since 1995; also, President of Inverness Petroleum Ltd. from 1984 to 1993; former Chairman of the Canadian Association of Petroleum Producers (formerly Independent Petroleum Association of Canada) and presently a member of the Canadian, Alberta and Ontario Institutes of Chartered Accountants. Age 48. Director of LFC since 1994. Member of the Audit Committee.

        ERIC D. BOOTH -- Chief Executive Officer of the Company, President of LFC and Chairman of the Board of Directors of LMUSA since December 1994; President of LMUSA since September 1995; prior thereto, Chairman and Chief Executive Officer of Independence One Mortgage Corporation (a mortgage banking company) from 1991 to 1994; Executive Vice President and Chief Financial Officer of Michigan National Corporation (a bank holding company) from 1985 to 1993; Senior Vice President and Chief Financial Officer of LMUSA (formerly The Lomas & Nettleton Company) from 1983 to 1985. Age 52. Director of LFC since December 1994. Chairman of the Executive Committee.

        ROBERT LEBUHN -- Chairman of Investor International (U.S.), Inc. from 1984 to 1994, when he retired; also a director of Acceptance Insurance Companies Inc., Cambrex Corporation, Enzon, Inc. and USAir Group, Inc.; President and Trustee, Geraldine R. Dodge Foundation. Age 64. Director of LFC since late 1993 and Chairman of the Board of Directors of LFC since January 1995. Member of the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee.

        LOUIS P. GREGORY -- Senior Vice President and General Counsel since 1994 and Secretary since 1995 of the Company; Vice President and Associate General Counsel from 1990 to 1994. Age 40. Director of LFC since May 1996.

        REID NAGLE -- President of SNL Securities, L.P. (a database publisher specializing in financial institutions) since 1987; President of Shadwell Management, Inc. (an investment company specializing in securities of financial institutions) since 1993. Age 44. Director of LFC since late 1993. Member of the Compensation Committee and the Nominating Committee.

        PAUL T. WALKER -- Independent Financial Consultant since 1991; prior thereto, Executive Vice President and Senior Credit Policy Officer of The Chase Manhattan Bank, N.A. (a national banking association) from 1985 to 1990, when he retired; associated with The Chase Manhattan Bank, N.A. from 1957 to 1990; trustee of The DBL Liquidating Trust (former assets of Drexel, Burnham & Lambert) since 1992. Age 61. Director of LFC since 1992. Chairman of the Compensation Committee and member of the Executive Committee and the Nominating Committee.

        PAUL S. WOLANSKY -- Managing Director of Paloma Partners International Investors Corp. (manages investments in China) since 1992 and of Cold Spring Management, Inc. (general partner of investment partnership), a member of the Investor Group, since 1990; Partner, Battle Fowler (a law firm based in New
York) from 1987 to 1990; trustee of Aerospace Creditors Liquidating Trust (holds and realizes upon the sale of assets formerly owned by a subsidiary of LTV Corporation) since 1993; director of The Cathay Investment Fund, Limited (invests in Chinese companies) since 1994. Age 40. Director of LFC since late 1993. Member of the Compensation Committee.

        It is contemplated that those members of the LFC Board of Directors who are willing to serve as directors of Reorganized LFC will serve in that capacity until the Effective Date of the Joint Plan. Thereafter, the Reorganized LFC Board of Directors will be comprised of five directors designated by the LFC Creditors' Committee on or before the Confirmation Date.

        It is contemplated that the first annual meeting of shareholders will be held by Reorganized LFC within six months after the Effective Date.

        For a description of the compensation paid by LFC to its directors, reference is made to LFC's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, a copy of which is enclosed with this Disclosure Statement.

        2.    New Management of Reorganized LFC

        The initial officers of Reorganized LFC will be designated by the LFC Creditors' Committee on or before the Confirmation Date.

E.      SECURITIES OF REORGANIZED LFC

        After the Effective Date, Reorganized LFC will have one class of capital stock, Common Stock (par value ($.10)), which will be issued subject to certain transfer restrictions pursuant to the Joint Plan. Reorganized LFC's certificate of incorporation will also authorize the creation of one class of Preferred Stock that may be issued in the future on terms to be determined by the Board of Directors of Reorganized LFC. See "Securities to be Distributed Pursuant to the Plans -- New LFC Capital Stock" below and the pro-forma consolidated balance sheet of Reorganized LFC attached hereto as Exhibit IV.

             V.  GENERAL INFORMATION RELATING TO REORGANIZED LMUSA


        The LMUSA Plan contemplates the emergence of Reorganized LMUSA from Chapter 11 upon the Effective Date, which is to occur once all the conditions for effectiveness in the LMUSA Plan have been met. See "Chapter 11 Plans -- Conditions Precedent."

A.      BUSINESS OF REORGANIZED LMUSA

        Reorganized LMUSA will have its principal office at 717 North Harwood Street, Suite 300, Dallas, Texas 75201. Reorganized LMUSA is required to adopt fresh-start reporting as of the Effective Date. Reorganized LMUSA's primary businesses are (i) its real estate business, (ii) the management and liquidation of its portfolio of investments described below and (iii) its insurance business. LMUSA is actively marketing the insurance business. The LMUSA Creditors' Committee has been authorized by the Court to retain Chanin Capital Partners, Inc. ("Chanin") prior to Confirmation to market LMUSA's assets. Chanin will be retained to effectuate a possible merger, sale of assets (with the exception of the sale of mortgage servicing rights) or similar transaction involving the business assets or stock of LMUSA.

        CERTAIN OF THE ASSETS DESCRIBED BELOW ARE SUBJECT TO DISPUTE AS SET FORTH IN "INTERCOMPANY CLAIMS" BELOW AND POTENTIALLY COULD BE TRANSFERRED IN WHOLE OR IN PART TO LFC OR A SUBSIDIARY OF LFC PURSUANT TO A RESOLUTION OF THE INTERCOMPANY CLAIMS.

        Under the LMUSA Plan, other than (i) assets relating to the real estate business and, possibly the insurance agency business and (ii) $5 million of working capital on the Effective Date, all assets are considered "Non-Reorganization Assets" to be held in trust pending their liquidation and/or distribution to creditors.

        1.    Real Estate Business

        Reorganized LMUSA's real estate business is expected to have a value on June 30, 1996 of approximately $15.5 million and historically has been conducted through ST Lending, Inc. ("STL"), a wholly-owned subsidiary of LMUSA. STL's real property which Reorganized LMUSA will hold is described below. It should be noted that LMUSA's ownership of STL is presently being contested by the LFC Creditors' Committee. See "Intercompany Claims -- Description of Transactions and Assertions of the Committees" and "-- Assertions of the Committees."

            a. The Beaumeade Property. STL owns an office and warehouse complex in Virginia, near Washington, D.C. (the "Beaumeade Property"). The Beaumeade Property consists of three components. The first component includes a 49,200 square-foot office/warehouse building a 75,800 square-foot office and industrial building, both of which are currently fully leased.

        On May 20, 1996, Network Equipment Technology, Inc. ("NET") entered into a six-year lease for 45,600 square feet of the space in the latter building (although the lease allows for termination after five years with nine months' prior notice and is subject to a required repayment of any outstanding tenant improvement costs (described below) that had been funded by STL). NET is to pay a base rent of $4.50 per square foot, escalating at 3% per year. However, NET is to receive nine months of free base rent in the first year of the lease with respect to 20,000 square feet. Under the lease, STL is to provide leasehold improvements worth $18.00 per square foot, or $821,700. Reimbursement to STL for these improvements will be achieved by increasing the base rent by a factor that will fully amortize STL's tenant improvement expenditure over the six-year term of the lease, which factor will include an interest rate of 8 1/2%. Because this factor is included in the base rent, it will be subject to the base rent escalation of 3% per year, making the average interest rate for the six-year term of the lease approximately 9%.

        The second component of the Beaumeade Property is an adjacent 3.5 acre "pad" suitable for another approximately 50,000 square-foot building.

        The third component of the Beaumeade property is an undeveloped "expansion" land tract suitable for another approximate 175,000 square feet of office or industrial buildings.

            b. The Allen Property. STL owns approximately 150 acres of unimproved land in Allen, Texas (the "Allen Property"). The value of the Allen Property is dependent on the construction of Exchange Parkway, which constitutes the southern boundary of the property and provides access to the property from Central Expressway on the west and from Highway 5 on the east. Funding for construction of Exchange Parkway is being obtained from the City of Allen, the state of Texas and the federal government, with commencement of construction expected in August or September of 1996. The only issues remaining to be resolved before construction begins are: (i) completion of negotiations for the construction of a necessary railroad crossing; (ii) completion of requested changes in the Environmental Assessment necessary for federal and state funding of Exchange Parkway prior to its acceptance by the state of Texas; and (iii) the letting of contracts for road construction by the state of Texas, which is expected to occur in July or August of 1996.

        Application was made to the City of Allen for a re-zoning of the Allen Property that will result in an increase in multi-family and single-family zoning as well as expanded retail zoning for the proposed commercial tracts. On March 7, 1996, this application was finally approved by the City Council of the City of Allen.

        It should be noted that the beneficial ownership of the Allen Property is being contested by the LFC Creditors' Committee. See "Intercompany Claims
- -- Title to Certain Assets."

            c. Other Properties. In addition to the Allen and Beaumeade Properties, STL owns other unimproved land in Texas and California. The most significant of these assets in terms of value are (i) unimproved land in California consisting primarily of 93 single family residential lots (Zellner Heritage Communities), (ii) approximately 68 acres of commercially zoned, unimproved land in Dallas, Texas (the Folsom Property) and (iii) 39 partially completed single family residential lots in California (Zellner-Lake Hills).

        2.    The Lomas Campus

        In addition to conducting real estate businesses described above, Reorganized LMUSA will own real property in Dallas, Texas (the "Lomas Campus") on which are located office buildings occupied until June 30, 1996 by Lomas' management and administrative and loan servicing personnel.

        Of the buildings located on the Lomas Campus, the following are subject to a mortgage held by Travelers (the "Travelers Lien"):

              a. A building located at 1600 Viceroy Drive which contains approximately 242,000 square feet of finished office space. This building is currently occupied by LMUSA loan servicing personnel, as well as corporate management and administrative support services.

              b. A building located at 1420 Viceroy Drive which contains approximately 39,000 square feet of office space and is currently vacant.

              c. A building located at 1750 Viceroy Drive which contains approximately 60,000 square feet of space, part of which is office space and a portion of which is finished as a data center. This building is currently leased to RIS under a lease that terminates in December 1997. The Debtors have recently sought Bankruptcy Court approval to assign the lease to Excelis, Inc., provided that the lease obligation is guaranteed by First American.

        The remaining buildings located on the Lomas Campus are not subject to the Travelers Lien and are as follows:

              a. A building located at 8600 Harry Hines Boulevard which contains approximately 285,000 square feet of space, of which 225,000 square feet is office space and the rest is warehouse space.

              b. A building located at 1526 Viceroy Drive which contains approximately 14,000 square feet of office space and is currently under short-term lease to First American Tax Service.

              c. Buildings located at 1510 Viceroy Drive (also known as 1502 and 1516 Viceroy Drive), which contains approximately 23,000 square feet of office space and are currently vacant.

              d. Buildings located at 1525 Viceroy Drive and 1770 Viceroy Drive which contain, respectively, approximately 23,000 and 11,000 square feet of office space and are currently partially leased to RIS under a lease which lease has been assigned to and assumed by First American.

              e. A 3.56-acre tract of land located at 1601 Viceroy Drive which is used as an overflow parking lot and is opposite 1600 Viceroy Drive and 1750 Viceroy Drive.

        It should be noted that beneficial ownership of 1770 Viceroy Drive, 1526 Viceroy Drive, 1510 Viceroy Drive (also known as 1502 Viceroy Drive and 1516 Viceroy Drive), 1525 Viceroy Drive and 8503 Harry Hines (vacant land) and any proceeds of the sale thereof, all of which are owned legally by Lomas Investment Properties, Inc. ("LIP"), an indirect subsidiary of LFC, is being contested by the LFC Creditors' Committee. See "Intercompany Claims -- Title to Certain Assets" below. The LFC Creditors' Committee has also objected to the assignment of the RIS lease in respect of 1525 and 1770 Viceroy Drive.

        On May 31, 1996, the Debtors and LIP entered into an agreement with Benton Properties, providing for the sale of the Lomas Campus to Benton Properties for $23 million, which agreement is subject to higher and better offers through a public auction presently scheduled to be held on July 16, 1996. In the event that the Lomas Campus is sold to a different party pursuant to the Auction, Benton Properties will be entitled to recover $250,000 in reimbursement of its due diligence expenses. Pursuant to a stipulation and order among Travelers, the Debtors and the LMUSA Creditors' Committee, which established auction procedures, allocation mechanisms for the auction proceeds, the allowance and treatment of Travelers' secured and unsecured claims, and various waivers and releases by LMUSA of Travelers, and which was approved by the Bankruptcy Court on May 31, 1996 (the "Travelers Stipulation and Order"), these arrangements were confirmed and it was agreed that, subject to the closing of the sale of the Lomas Campus, Travelers would receive, in respect of its Secured Claim, approximately $11.45 million plus 50% of the excess, if any, of the purchase price paid for the Lomas Campus (net of $250,000, as a due diligence fee to Benton Properties if it is not the winning bidder) over $23 million, and Travelers Secured Claim would be Allowed in the same amount. The remaining sale proceeds (at least $11.55 million) will be retained by LMUSA or (to the extent relating to properties legally owned by LIP) by LIP. The auction and/or the closing of the sale of the Lomas Campus may occur after the Confirmation of the LMUSA Plan.

        3.    Other Assets

        In addition to conducting the real estate business described above and owning the Lomas Campus, Reorganized LMUSA will also own the following assets:

            a.  Receivables

                (1)  GNMA Servicing Sale Agreement Holdback

          The holdback under the GNMA Servicing Sale Agreement (the "GNMA Agreement") is estimated to be approximately $13.7 million (excluding accrued interest) as of June 30, 1996 and is to be applied against any indemnification amounts owed to First Nationwide pursuant to the GNMA Agreement. Under the GNMA Agreement, Reorganized LMUSA must indemnify First Nationwide for a period of one year from October 2, 1995 for all losses incurred by First Nationwide over $6,107,000, up to a maximum of 15% of the excess of the final purchase price over $10 million (i.e. $13.7 million if the final adjusted purchase price were to be $101.5 million, which is the minimum expected final purchase price), as a result of (i) inaccuracies and breaches of representations, warranties and covenants, (ii) the fact that the assets sold to First Nationwide meet or fail to meet specified requirements and (iii) the occurrence of other contingencies specified in the GNMA Agreement.

        Within ten business days after October 2, 1996, Reorganized LMUSA and First Nationwide must effect a final settlement of the purchase price under the GNMA Agreement. On the final settlement date, First Nationwide will pay to LMUSA an amount equal to the final purchase price less the sum of (i) $76.5 million previously paid to LMUSA, (ii) $10 million of GNMA servicing transfer fees to be paid to LMUSA and (iii) the aggregate amount of all losses indemnifiable by LMUSA pursuant to the terms of the GNMA Agreement for which First Nationwide has given notice to LMUSA prior to October 2, 1996 (up to a maximum indemnifiable amount of 15% of the final purchase price over $10 million). The amount payable at the final settlement shall be accompanied by interest thereon calculated at the federal funds rate plus one percent. In addition, First Nationwide will transfer into an escrow account an amount equal to the amount of indemnifiable losses properly notified to LMUSA with respect to which LMUSA has disputed in writing its obligation to indemnify First Nationwide.

        It is not possible to predict the total amount (if any) of indemnifiable losses under the GNMA Servicing Sale Agreement that will be incurred by First Nationwide prior to October 2, 1996. Consequently, there can be no assurance as to how much Reorganized LMUSA will realize of the $13.7 million holdback under the GNMA Agreement, although for purposes of preparing the Liquidation Analysis and the financial statements attached as Exhibits III and IV and of estimating the recoveries under the LMUSA Plan, it has been assumed that the entire $13.7 million will be realized.

                (2)  Section 363 Sale Agreement Holdback

        Under the Section 363 Sale Asset Agreement (the "Section 363 Agreement") a holdback of approximately $36.5 million as of June 30, 1996 is to be applied against the indemnification amounts owed to First Nationwide pursuant to the Section 363 Agreement. Under the Section 363 Agreement, Reorganized LMUSA must indemnify First Nationwide for a period of 1 year from January 31, 1996 for all losses incurred by First Nationwide, up to a maximum of the sum of (x) $20.51 million plus (y) the greater of $16 million or 12% of the difference obtained by subtracting $30.51 million from the final purchase price, as a result of (i) inaccuracies and breaches of representations, warranties and covenants, (ii) the fact that the assets sold to First Nationwide meet or fail to meet specified requirements and (iii) the occurrence of other contingencies specified in the Section 363 Agreement. The adjusted purchase price as of May 31, 1996 was approximately $156 million, which is subject to further adjustments for certain disputed items.

        No later than ten business days following January 31, 1997, LMUSA and First Nationwide will effect a final settlement of the purchase price under the
Section 363 Agreement. On the final settlement date, under the agreement between the parties as amended, First Nationwide will pay to LMUSA an amount equal to the final purchase price (i) less the sum of the first payment of $49.75 million plus the second payment of approximately $59.5 million received on May 31, 1996 (less any closing adjustments) and (ii) plus the aggregate amount of all losses indemnifiable by LMUSA pursuant to the terms of the
Section 363 Agreement for which First Nationwide has given notice to LMUSA prior to January 31, 1997 (up to the holdback amount.) The amount payable at the final settlement will be accompanied by interest thereon calculated at the federal funds rate plus one percent. In addition, First Nationwide will transfer into an escrow account an amount equal to the amount of indemnifiable losses properly notified to LMUSA and with respect to which LMUSA has disputed in writing its obligation to indemnify First Nationwide.

        It is not possible to predict the total amount (if any) of indemnifiable losses under the Section 363 Sale Agreement that will be incurred by First Nationwide prior to January 31, 1997. Consequently, there can be no assurance as to how much Reorganized LMUSA will realize of the $36.5 million holdback under the Section 363 Agreement, although for purposes of preparing the Liquidation Analysis of the Debtors' Assets attached as Exhibit III (the "Liquidation Analysis") and the financial statements attached as Exhibit IV and of estimating the recoveries under the LMUSA Plan, it has been assumed that the entire $36.5 million (other than $20.0 million, representing estimated reserves for receivables to which a portion of the holdbacks relate) will be realized.

        One of the indemnified contingencies relates to losses on loans the servicing rights for which were acquired by LMUSA from First Eastern Mortgage Corporation and certain of its affiliates (collectively, "First Eastern"). LMUSA has brought an action against First Eastern asserting fraud and breaches of various representations and warranties in connection with the transfer of servicing rights to LMUSA. LMUSA believes that its claims against First Eastern should cover any indemnification losses for which it is responsible under the Section 363 Sale Agreement, but there can be no assurance that LMUSA will prevail in its action against First Eastern or that First Eastern will have sufficient funds to pay any damages eventually awarded to LMUSA.

            b. Conseco Note. Reorganized LMUSA will hold a subordinated promissory note with a face amount of $15 million given by JNL Acquisition Corporation, an affiliate of Conseco Capital Partners, L.P. ("Conseco") in conjunction with its November 1990 purchase of the Lomas Life Group. Since November 1992, the note has accrued interest at an annual rate of 10%. Principal and accrued interest are due on November 27, 2000; however, the note is subject to offset for certain indemnification claims of Conseco, which the Company believes will total at least $6 million and possibly as much as $13 million.

        It should be noted that the beneficial ownership of the Conseco Note is being contested by the LFC Creditors' Committee. See "Intercompany Claims -- Title to Certain Assets."

            c. Residual Interest in CMO Trust. Reorganized LMUSA will own a residual equity interest in a trust holding $10 million of original face value Class A-4 GNMA-Collateralized Mortgage Obligations bearing interest at 12.0% and maturing on March 17, 2014. The Company estimates that as of June 30, 1996 this investment will be worth approximately $1.1 million.

            d. Receivable from Landel Plaza Sale. Reorganized LMUSA will hold a receivable relating to the sale of the Landel Plaza retail and office complex, located in Vancouver, Washington, to Andresen Plaza Partnership, L.P. on October 15, 1993. The receivable is due in October 2003 and accrues interest at an annual rate of 9%. The receivable is secured by the property and rents. The Company believes that as of June 30, 1996 the receivable will be worth approximately $1.5 million to $1.8 million.

            e. Furniture, Fixtures, Art and Antiques. Reorganized LMUSA will own fixtures, equipment, furniture, antiques and artwork, which are all valued at a book value of approximately $1.9 million. Reorganized LMUSA has engaged a professional liquidator to dispose of these assets.

        4.    Cash and Cash Equivalents of Reorganized LMUSA

        In addition to the assets listed above, as of June 30, 1996 Reorganized LMUSA is expected to have $5 million in the form of cash and cash equivalents.

        5.    Insurance Business:  Lomas Insurance

        Lomas Insurance Services, Inc. ("Lomas Insurance"), which conducts Lomas' insurance business, is a wholly- owned subsidiary of LMUSA. Even though the Company expects that Lomas Insurance will remain profitable, in the absence of an affiliation with a mortgage servicing company, its revenue base and profit margin are expected to decline. The LMUSA Creditors' Committee and management of LMUSA concur that, in order to preserve Lomas Insurance's value, the subsidiary should be sold. Accordingly, Cohane Rafferty Securities, Inc. ("Cohane Rafferty"), mortgage banking expert and financial advisor to the LMUSA Creditors' Committee, has been retained to conduct the marketing and sale of these operations. However, the LMUSA Creditors' Committee (before the Effective Date of the LMUSA Plan) and the Board of Directors of Reorganized LMUSA (on or after the Effective Date) reserve the right to elect to retain Lomas Insurance as an ongoing business, in which case it will constitute Reorganization Assets of Reorganized LMUSA.

        Lomas Insurance operates a national network of insurance agencies which provide insurance coverage for primarily residential properties. Prior to the sale of LMUSA's servicing portfolio, Lomas Insurance provided "forced- placed" coverage for mortgaged properties for which evidence of insurance had not been provided by the homeowner and solicited property insurance business from homeowners whose mortgages were serviced by LMUSA. Through these programs, and through acquisition of the books of business from other agencies, Lomas Insurance accumulated a significant book of insurance business, consisting of homeowners', fire, flood and other personal lines annual policies. Revenues from renewals and new sales are projected to exceed $5 million in calendar 1996.

        Lomas Insurance initially grew as a result of LMUSA's acquisitions of other mortgage companies, which frequently included affiliated insurance companies or agencies. Each company or agency remained independent until 1985, when management centralized control and converted to an automated agency management system. Historically, Lomas Insurance has had high profit margins compared to other insurance agencies; its profit margin has generally been above 50%. Lomas Insurance's pre-tax profit margin was 59% for fiscal 1995 but in the absence of an affiliation with a mortgage servicing company, the margin is projected to drop to 35% in 1996 and to continue to decline thereafter.

        Lomas Insurance's agency network consists of three branch agencies (California, Texas and Virginia) and two satellite offices (Florida and Arizona) which provide the ability to transact insurance business in all states. Lomas Insurance acts as agent representing numerous insurance companies on an agency contract basis. The insurance company pays the agency a commission on insurance sold, and the underwriting risk is assumed by the insurance company. Ownership of "expirations" or right-to-renew policies is held by the agencies so a change of insurance companies may be made at the option of the agency.


                LOMAS INSURANCE SERVICES, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                                 ($ Thousands)

                                               Actual                     Actual
                                           12 Months Ended             6 Months Ended      Projected 12 Months Ended
                                           ---------------             --------------      -------------------------
                                         6/30/94      6/30/95            12/31/95      12/31/96      12/31/97      12/31/98
                                         -------      -------            --------      --------      --------      --------
       Total Commissions Income           8,220        9,329               5,176         5,209         2,989         2,470
       Other Income                         448          452                 112           134           113            90
        Total Income:                     8,668        9,781               5,288         5,343         3,102         2,560
       Salaries & Selling Expense         2,209        2,253               1,083         1,722         1,539         1,414
       Other Expenses                     1,883        1,799               1,050         1,772         1,430         1,129
        Total Expense:                    4,092        4,052               2,133         3,494         2,969         2,543
        Profit Before Taxes:              4,576        5,729               3,155         1,849           133            17

                                             Actual as of               Actual as of            Projected as of
                                           ---------------             --------------       -------------------------
                                         6/30/94      6/30/95            12/31/95      12/31/96      12/31/97      12/31/98
                                         -------      -------            --------      --------      --------      --------
       Cash & Cash Equivalents            1,564        2,567               5,213         6,602         6,578         6,470
       Other Current Assets              10,217        9,233                 964           656           511           409
       Net Fixed Assets                     220          191                 130            78            15             6
       Other Assets                         726          567                 656           443           326           220
        TOTAL ASSETS:                    12,727       12,558               6,963         7,779         7,430         7,105
       Accts Payable/Accrued Exp          2,255        2,964               3,227         2,194         1,712         1,369
       Other Liabilities                    956           13                   8             8             8             8
       Stockholders Equity:               9,516        9,581               3,728         5,577         5,710         5,728
       TOTAL LIABILITY & STOCK-          12,727       12,558               6,963         7,779         7,430         7,105
          HOLDERS EQUITY:

        Historically, commission income was a direct result of Lomas Insurance's association with LMUSA. Like all mortgage servicers, and the investors for which they service mortgages, LMUSA required its mortgagors to insure the properties that secured their mortgages. If the mortgagor failed to provide LMUSA with evidence of insurance on or before the insurance renewal date, LMUSA obtained temporary insurance on the mortgagor's behalf in the form of a 90-day binder. Generally, after 90 days, a new "forced-placement policy" was put into effect with the premiums for that policy being paid from the mortgagor's escrow account. Forced placement policies typically carry high premiums and related commissions but have low retention rates.

        Since the sale by LMUSA of its servicing portfolio, Lomas Insurance is no longer affiliated with a mortgage servicer. Accordingly, no new forced-placement insurance policies are being written. Retention of existing policies has been estimated at 70% each year but, without the ability to write new forced-placement policies, Lomas Insurance's revenues will diminish over time.

        The line designated "Other Income" in the pro forma Projected Income Statement above relates directly to the float earned on trust funds; as Lomas Insurance's book of business declines, this income source will also decline. "Other Income" also includes income earned by the agencies as contingent payments, bonus commissions and profit sharing payments from the agency's insurance companies. This source of revenue is also expected to decline because it primarily reflects contingent commission income from the temporary insurance program.

        The property and casualty insurance industry is highly competitive, and as a result, Lomas Insurance faces continuing difficulties, including consolidations, downsizing among clients, lingering effects of natural disasters, and fierce competition as insurance companies vie for market share. Since 1987, the property and casualty insurance industry has been in a "soft market," during which the underwriting capacity of insurance companies expanded, stimulating an increase in competition and a decrease in premium rates and related commissions and fees. Management cannot predict the timing or extent of premium pricing changes due to market conditions or their effects on the company's operations in the future, but believes that the "soft market" conditions will continue into 1997.

        6.    Other Information Relating to the Business of Reorganized LMUSA

        A consolidated statement of financial condition for Reorganized LMUSA as of June 30, 1996, giving effect to the transactions contemplated by the LMUSA Plan on a pro forma basis is set forth in Exhibit IV.

        For federal income tax purposes, the Company estimates that Reorganized LMUSA will, after the Effective Date under the LMUSA Plan and the transactions contemplated thereby, have NOLs of about $343 million. This estimate does not take into account any gain or loss that may be recognized upon any distribution of LMUSA's Non- Reorganization Assets deemed to occur, for federal income tax purposes, as of the Effective Date, and is based on the assumption that the Effective Date is after June 30, 1996. For a further discussion of the NOLs of Reorganized LMUSA and possible limitations on the use of such attributes, see "Federal Income Tax Consequences of the Plans" below.

        It should be noted that certain assets that are on the books of LMUSA and LFC may be placed in an Intercompany Claims Reserve or otherwise transferred from one Debtor to another in accordance with the Plans. Some of these assets may eventually inure to the benefit of Reorganized LMUSA. See "Intercompany Claims" below.

B.      POTENTIAL FOR GROWTH, NEW INVESTORS

        LMUSA believes Reorganized LMUSA has potential for growth through, among other things, the expansion of its existing operations and acquisition of other businesses. Accordingly, after the Effective Date, Reorganized LMUSA may seek to identify one or more individuals or entities (individually or collectively, as the case may be, the "LMUSA Investors") willing to invest in Reorganized LMUSA in consideration for a significant percentage of New LMUSA Common Stock. Although the issuance of New LMUSA Common Stock to such LMUSA Investors could result in a substantial dilution of the equity interest in Reorganized LMUSA to be distributed to holders of Claims of LMUSA pursuant to the LMUSA Plan, attracting such LMUSA Investors on acceptable terms may be in the long-term best interest of such holders. There can be no assurance at this time that LMUSA Investors will be identified or that Reorganized LMUSA will be able to attract sufficient capital to embark upon an acquisition program. In the event that Reorganized LMUSA were to issue more than 50% of the New LMUSA Common Stock to LMUSA Investors, Reorganized LMUSA's ability to use the tax attributes described in "Federal Income Tax Consequences of the Plans -- Tax Consequences to the Debtors -- Resulting Tax Consequences to LMUSA Group" would be limited or, in some circumstances, eliminated.

        Until such time as 4,000,000 shares of New LMUSA Common Stock have been distributed, the Board of Directors will have responsibility for taking all actions on behalf of Reorganized LMUSA, including actions which would otherwise require approval of the stockholders. Thereafter, until at least 8,000,000 shares of New LMUSA Common Stock have been distributed in accordance with the LMUSA Plan, any proposed action requires the approval of a majority of the stockholders under applicable law, and all issued but not distributed shares will be deemed to be voted for or against the proposed action in the same proportions as the issued and outstanding shares are so voted by the stockholders.

        If no LMUSA Investors are willing to invest in at least 25% of the New LMUSA Common Stock by the third anniversary of the Effective Date, the Reorganized LMUSA Board of Directors may consider the adoption a plan of liquidation for Reorganized LMUSA in accordance with applicable law without the necessity of any vote by the stockholders.

        For a description of certain restrictions on the transfer of New LMUSA Common Stock, see "Securities to be Distributed Pursuant to the Plans -- Restrictions on Transfer of New LMUSA Common Stock" below.

C.      BOARD OF DIRECTORS AND NEW MANAGEMENT OF REORGANIZED LMUSA

        1.    Board Of Directors of Reorganized LMUSA

        The current LMUSA Board of Directors consists of Mr. Booth and the following two individuals who, prior to July 1995, had no involvement with any Lomas entity and who remain completely independent of LFC:

        RONALD B. DARGA -- Director of LMUSA since July 1995; Executive Vice President of MCA Mortgage Corporation (a mortgage banking company) since 1994; prior thereto, Executive Vice President and Chief Operation Officer of Lambrecht Company (a mortgage banking company) from 1990 to 1994; Executive Vice President and Chief Financial Officer of Independence One Mortgage Corporation (a mortgage banking company) from 1977 to 1989. Age 60.

        JAMES L. DEUTCHMAN -- Director of LMUSA since July 1995; Principal with Churchill Development (a real estate development company) since 1986; prior thereto, Chief Financial Officer of Brody Group (a real estate development company) from 1979 to 1986; with Coopers & Lybrand (an international public accounting firm) from 1974 to 1979. Age 47.

        It is contemplated that those members of the LMUSA Board of Directors who are willing to serve as directors of Reorganized LMUSA will serve in that capacity, until the Effective Date of the LMUSA Plan. Thereafter, a Reorganized LMUSA Board of Directors will be comprised of five directors designated by the LMUSA Creditors' Committee on or before the Confirmation Date.

        It is contemplated that the first annual meeting of shareholders will be held by Reorganized LMUSA in June 1998.

        For a description of the compensation paid by LMUSA to its directors and for a description of the employment and other compensatory agreements of current management of LMUSA, reference is made to LFC's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, a copy of which is enclosed with this Disclosure Statement. Mr. Booth, Mr. Feldman, Mr. Wickland and the other members of Senior Management have each released LMUSA from all prior severance or retention pay benefits to which they were entitled under their individual employment and other compensatory agreements. Each such release is conditioned, however, upon the continued effectiveness of the Retention Plan and the Severance Plan.

        2.    New Management of Reorganized LMUSA

        The initial officers of Reorganized LMUSA will be designated by the LMUSA Creditors' Committee on or before the Confirmation Date.

D.      SECURITIES OF REORGANIZED LMUSA

        After the Effective Date, Reorganized LMUSA will have one class of capital stock, Common Stock (par value ($.10)), which will be issued subject to certain transfer restrictions pursuant to the LMUSA Plan. Reorganized LMUSA's certificate of incorporation will also authorize the creation of one class of Preferred Stock ($1.00) that may be issued in the future. See "Securities to be Distributed Pursuant to the Plans -- New LMUSA Capital Stock" below and the pro forma consolidated balance sheet of Reorganized LMUSA attached hereto as
Exhibit IV.

                            VI.  INTERCOMPANY CLAIMS

A.      INTERCOMPANY ISSUES GENERALLY

        The Company is organized in a holding company structure, operating its business through direct and indirect subsidiaries. LMUSA is a wholly-owned subsidiary of LFC, as are LIS and LAS. Over the years, funds and assets have been transferred among the Debtors and between one or more of the Debtors and other companies in the corporate group. These transfers occurred not only in the ordinary course of business but also as capital contributions and intercompany loans. To the extent that certain of these transfers occurred at a time when one or more of the Debtors was insolvent, such transactions may be avoidable, in whole or in part, as fraudulent conveyances under Section 548 of the Code or similar provisions of applicable law, or as preferences under
Section 547 of the Code. Additionally, other actions in law or in equity may be commenced in respect of such transactions or in respect of those other possible claims described below.

B.      RETENTION OF PRICE WATERHOUSE

        The Debtors concluded in August 1995 that if they were to file Chapter 11 petitions, intercompany transactions within the Lomas group would come under close scrutiny by the creditors of LFC and LMUSA, who would wish to consider whether any of such transactions were void or should be avoided.

        Through their Delaware bankruptcy counsel, Young, Conaway, Stargatt & Taylor, the Debtors engaged Price Waterhouse LLP ("Price Waterhouse"), which is independent of, and has not performed auditing services for, the Debtors, to conduct an analysis of intercompany activity between January 1992, when LFC emerged from its earlier Chapter 11 proceedings, and the Petition Date. Price Waterhouse's mandate was to identify transactions which arguably could result in a cause of action (including an avoidance action), and to describe the circumstances surrounding such transactions.

        Price Waterhouse has informed the Debtors and the Creditors' Committees that for the period from January 31, 1992 through September 30, 1995, LFC and its subsidiaries' intercompany and investment account activity aggregated $3.4 billion, processed through more than 235,000 transactions. Of this activity, approximately $1.7 billion (more than 135,000 transactions) occurred between LFC and LMUSA. Price Waterhouse reviewed approximately $1.6 billion of intercompany transactions between LFC and LMUSA, and approximately $1.0 billion of transactions affecting LFC's investments in subsidiaries. Based on this review, Price Waterhouse determined that 78 transactions required further analysis. Of these, approximately $140.7 million related to transactions involving STL, approximately $18.1 million could possibly give rise to avoidance Claims by LFC against LMUSA and approximately $9.5 million could possibly give rise to avoidance Claims by LMUSA against LFC. In addition, changes in the intercompany account balances within the year prior to the Petition Date may have given rise to over $3.5 million of transfers to LMUSA that could be avoided by LFC as preferences.

        Price Waterhouse presented its findings to the Debtors and to the Creditors' Committees in a series of meetings from February through April, 1996. A copy of Price Waterhouse's draft preliminary report dated February 27, 1996 (the "Price Waterhouse Report") is attached as Exhibit VI, to which reference is made for descriptions of the transactions which Price Waterhouse preliminarily concluded could arguably give rise to avoidance claims. As set forth in Exhibit VI, the work and analyses performed by Price Waterhouse are preliminary in nature and, in any event, are not intended to, and do not, address defenses to the potential claims or estimates as to the probability of prevailing on any potential claims. Moreover, the Price Waterhouse Report is summary in nature, does not reflect a complete compilation of Price Waterhouse's work and analyses, and was prepared for use in, and solely in the context of, the bankruptcy proceedings. Accordingly, it should not be relied upon for purposes outside those proceedings. The Debtors are including the Price Waterhouse Report as an exhibit to provide information about Price Waterhouse's analyses to date of transactions between LFC and LMUSA. The Price Waterhouse Report was based on information obtained by Price Waterhouse from the Debtors and does not reflect any opinion or other form of assurance by Price Waterhouse regarding the information, its accuracy, or any other matters contained in it.

        The transactions that Price Waterhouse identified do not necessarily represent the exclusive bases for causes of action against the Debtors (see letters from the Creditors' Committees below). Price Waterhouse's retention also included a review of potential Claims against third parties. With the consent of the Debtors and the Creditors' Committees, Price Waterhouse has not pursued this aspect of its engagement.

C.      DESCRIPTION OF TRANSACTIONS AND ASSERTIONS OF THE COMMITTEES

        There follows a brief summary of certain transactions described in more detail in the Price Waterhouse Report:

        Transactions Involving STL

        o November 1993: Transfer by LFC to LMUSA of 49% of its interest in STL.

        o May 1994 -- April 1995: Advances from STL to LFC, increasing the intercompany payable from LFC to STL to a high of approximately $36.7 million.

        o May 1995: Elimination of LFC's 51% investment in STL; elimination of approximately $35.6 million of LFC's intercompany payable to STL; transfer of approximately $1.1 million of LFC's intercompany payable to STL to LFC's intercompany account with LMUSA.

        o May 1995 -- June 1995: Advances by STL to LMUSA of approximately $8.2 million, offset by transfer of Allen Property and notes receivable (book value approximately $7.0 million, see below) by LMUSA to STL in June 1995.

        o April 1995 -- September 1995: Reimbursements by STL to Lomas Management, Inc. ("LMI") for approximately $854,000 of losses related to management of STL by LMI.

        Transactions Involving LLG Lands, Inc. ("LLG Lands") /Allen Property

        o June 1994: Transfer by LLG Lands (through LFC) to LMUSA of 49% of the Allen Property (referred to in the Price Waterhouse Report as the "Tycher Properties").

        o January 1995: Transfer by LMUSA to LLG (through LFC) of 49% of the Allen Property, reversing the June 1994 transaction.

        o June 1995: Transfer by LLG Lands (through LFC) of (i) the Allen Property and (ii) notes receivable, to LMUSA, reducing LFC's intercompany payable to LMUSA by approximately $7.0 million ($6.5 million represents the approximate net book value of the Allen Property plus approximately $462,000 net book value of notes receivable).

        o June 1995: Transfer by LMUSA to STL of the Allen Property and notes receivable.

        Transactions Involving the Note of Conseco

        o May 1995: Transfer by LFC to LMUSA of tranche B of the subordinated promissory note of Conseco and simultaneous reduction of LFC's intercompany payable to LMUSA.

        Transactions Relating to the Dissolutions of LAS and Lomas Marketing Services, Inc. ("Lomas Marketing")

        o June 1995: Transfer by LFC to LMUSA of LAS's $310,000 prepaid pension account.

        o June 1995: Transfer by LFC to LMUSA of LAS's (and its subsidiary Lomas Marketing's) assets ($2.6 million represents the approximate book value) and certain liabilities (approximately $661,000 book value).

        o June 1995: Assumption by LFC of LAS's $856,000 maximum liability on the lease for office space at Bryan Tower.

        Transactions Relating to Lomas New York

        o June 1995: Transfer by LFC to LMUSA of LFC's net investment in Lomas New York, Inc. (approximately $732,000) and LFC's intercompany payable to Lomas New York, Inc. (approximately $472,000).

        Transactions Relating to INTELLIFILE

        o July 1993: Transfer by LMUSA to LFC of file-imaging assets; simultaneous increase of intercompany receivable due from LFC by approximately $2.8 million.

        o July 1993 -- December 1994: Advances by LFC to INTELLIFILE (which had by this time been incorporated) of approximately $7.0 million.

        o December 1994: Conversion by LFC of a payable of approximately $7.0 million from INTELLIFILE into an equity investment.

        o December 1994: Transfer by LFC of INTELLIFILE to LMUSA (book value of approximately $2.8 million).

        o     March 1995:  Transfer by LMUSA of INTELLIFILE to LFC.

        o August -- September 1995: Sale by LFC of INTELLIFILE to Dataplex Corporation for approximately $4.2 million cash, a $320,000 note receivable and an earnout of $129,000 (written off by LFC); payment by LFC of approximately $248,000 commission to an LFC employee; purchase by LMUSA of approximately $3.9 million of prepaid imaging and consulting services from Dataplex; advance of approximately $3.9 million by LFC to LMUSA; repayment by LMUSA of approximately $2.3 million and reduction by LMUSA of prepaid services by approximately $1.6 million and debit of LMUSA's intercompany account with LFC.

        As set forth below, some of these transactions are alleged to be voidable either as fraudulent conveyances or preferences. A voidable preference is a transfer by a debtor which transfer: (a) is to or for the benefit of a creditor; (b) is for or on account of an antecedent debt; (c) is made while the debtor was insolvent; (d) is made within 90 days before the petition date (one year in the case of transfers among related companies); and
(e) enables the creditor to receive more than it would have received if the transfer had not been made and the debtor had been liquidated under Chapter 7 of the Code.

        A fraudulent conveyance under the Code is a transfer made by a debtor within a year before its bankruptcy filing either (a) with "actual intent to hinder, delay or defraud" creditors or (b) for which the debtor did not receive "reasonably equivalent value" and which (i) was made while the debtor was (or caused it to become) insolvent, or (ii) was engaged (or about to engage) in business or a transaction for which its capital was unreasonably small or (iii) intended to incur or believed it would incur debts beyond its ability to pay at maturity. Under potentially applicable state laws, the standards are similar but the relevant period is longer than one year and is likely to cover those transactions identified by Price Waterhouse as requiring analysis.

        If a transfer is found to be avoidable, Section 550 of the Code provides that the debtor may recover the property transferred or, if the court so orders, the value of such property, from the transferee or entity for whose benefit the transfer was made. It is not clear how this applies where the transferee (or benefitted entity) is itself in bankruptcy proceedings. The issue is whether the right to recover property from a bankrupt estate is a general unsecured claim entitled to participate on a basis similar to other unsecured claims, or a right to a reconveyance of the property on the theory that it "belongs" to the transferor. In the circumstances described above, this translates into a question whether any avoided transfer will give rise to a return of the transferred property (or cash or other property having a value equal to 100% of the value of the property) or merely a claim that will participate ratably with general unsecured creditors. There is no controlling legal precedent on this issue and, as set forth below, the LFC Creditors' Committee and the LMUSA Creditors' Committee are taking different positions as to how it should be resolved.

        The extent, if any, to which any of these transactions are avoidable as preferences or fraudulent conveyances will depend on whether, at the time of the transaction, the transferor company and, in some cases, the transferee company was "insolvent." Under the Code, a company is "insolvent" if the sum of its debts is greater than all of its property "at a fair valuation." Under various state fraudulent conveyance laws the formulation is slightly different, but in each case it is the actual value of a company's assets at the relevant time, not the value under generally accepted accounting principles, that is determinative.

        Price Waterhouse has not undertaken to assess whether, and to what extent, LFC and LMUSA were insolvent at the times when the transactions described above took place. This analysis is being performed for the LFC Creditors' Committee by Houlihan Lokey Howard & Zukin and for the LMUSA Creditors' Committee by Zolfo Cooper, LLC and Cohane Rafferty.

D.      TITLE TO CERTAIN ASSETS

        Legal title to certain assets that are carried on the books of
LMUSA or its subsidiary, STL, is held by direct and indirect subsidiaries of LFC that are not subsidiaries of LMUSA. Legal title to the Allen Property, as well as approximately $3.3 million received as proceeds of the sale in 1995 of portions of the Allen Property, is held by LFC's subsidiary LLG Lands. In addition, LFC is the named payee under the Conseco Note notwithstanding the transfer of that note to LMUSA on LFC's and LMUSA's books and records in May 1995. Finally, LIP owns legal title to four buildings and a tract of vacant land which are included in the Lomas Campus, even though these properties are shown as assets on the books and records of LMUSA. These four buildings and the tract of land have an aggregate estimated value of between $1.5 million and $1.8
million.   See generally, "General Information Relating to Reorganized LMUSA --
Business of Reorganized LMUSA" above for descriptions of those assets. The LFC Creditors' Committee is continuing to investigate whether there may be other assets of the Debtors and their subsidiaries to which LFC (or a subsidiary) may hold title.

        The LFC Creditors' Committee has asserted that (i) the cash and real estate assets owned legally in the name of LLG Lands belong beneficially to LLG Lands, not STL, (ii) the Conseco Note was never validly transferred to LMUSA and remains part of the LFC estate and (iii) LIP, rather than LMUSA, should be considered to be the owner of the Lomas Campus buildings referred to above. In contrast, the LMUSA Creditors' Committee has asserted that the beneficial interest in such assets is held by STL (in the case of the Allen Property and cash proceeds thereof) or LMUSA (in the case of the Conseco Note and the Lomas Campus buildings).

E.      INTERCOMPANY EXPENSE ALLOCATIONS, PRICING AND POSSIBLE SUBSIDIES

        Other aspects of the pre-petition relations among the Debtors and their subsidiaries that could have given rise to Intercompany Claims are (i) allocation among such companies of overhead expenses not clearly attributable to only one company, (ii) pricing for services rendered by one company to another and (iii) undertakings by one company in support of, or related to, transactions of another company.

        At the request of the Creditors' Committees, Price Waterhouse provided information regarding the allocation of various overhead expenses among the companies in the Lomas group. This information was provided on April 5, 1996 and is still being reviewed by the Creditors' Committees. Price Waterhouse's analysis of intercompany expense allocations remains incomplete, and the LFC Creditors' Committee has requested that Price Waterhouse continue its investigation in this area. At this time, the Debtors cannot predict the extent to which any such allocations will be challenged or by which Creditors' Committee or the likelihood of success of any such challenge.

        The principal area where intercompany transfer pricing could be at issue relates to the purchase by LMUSA of data processing and other services from LIS before its assets were sold to RIS. If such services were provided at less than arm's-length prices, LMUSA's income would have been increased and LIS' income consequently reduced by the amount of the disparity between the price charged and arm's-length prices for such services. Similarly, if LMUSA paid more than arm's-length prices for data processing services, LMUSA's income for the relevant periods would have been depressed, and LIS' increased, by the amount of difference. The Debtors understand that the Creditors' Committees are investigating the LMUSA/LIS pricing policies as well as other intercompany pricing issues, but the Debtors are not aware of any challenge to such pricing at this time and cannot predict the likelihood of success of any challenge that may be mounted.

        As set forth above under "Background and General Information -- The Chapter 11 Filings -- Executory Contracts and Leases," LFC is a party to a contract for telecommunication services, the rejection of which pursuant to the Joint Plan will give rise to potential damages Claims of approximately $3.2 million; LIS is a party to eight telecommunications equipment and services contracts with potential damages Claims of approximately $3.0 million in the aggregate. Until LMUSA sold its mortgage servicing business, LMUSA reimbursed LFC and LIS, respectively, for substantially all of their expenses under these contracts. Therefore, there is an issue whether LFC and LIS will have Claims against LMUSA for any damages Claims against them caused by its rejection of the contracts.

        The LMUSA Creditors' Committee has questioned whether (i) the prices paid by LMUSA to RIS under the data processing service bureau agreement and
(ii) more importantly, the undertaking by LMUSA to pay deconversion penalties to RIS if LMUSA's loans on RIS' system dropped below a specified amount (see "Background and General Information -- Asset Sales Prior to Chapter 11 Filing
- -- Sale of Debtor LIS Assets"), may have been non-arm's-length transactions entered into by LMUSA for the benefit of LIS (or LFC as LIS' sole stockholder) at a time when LMUSA was insolvent. In that case, and if any benefits to LMUSA from LIS' sale of its assets to RIS were found not to constitute "reasonably equivalent value" to LMUSA, a portion of LMUSA's payments to RIS for data processing services, and all or a portion of its undertaking to pay deconversion penalties, could be found to have constituted a voidable fraudulent conveyance for the benefit of LIS and/or LFC.

        The LFC Creditors' Committee has asserted that LIS supplied services to LMUSA at less than arm's-length prices. Further, the LFC Creditors' Committee has asserted that LIS benefitted only LMUSA and that LIS operating losses in the amount of $130 million were paid by LFC for LMUSA's benefit.

F.      TAX-SHARING AGREEMENT

        As of June 30, 1992, certain corporations which are members of the Lomas Group, including each of the Debtors, entered into an agreement in order to set forth their understanding with regard to certain federal income tax matters (the "Tax-Sharing Agreement"). Pursuant to the Tax-Sharing Agreement, LMUSA and its subsidiaries are obligated in certain circumstances to make payments, the amount of which is based on a formula set forth in the Agreement, to LFC. Although the Debtors do not believe any amounts are owing under the Tax-Sharing Agreement, the LFC Creditors' Committee believes that payments may be required to be made thereunder to LFC by LMUSA and its subsidiaries.

G.      ASSERTIONS OF THE COMMITTEES

        At the Debtors' request, the LFC Creditors' Committee and the LMUSA Creditors' Committee have supplied statements relating to intercompany issues and other matters. Inclusion of such statements does not imply that the Debtors agree with such statements.

        1.    Position of LFC Creditors' Committee

        The LFC Creditors' Committee has supplied the following statement:

              "Based solely on the preliminary investigation and reporting made by Price Waterhouse, and assuming further investigation and analysis confirms our expectation that LFC and/or LMUSA were insolvent as of or before early November, 1993, there were at the very least in excess of $113 million of transfers and transactions made by LFC, either directly or indirectly, to LMUSA which may constitute either preferences or fraudulent transfers. Even assuming the insolvency of LFC and/or LMUSA did not definitively occur until one year prior to the filing date, the preliminary information now available indicates that there were more than $62 million of preferential and/or fraudulent transfers by LFC to LMUSA. Based on the preliminary investigation by Price Waterhouse and the LFC Committee's preliminary analysis, the LFC Committee believes that its claims against LMUSA may be as much as $216 million or more.

              "Importantly, these claims against LMUSA constitute the largest asset in the LFC Estate and, therefore, resolution of these intercompany claims will be critical to the confirmability of a plan for LFC. The Disclosure Statement does not adequately discuss and explain this all important fact.

              Financial and Equitable Insolvency of LMUSA

              "When LFC emerged from its first bankruptcy, its reorganization plan provided for the issuance of two tranches of debt: One at the LMUSA level in the amount of $330 (later $340) million (the "LMUSA tranche") and the other at the LFC level in the amount of $140 million (the "LFC tranche"). Because LFC was highly leveraged coming out of the first bankruptcy, LFC had insufficient assets to support the LFC tranche. To resolve this problem, ST Lending, Inc. ("STL") was established as a subsidiary of LFC to provide credit support for the LFC tranche.

              "In November 1993, LMUSA ran into financial trouble because of a large runoff of its servicing rights portfolio caused by, inter alia, an extraordinary erosion in home mortgage interest rates. LMUSA was, in fact, close to a default under its tangible net worth covenant contained in its secured bank credit agreement and may, in fact, have been out of compliance with the FANNIE MAE and GINNIE MAE regulatory capital requirements. LFC transferred its own 49% interest in STL to LMUSA to shore up LMUSA's capital and cure this problem.

              Claims Involving STL

              "Prior to November 1993, STL and LMUSA were each wholly owned subsidiaries of LFC. On or about November 19, 1993, LFC transferred to LMUSA 49% of its stock in STL in exchange for which LFC received 200 newly issued shares of common stock in LMUSA. At best, this was an illusory transaction. Given the fact that LMUSA was wholly owned by LFC at the time of the transaction, the granting of additional common stock in LMUSA to LFC gave LFC nothing more than it already had. Thus, LFC did not receive equivalent value from LMUSA in exchange for the transfer of 49% of the stock in STL.


              "It has been asserted that, notwithstanding the illusory nature of the stock exchange, LFC received equivalent value because the value of LMUSA was enhanced and increased by the transfer of the STL stock. This, however, assumes that both LFC and LMUSA were, at the time, solvent. The case of Murphy v. Avianca, Inc. (In re Duque Rodriguez), 77 B.R. 937 (Bankr. S.D. Fla. 1987), is directly on point. There, the parent corporation paid the freight charges for delivery of coffee beans to its subsidiary. When the parent and the subsidiary filed for chapter 11 protection, the trustee of the parent sought to recover the payment made to the freight carrier as constructively fraudulent because the parent did not receive fair consideration. The court found that the parent had received no equivalent value in exchange for the transfer:

                    "'If [the subsidiary] had not been insolvent at the time its corporate parent paid the freight for goods delivered to [the subsidiary] and if [the subsidiary] had not subsequently filed for bankruptcy, I would find that its corporate parent, ... had received an indirect benefit from the three-sided transaction in this case, a benefit at least equal in value to the sum it paid. But I cannot ignore the reality that, in view of [the subsidiary]'s then terminal insolvency, the net worth of [the parent] was diminished by the transfer and the innocent creditors of [the parent] were in fact harmed by the transfer.'

              "77 B.R. at 938.   Likewise, here, the transfer of STL stock from
              LFC to LMUSA may be avoidable because, inter alia, LFC did not receive reasonably equivalent value in exchange for the transfer. STL was, at the time, providing credit support for LFC and LFC was receiving the benefit of dividend payments from STL. This benefit to LFC was lost, in whole or at least in part, as a result of the transfer of STL stock to LMUSA.

              "Moreover, the LFC Committee believes that as more information becomes available to the LFC Committee and its professionals, further analysis and investigation will disclose that, in fact, LFC and LMUSA were insolvent, were not able to pay their debts as they came due or had unreasonably small capital with which to operate at the time of the STL stock transfer to LMUSA and that the transfer of the STL stock to LMUSA was done for the specific purpose of shoring up LMUSA so that it could avoid defaulting on the covenant restrictions in its secured bank debt.

              "Because the transfer of STL stock was made without fair consideration, and LMUSA was insolvent or unable to pay its debts as they became due or had unreasonably small capital, LFC was left insolvent and/or with inadequate capital and/or in a position where it was, or soon would be, unable to pay its obligations as they came due. Such results lead to the conclusion that all subsequent transfers were also fraudulent under Bankruptcy Code Section 548.

              Lack of Consideration for Intercompany Transfers

              "In July 1993, LMUSA transferred $2.8 million worth of assets to LFC which were used to create Intellifile, Inc. as a wholly owned subsidiary of LFC. Over the next sixteen months, LFC funded the operations of Intellifile, during which time Intellifile continued to provide database, communications and document management services to LMUSA -- the same services that LMUSA had previously been providing to itself with the assets that were transferred to LFC to create Intellifile. Notwithstanding that LMUSA paid for the services received from Intellifile, LFC incurred $7.0 million of losses from the Intellifile operations. Thus, as a result of LFC's creation of Intellifile, LMUSA was able to gain the benefits of Intellifile's operations and transfer the losses onto LFC in order to avoid what otherwise might have led to a covenant default by LMUSA under its bank obligations.

              "Similarly, prior to LFC's first bankruptcy, LMUSA transferred to LFC the assets used to create LIS and LFC funded the creation and operation of LIS for the benefit of LMUSA. The operation of LIS was a benefit to LMUSA because LMUSA's business activities were dependent on the data and computer information services provided by LIS at what the LFC Committee believes were subsidized prices. As with Intellifile, though LMUSA paid for the services received from LIS, between January 1992 and June 1995, LIS caused LFC operating losses of $63 million. In or about June 1995, LFC sold LIS to Prudential Real Estate Services for consideration that included, inter alia, contingent payments based on the future operating performance of LIS. However, Prudential closed down the business of LIS shortly after the acquisition, thereby rendering the contingent payments worthless. LFC took a write-down of $27 million to reflect the impairment of this "asset".

              "Accordingly, LFC's LIS and Intellifile related claims against LMUSA total approximately $7.0 million and approximately $130.0 million, respectively.

              "Furthermore, following the STL transfer, LFC began to run up large intercompany debt obligations to LMUSA and STL, largely because it no longer had the full credit support coming from STL and partly because significant funds were transferred to LIS. As a result of the transfer of the 49% of stock to LMUSA, STL could no longer "dividend" money up to LFC, but instead had to "loan" the money to LFC. STL proceeded to write off losses on its portfolio, which may be attributable to the fact that it was liquidating its portfolio too fast in order to raise cash to loan to LFC, LIS and Intellifile and to pay dividends to LMUSA. But for the uncompensated transfer of 49% of the STL stock to LMUSA and the subsequent cancellation of the remaining 51% of stock, and the drain of LIS and Intellifile, LFC would have had sufficient funds to meet the obligations under the LFC tranche and would not have run up the intercompany account with LMUSA and STL. Accordingly, a recast of the intercompany balances, assuming the interests in STL had not been transferred and LFC did not fund Intellifile and LIS operations, will show that there is no intercompany debt due LMUSA from LFC and, therefore, LMUSA cannot be deemed to have paid consideration for the STL transfers or any subsequent transfers to LMUSA.

              Other Claims

              "Based on the preliminary investigation and reports from Price Waterhouse, as set forth in Section VI of the Presentation to The Creditors' Committee of LFC and LMUSA, February 27, 1996, LFC also has avoidance claims against LMUSA including, but not limited to, approximately $58.3 million, including transfers to LMUSA of the Tycher properties by LLG Land, Inc.; transfer to LMUSA of the Conseco Tranche B Note; transfer of LAS and Lomas Marketing to LMUSA; transfer of Lomas NY to LMUSA;
              transfers of investments in Trust Accounts, bank accounts, and prepaid pension plans. In addition, about May 1, 1995,

              LFC cancelled the remaining 51% of the stock it owned in STL. The immediate effect of this transaction was to confer on LMUSA 100% ownership of STL. According to the Debtors, it also caused a $36.7 million reduction on the books of the intercompany accounts payable owed by LFC to STL. See Presentation to The Creditors' Committee of LFC and LMUSA, February 27, 1996 at VI-5. In addition, the Price Waterhouse preliminary investigation and reports identify several debit transactions which Price Waterhouse did not view as potential claims, but which, upon further investigation the LFC Committee believes may be found to be valid claims in the amount of approximately $6.4 million. See Presentation to The Creditors' Committee of LFC and LMUSA,
              February 27, 1996 at VI-6.   The Price Waterhouse as well as the
              LFC Committee investigations are ongoing and the claims discussed in the Disclosure Statements do not necessarily constitute the full scope of claims against LMUSA.

              Contract Rejection Claims

              "LFC is a party to a contract for telecommunication services, the rejection of which pursuant to the Joint Plan will give rise to potential damage claims of approximately $3.2 million. LIS is a party to eight telecommunication equipment and service contracts, the rejection of which pursuant to the Joint Plan will give rise to potential damage claims of approximately $3.4 million in the aggregate. Therefore, the LFC Committee believes LMUSA is also liable for the rejection claims that will arise as a result of the rejection by LFC and LIS of these contracts and LFC will have a claim against LMUSA in the amount of approximately $6.6 million. In addition, there are at least $1.5 million of additional rejection damage claims which have not been allocated. Price Waterhouse is reviewing the Lomas prepetition allocation methodology in order to determine whether the additional claims may be asserted by LFC against LMUSA.

              Preferences and Fraudulent Transfers

              "The preliminary Price Waterhouse reports have indicated that these bankruptcy proceedings involve more than 235,000 intercompany and investment transactions involving as much as $3.1 billion. Price Waterhouse necessarily pared these down for its initial investigation and has, to date, reviewed approximately $1.6 billion of intercompany transactions between LFC and LMUSA, from which it selected 78 transactions involving roughly $199 million for further analysis, including $141 million of transactions involving STL, and $22 million of other potential avoidance claims that could be brought by LFC against LMUSA. To date, the Price Waterhouse investigation, however, has included only what Price Waterhouse describes as preference actions, primarily occurring within one year prior to the bankruptcy filings. There are, therefore, at least $27 million of additional transactions identified but not yet investigated by Price Waterhouse, that occurred outside of the one year preceding the filing date and which remain open issues.

              "These intercompany transactions constitute significant preference and fraudulent transfer actions to be brought by LFC against LMUSA under Bankruptcy Code Sections 547, 548 and 550 as well as under the applicable Texas Uniform Fraudulent Transfers Act, Tex. Bus. & Com. Code Ann. Section 24.001 et seq. (West
              1987), and Bankruptcy Code Section 544. At this early stage of these proceedings, largely because of the lack of time that the LFC Committee and its professionals have had in which to conduct their own due diligence and investigation, it is not possible to specifically identify how each of these claims will be framed and brought. To the extent there is an argument that any one or more of these transactions involved consideration and occurred within one year of the filing date, they will be identified as preference actions under Bankruptcy Code Section 547. Where consideration did not exist and the entities were insolvent -- factors which the LFC Committee and its professionals now believe existed with respect to most if not all of these transactions -- they will be identified as fraudulent transfer actions under either Bankruptcy Code Section 548 or the Texas UFTA and Bankruptcy Code Section 544. In total, based upon the preliminary information available from the Price Waterhouse report alone LFC has approximately $110 million of fraudulent conveyance claims against LMUSA and $60 million of potential preference claims.
              The funding of Intellifile and LIS for the benefit of LMUSA and the addition of the rejection damage claims substantially increases LFC's overall claims.

              LFC is Entitled to a Priority Claim

              "The LFC Committee believes that the LFC Estate will be entitled to a priority claim with regard to the recoveries on the above-described actions. Based on information and documentation currently available to the LFC Committee and its professionals, it appears that many of the transfers in question lacked consideration or were not properly documented such that the transfers themselves were incomplete or, in fact, nonexistent except for book entries. By way of example, but not in limitation, this appears to be the case with regard to the transfers of the Allen Properties, the Conseco Note, the Dallas Campus properties and certain other LFC assets. As a result, and notwithstanding the book entries or the purported attempt to transfer legal title to such assets, interests and properties remains in LFC.

              "The constructive trust doctrine, common to many states
              (including Texas), assumes significant import in bankruptcy cases because of Bankruptcy Code Section 541(d). The Code defines "property of the estate" very broadly, encompassing most of the property held by a debtor. See, 11 U.S.C. Section 541. However,
              Section 541(d) accords the beneficiary of a constructive trust, established under state law, the right to recover the trust property itself from the bankruptcy estate. The LFC Committee believes that LFC will be the trust beneficiary and will seek to recover property and proceeds into a constructive trust from the debtor, LMUSA."

        2.    Position of LMUSA Creditors' Committee

        The LMUSA Creditors' Committee has supplied the following statement:

              "LMUSA has additional claims against LFC, LIS and LAS, both related and unrelated to the transfers identified by Price Waterhouse. The LMUSA Creditors' Committee is conducting an ongoing investigation of potential fraudulent transfer and preference claims, well as other causes of action against the Debtors, and, thus, LMUSA contemplates asserting additional claims not set forth below.

              "The values attributed to the assets identified by Price Waterhouse and set forth in the previous pages are based on book values and, thus, do not purport to represent actual values of assets. Accordingly, LMUSA may have fraudulent transfer claims against LFC for many of the asset transfers to the extent that it paid cash in excess of the actual value of the assets it purchased. Moreover, the actual value of the asset transfers will also necessarily impact the dollar amount of claims LFC can assert against LMUSA.

              "ALL CLAIMS ARE SUBJECT TO LITIGATION, THE SUCCESS OF WHICH CANNOT BE PREDICTED WITH CERTAINTY. THE LIST OF POTENTIAL CLAIMS AND DEFENSES SET FORTH BELOW DOES NOT CONSTITUTE AN OPINION AS TO THE LIKELY OUTCOMES OF ANY LITIGATION THAT ARISES OUT OF SUCH CLAIMS OR DEFENSES.

              "The LMUSA Creditors' Committee asserts the following transactions, among others, give rise to avoidable transfer claims against LFC or its direct subsidiaries under the Bankruptcy Code and state law: (i) dividend payments from LMUSA to LFC; (ii) cash advances from STL to LFC without fair consideration, including, but not limited to, excessive management fees, below market interest, and non- interest bearing loans; (iii) cash advances from LMUSA to LFC to the extent that LMUSA received less than fair consideration for such advances, including below market interest rates or non-interest bearing loans; (iv) reductions in LMUSA's intercompany receivable account from LFC for less than fair consideration; (v) LMUSA's assumption of various employment contracts with LFC; (vi) LMUSA's transfer of file-imaging assets to LFC for less than fair consideration;
              (vii) LMUSA's transfer of INTELLIFILE to LFC for less than fair consideration; (viii) the redemption of LFC's 51% interest in STL, which vested LMUSA with 100% ownership of STL but cancelled all intercompany payables due from LFC to STL; (ix) the purchase of the Allen Properties from LFC; (x) LMUSA's transfer of its 49% interest in the Allen Properties to LLG through LFC; and (xi) LMUSA's payment of above market servicing fees to LIS.

              "LMUSA also has a cause of action against LIS for breach of warranty because the LIS system, which LFC caused LMUSA to convert to prematurely, was wrought with deficiencies. As a result, LMUSA was unable to reconcile its escrow accounts and sustained substantial losses.

              "With respect to the Intercompany Claims the LFC Committee has orally indicated it may assert against LMUSA, the LMUSA Creditors' Committee believes LMUSA has meritorious defenses to all or part of such claims.

              "LFC has asserted various transfers of assets from LFC to LMUSA, including, but not limited to, the transfer of the Conseco Tranche B Note, the Allen Properties, STL, Lomas New York and the assets of LAS and Lomas Marketing, constitute fraudulent transfers. For LFC to prevail on its fraudulent transfer claims, LFC must prove that both LMUSA and LFC were insolvent at the date of such transfers. The LMUSA Creditors' Committee believes LFC should not be able to overcome all indicia of solvency as of the relevant dates, particularly with respect to the transfer of LFC's 49% interest in STL to LMUSA in November 1993.

              "The LMUSA Creditors' Committee also believes LFC caused LMUSA to purchase illiquid assets in return for cash. LFC purposely manipulated the intercompany accounts to enable LMUSA to continue to advance funds to LFC without violating its loan covenants. Through these transfers, LFC intentionally benefitted itself and harmed LMUSA creditors, thereby subjecting any claims LFC actually has against LMUSA to equitable subordination and other remedies.

              "In addition to the claims against LFC and its affiliates, the LMUSA Creditors' Committee believes LMUSA and its creditors have claims against present and former officers, directors, employees and professionals. All these claims may be brought in various tribunals as the LMUSA Creditors' Committee's investigations proceed."

H.      DESCRIPTION OF PROVISIONS OF THE PLANS

        The Plans provide that the making of distributions to holders of Unsecured Claims (other than those to the holders of Convenience Unsecured Claims) is conditioned on at least a partial resolution of the Intercompany Claims described above. Specifically, no such distribution may be made until either (i) the two Creditors' Committees have agreed to a settlement of the Intercompany Claims or the creation of an Intercompany Claims Reserve to be funded by one or more of the Debtors' transferring assets agreed on by such parties pending the resolution of the Intercompany Claims through litigation, mediation or settlement, or (ii) the Bankruptcy Court has entered an order, which has become final, either determining the allowed amounts of the Intercompany Claims or establishing the maximum amounts thereof in order to permit establishment of an Intercompany Claims Reserve as described above or to establish distribution holdbacks that will assure protection to holders of the Intercompany Claims if distributions to other creditors are made.

        There can be no assurance that the Intercompany Claims can be resolved, or even partially settled to the extent necessary to permit distributions to unsecured creditors, without litigation, and it is impossible to predict how long such litigation could take.

        Recoveries under the Plans for holders of LMUSA Class 3 Claims, LFC Class 3 Claims and LIS Class 3 Claims will depend on the outcome of the disputes regarding the Intercompany Claims. For purposes of estimating the range of recoveries for these classes, the Debtors have assumed that:

              a. the maximum Allowed Claim of LFC and LIS against LMUSA and its subsidiaries will not exceed $110 million, representing
                    (i) the maximum amount of the transactions shown under the heading "Transactions involving STL" on page VI-5 of the Price Waterhouse Report that could be viewed as voidable transfers by LFC, (ii) the total amounts shown under the heading "LFC's potential claims against LMUSA" on the same page, (iii) the estimated value of the Lomas Campus properties the legal title of which is in the name of LIP rather than LMUSA and (iv) $6.2 million, representing the maximum amounts that could be claimed by LFC and LIS in respect of damage claims against them arising out of rejection of telecommunication contracts;

              b. the maximum Allowed Claim of LMUSA against LFC and its subsidiaries (other than LIS) will not exceed $32.1 million, representing (i) the maximum amount of the transactions shown under the heading "Transactions Involving STL" on page VI-5 of the Price Waterhouse Report that could be viewed as voidable transfers by LMUSA and
                    (ii) the total amount shown under the heading "LMUSA's potential avoidance claims against LFC" on page VI-5 of the Price Waterhouse Report;

              c. the maximum Allowed Claim of LMUSA against LIS will not exceed $10.3 million, resulting from the Claim of RIS against LMUSA in respect of deconversion penalties that arguably were undertaken by LMUSA for the benefit of LIS; and

              d. the foregoing Claims will be required to be paid in full ahead of distributions to general unsecured creditors.

However, the Debtors believe it is highly unlikely that LFC and its subsidiaries will prevail in all Intercompany Claims against LMUSA, or vice versa, or that all Intercompany Claims that are allowed will receive distributions in priority to general unsecured creditors.

          VII.  PRINCIPAL NON-INTERCOMPANY CLAIMS AGAINST THE DEBTORS

A.      LFC

        1.    Undisputed Claims Against LFC

        The principal undisputed and non-contingent Unsecured Claims against LFC are as follows:

              a. $145.5 million, representing approximately $139.9 million aggregate principal amount of LFC's Senior Convertible Notes and approximately $5.6 million of interest accrued thereon prior to the Petition Date;

              b. $6.0 million, representing the portion acknowledged by LFC of Claims of $8.1 million asserted by participants in the MSP; and

              c.    trade payables of approximately $200,000;

        2.    Disputed and/or Contingent Claims Against LFC

        The MSP participants have asserted that the cessation of payment under the MSP because of the automatic stay is, in effect, a "termination" of the MSP which is actionable against LFC, among others, as a breach of fiduciary duty. The MSP participants have also asserted that LFC is obligated to pay the MSP participants in full rather than as unsecured creditors. LFC disputes both of these assertions.

        On June 11, 1996, the Bankruptcy Court authorized the LFC Creditors' Committee to commence and prosecute an action against the trustee under the "rabbi trust" established for the benefit of the MSP participants seeking the return of funds held in such trust. The rabbi trust was established and funded by LFC to aid in meeting obligations to the MSP participants. LFC contends that the funds in the rabbi trust constitute property of LFC's estate pursuant to Section 541 of the Code. The MSP participants have contested this assertion. The total funds in the trust were $7.5 million as of April 15, 1996. As set forth below under "Chapter 11 Plans -- Conditions Precedent," it is a condition to Confirmation of the Joint Plan that the trustee has turned over or been ordered to turn over the funds in the trust to LFC.

        Other than Claims relating to the MSP and the rabbi trust, the principal disputed Claims against LFC are as follows:

              a. LFC's medical and pension-related obligations to certain retirees of a life insurance company that it disposed of in 1990 of approximately $580,000; this covers 27 employees and LFC believes that the present value of its obligation is approximately $400,000;

              b.    directors' retirement plan obligations of $350,000; and

              c.    pension supplement of $48,000.

B.      LMUSA

        1.    Undisputed Claims Against LMUSA

        The principal undisputed and non-contingent Unsecured Claims against LMUSA are as follows:

              a. $357.9 representing $150 million aggregate principal amount of LMUSA's 1997 Senior Notes, $190 million aggregate principal amount of LMUSA's 10.25% Senior Notes due October 1, 2002 (together with LMUSA 1997 Senior Notes, "LMUSA Senior Notes") and approximately $17.9 million of pre-petition accrued interest on the LMUSA Senior Notes.

              b.    $24.7 million, approximating the minimum unsecured
                    deficiency claim of Travelers.   Pursuant to the Travelers
                    Stipulation and Order, Travelers claims have been allowed in an amount equal to approximately $38.9 million less the amount of any "adequate protection" payments (approximately $677,600) made by LMUSA to Travelers since the Petition Date. As set forth above, the Travelers claims are secured by the Travelers Lien on three of the Lomas Campus properties. Under the terms of the Travelers Stipulation and Order, if the closing of the sale of the Lomas Campus occurs in accordance with the Travelers Stipulation and Order, the amount of the unsecured deficiency will be equal to the $38.9 million less the sum of (i) approximately $11.45 million, (ii) 50% of the excess, if any, of the amount paid at such closing over $23 million (net of $250,000 as a due diligence fee, to Benton Properties if it is not the winning bidder) and (iii) the "adequate protection" payments since the Petition Date (assuming a sale price of $23 million and a closing date of July 1, 1996, Travelers unsecured deficiency would be approximately $26.75 million). If the closing does not occur in accordance with the Travelers Stipulation and Order, the amount of the unsecured deficiency will be equal to $38.9 million less the sum of (i) the value of "adequate protection" payments since the Petition Date and (ii) $13.5 million.

        2.    Disputed and/or Contingent Claims Against LMUSA

        RIS has asserted a right to an Administrative Claim in the amount of approximately $11.4 million, representing the total amount of "deconversion" penalties resulting from the sales of LMUSA's mortgage servicing rights to First Nationwide and sales taxes on those amounts allegedly due the state of Texas. The deconversion penalties are triggered under the Excelis Service Bureau Agreement between RIS and LMUSA (the "RIS Agreement") when LMUSA's servicing portfolio falls below certain numbers of mortgage loans serviced.
RIS has filed a motion to have its Claim for these amounts paid as an Administrative Claim. Pursuant to an order of the Bankruptcy Court, LMUSA has withheld the full amount claimed in an interest-bearing account since the second sale of mortgage servicing rights to First Nationwide pending final resolution of RIS' Administrative Claim. RIS argues that the deconversion penalty is a payment for services rendered in deconverting the LMUSA portfolios from the RIS system and moving them to First Nationwide and that RIS' efforts in that regard greatly benefited the LMUSA Estate. LMUSA's position is that RIS was paid in full on an Administrative Claim basis for all of its deconversion services when and as performed according to the schedule of fees and charges appended to the RIS Agreement and that the deconversion penalties are unenforceable penalties or, at most, give rise to a pre-petition Claim for liquidated damages that are not entitled to administrative priority. The LMUSA Creditors' Committee has formally moved to intervene for the purpose of opposing the motion. LMUSA intends to reject the RIS Agreement and to vigorously oppose RIS' motion, but there can be no assurance of success. To be conservative, for purposes of the estimation of recoveries by the creditors of LMUSA under the LMUSA Plan, it has been assumed that RIS will have a pre-petition Claim for $10.3 million.

        In addition, RIS has asserted a Claim for approximately $955,000 as damages allegedly due as a result of LMUSA's sale and removal of its master servicing portfolio from RIS' system to First Nationwide's system. LMUSA believes there is no basis for this Claim because, among other reasons, no penalty was specified in the agreement for removal and intends to vigorously contest this Claim.

        In addition, the MSP participants described above under "LFC -- Undisputed Claims Against LFC" have asserted that they have Claims against LMUSA as well as LFC on the ground, among others, that LMUSA adopted the MSP and is jointly and severally liable with LFC for any and all causes of action they may have against LFC, at least as to those MSP participants who were formerly employees of LMUSA. The Debtors are reviewing the positions taken by the MSP participants. The LMUSA Creditors' Committee is opposed to the position taken by the MSP participants.

        In connection with its mortgage servicing and related insurance agency business, LMUSA and its insurance company subsidiaries are frequently the subject of lawsuits brought by individual homeowners on behalf of themselves or on behalf of purported classes of homeowners. Although there are currently five cases relating to the mortgage servicing business in which plaintiffs are seeking class certification, at present no case against LMUSA, other than Moore (described below), has been certified as a class action and in each such case LMUSA believes a basis exists to contest class certification.

        o In Francis et al. v. LMUSA, pending in the United States District Court for the Eastern District of Louisiana, plaintiffs had proceeded the farthest as of the Petition Date with respect to hearings on class certification. The plaintiffs had completed a Chapter 13 plan and complained that the bankruptcy-related charges imposed on payoff of their loan were excessive. While the purported class plaintiffs seek to establish a class of similarly situated mortgagors, LMUSA contends that the facts and circumstances do not permit class certification because there are few mortgagors who actually fit plaintiffs' particular fact situation.

        o The Plaintiffs in two cases are seeking class certification with respect to force-placed insurance. The plaintiffs in Yacura v. LMUSA and Lomas Insurance Services have filed a nationwide class action adversary proceeding in the bankruptcy court, which is being contested as an inappropriate proceeding for determination of liability under the provisions of the Code. LMUSA has filed a motion to dismiss the adversary proceeding; the LMUSA Creditors' Committee supports LMUSA's motion. In their adversary complaint, the Yacuras have asserted that they are entitled to damages that would be characterized as cure payments and accordingly would be entitled to administrative priority status. LMUSA disputes this contention. The Yacuras have also asserted that, to the extent they are entitled to cure payments, such payments must be made prior to Confirmation. LMUSA disputes this contention. The Yacuras have also filed a statewide class action in Allegheny County, Pennsylvania, which seeks to establish liability against Lomas Insurance with respect to force-placed policies issued at the direction of LMUSA. In Nick v. Lomas Insurance Services, in the District Court of Hennipen County, Minnesota, the plaintiffs seek a class certification against Lomas Insurance, which issued a force-placed policy at the instructions of LMUSA pursuant to the provisions of the plaintiff's mortgage. The Debtors believe that there are good defenses to this action and that, in any event, the real party in interest should be LMUSA rather than Lomas Insurance.

        o Angulo v. LFC and LMUSA, in the Superior Court for the County of San Francisco, challenges the legality of certain charges imposed in releasing paid in full loans. The case alleges nationwide violation of mortgage provisions as well as violation of state law provisions in California. Service was not effected prior to the Petition Date. While similar cases are being prosecuted by the same counsel against other mortgage companies, no case has developed sufficiently to determine the likelihood or amount of liability.


        o A proof of claim was filed by a California mortgagor, Bailey, purportedly on behalf of a class of mortgagors who were allegedly improperly charged costs incurred for inspection of properties subject to delinquent mortgages. The mortgagors subsequently filed a proceeding in the bankruptcy court seeking to permit the case to be filed and heard in District Court for the District of Delaware.

        o Moore v. LMUSA and Blue v. LMUSA, pending in the United States District Court for the Northern District of Illinois, are residual cases remaining after settlement of class action claims against LMUSA and numerous others mortgage bankers alleging improper escrow practices. While it is not expected that there will be significant liability, the cases have accrued significant legal costs and are not susceptible to easy resolution.

        In addition to the above, three individual cases have been identified as having potential liability and legal costs in the $100,000 to $150,000 range. Collins v. LMUSA, pending in the District Court of Midland County, Texas, involves the appeal by LMUSA of a jury finding that the plaintiffs' insurance premium had been paid, and awarding a judgment of approximately $90,000 against LMUSA, which had not put in place a life insurance policy based on its determination that a premium payment had not been received. LMUSA contends there was not sufficient evidence to support the jury's finding. The plaintiffs in United REO v. LMUSA, pending in the District Court for Los Angeles County, contend that they are entitled to commissions on the sale of certain foreclosed real estate pursuant to an agreement which LMUSA contends had been previously terminated. Lowery v. LMUSA, et al., pending in the District Court of Cameron County, Texas, had been scheduled for jury trial before the Petition Date. The court, in denying LMUSA's motion for summary judgment, stated that LMUSA's payoff statement, which correctly stated the due date of a mortgage being assumed, could have been clearer when the assumptors accepted the mortgagor's word that the mortgage was not in fact a year delinquent and proceeded to closing. LMUSA thereafter foreclosed on the property and sold it for the investor which is also a defendant.

        Approximately ten more cases have been identified where the exposure for liability and/or legal expense in each may total approximately $50,000. In addition, there are approximately 110 other cases involving one or more members of the Lomas Group, which are considered incident to conducting the mortgage servicing business, particularly as it relates to collecting delinquent debts or foreclosing on properties. The Debtors believe the great majority of these involve exposures under $10,000 in liability and legal expense.

C.      LIS

        The largest Claim against LIS is a Claim for damages arising out of LIS' contemplated rejection pursuant to the Joint Plan of a telecommunication services and equipment contract, which damages could amount to approximately $3.0 million. As set forth above under "Intercompany Claims -- Intercompany Expenses Allocations, Pricing and Possible Subsidies," LIS may have a Claim against LMUSA for all or a portion of such damages.

        In addition, the MSP participants described above under "LFC -- Undisputed Claims Against LFC" have asserted that they have Claims against LIS as well as LFC on the ground, among others, that LIS adopted the MSP and is jointly and severally liable with LFC for any and all causes of action they may have against LFC, at least as to those MSP participants who are formerly employees of LIS. The Debtors are reviewing the positions taken by the MSP participants.

D.      LAS

        The largest Claim against LAS is a Claim for damages arising out of LAS's contemplated rejection pursuant to the Joint Plan of various service contracts, which damages could be as high as $154,000. As set forth above under "Intercompany Claims -- Intercompany Expenses Allocations, Pricing and Possible Subsidies," LAS may have a Claim against LIS for all or a portion of such damages.

        In addition, the MSP participants described above under "LFC -- Undisputed Claims Against LFC" have asserted that they have Claims against LAS as well as LFC on the ground, among others, that LAS adopted the MSP and is jointly and severally liable with LFC for any and all causes of action they may have against LFC, at least as to those MSP participants who are formerly employees of LAS. The Debtors are reviewing the positions taken by the MSP participants.

            VIII.  POTENTIAL CLAIMS OF DEBTORS AGAINST THIRD PARTIES



        The Creditors' Committees are exploring the extent to which the Debtors have claims against third parties, whether for avoidance of prepetition transfers as fraudulent conveyances or preferences, or otherwise.

        In particular, the Creditors' Committees are investigating:

        o whether the Debtors may have claims against former directors, officers and other employees for mismanagement, negligent and/or willful or fraudulent failure to make appropriate public disclosures or breach of fiduciary duty.

        o whether the Debtors may have claims against Ernst & Young LLP, which for many years acted as the Company's auditors, or KPMG, which has acted as such since 1995, for negligence, gross negligence, willful misconduct or fraud in connection with its auditing services and/or public disclosure filings.

        o whether the Debtors may have claims against Computer Power Incorporated ("CPI"), the dominant provider of data processing services to the mortgage banking industry, arising out of CPI's negative marketing campaign against Debtor LIS and other possible unfair competition and abuse by CPI of its dominant market position.

        o whether the Debtors may have claims against Prudential or its subsidiary, Residential Services, arising out of the purchase by RIS of the assets of LIS primarily for securities the value of which was dependent on Prudential's and Residential Services' use and support of the purchased data processing system at a time when Prudential and/or Residential Services knew or should have known they were not going to use the system and in fact were planning to exit the mortgage servicing business entirely. The Debtors also may have claims for the failure of Residential Services to convert its mortgage servicing portfolio to the RIS servicing system. Residential Services has indicated that it will defend any such actions, however, on the basis that the Asset Purchase Agreement specifically preserves Residential Services' ability to make its own business plans and marketing strategies, and that Residential Services had no affirmative obligation to cause its affiliate, The Prudential Home Mortgage Company, Inc. ("PHMC"), to convert its servicing portfolio to the RIS servicing system until the termination of PHMC's existing servicing contract with CPI, which never occurred. In addition, Prudential, Residential Services and/or any of their affiliates are likely to defend such actions on the basis that RIS was not planning to exit the mortgage servicing business at the time of the purchase from LIS and that the Asset Purchase Agreement specifically preserves their ability to make business decisions and that they had no affirmative obligation to continue to operate the systems purchased from LIS or to remain in the mortgage servicing business for any period of time. Prudential has indicated that it determined to exit the mortgage service bureau business due to recurring losses on the systems that it purchased from LIS.

        In addition to the foregoing, the Creditors' Committees have asserted that the Debtors may have claims against present officers and directors based on various theories. The Debtors believe that any such claims have no merit, but, in any event, any such claim will not be released under the Plans.

        The Debtors have not performed a detailed analysis of whether payments (other than those described under "Intercompany Claims") made in the 90 days prior to the Petition Date may be avoidable as preferences under Section 547 of the Bankruptcy Code. LFC wrote 71 checks and made five wire payments representing payments aggregating $1.6 million during this period, and, at the request of the LFC Creditors' Committee, is analyzing them. The LMUSA Creditors' Committee, with respect to LMUSA, has not asked the Debtors to incur the costs required to perform a detailed analysis.

        All potential causes of action of LMUSA and the Joint Debtors (other than Intercompany Claims) will be contributed to the LMUSA Litigation Trust or the LFC Litigation Trust, as the case may be, under the relevant Plan. The trustees of the LMUSA Litigation Trust and the LFC Litigation Trust (the "Litigation Trusts") will have the responsibility to maximize the value of these assets. In order to provide resources to enable the trustees to fulfill their responsibilities, the LMUSA Plan provides for the funding of the LMUSA Litigation Trust with $5 million; the LFC Litigation Trust will be funded with $2 million. Any recoveries or excess amounts remaining in one of the Litigation Trusts after the relevant trustee has finished his responsibilities will be transferred to LMUSA or LFC, as the case may be, for distribution to holders of LMUSA or LFC Class 3 Claims.

        LFC believes that the LFC Litigation Trust will be treated for federal income tax purposes as a separately taxable entity. If this belief proves correct, the LFC Litigation Trust will have to pay tax on the income it earns and the proceeds that will be available for distribution to creditors from such Trust will be reduced as a result.

        LMUSA believes that the LMUSA Litigation Trust will be treated for federal income tax purposes as a separately taxable entity. If this belief proves correct, the LMUSA Litigation Trust will have to pay tax on the income it earns and the proceeds that will be available for distribution to creditors from such Trust will be reduced as a result.

                             IX.  CHAPTER 11 PLANS



        The principal provisions of the Plans are summarized below. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLANS, WHICH ARE ATTACHED AS EXHIBITS I & II.

A.      CLASSIFICATION OF CLAIMS AND INTERESTS

        Pursuant to Section 1123(a)(1) of the Code, the Plans designate Classes of Claims and Classes of Interests. This classification of Claims and Interests is made for the purposes of voting on the Plans and making distributions thereunder.

        The Joint Plan provides for the division of Claims against and Interests in LFC, LIS and LAS and the LMUSA Plan provides for the division of Claims against and Interests in LMUSA, into the following Classes:

        1.    Administrative Claims

        All Claims entitled to priority under Section 503(b) or 507(a)(1) of the Code ("Administrative Claims").

        2.    Priority Tax Claims

        All Claims entitled to priority under Section 507(a)(8) of the Code ("Priority Tax Claims").

        3.    Priority Non-Tax Claims

        All Claims entitled to priority under Section  507(a)(3), (4), (5) or
(6) of the Code are classified in the following Classes: LFC Class A Claims, LIS Class A Claims and LAS Class A Claims under the Joint Plan and LMUSA Class A Claims under the LMUSA Plan. Collectively these are referred to as "Priority Non-Tax Claims."

        4.    Secured Claims

            a. Joint Plan. All Secured Claims are classified into the Classes described below to reflect the interests of the holders of such Claims in each of the Joint Debtor's properties:

              o     "LFC Class 1"    --    Secured Claims against LFC;

              o     "LIS Class 1"    --    Secured Claims against LIS; and

              o     "LAS Class 1"    --    Secured Claims against LAS.

            b. LMUSA Plan. All Secured Claims are classified into the Classes described below to reflect the interests of the holders of such Claims in LMUSA's properties:

              o     "LMUSA Class 1A" --    Secured Claims by Travelers against
                                           LMUSA; and

              o     "LMUSA Class 1B" --    Other Secured Claims.

        5.    Unsecured Claims

            a. Joint Plan. Unsecured Claims are classified into the Classes described below to reflect the interests of the holders of such Claims in each of the Joint Debtor's properties:

              o     "LFC Class 2"    --    Pre-petition Claims of present or
                                           former officers, directors and
                                           employees ("D & O Claims") against
                                           LFC;

              o     "LFC Class 3"    --    Unsecured Claims against LFC other
                                           than those in LFC Class 4;

              o     "LFC Class 4"    --    Unsecured Claims (other than under
                                           or evidenced by the LFC Senior
                                           Convertible Notes) of $500 or less
                                           against LFC;

              o     "LFC Class 5"    --    Intercompany Claims against
                                           LFC;

              o     "LIS Class 2"    --    D & O Claims against LIS;

              o     "LIS Class 3"    --    Unsecured Claims against LIS;

              o     "LIS Class 4"    --    Intercompany Claims against
                                           LIS;

              o     "LAS Class 2"    --    D & O Claims against LAS;

              o     "LAS Class 3"    --    Unsecured Claims against LAS; and

              o     "LAS Class 4"    --    Intercompany Claims against
                                           LAS.

            b. LMUSA Plan. Unsecured Claims are classified into the Classes described below to reflect the interests of the holders of such Claims in LMUSA's properties:

              o     "LMUSA Class 2"  --    D & O Claims against LMUSA;

              o     "LMUSA Class 3"  --    Unsecured Claims against LMUSA other
                                           than those in LMUSA Class 4;

              o     "LMUSA Class 4"  --    Unsecured Claims (other than under
                                           or evidenced by the LMUSA Senior
                                           Notes) of $2,000 or less against
                                           LMUSA; and

              o     "LMUSA Class 5"  --    Intercompany Claims against LMUSA.

        6.    Interests

        Equity Interests are classified into separate classes in the Joint Plan ("LFC Class 6" Interests, "LIS Class 5" Interests and "LAS Class 5" Interests) and the LMUSA Plan ("LMUSA Class 6" Interests).

B.      TREATMENT OF CLAIMS AND INTERESTS

        A description of each Class of Claims and Interests and its treatment under the Plans is set forth below. Such description and the summary description set forth above under "Summary of Chapter 11 Plans -- Summary of Distributions Under the Plans" are based on estimates of the Allowed amounts of the Claims in each Class. The estimates of amounts (or ranges) of cash and securities to be distributed to each Class of Allowed Claims are based on the assumption that the actual Allowed amount of Claims in each Class is finally determined by the Bankruptcy Court to be as so estimated. In addition, such estimations (and ranges) are based on certain assumptions described under "Intercompany Claims -- Descriptions of Provisions of the Plans" regarding the resolution of Intercompany Claims.

        1.    Administrative Claims

        Administrative Claims against the Debtors consist of all Claims, other than Claims separately provided for in the Plans, entitled to priority in accordance with Section 503(b) or 507(a)(i) of the Code. The Joint Debtors estimate that the total amount of Allowed Administrative Claims against them, which will consist primarily of professional fees allowed by the Bankruptcy Court under Sections 330 and 331 of the Code, will be approximately $3.2 million. Of this amount $1.7 is an allocation of professional fees paid by LMUSA. LMUSA estimates that the total amount of its Allowed Administrative Claims will be approximately $12.4 million. $6.3 million of this amount was paid prior to the date hereof.

        Administrative Claims are not impaired. Each Allowed Administrative Claim will be paid in full in cash, (a) at the option of the relevant Debtor (before the Effective Date) or the relevant Reorganized Debtor (on or after the Effective Date)

(i) in the ordinary course of business as such Claim matures or (ii) on the later of (A) the Effective Date and (B) the date on which such Claim becomes an Allowed Claim and all other conditions to initial distribution have been satisfied unless the holder of such Claim agrees or has agreed to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim); or (b) on such other date as the Bankruptcy Court may order. Notwithstanding the foregoing, the relevant Debtor's or relevant Reorganized Debtor's failure to object to any Administrative Claim in the Reorganization Case or payment of such Claim will be without prejudice to the relevant Reorganized Debtor's right to contest, request disgorgement of or otherwise defend against such Claim in any forum.

        2.    Priority Tax Claims

            a. Joint Plan. Priority Tax Claims against LFC, LIS and LAS consist of all Claims, other than Claims separately provided for in the Joint Plan, entitled to priority in accordance with Section 507(a)(8) of the Code. The Joint Debtors estimate that the amount of Allowed Priority Tax Claims will not exceed the following:

                    o    Against LFC -- approximately $79,000;

                    o    Against LIS -- $0; and

                    o    Against LAS -- $0.

        Priority Tax Claims are not impaired. Each Allowed Priority Tax Claim will be paid in full in cash on the Distribution Date for such Claim, unless the holder thereof agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim); provided, however, that the relevant Debtor may elect to have any Allowed Priority Tax Claim paid in deferred cash payments over a period not to exceed six years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, which option will be exercised by written notice given to the holder of a Priority Tax Claim delivered on or before the Distribution Date for such Claim specifying a payment schedule, a rate of interest, and the date by which an objection to such treatment must be filed and served. The relevant Reorganized Debtor will have the right to prepay any Allowed Priority Tax Claim, in whole or in part at any time without penalty. For the purposes of the preceding sentence, the relevant Debtor and relevant Reorganized Debtor for the payment of Allowed Priority Tax Claims against LAS will be LFC and Reorganized LFC.

            b. LMUSA Plan. Priority Tax Claims against LMUSA consist of all Claims, other than Claims separately provided for in the LMUSA Plan, entitled to priority in accordance with Section 507(a)(8) of the Code. LMUSA estimates that the amount of Allowed Priority Tax Claims will not exceed $540,000.

        Priority Tax Claims are not impaired. Each Allowed Priority Tax Claim will be paid in full in cash on the Distribution Date for such Claim, unless the holder thereof agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim); provided, however, that LMUSA may elect to have any Allowed Priority Tax Claim paid in deferred cash payments over a period not to exceed six years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, which option will be exercised by written notice given to the holder of a Priority Tax Claim delivered on or before the Distribution Date for such Claim specifying a payment schedule, a rate of interest, and the date by which an objection to such treatment must be filed and served. Reorganized LMUSA will have the right to prepay any Allowed Priority Tax Claim, in whole or in part at any time without penalty.

        3.    Priority Non-Tax Claims

            a.  Joint Plan.         Priority Non-Tax Claims against the Debtors
consist of all Claims, other than Claims separately provided for in the Joint Plan, entitled to priority in accordance with Section 507(a)(3),(4),(5) or (6) of the Code. The Debtors estimate that the amount of Allowed Priority Non-Tax Claims will not exceed the following:

                    o    LFC Class A -- $0;

                    o    LIS Class A -- $0; and

                    o    LAS Class A -- $0.

        LFC Class A Claims, LIS Class A Claims, LAS Class A Claims are not impaired. Each Allowed Priority Non- Tax Claim will be paid in full in cash on the Distribution Date for such Claim or, at the option of the relevant Reorganized Debtor, in the ordinary course of business as such Claim matures, unless such holder agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim). For the purposes of the previous sentence, the relevant Debtor and relevant Reorganized Debtor for the payment of Allowed Priority Non-Tax Claims against LAS will be LFC and Reorganized LFC.

              b.    LMUSA Plan.      Priority Non-Tax Claims against the
Debtors consist of all Claims, other than Claims separately provided for in the LMUSA Plan, entitled to priority in accordance with Section 507(a)(3),(4),(5) or (6) of the Code. The Debtors estimate that the total amount of Allowed Priority Non-Tax Claims will not exceed $15,000.

        LMUSA Class A Claims are not impaired. Each Allowed Priority Non-Tax Claim will be paid in full in cash on the Distribution Date for such Claim or, at the option of the Reorganized LMUSA, in the ordinary course of business as such Claim matures, unless such holder agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim).

        4.    Secured Claims

            a. Joint Plan. LFC, LIS and LAS Class 1 Claims consist of all Secured Claims against the relevant Debtor unless, for technical compliance with the Code, any member of LFC, LIS or LAS Class 1 is entitled to be included in a separate Class, in which case such member would be deemed to be a member of a separate Class identified by the number 1 and the next unused alphabetical letter. The Joint Debtors estimate that the total Allowed amount of Class 1 Claims will be as follows:

                    o    LFC Class 1 Claims -- $0;

                    o    LIS Class 1 Claims -- $0; and

                    o    LAS Class 1 Claims -- $0.

        LFC, LIS, LAS Class 1 Claims are impaired. Each holder of an Allowed LFC Class 1 Claim will receive one of the following: (a) the property of LFC in which such holder has a valid, perfected security interest; (b) a promissory note executed by Reorganized LFC providing for deferred cash payments satisfying the requirements of section 1129(b)(2)(A)(i)(II) of the Code secured by a lien on assets of Reorganized LFC satisfying the requirements of section 1129(b)(2)(A)(i)(I) of the Code; or (c) cash in an amount equal to such Allowed LFC Class 1 Claim. Each holder of an Allowed LIS Class 1 Claim or an Allowed LAS Class 1 Claim will receive the property of LIS or LAS, as the case may be, in which such holder has a valid, perfected security interest.

            b. LMUSA Plan. LMUSA Class 1A Claims consist of the Travelers Secured Claim; and LMUSA Class 1B Claims consist of all other Secured Claims against LMUSA, unless, for technical compliance with the Code, any member of this Class is entitled to be included in a separate class, in which case such member would be deemed to be a member of a separate Class identified by the number 1 and the next unused alphabetical letter. LMUSA estimates that the total Allowed amount of LMUSA Class 1 Claims will be as follows:

                    o    LMUSA Class 1A Claims -- approximately $11.45 million;
                                                  and

                    o    LMUSA Class 1B Claims -- $0.

        LMUSA Class 1 Claims are impaired. Provided that the closing of the sale of the Lomas Campus occurs in accordance with the terms of the Travelers Stipulation and Order, Travelers is entitled to receive from the Debtor at such closing (A) approximately $11,450,000 plus (B) 50% of the excess, if any, of the amount actually paid at such closing over and above $23,000,000 (which excess shall be net of up to $250,000 payable, if applicable, to Benton Properties as a due diligence reimbursement fee). If the closing of the sale of the Lomas Campus does not occur in accordance with the provisions of the Travelers Stipulation and Order, Travelers shall be entitled to receive on the later to occur of the Effective Date and the date of the delivery of the Travelers Termination Notice, the sum of $11.5 million. If payment does not occur by January 31, 1997, the $11.5 million will bear interest until paid at 6.5% per annum.

        In accordance with the terms of the Travelers Stipulation and Order, the LMUSA Class 1A Claim has been Allowed in an amount equal to the cash payment described above. If the closing of the sale of the Lomas Campus and the related payments to Travelers were completed in accordance with the Travelers Stipulation and Order prior to the Effective Date, the LMUSA Class 1A Claim would be deemed to have been satisfied and no further amount would be payable in respect thereof under the Plan. If the closing of the sale of the Lomas Campus has not occurred as of the Effective Date and Travelers has not delivered the Travelers Termination Notice, LMUSA and the Reorganization Debtor will establish a reserve in the amount of $11.5 million, for the payment of the Travelers Secured Claim.

        5.    Unsecured Claims - D & O Claims

            a. Joint Plan. LFC, LIS and LAS Class 2 Claims each consist of all D & O Claims against the relevant Debtor. LFC, LIS and LAS Class 2 Claims are unsecured and are impaired. Holders of such Claims will receive no distribution from the respective Debtor in respect of such Claims but rather will have recourse to the insurance policies maintained by the Debtors for their benefit to the extent such policies cover their Claims.

            b. LMUSA Plan. LMUSA Class 2 Claims consist of all D & O Claims against the relevant Debtor. LMUSA Class 2 Claims are unsecured and are impaired. Holders of LMUSA Class 2 Claims will receive no distribution from LMUSA in respect of such Claims but rather will have recourse to the insurance policies maintained by the Debtors for their benefit to the extent such policies cover their Claims.

        6.    Unsecured Claims

            a. Joint Plan. LFC, LIS and LAS Class 3 Claims each consist of all Unsecured Claims against the appropriate Joint Debtor other than Unsecured Claims separately provided for in the Joint Plan.

        The Joint Debtors estimate that Unsecured Claims will not exceed the following:

                    o    LFC Class 3 Claims -- approximately $155.7 million;

                    o    LIS Class 3 Claims -- approximately $3.1 million; and

                    o    LAS Class 3 Claims -- approximately $162,000.

        LFC, LIS and LAS Class 3 Claims are impaired. On the Effective Date, each holder of an Allowed LFC Class 3 Claim will be entitled to receive such holder's pro rata share of (a) 1,000,000 shares of New LFC Common Stock and (b) all cash of LFC, after (i) any payment by LFC into the Intercompany Claims Reserve, if any, (ii) appropriate reserves for Administrative Claims, Priority Claims, Secured Claims and Convenience Unsecured Claims, (iii) payment of $2 million (or such other amount on the LFC Creditors' Committee will specify) into the LFC Litigation Trust (iv) a reserve for working capital of an amount equal to $3 million or such other amount as is specified by the LFC Creditors' Committee in writing to the Debtors and the Bankruptcy Court at least three days prior to the commencement of the hearing on Confirmation of the Joint Plan. After the Effective Date, each holder of an Allowed LFC Class 3 Claim will be entitled to receive such holder's pro rata share of all subsequently received net cash proceeds from the disposition of, or net income on, Non-Reorganization Assets of LFC or Reorganized LFC, and all cash subsequently distributed to Reorganized LFC from the Intercompany Claims Reserve or the LFC Litigation Trust. Such entitlements on and after the Effective Date are referred to herein as "LFC Distributable Cash."

        Each holder of an Allowed LIS Class 3 Claim will be entitled to receive such holder's pro rata share of cash in the amount of funds available in LIS after the payment by LIS (i) into appropriate reserves for Administrative Claims and Priority Claims and (ii) of any amounts owing to the holders of LIS Class 1 Claims.

        Each holder of an Allowed LAS Class 3 Claim will be entitled to receive such holder's pro rata share of cash in the amount of the excess of funds available in LAS after the payment by LAS (i) into appropriate reserves for Administrative Claims and Priority Claims and (ii) of any amounts owing to the holders of LAS Class 1 Claims.

            b. LMUSA Plan. LMUSA Class 3 Claims consist of all Unsecured Claims against LMUSA other than Unsecured Claims separately provided for in the LMUSA Plan. LMUSA estimates that the LMUSA Class 3 Claims will not exceed $399.9 million.

        LMUSA Class 3 Claims are impaired. On the Effective Date, each holder of an Allowed LMUSA Class 3 Claim will be entitled to receive such holder's pro rata share of (a) 3,000,000 shares of New LMUSA Common Stock and (b) all cash of LMUSA, after any payment by LMUSA (i) into the Intercompany Claims Reserve, if any, (ii) into appropriate reserves for Administrative Claims, Priority Claims, Secured Claims and Convenience Unsecured Claims, (iii) of $5 million or such other amount as the LMUSA Creditors' Committee shall specify into the LMUSA Litigation Trust and (iv) into a reserve for working capital of an amount equal to $5 million or such other amount as is specified by the LMUSA Creditors' Committee in writing to the Debtors and the Bankruptcy Court at least three days prior to the commencement of the hearing on Confirmation of the LMUSA Plan. After the Effective Date, each holder of an Allowed LMUSA Class 3 Claim will be entitled to receive such holder's pro rata share of all subsequently received net cash proceeds from the disposition of, or net income on, Non-Reorganization Assets of LMUSA or Reorganized LMUSA, and all cash subsequently distributed to Reorganized LMUSA from the Intercompany Claims Reserve or the LMUSA Litigation Trust. Such entitlements on and after the Effective Date are referred to herein as "LMUSA Distributable Cash."

        7.    Convenience Unsecured Claims

            a. Joint Plan. LFC Class 4 Claims consist of (a) Unsecured Claims against LFC in an amount equal to or less than $500 and (b) Unsecured Claims that would be otherwise classified as LFC Class 4 Claims but as to which the holder has agreed in writing to reduce such Claim to $500 and to release and to waive any further or additional Claim. The Joint Debtors estimate that the total Allowed amount of LFC Class 4 Claims will be approximately $1,000.

        LFC Class 4 Claims are impaired. Each holder of an Allowed LFC Class 4 Claim will receive 25% of the Allowed amount of such Claim in cash on the Distribution Date for such Claim. If the holders of LFC Class 4 Claims are found by the Bankruptcy Court, in accordance with Section 1126(c) of the Code, to have rejected the Joint Plan, then the LFC Class 4 Claims will become, and will be treated for all purposes under the Joint Plan as, LFC Class 3 Claims.

            b. LMUSA Plan. LMUSA Class 4 Claims consist of (a) Unsecured Claims against LMUSA in an amount equal to or less than $2,000 and (b) Unsecured Claims that would be otherwise classified as LMUSA Class 4 Claims but as to which the holder has agreed in writing to reduce such Claim to $2,000 and to release and to waive any further or additional Claim. LMUSA estimates that the total Allowed amount of LMUSA Class 4 Claims will be approximately $66,000.

        LMUSA Class 4 Claims are impaired. Each holder of an Allowed LMUSA Class 4 Claim will receive 67.4% of the Allowed amount of such Claim in cash on the Distribution Date for such Claim. If the holders of LMUSA Class 4 Claims are found by the Bankruptcy Court, in accordance with Section 1126(c) of the Code, to have rejected the LMUSA Plan, then the LMUSA Class 4 Claims will become, and will be treated for all purposes under the LMUSA Plan as, LMUSA Class 3 Claims.

        8.    Intercompany Claims

            a. Joint Plan. LFC Class 5 Claims, LIS Class 4 Claims and LAS Class 4 Intercompany Claims against LFC, LIS and LAS, as the case may be. See "Intercompany Claims--Description of the Provisions of the Plans" for a discussion of the nature and estimated maximum amount of such Claims.





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

        LFC Class 5 Claims, LIS Class 4 Claims and LAS Class 4 Claims are impaired. To the extent that any LFC Class 5, LIS Class 4 or LAS Class 4 Claim may be Allowed as an unsecured pre-petition Claim, the holder thereof will receive distributions of comparable value to those received in respect of LFC Class 3 Claims, LIS Class 3 Claims or LAS Class 3 Claims, as the case may be; to the extent such Claim may be Allowed as an Administrative Claim or Priority Non-Tax Claim, the holder thereof will receive distributions of, or of a value equal to, the Allowed amount thereof of such Claim, subject to the availability of funds.

            b. LMUSA Plan. LMUSA Class 5 Claims, consist of the Intercompany Claims against LMUSA. See "Intercompany Claims--Description of the Provisions of the Plans" for a discussion of the nature and estimated maximum amount of such Claims.

        LMUSA Class 5 Claims are impaired. To the extent that any LMUSA Class 5 Claim may be Allowed as an unsecured pre-petition Claim, the holder thereof will receive distributions of comparable value to those received in respect of LMUSA Class 3 Claims; to the extent such Claim may be Allowed as an Administrative Claim or Priority Non-Tax Claim, the holder thereof will receive distributions of, or of a value equal to, the Allowed amount thereof of such Claim subject to the availability of funds.

        9.    Equity Interests

            a. Joint Plan. LFC Class 6 Interests, LIS Class 5 Interests and LAS Class 5 Interests consist of the Interests of the holders of record of LFC's or LIS' Common Stock and of LFC, as the sole stockholder of LAS, which is in the process of liquidation. As of the Petition Date, 20,100,000 shares of LFC Common Stock were outstanding, and 1,000 shares of LIS Common Stock all of which were owned by LFC, were outstanding.

        LFC Class 6 Interests and LIS Class 5 Interests are impaired. LAS Class Interests are not impaired. On the Effective Date, all LFC Class 6 Interests will be cancelled and no distributions under the Joint Plan will be made in respect thereof. LFC, as the holder of all LIS Class 5 Interests will retain its Interest, but its legal rights will be affected by adoption of LIS' Amended and Restated Certificate of Incorporation. LAS was in liquidation under state law before the Petition Date and will be liquidated for the benefit of its creditors and after the (i) payment into appropriate reserves for Administrative Claims and Priority Claims and (ii) distribution of any entitlements to the holders of LAS Class 2, 3 and 4 Claims, any assets remaining will be transferred to LFC, above being transferred to LFC, as holder of all LAS Class 5 Interests, as a liquidating distribution.

            b. LMUSA Plan. LMUSA Class 6 Interests consist of the Interests of the holders of record of LMUSA's Common Stock. As of the Petition Date, 1,000 shares of LMUSA Common Stock were outstanding, all of which were owed by LFC.

        LMUSA Class 6 Interests are impaired. On the Effective Date, all LMUSA Class 6 Interests will be cancelled and no distributions under the LMUSA Plan will be made in respect thereof.

C.      CONDITIONS PRECEDENT

        1.    Conditions to Confirmation

        Each Plan contains the following conditions precedent to Confirmation:
(a) Bankruptcy Court approval of all relevant agreements, trustees, agents and mediators and authorization of the Debtors, the Intercompany Claims Agent, if any, and the LFC or LMUSA Litigation Trustees, to make any contemplated transfers of property; (b) the relevant Creditors' Committee shall have provided the new names of the relevant Reorganized Debtor or Debtors and the names of the members of the Board of Directors and officers of each; (c) receipt of any necessary no-action letters from the SEC, rulings from the IRS or other government approvals. In addition, under the Joint Plan, the trustee of the "rabbi trust" in which assets of the MSP are held will have turned over or been ordered to turn over to LFC the assets held in the "rabbi trust." There can be no assurance that these conditions to Confirmation will be met. Any and all conditions precedent to Confirmation may be waived by the LFC Creditors' Committee or the LMUSA Creditors' Committee, as the case may





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

be, other than the conditions set forth in clauses (a) and (b) above. IT IS IMPORTANT TO NOTE THAT THE JOINT PLAN AND THE LMUSA PLAN ARE INDEPENDENT, AND EACH PLAN CAN BE CONFIRMED EVEN IF THE OTHER PLAN IS NOT CONFIRMED.

        2.    Conditions to Distribution.

        It is a condition precedent to the first distribution to holders of Unsecured Claims (i.e. LFC Class 3 Claims, LIS Class 3 Claims, LAS Class 3 Claims and LMUSA Class 3 Claims) that (a) the Creditors' Committees have (i) settled the Intercompany Claims as described below, (ii) created an Intercompany Claims Reserve to be funded by one or more Debtors transferring assets agreed on by such parties pending the resolution of the Intercompany Claims through litigation, mediation or settlement, or (b) the Bankruptcy Court has entered an order, either (i) determining the Allowed amounts and types of the Intercompany Claims against the Debtors or (ii) estimating the Allowed amounts and types of such Intercompany Claims or the maximum Allowed amounts thereof for the purpose of (A) creating an Intercompany Claims Reserve described above or (B) establishing distribution holdbacks, as the Bankruptcy Court directs. As described above, for purposes of distribution holdbacks, to the extent that any Intercompany Claim may be Allowed as an unsecured pre-petition Claim, the holder will receive distributions of comparable value to those received in respect of LFC Class 3 Claims, LIS Class 3 Claims, LAS Class 3 Claims or LMUSA Class 3 Claims, as the case may be; to the extent it may be Allowed as an Administrative Claim or Priority Non-Tax Claim, the holder will receive distributions of, or of a value equal to, the Allowed amount thereof.

D.      DISTRIBUTIONS UNDER THE PLANS

        1.    Allocation of Administrative Expenses

        For purposes of calculating distributions, it has been assumed that 80% of the Debtors' Administrative Claims will be borne by LMUSA and 20% by LFC. The final allocation will depend on (i) the amounts of Allowed Administrative Claims ultimately incurred in connection with the administration of each Estate and (ii) where an expense was incurred in the administration of more than one of the Debtors' Estates, the allocation of such expenses as among those Estates. The Plans provide that such allocation will be (i) based on percentages recommended by KPMG, or (ii) if LFC and LMUSA or their respective Creditors' Committees do not agree with KPMG's recommendation, determined by agreement, or (iii) lacking such agreement, determined by the Bankruptcy Court.

        2.    Initial Distributions

        On or as soon as practicable after the Effective Date of the relevant Plan, the Reorganized Debtors, will make all the distributions described above; provided that, only for purposes of distributions in respect of LFC Class 3 Claims, LIS Class 3 Claims, LAS Class 3 Claims and LMUSA Class 3 Claims, it will be presumed that all Disputed Claims will be Allowed at their face amount and, regarding the LMUSA Class 3 Claim only, Travelers' LMUSA Class 1 Claim will be $11,450,000 and Travelers' LMUSA Class 3 Claim will be calculated in accordance with paragraph (i) of the definition of "Travelers Unsecured Claim" in Article 1 of the LMUSA Plan, with the result that a portion of the assets (including, without limitation, the LMUSA Distributable Cash) and New LMUSA Common Stock available for distribution will be held until the Allowed amounts of all Disputed Claims and the Allowed amount of Travelers' LMUSA Class 3 Claim are determined.

        3.    Subsequent Distributions on LFC Class 3 Claims and LMUSA Class 3
              Claims

        All LFC Distributable Cash, LMUSA Distributable Cash (collectively, the "Distributable Cash"), LFC Stock, and New LMUSA Common Stock that is not distributed by a Reorganized Debtor on or promptly after the Effective Date will be held by such Reorganized Debtor. Promptly after any Disputed LFC Class 3 Claim or Disputed LMUSA Class 3 Claim becomes an Allowed Claim, the appropriate Reorganized Debtor will cause to be distributed to the holder of such Allowed Claim (i) the LFC Distributable Cash and New LFC Common Stock or
(ii) the LMUSA Distributable Cash and New LMUSA Common Stock, as the case may be, that such holder would have been entitled to receive if such Claim had been Allowed on the appropriate Effective Date in the amount in which it has become Allowed. On the 15th day of the month, starting with the first such date that is at least 30 days after the appropriate Effective Date (the "Monthly Distribution

Date") and on which there is at least $500,000 (in the case of Reorganized LFC) or $1 million (in the case of Reorganized LMUSA) of Distributable Cash available to distribute, the Reorganized Debtors will make additional distributions of LFC Distributable Cash and New LFC Common Stock and LMUSA Distributable Cash and New LMUSA Common Stock, as the case may be, to holders of Claims that were Allowed on the Effective Date or subsequently have become Allowed on or before the last day of the calendar month immediately preceding such Monthly Distribution Date, in amounts necessary to cause such holders to have received aggregate distributions of LFC Distributable Cash and New LFC Common Stock and LMUSA Distributable Cash and New LMUSA Common Stock, as the case may be, in respect of such Allowed Claims equal to the distributions thereof that such holders would have received in respect of such Allowed Claims on or promptly after the appropriate Effective Date of the appropriate Plan if (i) such Allowed Claims had been Allowed on such Effective Date in the amounts in which they are Allowed on the last day of such calendar month and (ii) Claims or portions thereof that have become disallowed (A) after such Effective Date and (B) before the last day of such calendar month, had been disallowed on such Effective Date.

        If the Effective Date or any Monthly Distribution Date occurs prior to the closing, if any, of the sale of the Lomas Campus pursuant to the Travelers Stipulation and Order and prior to the delivery, if any, of the Travelers Termination Notice, then (i) solely for the purpose of making a distribution to Travelers on the Effective Date or such Monthly Distribution Date, the Travelers Unsecured Claim will be equal to approximately $38.9 million less the sum of (A) the "adequate protection" payments received through the Effective Date or such Monthly Distribution Date by Travelers and (B) $13.5 million and
(ii) a reconciliation and payment will be made as between the Travelers and LMUSA or Reorganized LMUSA immediately following determination of the actual amount of the Travelers Unsecured Claim in accordance with the provisions of the LMUSA Plan so that Travelers will have received and retained the amount of LMUSA Distributable Cash and New LMUSA Common Stock that it would have been entitled to receive under the Plan on the Effective Date and any Monthly Distribution Date if the amount of Travelers' LMUSA Class 3 Claim had been known on the Effective Date.

        4.    Subsequent Distributions on LIS Class 3 Claims and LAS Class 3
              Claims

        The provisions above with respect to the distribution of LFC Distributable Cash to holders of LFC Class 3 Claims also applies, mutatis mutandis, with respect to the distribution to holders of LIS Class 3 Claims and LAS Class 3 Claims of cash of LIS and LAS available for distribution to holders of such Claims.

        5.    Cash Distributions

        All payments of cash to be made under the Plans will be made by the relevant Reorganized Debtor or its designee, the LFC Litigation Trustee, the LMUSA Litigation Trustee or the Intercompany Claims Agent. Any payment of cash may be made either by check or by wire transfer, at the option of the Reorganized Debtor, the LFC Litigation Trustee, the LMUSA Litigation Trustee or the Intercompany Claims Agent, as the case may be, and all payments in excess of $250,000 to holders of Allowed Claims who timely provide wire instructions will be by wire transfer. Notwithstanding the foregoing, (a) distributions on account of Claims of holders of $140 million 9% Senior Convertible Notes due October 1, 2003 ("LFC Senior Convertible Notes") will be paid to the LFC Indenture Trustee, which will be responsible for making distributions to such holders and (b) distributions on account of Claims of holders of LMUSA Senior Notes will be paid to the LMUSA Indenture Trustee, which will be responsible for making distributions to such holders. Each of the LFC Indenture Trustee and the LMUSA Indenture Trustee will retain its lien and priorities for its fees and expenses as set forth in the LFC Indenture and the LMUSA Indenture.

        6.    Issuance of New LFC Common Stock and New LMUSA Common Stock

        On or as soon as practicable after the Effective Date, each of Reorganized LFC and Reorganized LMUSA will issue shares of its New Common Stock and will distribute them to the holders of LFC Class 3 Claims and LMUSA Class 3 Claims entitled thereto.

        7.    Distribution of Fractional Shares of New Common Stock

        The distribution of shares of New Common Stock may mathematically entitle the holder of an Allowed LFC Class 3 Claim or LMUSA Class 3 Claim to a fractional share of the relevant New Common Stock. Notwithstanding the foregoing, each Reorganized Debtor will not distribute any fractional shares of its New Common Stock; rather all such fractional shares will be aggregated into a whole number of shares of the appropriate New Common Stock, which whole shares of will be allocated and distributed by Reorganized LFC and Reorganized LMUSA as follows:


              a. each Reorganized Debtor will rank from largest to smallest the fractional interests in shares of its New Common Stock held by holders of Allowed LFC Class 3 Claims and Allowed LMUSA Class 3 Claims, as the case may be. In the case of ties (fractions having the same size), each Reorganized Debtor will decide such tie by the size of Allowed Claims (the higher ranking going to the holder of the larger Allowed Claim). In the event the tie cannot be broken in such manner, each Reorganized Debtor will decide such tie by lot;

              b. each Reorganized Debtor will allocate one whole share of its New Common Stock to the holder of the Allowed LFC Class 3 Claim or Allowed LMUSA Class 3 Claim having the largest fractional interest in a share of the relevant New Common Stock and any additional whole shares to the holders of Allowed LFC Class 3 Claims or Allowed LMUSA Class 3 Claims (one per holder), as the case may be having the next largest fractional interest in a share of the appropriate New Common Stock, until all such whole shares have been allocated.

              c. Those shares of New Common Stock allocated in the above manner will be distributed by the appropriate Reorganized Debtor to the parties to whom they have been allocated.

        8. Surrender and Cancellation of LFC Senior Convertible Notes and LMUSA Senior Notes

            a. No distribution will be made to or on behalf of a holder of LFC Senior Convertible Notes and LMUSA Senior Notes ("Public Debt Securities") unless and until such holder surrenders such Public Debt Securities to the LFC Indenture Trustee or the LMUSA Indenture Trustee (each an "Indenture Trustee"), as the case may be, for cancellation pursuant to written instructions to such holders from the appropriate Reorganized Debtor. Any holder of a Public Debt Security that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Public Debt Security, deliver to the LFC Indenture Trustee or the LMUSA Indenture Trustee, as the case may be, (i) evidence satisfactory to such Indenture Trustee of the loss, theft, mutilation or destruction of such Public Debt Security and (ii) such security or indemnity as may reasonably be required by the appropriate Indenture Trustee and Reorganized Debtor to hold both the appropriate Indenture Trustee and Reorganized Debtor harmless with respect thereto.

            b. Any holder of a Public Debt Security that has not satisfied these requirements within two years after the Effective Date will receive no distribution on account of its LFC Class 3 Claim or LMUSA Class 3 Claim and will be forever barred from asserting any Claim thereon. As soon as practicable after the second anniversary of the Effective Date, the relevant Indenture Trustee shall pay any distribution to which such holder would have been entitled to the holders of the relevant Public Debt Security who did satisfy these requirements within two years after the appropriate Effective Date, in proportion to the amount of the Public Debt Securities surrendered by such holders.

E.      OTHER PROVISIONS OF THE PLANS

        1.    Channeling Order

        Any and all postpetition Claims relating to the administration of the Chapter 11 case against any and all of the Debtors and their directors, officers, employees, and Professionals, or the Creditors' Committees and their members and Professionals, may be brought only in the Bankruptcy Court. The bar date for applications for payment of Administrative Claims (including compensation of Professionals) incurred prior to the Effective Date will be a date established the Bankruptcy Court not later than 45 days after the Effective Date.

        2.    Assumption and Rejection of Executory Contracts and Unexpired
              Leases

        The Plan effects the rejection of all the Debtors' executory contracts and unexpired leases, except those that have been assumed prior to the date of the Confirmation Order, or are then the subject of pending motions to assume. Any Claim for damages arising by reason of the rejection of an executory contract or unexpired lease by operation of the provisions of the Plans will constitute a Claim only if a proof of claim therefor is (or has been) filed not later than 30 days after the Confirmation Date. Any such Claim will be treated as an Unsecured Claim in LFC Class 3, LIS Class 3, LAS Class 3 or LMUSA Class 3, as appropriate.


        3.    Setoff

        Except as otherwise provided in the Plans, each Reorganized Debtor may, but will not be required to, set off against any Claim and the distributions to be made by it in respect of such Claim, any claims of any nature whatsoever that such Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim will constitute a waiver or release of any claim such Debtor may have against such holder.

        4.    Cancellation and Release of Existing Securities, Agreements and
              Liens

        On the Effective Date, all evidences of Claims or Interests against a Debtor that are impaired under the Plans, including, without limitation, Common Stock or Public Debt Securities of such Debtor (and any liens, securities, instruments, documents or agreements created or entered into in connection therewith), and any other liens, securities, instruments, documents and agreements, in each case, will be deemed released, cancelled and terminated, and the obligations of such Debtor relating to or arising under, in respect of or in connection with such liens, securities, instruments, documents or agreements will be cancelled, extinguished and discharged; provided, however, that notes and other evidence of such Claims will, effective on the Effective Date, represent the right, enforceable against the Reorganized Debtor, to participate in distributions provided for by the Plans. In the event that the order approving Confirmation is reversed or vacated, the status quo will be maintained and the holders of Claims and Interests will retain their Claims and Interests.

        5.    Certain Assets to be Held in Trust

        Each Reorganized Debtor will be required to hold its Non-Reorganization Assets in trust pending their dispositions and/or distribution to creditors in accordance with the terms hereof and will not be permitted to commingle such assets with its Reorganization Assets. This is intended to insulate these assets from the claims of creditors of the Reorganized Debtors arising after the Effective Date. For federal tax purposes, the Non-Reorganization assets may be deemed to have been transferred to the creditors entitled to cash distributions and immediately retransferred to the appropriate Reorganized Debtor as trustee. Such creditors may be treated as grantors of the trust and deemed owners of the trust assets. See "Federal Income Tax Consequences of the Plans -- Tax Consequences to Creditors -- Non- Reorganization Assets of LFC, LIS and LMUSA." Each Reorganized Debtor, as trustee, will liquidate the Non-Reorganization Assets as promptly as possible consistent with the maximization of the value of such assets. The LFC Creditors' Committee has the right to change this provision up to the third Business Day prior to the commencement of the Confirmation Hearing with respect to the LFC Plan, in which case LFC's Non-Reorganization Assets would not be held in trust for creditors and could be commingled with LFC's Reorganization Assets.

        6.    LFC and LMUSA Litigation Trusts

        On the Effective Date, the Joint Debtors will be deemed to have transferred and assigned to the LFC Litigation Trust, and LMUSA will be deemed to have transferred and assigned to the LMUSA Litigation Trust, any and all claims, rights, or causes of action that constitute property of the relevant Estates or of the Joint Debtors or LMUSA, as the case may be, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under section 502(d) of the Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims. On or as soon as practicable after the Effective Date, Reorganized LFC and Reorganized LMUSA shall transfer to the relevant

Litigation Trust, $2 million (in the case of Reorganized LFC) and $5 million (in the case of Reorganized LMUSA), or such other amount as the relevant Creditors' Committee will specify in writing at least three (3) Business Days prior to the commencement of the Confirmation Hearing, to fund the administration of the relevant Litigation Trust.

        The LFC Litigation Trustee and the LMUSA Litigation Trustee (each, a "Litigation Trustee") will be responsible for pursuing the third party claims and causes of action assigned the respective Litigation Trust through litigation or, if appropriate, settlement and distributing any net proceeds of such litigation of settlement, in the case of the LFC Litigation Trust to Reorganized LFC for distribution to holders of LFC Class 3 Claims and in the case of the LMUSA Litigation Trust to Reorganized LMUSA for distribution to holders of LMUSA Class 3 Claims.


        7.    Contributions to Litigation Trusts and Intercompany Claims Reserve

        On and after the Effective Date, all property transferred to either Litigation Trust or the Intercompany Claims Reserve, if any, under the Plans will be free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants and equity security holders, the Debtors, the Reorganized Debtors, their Estates and any other entities, except the rights with respect thereto created pursuant to, provided for or recognized in the Plans, the LFC or LMUSA Litigation Trust Agreement, the Intercompany Claims Agreement or the Confirmation Order.

        8.    Retiree Medical Benefits

        On and after the Effective Date, LFC and LMUSA, under the Joint Plan and the LMUSA Plan, respectively, will be required to continue to provide all retiree benefits (as defined in Section 1114 of the Code) at the level established pursuant to Section 1114(c)(1)(B) or Section 1114(g) of the Code.

             X.  SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLANS


        The following discussion summarizes certain provisions of the securities to be distributed pursuant to the Plans. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the instruments pursuant to which such securities are to be issued, forms of which are attached as exhibits to the Plans.

A.      NEW LFC CAPITAL STOCK

        Reorganized LFC will be authorized, pursuant to the Reorganized
LFC Charter, to have outstanding 3,000,000 shares of New LFC Common Stock. Holders of New LFC Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the LFC Board of Directors in its discretion from funds legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of Reorganized LFC, whether voluntary or involuntary or otherwise, the holders of New LFC Common Stock will be entitled to share, pro rata, in any property that may be available for distribution after satisfaction of all other Claims, including entitlements of holders of LFC preferred stock, if any. With respect to voting rights, each holder of New LFC Common Stock will be entitled to one vote, in person or by proxy, for each share of stock owned.

        The shares of New LFC Common Stock will have no preemptive or other subscription rights and there will be no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of New LFC Common Stock will be fully paid and non-assessable. It is not anticipated that shares of New LFC Common Stock will qualify for listing on any national exchange nor that trading privileges will be granted on NASDAQ. Accordingly, it may be difficult to obtain quotations for the value of New LFC Common Stock and holders thereof should consult their brokers for quotations.

        The Reorganized LFC Charter will give the LFC Board of Directors the power to authorize Reorganized LFC to issue up to 1,000,000 shares of preferred stock having whatever terms the LFC Board of Directors considers appropriate.

B.      RESTRICTIONS ON TRANSFER OF NEW LFC COMMON STOCK

        Solely for the purpose of maximizing the likelihood that Reorganized LFC, or one or more other members of the group of corporations which will file a consolidated Federal income tax return together with Reorganized LFC will be able to utilize the tax attributes to which it is or may, pursuant to the Internal Revenue Code of 1986, as amended (the "Tax Code"), become entitled (the "LFC Group Tax Benefits"), Article Eleventh of Reorganized LFC's Certificate of Incorporation restricts the ability of holders of various Reorganized LFC securities to transfer, directly or indirectly, any interest in such securities to certain persons. Article Eleventh provides that, with certain specified exceptions, no person other than Reorganized LFC shall transfer any Reorganized LFC "Stock," as defined (including but not limited to New LFC Common Stock), or "Warrants," as defined, to the extent that the transfer, if effective, would cause the "Ownership Interest Percentage," as defined, of any person to increase to 4.5% or above, or from 4.5% or above to a greater Ownership Interest Percentage.

        Article Eleventh further provides that the prohibition just described does not apply to a transfer if, prior to such transfer being consummated (or, in the case of an involuntary transfer, as soon as practicable thereafter) the Board of Directors approves the transfer. Board approval will be given unless the Board concludes (a) that there is a reasonable likelihood that such transfer, if permitted, would create or increase a material risk that limitations would be imposed on the utilization of the LFC Group Tax Benefits pursuant to Section 382 of the Tax Code and (b) that the benefits of such transaction to the shareholders of Reorganized LFC as a whole are not sufficient to permit the transfer in the light of the risk or increase in risk caused thereby.

        The expiration date for Article Eleventh is the fourth anniversary of the Effective Date of the LFC Plan. The LFC Creditors' Committee has the right to change the provisions of Article Eleventh up to the third Business Day prior to the commencement of the Confirmation Hearing with respect to the LFC Plan. The LFC Committee may use this right in order to (a) shorten the period after which Article Eleventh expires and (b) amend Article Eleventh to limit further the Board of Directors' ability to withhold approval of transfers which otherwise would be prohibited under Article Eleventh, and may also make other changes.

        A legend in the following form will appear on certificates representing shares of New LFC Common Stock:

                    THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN ARTICLE ELEVENTH OF THIS CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION. ARTICLE ELEVENTH IS INCORPORATED HEREIN BY REFERENCE AS THOUGH FULLY SET FORTH HEREON.

C.      NEW LMUSA CAPITAL STOCK

        Reorganized LMUSA will be authorized, pursuant to the Reorganized LMUSA Charter, to have outstanding 10,000,000 shares of New LMUSA Common Stock. Holders of New LMUSA Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the LMUSA Board of Directors in its discretion from funds legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of Reorganized LMUSA, whether voluntary or involuntary or otherwise, the holders of New LMUSA Common Stock will be entitled to share, pro rata, in any property that may be available for distribution after satisfaction of all other Claims, including any entitlements of holders of LMUSA preferred stock, if any. With respect to voting rights, each holder of New LMUSA Common Stock will be entitled to one vote, in person or by proxy, for each share of stock owned.

        The shares of New LMUSA Common Stock will have no preemptive or other subscription rights and there will be no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of New LMUSA Common Stock will be fully paid and non-assessable. It is not anticipated that shares of New LMUSA Common Stock will qualify for listing on any national exchange nor that trading privileges will be granted on NASDAQ. Accordingly, it may be difficult to obtain quotations for the value of New LMUSA Common Stock and holders thereof should consult their brokers to obtain quotations.

        The By-Laws of Reorganized LMUSA will give the LMUSA Board of Directors the power to authorize Reorganized LMUSA to issue up to 3,000,000 shares of preferred stock having whatever terms the LMUSA Board of Directors considers appropriate.

D.      RESTRICTIONS ON TRANSFER OF NEW LMUSA COMMON STOCK

        Solely for the purpose of maximizing the likelihood that Reorganized LMUSA, or one or more other members of the group of corporations which will file a consolidated Federal income tax return together with Reorganized LMUSA, will be able to utilize the tax attributes to which it is or may become entitled pursuant to the Tax Code (the "LMUSA Group Tax Benefits"), Article X,
Section 6 of Reorganized LMUSA's By-Laws restricts the ability of holders of various Reorganized LMUSA securities to transfer, directly or indirectly, any interest in such securities to certain persons. Article X, Section 6 provides that, with certain specified exceptions, no person other than Reorganized LMUSA shall transfer any Reorganized LMUSA "Stock," as defined (including but not limited to New LMUSA Common Stock), or "Warrants," as defined, to the extent that the transfer, if effective, would cause the "Ownership Interest Percentage," as defined, of any person to increase to 4.5% or above, or from 4.5% or above to a greater Ownership Interest Percentage.

        Article X, Section 6 further provides that the prohibition just described does not apply to a transfer if, prior to such transfer being consummated (or, in the case of an involuntary transfer, as soon as practicable thereafter) the Board of Directors approves the transfer. In the case of a transfer for which Board approval is required, such approval will be given unless the Board concludes (a) that there is a reasonable likelihood that such transfer, if permitted, would create or increase a material risk that limitations would be imposed on the utilization of the LMUSA Group Tax Benefits pursuant to Section 382 of the Tax Code and (b) that the benefits of such transaction to the shareholders of the Corporation as a whole are not sufficient to permit the transfer in the light of the risk or increase in risk caused thereby.

        The expiration date for Article X, Section 6 is the fourth anniversary of the Effective Date of the LMUSA Plan.


        The LMUSA Creditors' Committee has the right to change the provisions of Article Eleventh up to the third Business Day prior to the commencement of the Confirmation Hearing with respect to the LMUSA Plan. The LMUSA Creditors' Committee may use this right in order to: (a) shorten the period after which
Article X, Section 6 expires and (b) amend Article X, Section 6 to limit further the Board of Directors' ability to withhold approval of transfers which otherwise would be prohibited under Article X, Section 6, and may also make other changes.

        A legend in the following form will appear on certificates representing shares of New LMUSA Common Stock:

                    THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN ARTICLE X,
                    SECTION 6 OF THIS CORPORATION'S BY-LAWS.  ARTICLE X,
                    SECTION 6 IS INCORPORATED HEREIN BY REFERENCE AS THOUGH FULLY SET FORTH HEREON.

                           XI. CERTAIN CONSIDERATIONS


        In considering whether to accept the Joint Plan or the LMUSA Plan, as the case may be, holders of Claims should carefully consider the following factors.

A.      PROJECTIONS

        The projected financial information of Reorganized LFC and Reorganized LMUSA in Exhibit IV hereto reflects management's estimates based upon what it believes to be reasonable assumptions of future markets for Reorganized LFC's and Reorganized LMUSA's services and assets. Actual results will vary from the projections for various reasons.

        Because of the subjective judgments and inherent uncertainties of projections and because the projections are based on assumptions which are subject to significant uncertainties that are beyond the control of Reorganized LFC and Reorganized LMUSA, there can be no assurance that the projections set forth herein will be realized or that Reorganized LFC's and Reorganized LMUSA's actual future results or subsequent projections will not vary significantly from those set forth herein. The projected results also depend in part on the timely availability of certain tax benefits, including NOLs. The Debtors have assumed for this purpose that the Bankruptcy Exception described below in "Federal Income Tax Consequences of The Plans -- Tax Consequences to the Debtors -- Potential Limitations on Utilization of NOLs" will apply to preserve a significant amount of the current NOLs and other tax attributes of LFC and LMUSA and that such tax attributes will be available to offset income of Reorganized LFC and Reorganized LMUSA. No assurance can be made that these tax benefits will inure to the benefit of Reorganized LFC and Reorganized LMUSA.

        To the extent that the NOLs and other tax attributes of LFC and LMUSA will be available to offset any taxable income earned by Reorganized LFC and Reorganized LMUSA, these tax attributes are potentially valuable to LFC and LMUSA. The LFC Creditors' Committee believes that the potential value of LFC's and LMUSA's tax attributes might be maximized if LFC and LMUSA participated in a single Chapter 11 plan under which Reorganized LMUSA would be a wholly-owned subsidiary of Reorganized LFC. The LFC Creditors' Committee further believes that the chance that LFC Investors will be identified would be greater if LFC and LMUSA were to participate in a single Chapter 11 plan of the kind just described, and that the potential value of LFC's NOLs would be greater as a result. However, it is not clear that the maximum potential value of LFC's and LMUSA's NOLs and other tax attributes would be realized if LFC and LMUSA participated in a single Chapter 11 plan rather than proceeding with separate plans.

B.      DISPUTED CLAIMS

        The estimated distributions under the Plans are based upon LFC's and LMUSA's estimates of the ultimate amount of Allowed Claims. To the extent that Allowed Claims exceed these estimates, distributions will be reduced. See "Chapter 11 Plans" above. The Reorganized Debtors can only make distributions once the ultimate amount of Allowed Claims has been calculated. This will require the estimation, adjudication and settlement of all Disputed Claims, including, most significantly, the Intercompany Claims. The cost of resolving these issues may be significant. In the event that the Disputed Claims are calculated through an estimation, it is possible that the ultimate amount of Allowed Claims that were formerly disputed, will exceed the estimated amounts. Consequently, distributions would be reduced.

C.      INTERCOMPANY CLAIMS

        As set forth above in "Intercompany Claims -- Description of Provisions of the Plans," the Plans provide that the making of certain distributions to unsecured creditors is conditional on the creation of a reserve or distribution holdback for Intercompany Claims.

        There can be no assurance that the Intercompany Claims can be resolved, or a reserve or holdback mechanism agreed upon so as to permit distributions to unsecured creditors, without litigation, and it is impossible to predict how long such litigation could take.

D.      TRADING IN NEW LFC COMMON STOCK AND NEW LMUSA COMMON STOCK

        The trading price of New LFC Common Stock and New LMUSA Common Stock may reflect a discount to the value attributed to it under the relevant Plan as a result of market perceptions of the reorganized entities, as former debtors under the Code. This discount may be significant and may exist for a considerable period of time.

            XII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS


        Section 1145 of the Code exempts from registration under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws the issuance and resale (except for resales by "underwriters," as defined in Section 1145(b)) of securities issued pursuant to a Chapter 11 plan, if three requirements are met: (a) the securities are issued pursuant to a Chapter 11 plan; (b) the securities are issued by the debtor, an affiliate of the debtor participating in a joint plan with the debtor, or the successor to the debtor under the plan; and (c) the securities are issued in exchange for a claim against, or an interest in, the debtor or for a claim for an administrative expense in the case concerning the debtor.

        The issuance of each of New LFC Common Stock and New LMUSA Common Stock pursuant to the relevant Plan satisfies these requirements and is, therefore, exempt from federal and state securities laws.

        Resales of securities to be distributed pursuant to the Plans by "underwriters" would not be exempt pursuant to Section 1145 of the Code from registration under the Securities Act. Section 1145(b) of the Code defines "underwriters" as:

            a. persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

            b. persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

            c. persons who offer to buy such securities for the holders of such securities, if the offer is (i) with a view to distributing them or (ii) made under a distribution agreement ("syndicators"); and

            d. any person who is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

        Under Section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by Reorganized LFC or Reorganized LMUSA, as the case may be, or any person under direct or indirect common control with Reorganized LFC or Reorganized LMUSA (a "control person").

        Whether a person is an "issuer," and therefore an "underwriter," for purposes of Section 1145(b) of the Code, depends on a number of factors. These include: (a) the person's equity interest in the entity issuing the securities; (b) the distribution and concentration of other equity interests in the entity issuing the securities; (c) whether the person is an officer or director of the entity issuing the securities; (d) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of the entity issuing the securities; and (e) whether the person actually has such power notwithstanding the absence of formal indicia of control. An officer or director of the entity issuing the securities may be deemed a control person, particularly if his position is coupled with ownership of a significant percentage of voting stock. In addition, the legislative history of Section 1145 of the Code suggests that a creditor with at least 20% of the securities of a debtor could be deemed a control person.

        LFC and LMUSA do not express any view concerning which persons may be deemed "underwriters" with respect to the securities to be distributed pursuant to the Plans and LFC and LMUSA make no representations concerning the right of any person to trade in the securities to be distributed pursuant to the Plans. LFC and LMUSA recommend that recipients of the securities to be distributed pursuant to the Plans consult their legal counsel concerning whether they may freely trade such securities.

A.      CONTROL PERSONS

        As of the date of this Disclosure Statement, LFC and LMUSA have no reason to believe that any recipients of the securities to be distributed pursuant to the Plans might be deemed to be control persons. It is possible, however, that holders of sufficiently large blocks of securities to be distributed pursuant to the Plans, either individually or by reason of acting in concert, could be deemed to be control persons.

B.      SYNDICATORS

        No arrangements for resale of securities to be distributed pursuant to the Plans are known to LFC or LMUSA which would make any person a syndicator.

C.      ACCUMULATORS AND DISTRIBUTORS

        In connection with the Chapter 11 proceedings involving Manville Corporation, a letter from the staff of the SEC was requested concurring in the view of counsel that all resales of securities issued pursuant to the Chapter 11 plan in those proceedings by accumulators and distributors would be regarded as exempt from registration under the Securities Act so long as the sales are made in "ordinary trading transactions." In such request, it was suggested that a transaction should be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market at a time when the debtor is a reporting company under the Securities and Exchange Act of 1934, as amended ("Exchange Act") (see "Current Information" below) and does not involve any of the following factors:

            a. (i) concerted action by recipients of securities issued pursuant to the plan in connection with the sale of such securities, or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales or
                (iii) both;

            b. informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities other than this Disclosure Statement and any supplements hereto and documents filed with the SEC by any of the Debtors pursuant to the Exchange Act; or

            c. special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to resell such securities, other than the compensation that would be paid pursuant to arms-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer.

        The staff of the SEC on August 28, 1986 advised Manville Corporation that it concurred in the views stated above. The views of the SEC on the matter have not, however, been sought by LFC or LMUSA and therefore, no assurance regarding the current position of the SEC can be given.

        It is possible that resale transactions which included one or more of the above factors could constitute "ordinary trading transactions," but that determination would have to be carefully made on a case-by-case basis, and the counsel to LFC and counsel to LMUSA have not sought any advice from the staff of the SEC with respect to such transactions.

        EACH RECIPIENT OF SECURITIES TO BE ISSUED PURSUANT TO THE PLANS SHOULD SATISFY ITSELF THROUGH CONSULTATION WITH ITS LEGAL ADVISORS AS TO WHETHER OR NOT ITS RESALES OR OTHER TRANSACTIONS IN PLAN SECURITIES ARE LAWFUL UNDER THE SECURITIES LAWS AND WHETHER OR NOT THE VIEWS OF THE SEC SHOULD BE SOUGHT.

D.      CURRENT INFORMATION

        LFC is currently required, and Reorganized LFC and Reorganized LMUSA will be required, to comply with the reporting requirements of the Exchange Act. Under these requirements Reorganized LFC and Reorganized LMUSA will each file with the SEC, among other things, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other information.

E.      CERTAIN TRANSACTIONS BY STOCKHOLDERS

        Under Section 1145(a)(4) of the Code stockbrokers are required to deliver a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other after-market transactions in such securities.

              XIII.  FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS



        THE FOLLOWING DISCUSSION IS A SUMMARY OF THE MAJOR FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS TO HOLDERS OF CLAIMS AND INTERESTS AND TO THE DEBTORS. THESE CONSEQUENCES MAY VARY ACCORDING TO THE CIRCUMSTANCES OF EACH HOLDER, AND SOME CONSEQUENCES OF THE PLANS ARE DIFFICULT TO EVALUATE BECAUSE OF THE LACK OF CONTROLLING LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN LAW. THE DEBTORS HAVE NOT APPLIED FOR RULINGS FROM THE IRS ON ANY OF THE TAX ASPECTS OF THE PLANS AND NO OPINIONS OF COUNSEL HAVE BEEN OBTAINED. EACH HOLDER OF A CLAIM OR INTEREST SHOULD CONSULT WITH SUCH HOLDER'S TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLANS.

A.      TAX CONSEQUENCES TO THE DEBTORS

        1.   Separation of LFC and its Subsidiaries into Two Consolidated Groups

        Currently, all of the Debtors, along with other subsidiaries of LFC, constitute an affiliated group (the "Lomas Group") of which LFC is the common parent for purposes of filing a consolidated federal income tax return. The existence of the Lomas Group means, in general, that the determination of taxable income for federal income tax purposes is made for the Lomas Group as a whole through the filing of consolidated tax returns, rather than on a company-by-company basis. The Lomas Group has a taxable year ending on June 30.

        As of the Effective Date of the Plans, the Lomas Group will be replaced by two affiliated groups, one consisting of Reorganized LFC and its consolidated subsidiaries ("LFC Group") and the other consisting of Reorganized LMUSA and its consolidated subsidiaries ("LMUSA Group"). From that time forward, LFC Group will file its own consolidated tax returns and, for that purpose, will determine the consolidated taxable income of the companies which are members of LFC Group. LMUSA Group will do the same with respect to the companies which are members of LMUSA Group.

        2.   Alternative Minimum Tax

        For purposes of computing a taxpayer's regular federal income tax liability, all of the income recognized in a taxable year may be offset by available NOLs. However, for purposes of the alternative minimum tax ("AMT"), only 90% of a taxpayer's alternative minimum taxable income ("AMTI") may be offset by available NOLs. Therefore, any AMTI recognized by LFC Group or LMUSA Group will be taxable at a rate of at least 2% (10% of the 20% AMT tax rate).

        3.   Tax Attributes of the Debtors

        As of the beginning of its 1995 taxable year, the Lomas Group had approximately $620 million of NOLs, almost all of which expire beginning in 2003 through 2010, and other tax attributes, including approximately $21.2 million of business credit carryovers expiring in 1999 through 2005. LFC and LMUSA estimate that the Lomas Group will incur an NOL of approximately $250 million in its 1995 taxable year. LFC and LMUSA thus expect that the Lomas Group will have approximately $870 million of NOLs at the close of its 1995 taxable year. This amount includes approximately $10 million of NOLs attributable to LAS. In the event that LAS is determined to have been "liquidated" (as defined for purposes of applying Sections 332 and 381 of the Tax Code) at a time when it was "insolvent" (as defined for federal income tax purposes), the Lomas Group's NOLs might be reduced by all or part of the $10 million of NOLs attributable to LAS.

        Upon the distribution of New LFC Common Stock and New LMUSA Common Stock pursuant to the Plans, the NOLs and other tax attributes of the Lomas Group will be allocated between LFC Group and LMUSA Group in accordance with applicable regulations.

        Based on certain assumptions regarding the identity and status of creditors who will receive New LFC Common Stock pursuant to the Joint Plan, LFC expects that the Bankruptcy Exception described below will apply to permit the





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NOLs and other tax attributes allocated to LFC Group, as reduced for discharge of indebtedness and certain interest deductions as described below in "Federal Income Tax Consequences of the Plans -- Tax Consequences to the Debtors -- Reduction of NOLs for Discharge of Indebtedness and Certain Interest Deductions," to survive after the Effective Date of the Joint Plan. Similarly, based on certain assumptions regarding the identity and status of creditors who will receive New LMUSA Common Stock pursuant to the LMUSA Plan, LMUSA expects that the Bankruptcy Exception will apply to permit the NOLs and other tax attributes allocated to LMUSA Group, as reduced for discharge of indebtedness and certain interest deductions as described below in "Federal Income Tax Consequences of the Plans -- Tax Consequences to the Debtors -- Reduction of NOLs for Discharge of Indebtedness and Certain Interest Deductions," to survive after the Effective Date of the LMUSA Plan. LFC's and LMUSA's assumptions regarding the identity and status of their respective creditors will not be verified prior to the Effective Date of the Plans. Subject to the limits discussed below in "Federal Income Tax Consequences of the Plans -- Tax Consequences to the Debtors -- Potential Limitations on Utilization of NOLs" and "Federal Income Tax Consequences of the Plans -- Tax Consequences to the Debtors -- Reduction of NOLs for Discharge of Indebtedness and Certain Interest Deductions," NOLs and other tax attributes surviving after the Effective Date of the Plans may be available to offset the future taxable income of LFC Group and LMUSA Group. However, the use of any NOL or other tax attribute is dependent on the future taxable income of LFC Group and LMUSA Group. Moreover, NOLs and other tax attributes are subject to review and possible disallowance by the IRS on the audit of any year to which they are carried forward.

        4.    Potential Limitations on Utilization of NOLs

            a. "Ownership Change" under Tax Code Section 382. Section 382 of the Tax Code provides in general that, following an "ownership change" with respect to the stock of a corporation, the corporation's ability to utilize its existing NOLs and other tax attributes is subject to limitations unless the so-called "Bankruptcy Exception" under Section 382(1)(5) (discussed below) is available.

        Very generally, an ownership change within the meaning of Tax Code
Section 382 occurs when the percentage of stock (determined on the basis of value) owned by one or more holders of at least 5% of such stock has increased by more than 50 percentage points (in relationship to the corporation's total stock considered to be outstanding for this purpose) from the lowest percentage of stock that was owned by such 5% shareholders at any time during the applicable "testing period." The testing period is ordinarily the shorter of
(i) the three-year period preceding the date of testing or (ii) the period of time since the most recent ownership change of the corporation. In general, for purposes of determining stock ownership and the aggregate amount of stock outstanding, special rules apply for options and rights that are similar to options, and broad constructive ownership and attribution rules apply. Also, subject to segregation rules contained in temporary regulations under Section 382, all persons holding less than 5% by value of the corporation's stock generally are treated as a single 5% shareholder. An ownership change can occur as a result of, among other things, the purchase or sale of stock or options by or to a 5% shareholder, an issuance of stock or options by the corporation (whether or not any particular shareholder holds 5% of the value of the corporation's stock), or the redemption of stock or options by the corporation.

        LFC believes that an ownership change within the meaning of Section 382 will occur with respect to LFC as a result of the Joint Plan. In addition, LMUSA believes that an ownership change will occur with respect to LMUSA as a result of the LMUSA Plan.

            b. Effect of Tax Code Section 382. Unless the Bankruptcy Exception applies, a corporation may use pre- ownership change NOLs in any taxable year following an ownership change only up to an amount equal to its "Section 382 limitation" (described below) for that taxable year. The Section 382 limitation for a taxable year equals, in general and subject to adjustments, the product of (i) the long-term tax-exempt bond rate as determined at the time of the ownership change and (ii) the value of the corporation immediately before the ownership change. In general, in the case of a corporation undergoing an ownership change in a bankruptcy proceeding, the value of the corporation is increased to reflect the increase (if any) in its value resulting from any surrender or cancellation of creditors' claims in the transaction. If the Section 382 limitation applies with respect to an ownership change, and the corporation does not continue its "historic business" (as defined in the Tax Code) during the two year period following the date of such ownership change, the NOLs are effectively eliminated in their entirety.





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        If the corporation's taxable income in a given year exceeds the Section
382 limitation, the excess is subject to federal income tax (except to the extent such taxable income is attributable to certain "built-in gains" of the corporation). NOLs not utilized in a given year because of the Section 382 limitation remain available for use in future years until their normal expiration dates. To the extent that a corporation's Section 382 limitation in a given year exceeds its taxable income for such year, that excess will increase the Section 382 limitation in future taxable years.

        The Section 382 limitation also applies in the case of a corporation that has net unrealized built-in losses (i.e., if the aggregate adjusted basis of the corporation's assets at the time of the ownership change exceeds the fair market value of such assets) in excess of a de minimis threshold amount, so as to limit the corporation's utilization of such built-in losses that are recognized during the five-year period after the ownership change. This rule also applies to deductions that have accrued economically prior to the ownership change but are recognized for tax purposes after the ownership change. Rules similar to those under Section 382 apply under Tax Code Section 383 to restrict a corporation's utilization of business credit carryovers and other tax attributes after an ownership change.

        As a result of the ownership changes with respect to LFC and LMUSA pursuant to the Plans, unless the Bankruptcy Exception is available, Sections 382 and 383 will severely restrict or altogether prevent the utilization of existing NOLs and other tax attributes by LFC Group and LMUSA Group in any taxable year ending after the Effective Date.

            c.  The Bankruptcy Exception under Tax Code Section 382(1)(5).
Section 382(l)(5) of the Tax Code (the "Bankruptcy Exception") provides that the Section 382 limitation does not apply if a corporation that is otherwise subject to Section 382 is under the jurisdiction of a court in a case under the Code, 11 U.S.C. Section 101 et seq., and the shareholders and "qualified creditors" of the corporation together own 50% or more of the value and voting power of the reorganized corporation after the ownership change as a result of being shareholders or creditors immediately before the ownership change. "Qualified creditors" include (i) persons who were creditors at least 18 months before the date the Chapter 11 petition was filed and (ii) holders of claims which arose in the ordinary course of business ("trade claims") who have at all times held the beneficial interest in such trade claims. If this exception applies, the use of the corporation's NOLs is not subject to the Section 382 limitation, but the NOLs are reduced by the amounts described in "Federal Income Tax Consequences of the Plans -- Tax Consequences to the Debtors -- Reduction of NOLs for Discharge of Indebtedness and Certain Interest Deductions." However, under the Bankruptcy Exception, if there were a second ownership change during the two-year period following the Effective Date of the plan, the NOLs and other tax attributes of the loss corporation would be subject to a Section 382 limitation of zero for all taxable years ending after the date of the second ownership change (thereby, in effect, eliminating entirely the corporation's ability thereafter to utilize such NOLs and other tax attributes).

        The Bankruptcy Exception automatically applies if its requirements are satisfied. A debtor, however, has the option of filing an election not to have the Bankruptcy Exception apply when the debtor files its tax return for the year of the ownership change. If the election is made, the Section 382 limitation will apply. Assuming that the Bankruptcy Exception is available, no Debtor or other corporation which is a member of Lomas Group and will be a member of LFC Group or LMUSA Group intends to make such an election.

        Regulations under Tax Code Section 382 (the "Section 382 Regulations") provide that, for purposes of determining whether the Bankruptcy Exception is available, a corporation generally may treat indebtedness as having always been owned by the same beneficial owner if, immediately after an ownership change pursuant to a Chapter 11 plan, the beneficial owner is neither a 5% shareholder nor an entity through which a 5% shareholder owns an indirect interest in the corporation (a "5% entity"). This treatment is not available, however, if such a beneficial owner's participation in the formulation of the corporation's reorganization plan makes it evident to the corporation that the beneficial owner has not owned the indebtedness in question for the required period. The
Section 382 Regulations include extensive rules regarding the manner in which a corporation may determine whether, following an ownership change, the beneficial owner of indebtedness would be either a 5% shareholder or a 5% entity.

        Based on the Section 382 Regulations and certain assumptions of fact and law, LFC expects that the Bankruptcy Exception will apply to the ownership change occurring with respect to LFC, in which case the Section 382 limitation would not apply with respect to the NOLs and other tax attributes allocated to LFC Group. Similarly, LMUSA expects that the Bankruptcy Exception will apply to the ownership change occurring with respect to LMUSA, in which case the





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Section 382 limitation would not apply with respect to the NOLs and other tax attributes allocated to LMUSA Group. However, no assurance can be given that the Bankruptcy Exception will be available because of uncertainties regarding the assumptions on which LFC's and LMUSA's expectations are based, including certain assumptions with respect to (i) the aggregate amount of LFC Class 3 and LMUSA Class 3 Claims that will become Allowed Claims and that are held by "qualified creditors," as that term is defined by Section 382 and the Section 382 Regulations, (ii) the level of trading in Claims in LFC Class 3 and LMUSA Class 3, (iii) the feasibility of complying with the requirements in the Section 382 Regulations regarding proof of beneficial ownership, and (iv) the ultimate resolution of certain technical and substantive legal issues arising in the application of the relevant provisions of the Tax Code and the regulations thereunder (including the Section 382 Regulations) to the Plans and the transactions contemplated and interests created thereby, any of which issues may eventually be resolved in an adverse manner through regulations, IRS pronouncements or actions or judicial determinations.

            d. Subsequent Ownership Changes. As discussed above, if the Bankruptcy Exception applies when a corporation undergoes an ownership change pursuant to a Chapter 11 plan, and if the corporation undergoes a second ownership change during the two-year period following such ownership change, the Section 382 limitation would be zero for all taxable years ending after the date of the second ownership change, thereby eliminating, in effect, the ability of the corporation thereafter to utilize NOLs and tax credit carryovers.

        In order to minimize the likelihood that an ownership change will occur with respect to either Reorganized LFC or Reorganized LMUSA within two years after the Effective Date, the Plans incorporate certain restrictions on the transferability of New LFC Common Stock and New LMUSA Common Stock. (See "Securities to be Distributed Pursuant to the Plans -- Restrictions on Transfer of New LFC Common Stock" and "Securities to be Distributed Pursuant to the Plans -- Restrictions on Transfer of New LMUSA Common Stock" above.) There can be no assurance, however, that these restrictions will in fact prevent an ownership change that could adversely affect the shareholders of Reorganized LFC or Reorganized LMUSA.

            e. Tax Code Section 269. Notwithstanding a corporation's compliance with the rules described above, the IRS is authorized under Tax Code
Section 269 to disallow any deduction, credit or other allowance (including the use of NOLs and other tax attributes) if control of a corporation was acquired principally for tax avoidance purposes. Under Section 269, "control" is regarded as the ownership of stock possessing at least 50% of the total combined voting power or value of all classes of stock. The existence of a principal tax avoidance motive by persons acquiring control of LMUSA and LFC would be primarily a question of fact. Regulations under Tax Code Section 269 provide that, absent strong evidence to the contrary, the acquisition of control by the creditors of a corporation pursuant to the Bankruptcy Exception of Tax Code Section 382 is considered to be made for a principal tax avoidance purpose unless the debtor carries on more than an insignificant amount of an active trade or business during and subsequent to the bankruptcy proceeding. Under these regulations, the determination of whether a corporation carries on more than an insignificant amount of an active trade or business is based on all the facts and circumstances, including the amount of business assets that continue to be used, and the number of employees in the work force who continue employment, in an active trade or business. In light of the inherently factual nature of this inquiry and the broad power granted to the IRS in this area, there can be no assurance that the IRS will not challenge the utilization by LFC Group or LMUSA Group of their respective tax attributes on the basis of Tax Code Section 269, or that such a challenge, if asserted, will not be sustained.

        5. Reduction of NOLs for Discharge of Indebtedness and Certain Interest Deductions

        Under the Tax Code, a debtor generally must include in gross income the amount of any indebtedness cancelled without consideration (such income being referred to as "C.O.D. income"). However, Section 108 of the Tax Code provides that, where indebtedness is discharged pursuant to a Chapter 11 reorganization plan, no C.O.D. income is recognized. Instead, the amount that otherwise would have been includible as C.O.D. income is applied to reduce, among other things, the corporation's NOLs and other tax attributes.

        Under Section 382(l)(5) of the Tax Code, if a corporation undergoes an ownership change within the meaning of Section 382, and if the Bankruptcy Exception applies, the corporation's NOLs and other tax attributes must be reduced not only by the amount that would have been includible as C.O.D. income, but also by the amount of interest relating to any indebtedness that is converted into stock pursuant to a Chapter 11 plan and for which interest the corporation claimed





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a deduction during the three-year period preceding the taxable year of ownership change plus the portion of the year of the ownership change prior to the effective date of the Chapter 11 plan.

        6.    Resulting Tax Consequences to LFC Group

        If the Bankruptcy Exception applies to LFC Group, and if the Effective Date is after June 30, 1996, it is estimated that LFC Group will have approximately $230 million of NOLs, as well as approximately $21.2 million of business credit carryovers (after taking into account the required reduction of tax attributes pursuant to Sections 382(l)(5) and 108, as well as projected NOLs of approximately $3 million for the taxable year ending June 30, 1996 which are allocable to LFC Group), that will not be subject to a new Section 382 limitation (or to a corresponding restriction under Section 383), immediately after the Effective Date. However, approximately $40.5 million of LFC Group's NOLs will continue to be subject to an annual limitation of approximately $16.3 million as a result of a previous ownership change in 1992. In addition, in the event that LAS is determined to have been "liquidated" (as defined for purposes of applying Sections 332 and 381 of the Tax Code) at a time when it was "insolvent" (as defined for federal income tax purposes), the amount of NOLs which LFC group would have after the Effective Date might be reduced by up to approximately $10 million.

        The amounts set forth in the previous paragraph do not take into account any gain or loss which will be recognized by LFC upon the distribution of its Non-Reorganization Assets. LFC believes this distribution will, for federal income tax purposes, be deemed to occur as of the Effective Date. See "Federal Income Tax Consequences of the Plans -- Tax Consequences to Creditors
- -- Non-Reorganization Assets of LFC, LIS and LMUSA -- Non- Reorganization Assets of LFC and LIS." Recognition of any gain or loss by LFC upon such a distribution will result in an increase (if a loss is recognized) or decrease (if a gain is recognized) in the amount of NOLs which LFC Group will have immediately after the Effective Date.

        7.    Resulting Tax Consequences to LMUSA Group

        If the Bankruptcy Exception applies to LMUSA Group, and if the Effective Date is after June 30, 1996, it is estimated that LMUSA Group will have approximately $338 million of NOLs (after taking into account the required reduction of tax attributes pursuant to Sections 382(l)(5) and 108, as well as projected NOLs of approximately $248 million for the taxable year ending June 30, 1996 which are allocable to LMUSA Group), that will not be subject to a
Section 382 limitation (or to a corresponding restriction under Section 383) immediately after the Effective Date.

        The amounts set forth in the previous paragraph do not take into account any gain or loss which will be recognized by LMUSA upon the distribution of its Non-Reorganization Assets. LMUSA believes this distribution will, for federal income tax purposes, be deemed to occur as of the Effective Date. See "Federal Income Tax Consequences of the Plans -- Tax Consequences to Creditors -- Non-Reorganization Assets of LFC, LIS and LMUSA -- Non- Reorganization Assets of LMUSA." Recognition of any gain or loss by LMUSA upon such a distribution will result in an increase (if a loss is recognized) or decrease (if a gain is recognized) in the amount of NOLs which LMUSA Group will have immediately after the Effective Date.

B.      TAX CONSEQUENCES TO CREDITORS

        1.    Tax Concerns Common to All Creditors

            a. Securities. The tax consequences to a creditor discussed below may depend in part upon whether such creditor's Claim is based upon a "security" of LFC or LMUSA for federal income tax purposes. "Security" status depends upon the facts and circumstances surrounding the origin and nature of the Claim. For example, obligations arising out of the extension of trade credit have been held not to be securities, while corporate debt obligations evidenced by written instruments with original maturities of seven years or more have been held to be securities. The Debtors believe that the LFC Senior Convertible Notes and the LMUSA Senior Notes constitute "securities" for federal income tax purposes.

            b. Capital Gain and Ordinary Income. Subject to the discussions of accrued interest and market discount below, gain or loss recognized by a holder of an Allowed Claim upon the exchange of its Claim for the consideration



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described in the Plans will generally be characterized as capital gain or loss if the Claim constitutes a capital asset in the holder's hands. Such gain or loss will be long-term capital gain or loss with respect to those Claims for which the holder's holding period is more than one year and short-term capital gain or loss with respect to those Claims for which the holder's holding period is one year or less.

        Under current law, the excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain noncorporate taxpayers. Under the Tax Code, a corporation's deduction of capital losses is limited to the amount of capital gains recognized in the same year, and an individual's deduction of capital losses is limited to the amount of capital gains recognized in the same year plus $3,000. Presently, unused capital losses of corporations can be carried back three years and forward five years. Unused capital losses of individuals cannot be carried back but can be carried forward indefinitely.

            c. Market Discount. Generally, a debt instrument will have "market discount" for federal income tax purposes if it is acquired after its original issuance for less than the issue price of such instrument plus the aggregate amount, if any, of original issue discount includible in the income of all holders of such instrument prior to such acquisition. A holder of a Claim with market discount must treat any gain recognized with respect to the principal amount of such Claim on the satisfaction of such Claim pursuant to the Plans as ordinary income to the extent of the Claim's accrued market discount.

            d. Consideration Allocable to Interest or Original Issue Discount. Part of the consideration received under the Plans in exchange for a Claim may be allocable to interest (including original issue discount) accrued while such holder held the Claim. If the consideration received with respect to an Allowed Claim is less than the amount of such Claim, there is some doubt as to how the consideration should be allocated between principal and such accrued interest. The legislative history of Section 354(a)(2)(B) suggests that, where a Chapter 11 plan provides for an allocation of such consideration between principal and unpaid interest, both the debtor and the holder of an Allowed Claim ordinarily must use that allocation for federal income tax purposes. The Joint Plan provides that consideration given in exchange for an Allowed Claim will be allocated first to principal and then, to the extent that such consideration exceeds the principal amount of such Claim, to accrued but unpaid interest. The LMUSA Plan contains a similar provision. Reorganized LFC and Reorganized LMUSA intend to file their federal income tax and information returns in accordance with the allocation provisions contained in the Plans.

        A holder of a Claim will be required to recognize ordinary income to the extent the consideration received that is allocable to accrued interest exceeds the amount of interest previously included in income, and will recognize a loss to the extent that the amount of interest previously included in income exceeds the consideration that is allocated to such interest. It is unclear whether such a loss is capital or ordinary.

        2.    Creditors Not Receiving New LFC Common Stock or New LMUSA Common
              Stock

        Under the Plans, creditors in LFC Class 1, LFC Class 2, LFC Class 4, LIS Class 1, LIS Class 2, LIS Class 3, LAS Class 1, LAS Class 2, LAS Class 3, LMUSA Class 1, LMUSA Class 2 and LMUSA Class 4 who hold Allowed Claims will not receive any New LFC Common Stock or New LMUSA Common Stock in satisfaction of such Claims. Instead, Allowed Claims in these Classes will be satisfied with consideration described in the Plans and in "Chapter 11 Plans -- Treatment of Claims and Interests" above.

        The satisfaction of an Allowed Claim in one of the Classes listed in the preceding paragraph with the consideration described in the Plans will be a fully taxable exchange. A creditor holding such an Allowed Claim will recognize ordinary interest income to the extent that the value of the consideration received by such creditor is allocable to interest (including original issue discount) accruing during such creditor's holding period but not previously taken into income. Such creditor will recognize a loss to the extent that the amount of such interest previously included in income by such creditor exceeds the value of the consideration received that is attributable to such interest. In addition, such creditor will recognize gain or loss on the exchange equal to the difference between the creditor's basis in the Allowed Claim (excluding any portion of such basis attributable to interest accruing during such creditor's holding period) and the amount of cash or property received that is not allocable to interest accruing during such creditor's holding period. The character of any recognized





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gain or loss will depend on the status of the creditor, the nature of the Claim in such creditor's hands, and the applicability of the market discount rules discussed above.

        3.    Creditors Receiving New LFC Common Stock or New LMUSA Common Stock

        As described more fully in the Plans and in "Chapter 11 Plans -- Treatment of Claims and Interests," a creditor in LFC Class 3 holding an Allowed Claim will receive consideration consisting of New LFC Common Stock, cash and property in satisfaction of such Claim, and a creditor in LMUSA Class 3 holding an Allowed Claim will receive consideration consisting of New LMUSA Common Stock, cash and property in satisfaction of such Claim. The federal income tax consequences of the Plans to creditors in these classes are described below.

            a. Non-Securityholders. The satisfaction of an Allowed Claim not based on an instrument that is a "security" for federal income tax purposes will be a fully taxable exchange, with the same tax consequences as are described in "Federal Income Tax Consequences of the Plans -- Tax Consequences to Creditors -- Creditors Not Receiving New LFC Common Stock or New LMUSA Common Stock." Any creditor holding such an Allowed Claim and receiving distributions of New LFC Common Stock or New LMUSA Common Stock subsequent to the Effective Date in satisfaction of such creditor's Allowed Claim may be subject to installment sale tax treatment (which could result in a deferral of loss recognition), and should consult such creditor's tax advisor regarding the proper tax treatment of such distributions and whether to elect out of installment sale treatment.

            b. LFC Securityholders. Pursuant to the Joint Plan, creditors in LFC Class 3 holding Allowed Claims based on the LFC Senior Convertible Notes or any other securities of LFC ("LFC Securityholders") will exchange their Allowed Claims for New LFC Common Stock, cash, and property. LFC believes that satisfaction of the Allowed Claims of LFC Securityholders with New LFC Common Stock will constitute a "recapitalization" under Section 368(a)(1)(E) of the Tax Code. If this belief is correct, then LFC Securityholders will not recognize income or loss upon the satisfaction of the Claims held by them except as stated in the following paragraph.

        An LFC Securityholder will recognize ordinary income to the extent that the value of the consideration received that is attributable to interest accruing during the LFC Securityholder's holding period exceeds the amount of such interest previously taken into income by the LFC Securityholder. An LFC Securityholder will have a loss to the extent that the amount of such interest previously included in income by the LFC Securityholder exceeds the value of the consideration received that is attributable to such interest.

        An LFC Securityholder will recognize gain, if any, to the extent of the cash and the value of the property received (excluding any portion thereof treated as received in satisfaction of a Claim for interest accruing during such LFC Securityholder's holding period). The measure of gain potentially subject to recognition will be the excess of the value of all consideration received by such LFC Securityholder (except to the extent attributable to interest accruing during such LFC Securityholder's holding period) over such LFC Securityholder's basis in such security (except to the extent attributable to interest accruing during such Securityholder's holding period).

        New LFC Common Stock received by an LFC Securityholder in satisfaction of interest accruing during the LFC Securityholder's holding period generally will have a basis equal to the fair market value of such Stock at the time of its distribution. The basis of the remainder of the New LFC Common Stock received by an LFC Securityholder generally will equal the basis of the security in question, excluding any portion of such basis that is attributable to interest accruing during the LFC Securityholder's holding period, minus the fair market value of any other property received (other than with respect to interest accruing during such LFC Securityholder's holding period), plus the amount of any gain recognized. The basis of any other property received in the exchange will be equal to its fair market value.

        Where an LFC Securityholder receives New LFC Common Stock, gain on a subsequent disposition of such New LFC Common Stock will be ordinary income to the extent of (i) any accrued market discount on the security at the time of the exchange by such Securityholder under the Joint Plan for New LFC Common Stock that is not recognized at the time of such exchange, and (ii) the aggregate deductions allowed to such LFC Securityholder for worthlessness or partial worthlessness of such security and as ordinary loss on the exchange of such security for New LFC Common Stock.





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            c.  LMUSA Securityholders Receiving New LMUSA Common Stock.
Pursuant to the LMUSA Plan, Creditors in LMUSA Class 3 holding Allowed Claims based on the LMUSA Senior Notes or any other securities of LMUSA ("LMUSA Securityholders") will exchange their Allowed Claims for New LMUSA Common Stock, cash and property. LMUSA believes that the satisfaction of the Allowed Claims of the LMUSA Securityholders with New LMUSA Common Stock will constitute a "recapitalization" under Section 368(a)(1)(E) of the Tax Code. If this belief is correct, then the tax treatment of LMUSA Securityholders will correspond to the tax treatment of LFC Securityholders described in "Federal Income Tax Consequences of the Plans -- Tax Consequences to Creditors -- Creditors Receiving New LFC Common Stock or New LMUSA Common Stock -- LFC Securityholders."

        4.    Non-Reorganization Assets of LFC, LIS and LMUSA

            a. Non-Reorganization Assets of LFC and LIS. The Joint Plan provides that, unless the LFC Creditors' Committee elects otherwise by the third Business Day prior to the commencement of the Confirmation Hearing with respect to the LFC Plan, the Non-Reorganization Assets of LFC, including the right to receive any proceeds attributable to causes of action that will be prosecuted or settled by the LFC Litigation Trustee, will be held in trust (the "LFC Creditors' Trust") by LFC for creditors in LFC Class 3 holding Allowed Claims. The Joint Plan provides that LFC's Non-Reorganization Assets will be valued consistently by Reorganized LFC and by LFC Class 3 creditors, and also requires that these valuations be used by Reorganized LFC and these creditors for purposes of filing any federal income tax and information returns. The LFC Creditor's Trust will terminate on the fifth anniversary of the Effective Date, unless the term of such Trust is extended for a finite period of time and the Bankruptcy Court enters an order approving the extension within six months of the beginning of the extended term. LFC intends to treat the LFC Creditors' Trust as a grantor trust of which the creditors in LFC Class 3 are the grantors and owners. As described below, however, the proper treatment of arrangements such as the LFC Creditors' Trust for federal income tax purposes is uncertain, and it is possible that all or a portion of such Trust could be treated as a separate taxable entity. In addition, if the LFC Creditors' Trust is treated as a grantor trust, then the creditors in LFC Class 3 holding Allowed Claims will be deemed to be the beneficiaries of the LFC Litigation Trust, which LFC believes will be treated for tax purposes as a separate entity rather than a grantor trust.

        To the extent that the LFC Creditors' Trust is respected as a grantor trust, creditors in LFC Class 3 holding Allowed Claims will be deemed for federal income tax purposes to have received on the Effective Date a distribution from LFC of its Non-Reorganization Assets, and immediately thereafter to have contributed those assets to the LFC Creditors' Trust. In addition, to the extent that the LFC Creditors' Trust is respected as a grantor trust, such creditors will be subject to tax on their pro rata share of the taxable income of such Trust, but the LFC Creditors' Trust will not be subject to Federal income tax.

        Assuming that LFC will be deemed to have distributed the Non-Reorganization Assets either to the creditors in LFC Class 3 or (to the extent it is treated as a separate taxable entity) to the LFC Creditors' Trust, LFC will recognize gain or loss on such distribution equal to the difference between LFC's basis in each such asset and the asset's fair market value. Any gain recognized by LFC on a deemed distribution of its Non-Reorganization Assets to its creditors or to the LFC Creditors' Trust will reduce the amount of NOLs available for use after the Effective Date by Reorganized LFC.

        The Joint Plan provides that the Non-Reorganization Assets of LIS will be held in trust (the "LIS Creditors' Trust") by LIS for creditors in LIS Class 3 holding Allowed Claims. The terms of the LIS Creditors' Trust correspond to those of the LFC Creditors' Trust, and it is expected that the LIS Creditors' Trust will be treated in the same manner for federal income tax purposes as will the LFC Creditors' Trust.

            b. Non-Reorganization Assets of LMUSA. The LMUSA Plan provides that the Non-Reorganization Assets of LMUSA, including the right to receive any proceeds attributable to causes of action that will be prosecuted by the LMUSA Litigation Trustee, will be held in trust (the "LMUSA Creditors' Trust") by LMUSA for creditors in LMUSA Class 3 holding Allowed Claims. The LMUSA Plan provides that LMUSA's Non-Reorganization Assets will be valued consistently by Reorganized LMUSA and by LMUSA Class 3 creditors, and also requires that these valuations be used by Reorganized LMUSA and these creditors for purposes of filing any federal income tax and information returns. The LMUSA Creditors' Trust will terminate on the fifth anniversary of the Effective Date, unless the term of such Trust is extended for a finite period of time and the Bankruptcy Court enters an order approving the extension within six months of the beginning of the extended term. LMUSA intends to treat the LMUSA Creditors' Trust as a grantor trust of which the LMUSA Class 3 creditors are the grantors and owners. As described below, however, the proper treatment of arrangements such as the LMUSA Creditors' Trust for federal income tax purposes is uncertain, and it is possible that all or a portion of such Trust could be treated as a separate taxable entity. In addition, if the LMUSA Creditors' Trust is treated as a grantor trust, then the creditors in LMUSA Class 3 holding Allowed Claims will be deemed to be the beneficiaries of the LMUSA Litigation Trust, which LMUSA believes will be treated for tax purposes as a separate entity rather than a grantor trust.

         To the extent that the LMUSA Creditors' Trust is respected as a grantor trust, creditors in LMUSA Class 3 holding Allowed Claims will be deemed for federal income tax purposes to have received a distribution from LMUSA of its Non-Reorganization Assets on the Effective Date, and immediately thereafter to have contributed those assets to the LMUSA Creditors' Trust. In addition, to the extent that the LMUSA Creditors' Trust is respected as a grantor trust, such creditors will be subject to tax on their pro rata share of the taxable income of such Trust, but the LMUSA Creditors' Trust will not be subject to Federal income tax.

        Assuming that LMUSA will be deemed to have distributed the Non-Reorganization Assets either to the creditors in LMUSA Class 3 or (to the extent it is treated as a separate taxable entity) to the LMUSA Creditors' Trust, LMUSA will recognize gain or loss on such distribution equal to the difference between LMUSA's basis in each such asset and the asset's fair market value. Any gain recognized by LMUSA on a deemed distribution of its Non-Reorganization Assets to its creditors or to the LMUSA Creditors' Trust will reduce the amount of NOLs available for use after the Effective Date by Reorganized LMUSA.

            c. Uncertainty Associated with Taxation of the LFC Creditors' Trust, the LIS Creditors' Trust and the LMUSA Creditors' Trust. The proper federal income tax treatment of arrangements whereby assets of a corporation in bankruptcy are held for the benefit of the corporation's creditors, such as the LFC Creditors' Trust, the LIS Creditors' Trust and the LMUSA Creditors' Trust (together, the "Creditors' Trusts"), is uncertain, particularly where a portion of the assets of the trust must be retained in reserve for disputed claims.
The Tax Code generally requires, however, that income attributable to any such arrangement be subject to current tax. No rulings have been sought on the issue of the proper classification of the Creditors' Trusts as grantor trusts, and it is possible that such Trusts, or portions thereof, will be treated as separate taxable entities, as complex trusts or otherwise. Any portion of the LFC Creditors' Trust, the LIS Creditors' Trust or the LMUSA Creditors' Trust that is treated as a separate taxable entity will bear federal income taxes at a rate that may exceed the rate of tax that would be payable if the creditors bore the tax directly, and the payment of such taxes may reduce the amount otherwise available for distribution to creditors. The tax attributes of LFC or LMUSA will not be available to shelter the income of any such separate taxable entity. It is possible that all or a portion of the LFC Creditors' Trust, the LIS Creditors' Trust or the LMUSA Creditors' Trust may be taxed as a complex trust. To the extent that all or any portion of the LFC Creditors' Trust, the LIS Creditors' Trust or the LMUSA Creditors' Trust is treated as a complex trust, income earned with respect to the assets of such Trust would generally be taxed to the trust at a maximum rate of 39.6% for federal income tax purposes. A complex trust is generally entitled to deduct distributions by it to its beneficiaries to the extent of the trust's distributable net income ("DNI") for the taxable year. Distributions of DNI to creditor beneficiaries of a complex trust generally would be taxable to them, as would distributions of income accumulated in years prior to the year of distribution. Creditor beneficiaries may be entitled to claim a credit for taxes previously paid by the complex trust in certain circumstances. In addition, it is possible that all or a portion of the LFC Creditors' Trust, the LIS Creditors' Trust or the LMUSA Creditors' Trust will be taxed as a "qualified settlement fund" within the meaning of the regulations under Tax Code Section 468B. To the extent that all or any portion of the LFC Creditors' Trust, the LIS Creditors' trust or the LMUSA Creditors' Trust is treated as a qualified settlement fund, income earned with respect to the assets of such Trust would generally be taxed to the trust at a rate of 39.6% for federal income tax purposes. A qualified settlement fund is not entitled to deductions with respect to distributions by it to its beneficiaries. Amounts received from a qualified settlement fund are generally taxed in the same manner as if the amounts were received directly from the transferor to the fund in satisfaction of the underlying claim. Although the qualified settlement fund rules are not by their terms applicable to trusts established for the benefit of creditors in a bankruptcy case, it is conceivable that similar rules could be applied as an alternative method of ensuring current taxation of all of the income of such a trust without the administrative burdens associated with a complex trust. The overall federal income tax burden associated with such a method, however, may exceed the federal income taxes that would be paid with respect to an arrangement properly taxed as a complex trust and thereby reduce amounts otherwise available for distribution to creditors.

        5.    Intercompany Claims Reserve

        The structure of the Intercompany Claims Reserve will be determined in the manner described in "Intercompany Claims -- Description of Provisions of the Plans." Depending on the way in which the Intercompany Claims Reserve is structured, such Reserve, or a portion thereof, may be treated as a separate taxable entity, a complex trust or otherwise for federal income tax purposes. Any portion of the Intercompany Claims Reserve which is treated as a separate taxable entity will bear federal income taxes at a rate that may exceed the rate of tax that would be payable if the creditors bore the tax directly, and the payment of such taxes may reduce the amount otherwise available for distribution to creditors.

C.      TAX CONSEQUENCES TO LFC STOCKHOLDERS

        Holders of stock of LFC generally will recognize a loss on the Effective Date equal to their adjusted basis in such stock. Such loss will be a capital loss if the stock was a capital asset in the hands of the holder. Such holders should consult their tax advisors as to whether they may be entitled to a worthless securities deduction under Section 165(g) of the Tax Code in an earlier taxable year.

D.      BACKUP WITHHOLDING

        Under current federal income tax law, a 31% backup withholding tax is applied to certain dividend, interest, original issue discount, and principal payments made to certain persons if such persons fail to supply taxpayer identification numbers and other information. Holders of Allowed Claims and Interests may be required to fill out a Form W-8 or a Form W-9 in order to ensure that distributions received pursuant to the Plans are not subject to backup withholding.

E.      IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

        The foregoing is intended to be a summary of the more important federal income tax consequences of the Plans. The federal, state and local tax consequences of the Plans are complex and, in some cases, uncertain. Such consequences may also vary based upon the individual circumstances of each holder of a Claim or Interest. In particular, different rules than those set out in this Section may apply in the case of foreign holders. Each holder of a Claim or Interest is strongly urged to consult with such holder's tax advisor regarding the federal, state, local and foreign tax (if any) consequences of the Plans.

                 XIV.  VOTING ON AND CONFIRMATION OF THE PLANS


        In order to confirm each of the Joint Plan and the LMUSA Plan, the Code requires that the Bankruptcy Court make a series of determinations concerning each Plan, including that (a) each Plan has classified Claims and Interests in a permissible manner, (b) each Plan complies with the technical requirements of Chapter 11 of the Code, (c) the relevant Debtors have proposed each Plan in good faith and (d) the relevant Debtors' disclosures as required by Chapter 11 of the Code have been adequate and have included information concerning all payments made or promised by the Debtors in connection with each Plan. The Debtors believe that all of these requirements will have been met by the dates set for hearings on Confirmation of each Plan and will seek rulings of the Bankruptcy Court to such effect at those hearings.

        The Code also requires: (a) that each Plan has been accepted by the requisite votes of creditors and stockholders (except to the extent that "cram-down" is available under Section 1129(b) of the Code, as described at "Confirmation Without Acceptance By All Impaired Classes" below); (b) that each Plan is feasible (that is, that Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the relevant Debtor or any successor, unless such liquidation or reorganization is proposed in the Plan); and (c) that each Plan is in the "best interests" of all impaired creditors and equity security holders (that is, that creditors and equity security holders will receive pursuant to such Plan value at least equal to the value they would receive in a Chapter 7 liquidation). To confirm either of the Plans, the Bankruptcy Court must find that all of these requirements are met. Thus, even if the creditors and equity security-holders of the Debtors accept each of the Plans by the requisite votes, the Bankruptcy Court must make independent findings respecting such Plan's feasibility and whether it is in the best interests of the Debtors' creditors and equity security holders before it may confirm such Plan. These statutory conditions to Confirmation are discussed below.

A.      CLASSIFICATION OF CLAIMS AND INTERESTS

        The Code requires that a Chapter 11 plan place each creditor's Claim and each equity security holder's Interest in a class with other Claims and Interests that are "substantially similar." For the rationale for the classification of Claims and Interests used in the Plan see "Chapter 11 Plans
- -- Classification of Claims and Interests." The Debtors believe that each of the Plans meets the classification requirements of the Code.

B.      VOTING

        1.    Impaired Classes

        As a condition to Confirmation, the Code requires that each impaired Class of Claims accept the relevant Plan. A Class is "impaired" if the legal, equitable or contractual right attaching to the Claims of that Class are modified, other than by curing defaults and reinstating maturity. LFC Class 1, 2, 3, 4 and 5 Claims, LFC Class 6 Interests, LIS Class 1, 2, 3 and 4 Claims, LIS Class 5 Interests and LAS Class 1, 2, 3 and 4 Claims are impaired under the Joint Plan. LMUSA Class 1A, 1B, 2, 3, 4 and 5 Claims and LMUSA Class 6 Interests are impaired under the LMUSA Plan. The Code defines acceptance of a plan by an impaired class of Claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of Claims allowed for voting purposes of that class, but for that purpose counts only those who actually vote to accept or to reject the plan. Holders of Claims who fail to vote are not counted as either accepting or rejecting the plan. Each holder of a security issued under an indenture is entitled to vote with respect to such security; the Indenture Trustees cannot vote on the Plan on behalf of such holders. The holders of the LFC Class 5 Claims, LIS Class 4 Claims and LAS Class 4 Claims, all of which are Debtors or subsidiaries of Debtors (including LMUSA and its subsidiaries) have agreed to accept the treatment provided in the Joint Plan and accordingly their votes are not being solicited. Similarly, LFC is the only holder of LIS Class 5 Interests and because LFC has proposed and approved this Joint Plan its vote is not being solicited. The holders of LFC Class 6 Interests and LMUSA Class 6 Interests are deemed to have rejected the relevant Plan.

        The LFC Creditors' Committee has asserted that it was improper for LFC to approve the LMUSA Plan without a formal vote because this "disenfranchises" LFC. The Debtors disagree and LFC would in any event vote to approve the LMUSA Plan if a formal vote were required.

        Some Claims are contingent in nature and unliquidated in amount at this time. Accordingly, for purposes of determining whether the holders of such Claims have accepted or rejected the relevant Plan, the Debtors expect to seek, in connection with the hearing on Confirmation of each Plan, a ruling of the Bankruptcy Court determining either (a) that holders of such Claims are not entitled to vote in connection with acceptance or rejection of the relevant Plan or (b) that even if every holder of such a Claim had voted against the relevant Plan, taking into account the number and amount of such Claims (as estimated by the Bankruptcy Court) and the other votes cast, the Class in which such Claims are entitled to vote would have accepted such Plan.

        2.    Classes That Are Not Impaired

        Classes of Claims that are not "impaired" under each Plan are deemed to have accepted such Plan. Administrative Claims, Priority Tax Claims, LFC Class A Claims, LIS Class A Claims, LAS Class A Claims and LAS Class 5 Interests are not impaired under the Joint Plan. Administrative Claims, Priority Tax Claims and LMUSA Class A Claims are not impaired under the LMUSA Plan.

C.      BEST INTERESTS OF CREDITORS

        Notwithstanding acceptance of both Plans, as provided for in the Code, by creditors and equity security holders of each Class, in order to confirm each Plan, the Bankruptcy Court must independently determine that such Plan is in the best interests of all Classes of creditors and equity security holders impaired by such Plan. The "best interests" test requires that the Bankruptcy Court find that the relevant Plan provides to each member of each impaired Class of Claims and Interests a recovery that has a value at least equal to the value of the distribution that each such person would receive if the Debtors were liquidated under Chapter 7 of the Code.

        To estimate the amount members of each impaired Class of unsecured creditors and equity security holders would receive if the Debtors were liquidated, the Bankruptcy Court must first determine the aggregate amount of cash that would be generated from the Debtors' assets if the Chapter 11 cases were converted to Chapter 7 cases under the Code and the assets were liquidated by a trustee in bankruptcy (the "Liquidation Value" of such assets). The Liquidation Value would consist of the net proceeds from the disposition of the assets of the Debtors, augmented by the cash held by the Debtors.

        The Liquidation Value available to general creditors would be reduced by (a) the Claims of secured creditors to the extent of the value of their collateral and (b) by the costs and expenses of the liquidation, as well as other administrative expenses of the Debtors' estates. The Debtors' costs of liquidation under Chapter 7 would include: (a) the compensation of a trustee or trustees, as well as counsel and other professionals retained by the trustee;
(b) disposition expenses; (c) all unpaid expenses incurred by the Debtors during their Chapter 11 reorganization proceedings (such as compensation for attorneys, financial advisors and accountants) are allowed in the Chapter 7 proceedings; (d) litigation costs; and (e) Claims arising from the operation of the Debtors during the pendency of the Chapter 11 reorganization and Chapter 7 liquidation proceedings. These Priority Claims would be paid in full out of the liquidation proceeds before the balance would be made available to pay general Claims or to make any distribution in respect of equity interests.

        Once the percentage recoveries in liquidation of secured creditors, priority claimants, general creditors and equity security holders are ascertained, the value of the distributions available for each Class of Claims or Interests from the Liquidation Value is compared with the value of the property offered to such Class under the relevant Plan to determine if such Plan is in the best interests of each such Class.

        Annexed as Exhibit III is the Liquidation Analysis of the Debtors' assets. The estimates of liquidation values of the operating businesses and applicable discounts set forth in the Liquidation Analysis are based primarily on valuation analyses prepared by the Debtors. Reference is made to the Liquidation Analysis for a description of the procedures followed, the factors considered and the assumptions and qualifications made by the Debtors in connection with their valuations.

        In the absence of a contrary determination by the Bankruptcy Court, all pre-Chapter 11 Unsecured Claims which have the same rights upon liquidation would be treated as one Class for purposes of determining the potential distribution of the liquidation proceeds resulting from the Company's Chapter 7 case. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the Claim held by each creditor. The Debtors believe that, after considering the foregoing, the result in a case under Chapter 7 of the Code would be that (a) the holders of Claims in LFC Classes 1, 2, 3, 4 and 5, LIS Classes 1, 2, 3 and 4 and LAS Classes 1, 2, 3 and 4 would receive less than they would receive under the Joint Plan, (b) the holders of Claims in LMUSA Classes 1A, 1B, 2, 3, 4 and 5 would receive less than they would receive under the LMUSA Plan and (c) the holders of Interests in LFC Class 6 and LMUSA Class 6 would receive no distributions of property as would occur under their respective Plans.

        Due to the numerous uncertainties and time delays associated with liquidation, it is not possible to predict the outcome of liquidation of the Debtors or the timing of any distribution to creditors. The Debtors have, however, concluded that a complete liquidation of the Debtors would, as demonstrated in the Liquidation Analysis, result in a lesser distribution to creditors than that provided for in the Plans and no distribution to LFC's and LMUSA's equity security holders.

        Pursuant to Section 6.3 of each Chapter 11 Plan, the mechanism and requirements for the establishment of an Intercompany Claims Reserve have been set forth. Section 6.3 establishes that there must be either an agreement between the Committees or a Court determined estimate of the amounts and types of Intercompany Claims, prior to any distributions to creditors pursuant to the Chapter 11 plan.

        In its financial presentation contained in Exhibits III and IV of the Disclosure Statement, the Debtor has made no estimates of the amounts or types of Intercompany Claims which may ultimately be allowed. By not making such estimates, the Debtors' financial projections have been prepared allowing all available cash, not otherwise directed to Litigation Trusts or working capital accounts, to flow through as distribution to creditors. While ultimately the Debtors believe either a settlement or court determination of Intercompany Claims will occur, the Debtors have no ability to predict such outcome at this time.

        As such, the Debtors recognize that the cash payments to creditors may ultimately differ from that which has been presented.

D.      FEASIBILITY OF THE PLANS

        LFC believes that Reorganized LFC will be able to perform its obligations under the Joint Plan and continue to operate its business without further financial reorganization or liquidation. Similarly, LMUSA believes that the Reorganized LMUSA will be able to perform its obligations under the LMUSA Plan and continue to operate its business without further financial reorganization or liquidation. The feasibility of each Plan is demonstrated by the projected financial statements for the fiscal years 1997, 1998 and 1999 set forth in Exhibit IV. Such projected financial statements represent the best estimate of the management of LFC and the management of LMUSA as to the items set forth therein. They are believed by management to be based upon assumptions which, when considered on an overall basis for the projection period, are reasonable. Furthermore, using assumptions that management believes are reasonable and extrapolating the financial projections set forth in Exhibit IV hereto, the Debtors believe the Plans to be feasible beyond fiscal year 1999 into the foreseeable future.

        The LFC Creditor's Committee has asserted that one or both of the Plans may not be feasible if large enough reserves are required to be established in order to satisfy disputed intercompany claims. The feasibility of either Plan could, in fact, be called into question if the relevant Debtor is required to reserve on a priority basis (ahead of general unsecured creditors) an amount that leaves it insufficient funds to operate. These issues may be required to be addressed by the Bankruptcy Court at the Confirmation Hearing.

E.      CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

        The Code contains provisions for confirmation of a plan even if the plan is not accepted by all impaired classes, as long as at least one impaired Class of Claims has accepted it. These "cram-down" provisions of the Code are set forth in Section 1129(b) of the Code.

        A plan may be confirmed under the cram-down provisions if, in addition to satisfying the other requirements of Section 1129 of the Code, the plan (a) "does not discriminate unfairly" and (b) is "fair and equitable" with respect to each class of claims or interests that is impaired under, and has not accepted, the plan. As used by the Code, the phrases "discriminate unfairly" and "fair and equitable" have narrow and specific meanings unique to bankruptcy law.

        The requirement that each Plan not "discriminate unfairly" means that a dissenting Class must be treated equally with respect to other Classes of the same rank. The Debtors believe that each Plan does not "discriminate unfairly" with respect to any Class of Claims or Interests because no Class is afforded treatment which is disproportionate to the treatment afforded other Classes of equal rank.

        The "fair and equitable" standard, also known as the "absolute priority rule," requires that a dissenting Class receive full compensation for its allowed Claims or Interests before any junior Class receives any distribution. Each Plan may not be confirmed in the event that any impaired Class of Claims votes to reject such Plan. In the event that any impaired Class of Interests votes to reject the Joint Plan or the LMUSA Plan, as the case may be, the relevant Plan may be confirmed under Section 1129(b) of the Code if holders of Interests junior to those of the rejecting Class do not receive any consideration under such Plan.

F.      ALTERNATIVES TO THE PLANS

        The Debtors believe that each Plan provides the respective creditors with the greatest possible value that could be realized on their respective Claims. The alternatives to Confirmation of each Plan are (a) confirmation of an alternative Chapter 11 plan or plans submitted by the Debtors or by another party in interest or (b) liquidation of the relevant Debtor or Debtors under Chapter 7 of the Code. Since the Petition Date, the Debtors have been engaged in extensive negotiations with numerous parties having interests in the Chapter 11 reorganization proceedings. Based on such negotiations, the Debtors believe that each Plan is responsive to the concerns raised by these parties and the LMUSA Creditors' Committee has agreed to be a co-proponent of the LMUSA Plan.

        Under Section 1121 of the Code, a debtor has the exclusive right to file a Chapter 11 plan during the first 120 days after the commencement of its Chapter 11 case and to obtain acceptances thereof during the period of sixty days thereafter. On February 20, 1996, the Bankruptcy Court entered an order extending the Debtors' exclusive right to file any Chapter 11 plan until April 8, 1996 and their exclusive right to obtain acceptances of such plans for a period through and including June 7, 1996. On April 25, 1996, the Bankruptcy Court entered an order requiring that the Debtors not file this Disclosure Statement before May 13, 1996. On June 26, 1996, the Bankruptcy Court entered an order extending the Debtors' exclusive right to obtain acceptances of the Plans for a period through August 8, 1996. Plans cannot be accepted within this period and the Debtors propose to seek an extension of the periods during which they have the exclusive right to solicit acceptances of the Plans. If the Joint Plan or the LMUSA Plan is not accepted and the period is not extended further, other parties in interest may have an opportunity to file one or more Chapter 11 plans in place of such Plan. A plan filed by other parties in interest could be confirmed even though not accepted by every impaired class as long as it meets the Code's "cram-down" standards (described above in "Confirmation Without Acceptance by All Impaired Classes"). The Debtors believe that any such plan filed by other parties in interest could only be confirmed by "cram-down," which would in turn be likely to engender costly and time-consuming litigation and result in a diminution of the value of the assets of the Debtors' estates.

        Alternatively, a liquidation of the Debtors could be carried out, with the results described above under "Best Interests of Creditors." For the reasons described above, the Debtors believe that the distribution to each impaired Class of creditors under each of the Plans will be greater and earlier than distributions which might be received after liquidation of the Debtors.

        The Debtors believe that Confirmation of each of the Plans is preferable to the alternatives described above because each Plan provides for an equitable, early distribution to all Classes of the Debtors' creditors and preserves value for creditors; any alternative to Confirmation of each Plan would result in significant delays in and probable diminution of recoveries.

                                XV.  CONCLUSION


        This Disclosure Statement was approved by the Bankruptcy Court after notice and a hearing. The Bankruptcy Court has determined that this Disclosure Statement is adequate and contains information sufficient for holders of Claims to make an informed judgment about the Joint Plan. However, such approval does not mean that the Bankruptcy Court recommends either acceptance or rejection of the Joint Plan.

        Dated:  July 3, 1996


                                        LOMAS FINANCIAL CORPORATION




                                        By: /s/ Eric Booth
                                            -----------------------------------
                                            Title: Chief Executive Officer
                                                   of Lomas Financial
                                                   Corporation



                                        LOMAS INFORMATION SYSTEMS, INC.




                                        By: /s/ Eric Booth
                                            -----------------------------------
                                            Title: Chief Executive Officer
                                                   of Lomas Financial
                                                   Corporation



                                        LOMAS ADMINISTRATIVE SERVICES, INC.




                                        By: /s/ Eric Booth
                                            -----------------------------------
                                            Title: Chief Executive Officer
                                                   of Lomas Financial
                                                   Corporation

                             INDEX OF DEFINED TERMS

                                                                                                            Page(1)
                                                                                                            -------
        5% entity................................................................................................79
        accumulators.............................................................................................75
        Administrative Claims....................................................................................59
        Agencies.................................................................................................13
        Allen Property...........................................................................................35
        Allowed...........................................................................................Article 1
        AMT......................................................................................................77
        AMTI.....................................................................................................77
        Bank One.................................................................................................14
        Bankers Trust............................................................................................22
        Bankruptcy Court..........................................................................................1
        Bankruptcy Exception.....................................................................................79
        Bar Date.................................................................................................25
        Beaumeade Property.......................................................................................34
        Bennett..................................................................................................22
        Benton Properties.........................................................................................9
        Capstead.................................................................................................14
        Chanin...................................................................................................34
        Claim.............................................................................................Article 1
        Class.............................................................................................Article 1
        Closing...........................................................................................Article 1
        Closing Date.............................................................................................24
        C.O.D. income............................................................................................80
        Code......................................................................................................1
        Cohane Rafferty..........................................................................................38
        Company...................................................................................................1
        Compensation Agreement...................................................................................20
        Compensation Plans.......................................................................................20
        Confirmation......................................................................................Article 1
        Confirmation Date.................................................................................Article 1
        Confirmation Hearing......................................................................................1
        Confirmation Hearing Notice...............................................................................1
        Convenience Unsecured Claim.......................................................................Article 1
        Conseco..................................................................................................38
        control person...........................................................................................75
        CPI......................................................................................................57
        Creditors' Committees....................................................................................22
        Creditors' Trusts........................................................................................85
        D & O Claims.............................................................................................59
        Dataplex.................................................................................................16
        Debtors...................................................................................................1
        Disputed Real Estate Assets..............................................................................29
        Distributable Cash.......................................................................................66
        Distribution Date.........................................................................................6
        distributors.............................................................................................75

- ----------------
(1) Any reference to "Article 1" means Article 1 of the appropriate Chapter 11 Plan.

                                                                                                            Page(1)
                                                                                                            -------
        DLJ......................................................................................................14
        DNI......................................................................................................85
        Effective Date...........................................................................................29
        Elliott..................................................................................................22
        Estate............................................................................................Article 1
        Exchange Act.............................................................................................76
        February 16 Order........................................................................................25
        FHLMC....................................................................................................13
        First American...........................................................................................30
        First Eastern............................................................................................37
        First Nationwide.........................................................................................12
        First Nationwide Holdings................................................................................17
        First Nationwide Warehouse Facility......................................................................14
        FNMA.....................................................................................................13
        GEM......................................................................................................22
        GNMA.....................................................................................................13
        GNMA Agreement...........................................................................................36
        GNMA Sale Purchased Assets...............................................................................18
        GNMA Servicing Sale......................................................................................18
        GNMA Success Bonuses.....................................................................................21
        Indenture Trustee........................................................................................68
        INTELLIFILE..............................................................................................16
        Intercompany Claims...............................................................................Article 1
        Intercompany Claims Agent.........................................................................Article 1
        Intercompany Claims Reserve.......................................................................Article 1
        Interests.........................................................................................Article 1
        Invesco I................................................................................................30
        Invesco II...............................................................................................30
        Investor Group...........................................................................................32
        IRS.......................................................................................................4
        Joint Creditors' Committee...............................................................................22
        Joint Debtors.............................................................................................1
        Joint Plan................................................................................................1
        KPMG.....................................................................................................11
        LAS.......................................................................................................1
        LAS Class 1 .............................................................................................59
        LAS Class 2 .............................................................................................60
        LAS Class 3 .............................................................................................60
        LAS Class 4 .............................................................................................60
        LAS Class 5 .............................................................................................60
        Lehman...................................................................................................15
        LFC.......................................................................................................1
        LFC Class A..............................................................................................59
        LFC Class 1..............................................................................................59
        LFC Class 2..............................................................................................59
        LFC Class 3..............................................................................................59

- ----------------
(1) Any reference to "Article 1" means Article 1 of the appropriate Chapter 11 Plan.

                                                                                                            Page(1)
                                                                                                            -------
        LFC Class 4..............................................................................................60
        LFC Class 5..............................................................................................60
        LFC Class 6 ..............................................................................................2
        LFC Committee Motion.....................................................................................22
        LFC Creditors' Committee..................................................................................1
        LFC Creditors' Trust.....................................................................................84
        LFC Distributable Cash...................................................................................63
        LFC Group................................................................................................77
        LFC Group Tax Benefits...................................................................................71
        LFC Investors............................................................................................31
        LFC Litigation Trust..............................................................................Article 1
        LFC Litigation Trustee............................................................................Article 1
        LFC Securityholders......................................................................................83
        LFC Senior Convertible Notes.............................................................................67
        LIP......................................................................................................36
        Liquidation Analysis.....................................................................................37
        Liquidation Value........................................................................................88
        LIS.......................................................................................................1
        LIS Class 1..............................................................................................59
        LIS Class 2..............................................................................................60
        LIS Class 3..............................................................................................60
        LIS Class 4..............................................................................................60
        LIS Class 5..............................................................................................60
        LIS Creditors' Trust.....................................................................................84
        Litigation Trustee.......................................................................................70
        Litigation Trusts........................................................................................58
        LLG Lands................................................................................................43
        LMI......................................................................................................43
        LMP......................................................................................................14
        LMUSA.....................................................................................................1
        LMUSA 1997 Senior Notes..................................................................................17
        LMUSA Class A............................................................................................9
        LMUSA Class 1A...........................................................................................59
        LMUSA Class 1B...........................................................................................59
        LMUSA Class 2............................................................................................60
        LMUSA Class 3............................................................................................60
        LMUSA Class 4............................................................................................60
        LMUSA Class 5............................................................................................60
        LMUSA Class 6............................................................................................60
        LMUSA Creditors' Committee................................................................................1
        LMUSA Creditors' Trust...................................................................................84
        LMUSA Distributable Cash.................................................................................64
        LMUSA Group..............................................................................................77
        LMUSA Group Tax Benefits.................................................................................72
        LMUSA Investors..........................................................................................40
        LMUSA Litigation Trust............................................................................Article 1

- ----------------
(1) Any reference to "Article 1" means Article 1 of the appropriate Chapter 11 Plan.

                                                                                                            Page(1)
                                                                                                            -------
        LMUSA Litigation Trustee..........................................................................Article 1
        LMUSA Plan................................................................................................1
        LMUSA Securityholders....................................................................................83
        LMUSA Senior Notes.......................................................................................53
        Lomas.....................................................................................................1
        Lomas Campus.............................................................................................35
        Lomas Field Services.....................................................................................16
        Lomas Group..............................................................................................77
        Lomas Insurance..........................................................................................38
        Lomas Marketing..........................................................................................43
        Lomas Mortgage Services..................................................................................19
        master servicing.........................................................................................12
        Monthly Distribution Date............................................................................66, 67
        MSP.......................................................................................................4
        NET......................................................................................................34
        New LFC Common Stock......................................................................................4
        New LMUSA Common Stock....................................................................................4
        NOLs.....................................................................................................31
        Non-Reorganization Assets................................................................................29
        Oppenheimer..............................................................................................22
        Orion....................................................................................................22
        Ownership Change.........................................................................................78
        PBGC.....................................................................................................21
        P&I......................................................................................................13
        Petition Date............................................................................................22
        Pension Enhancement......................................................................................21
        Pension Plan.............................................................................................20
        PHMC.....................................................................................................57
        Plans.....................................................................................................1
        Price Waterhouse.........................................................................................42
        Price Waterhouse Report..................................................................................42
        primary servicing........................................................................................12
        Priority Non-Tax Claim...................................................................................59
        Priority Tax Claims......................................................................................59
        Proposed Section 363 Sale................................................................................22
        Prudential...............................................................................................16
        Public Debt Securities...................................................................................68
        qualified creditors......................................................................................79
        qualified settlement fund................................................................................85
        recapitalization.........................................................................................83
        Reorganized Debtor................................................................................Article 1
        Reorganized LFC...................................................................................Article 1
        Reorganized LMUSA.................................................................................Article 1
        Residential Services.....................................................................................16
        Retention Plan...........................................................................................20
        RIS......................................................................................................16

- ----------------
(1) Any reference to "Article 1" means Article 1 of the appropriate Chapter 11 Plan.

                                                                                                            Page(1)
                                                                                                            -------
        RIS Agreement............................................................................................54
        Salomon..................................................................................................15
        SEC.......................................................................................................4
        Section 363 Agreement....................................................................................37
        Section 363 Sale.........................................................................................24
        Section 382 limitation...................................................................................78
        Section 382 Regulations..................................................................................79
        Secured Claim.....................................................................................Article 1
        Securities Act...........................................................................................75
        Senior Management........................................................................................20
        Servicing Rights.........................................................................................23
        Severance Plan...........................................................................................20
        STL......................................................................................................34
        STN......................................................................................................21
        subservicing.............................................................................................12
        syndicators..............................................................................................75
        Tax Code.................................................................................................71
        TCB......................................................................................................14
        trade claims.............................................................................................79
        Transition Period........................................................................................19
        Travelers.................................................................................................9
        Travelers Lien...........................................................................................35
        Travelers Stipulation and Order..........................................................................36
        Travelers Termination Notice......................................................................Article 1
        Treemont Denver..........................................................................................29
        Treemont Texas...........................................................................................29
        Triad Ventures...........................................................................................30
        Tycher Properties........................................................................................43
        Unsecured Claim...................................................................................Article 1
        U.S. Trustee.............................................................................................22
        Vista....................................................................................................30
        Voting Classes............................................................................................2

- ----------------
(1) Any reference to "Article 1" means Article 1 of the appropriate Chapter 11 Plan.

                                                                   EXHIBIT I


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                               )        Chapter 11
                                     )
LOMAS FINANCIAL CORPORATION,         )        Case Nos. 95-1235, 1237 and
LOMAS INFORMATION SYSTEMS, INC.      )        1238 (PJW)
and LOMAS ADMINISTRATIVE             )
SERVICES, INC.,                      )        Jointly Administered
                   Debtors.          )


                       FIRST AMENDED JOINT CHAPTER 11 PLAN
                         OF LOMAS FINANCIAL CORPORATION,
                       LOMAS INFORMATION SYSTEMS, INC. AND
                       LOMAS ADMINISTRATIVE SERVICES, INC.


                                 YOUNG, CONAWAY, STARGATT & TAYLOR
                                 James L. Patton, Jr. (No. 2202)
                                 Robert S. Brady (No. 2847)
                                 Brendan Linehan Shannon (No. 3136)
                                 11th Floor, Rodney Square North
                                 P.O. Box 391
                                 Wilmington, Delaware 19899-0391
                                 (302) 571-6600

                                              - and -

                                 DAVIS POLK & WARDWELL
                                 Robert J. Levine
                                 Laureen F. Bedell
                                 Richard C. Potok
                                 450 Lexington Avenue
                                 New York, New York 10017
                                 (212) 450-4000

                                 Co-Counsel to Debtors and Debtors-in-Possession



                                               EXHIBIT I TO DISCLOSURE STATEMENT

                                TABLE OF CONTENTS



                                    ARTICLE 1


                                   DEFINITIONS

1.1   Rules of Interpretation...............................................   1
1.2   Definitions...........................................................   1


                                    ARTICLE 2

                       TREATMENT OF ADMINISTRATIVE CLAIMS
              AND PRIORITY TAX CLAIMS; CLASSIFICATION AND TREATMENT
                           OF PRIORITY NON-TAX CLAIMS

2.1   Administrative Claims.................................................  10
2.2   Priority Tax Claims...................................................  10
2.3   Priority Non-Tax Claims...............................................  11


                                    ARTICLE 3

                  CLASSIFICATION OF OTHER CLAIMS AND INTERESTS

3.1   General Rules of Classification.......................................  11
3.2   LFC Class 1 Claims....................................................  11
3.3   LFC Class 2 Claims....................................................  12
3.4   LFC Class 3 Claims....................................................  12
3.5   LFC Class 4 Claims....................................................  12
3.6   LFC Class 5 Claims....................................................  12
3.7   LFC Class 6 Interests.................................................  12
3.8   LIS Class 1 Claims....................................................  12
3.9   LIS Class 2 Claims....................................................  12
3.10  LIS Class 3 Claims....................................................  12
3.11  LIS Class 4 Claims....................................................  12
3.12  LIS Class 5 Interests.................................................  12
3.13  LAS Class 1 Claims....................................................  12
3.14  LAS Class 2 Claims....................................................  12
3.15  LAS Class 3 Claims....................................................  13


                                               EXHIBIT I TO DISCLOSURE STATEMENT

3.16  LAS Class 4 Claims....................................................  13
3.17  LAS Class 5 Interests.................................................  13


                                    ARTICLE 4

                        TREATMENT OF CLAIMS AND INTERESTS


4.1   LFC Class 1 (Secured Claims)..........................................  13
4.2   LFC Class 2 (D & O Claims)............................................  13
4.3   LFC Class 3 (Unsecured Claims)........................................  13
4.4   LFC Class 4 (Convenience Unsecured Claims)............................  13
4.5   LFC Class 5 (Intercompany Claims).....................................  13
4.6   LFC Class 6 (LFC Interests)...........................................  14
4.7   LIS Class 1 (Secured Claims)..........................................  14
4.8   LIS Class 2 (D & O Claims)............................................  14
4.9   LIS Class 3 (Unsecured Claims)........................................  14
4.10  LIS Class 4 (Intercompany Claims).....................................  14
4.11  LIS Class 5 (LIS Interests)...........................................  14
4.12  LAS Class 1 (Secured Claims)..........................................  14
4.13  LAS Class 2 (D & O Claims)............................................  14
4.14  LAS Class 3 (Unsecured Claims)........................................  14
4.15  LAS Class 4 (Intercompany Claims).....................................  15
4.16  LAS Class 5 (LAS Interests)...........................................  15


                                    ARTICLE 5

                   IMPAIRMENT OF CLAIMS AND INTERESTS; VOTING

5.1   Classes Entitled to Vote..............................................  15
5.2   Classes Not Entitled to Vote..........................................  15



                                               EXHIBIT I TO DISCLOSURE STATEMENT

                                    ARTICLE 6

                      CONDITIONS PRECEDENT TO CONFIRMATION
                               AND EFFECTIVE DATE

6.1   Conditions to Confirmation............................................  16
6.2   Waiver of Conditions..................................................  16
6.3   Conditions to First Distribution......................................  16

                                    ARTICLE 7

                         MEANS OF IMPLEMENTING THE PLAN


7.1   Change of Names.......................................................  17
7.2   Amended and Restated Certificates of Incorporation....................  17
7.3   Corporate Action......................................................  17
7.4   Effectiveness of Securities, Instruments and Agreements...............  18
7.5   Distributions Pursuant to the Plan....................................  18
7.6   Distribution of Fractional Shares of New LFC Common Stock.............  19
7.7   Transfer By the Debtors of Certain Property to the Intercompany
      Claims Reserve........................................................  20
7.8   Actions by the Intercompany Claims Agent..............................  20

7.9   Management of the Reorganized Debtors.................................  20
7.10  Liquidation of Non-Reorganization Assets..............................  20
7.11  Cash Distributions....................................................  21
7.12  Resolution of Disputed Claims.........................................  21
7.13  LFC Litigation Trust..................................................  21
7.14  Setoff................................................................  22
7.15  Surrender and Cancellation of Public Debt Securities..................  22
7.16  Certain Assets to be Held in Trust....................................  22
7.17  Allocation of Consideration Between Interest and Principal............  23
7.18  NOL Reattribution Election............................................  23

                                    ARTICLE 8

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

8.1   Assumption and Rejection of Executory Contracts and Unexpired
      Leases................................................................  24
8.2   Claims Under Rejected Contracts and Leases............................  24



                                               EXHIBIT I TO DISCLOSURE STATEMENT

                                    ARTICLE 9

                          EFFECTS OF PLAN CONFIRMATION
9.1   Discharge and Injunction..............................................  24
9.2   Revesting.............................................................  25
9.3   Contributions to LFC Litigation Trust and Intercompany Claims
      Reserve...............................................................  25
9.4   Cancellation and Release of Existing Securities, Agreements and
      Liens.................................................................  25
9.5   Retiree Medical Benefits..............................................  26
9.6   Retention of Jurisdiction.............................................  26
9.7   Failure of Bankruptcy Court to Exercise Jurisdiction..................  26
9.8   Statutory Committee...................................................  27

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1  Payment of Statutory Fees.............................................  27
10.2  Procedure for Determining Certain Claims..............................  27
10.3  Cramdown..............................................................  27
10.4  Modification of The Plan..............................................  28
10.5  Withdrawal of Plan....................................................  28
10.6  Substantial Effective of Plan.........................................  28
10.7  Reservation of Rights.................................................  28
10.8  Section 1145 Exemption................................................  28
10.9  Unclaimed Property....................................................  28
10.10 Section 1146 Exemption................................................  29
10.11 Record Date for Distribution..........................................  29
10.12 Notices and Distributions.............................................  29
10.13 Saturday, Sunday or Legal Holiday.....................................  29
10.14 Time..................................................................  29
10.15 Severability of Provisions............................................  29
10.16 Binding Effect........................................................  30
10.17 Governing Law.........................................................  30
10.18 Interpretation of Plan and Related Documents..........................  30
10.19 Filing of Additional Documents........................................  30
10.20 Further Assurances....................................................  30
10.21 Withholding and Reporting Requirements................................  31


Exhibit A-1     Restated Certificate of Incorporation and Bylaws of Reorganized
                LFC
Exhibit A-2     Amendment to Certificate of Incorporation of Reorganized LIS


                                               EXHIBIT I TO DISCLOSURE STATEMENT

Exhibit B       Form of LFC Litigation Trust Agreement







                                               EXHIBIT I TO DISCLOSURE STATEMENT

                              JOINT CHAPTER 11 PLAN


    Lomas Financial Corporation, Lomas Information Systems, Inc. and Lomas Administrative Services, Inc. hereby propose the following joint Chapter 11 Plan pursuant to Chapter 11 of the Bankruptcy Code.


                                    ARTICLE 1


                                   DEFINITIONS

    1.1 Rules of Interpretation. As used herein, the following terms have the respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained herein. Captions and headings to articles, sections, schedules and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

    1.2 Definitions. Any term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of this Plan, the following terms (which appear herein as capitalized terms) have the following meanings as used in this Plan:

    "ADMINISTRATIVE CLAIM" means, with respect to a Debtor, a Claim against such Debtor to the extent that it is of the kind described in section 503(b) of the Bankruptcy Code and is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary expenses of preserving such Debtor's Estate, (b) any actual and necessary expenses of operating the business of such Debtor, (c) any actual indebtedness or obligations incurred or assumed by such Debtor as debtor-in-possession during the pendency of its Reorganization Case in connection with the conduct of its business, (d) any actual expenses of such Debtor necessary or appropriate to facilitate or effectuate this Plan, (e) any amount required to be paid by such Debtor under section 365(b)(1) of the Bankruptcy Code in connection with the assumption of executory contracts or unexpired leases, (f) all allowances of compensation


                                               EXHIBIT I TO DISCLOSURE STATEMENT
or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 330(a), 331 or 503(b)(2), (3), (4) or (5) of the Bankruptcy Code and
(g) any Reclamation Claims. To the extent that any item described in clauses (a)
- - (f) of the preceding sentence are allocable in part to more than one Debtor and/or to LMUSA, only the LFC Allocation or the LIS Allocation, as the case may be, shall be an Administrative Claim against LFC or LIS.

    "ALLOWED" means: (a) with respect to an Administrative Claim of the kind described in section 503(b)(2), (3), (4) or (5) of the Bankruptcy Code, an Administrative Claim that has been allowed by a Final Order, to the extent so allowed; (b) with respect to any other Administrative Claim, an Administrative Claim with respect to which a request for payment has been timely filed pursuant to SECTION 10.2 or with respect to which no such filing is necessary, and to which no objection has been timely filed; (c) with respect to a Disputed Claim, a claim that has been allowed by a Final Order, to the extent so allowed; or (d) with respect to any other Claim, a Claim with respect to which a proof of claim has been timely filed by the Bar Date and to which no objection has been timely filed, or if no proof of claim was so filed, which was or hereafter is listed on the Schedules as liquidated in amount and not disputed or contingent.

    "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means, with respect to LFC and LIS, the certificate of incorporation of Reorganized LFC or Reorganized LIS as amended or amended and restated, substantially in the forms attached hereto as EXHIBIT A-1 or A-2, as the case may be, provided that the LFC Creditors' Committee shall have the right to change Article Eleventh thereof up to the third Business Day prior to the commencement of the Confirmation Hearing.

    "BALLOT" means the ballot and/or master ballot, as is appropriate in the circumstances, distributed to a holder of an LFC Class 1, 2, 3 or 4 Claim, an LIS Class 1,2 or 3 Claim or an LAS Class 1,2 or 3 Claim for the purpose of, among other things, voting on this Plan.

    "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended by the Bankruptcy Reform Act of 1994, and as amended from time to time, to the extent applicable to the Reorganization Cases.

    "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or such other court as may hereafter exercise original jurisdiction over the Reorganization Cases or any proceeding therein.

    "BANKRUPTCY RULES" means the Bankruptcy Rules promulgated under 28 U.S.C.
Section 2075 and the local rules and standing orders of the Bankruptcy Court, as amended from time to time, to the extent applicable to the Reorganization Cases.



                                               EXHIBIT I TO DISCLOSURE STATEMENT

    "BAR DATE" means the dates by which the Bankruptcy Court has ordered that proof of certain Claims must be filed.

    "BUSINESS DAY" means any day other than a Saturday, Sunday or federal holiday.

    "CLAIM" means, with respect to a Debtor, a "claim" as defined in section 101(5) of the Bankruptcy Code against such Debtor, property of such Debtor or property of the Estate, arising before the Confirmation Date.

    "CLASS" means a category or group of Claims or Interests classified together in a class as designated pursuant to ARTICLE 3 of this Plan.

    "CONFIRMATION" means entry of the Confirmation Order.

    "CONFIRMATION DATE" means the date on which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

    "CONFIRMATION HEARING" means the hearing with respect to this Plan required by section 1128(a) of the Bankruptcy Code.

    "CONFIRMATION ORDER" means the order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Debtors, confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

    "CONVENIENCE UNSECURED CLAIM" means any Unsecured Claim (other than any Unsecured Claim under or evidenced by the LFC Senior Convertible Notes) against LFC in an amount not greater than $500 or as to which the holder has agreed in writing to reduce such Claim to such amount and to release and to waive any further or additional claim against LFC or the Estate of LFC.

    "D & O CLAIM" means a pre-petition claim of a present or former officer, director or employee of one of the Debtors or LMUSA, or any of their respective subsidiaries, against a Debtor in respect of indemnification and/or contribution for defense costs or liabilities pursuant to the certificate of incorporation or by-laws of such Debtor, an employment agreement with such Debtor, or applicable law, in each case relating to actual or alleged conduct or events occurring prior to the Petition Date.

    "DEBTOR" means LFC, LIS or LAS, as debtor and debtor-in-possession in a Reorganization Case.

    "DISCLOSURE STATEMENT" means the Disclosure Statement pertaining to this Plan in the form approved for distribution by the Bankruptcy Court, together with any exhibits,


                                               EXHIBIT I TO DISCLOSURE STATEMENT
schedules, appendices or documents attached thereto or otherwise incorporated by reference therein, as the same may be amended, modified, restated or supplemented from time to time.

    "DISPUTED CLAIM" means a Claim (a) that a Debtor or a Reorganized Debtor has scheduled as unliquidated, disputed, contingent or subject to offset and which has not been allowed by a Final Order or (b) as to which an objection or motion to estimate for purposes of allowance in a Reorganization Case has been filed, but has not been withdrawn or resolved by a Final Order.

    "DISTRIBUTION DATE" means, with respect to an Allowed Claim, the later of
(a) the Effective Date and (b) the date on which such Claim becomes an Allowed Claim and all other conditions to the initial distribution with respect to such Claim shall have been satisfied.

    "EFFECTIVE DATE" means the Confirmation Date unless by written notice to the Debtors and the Bankruptcy Court prior to the conclusion of the Confirmation Hearing, the LFC Creditors' Committee in respect of a Debtor has elected to require that the "Effective Date" shall be deferred until the occurrence of events specified in the notice.

    "ESTATE" means, with respect to a Debtor, the estate of such Debtor, created in a Reorganization Case pursuant to section 541 of the Bankruptcy Code.

    "FINAL ORDER" means an order or judgment of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties, that has not been reversed, stayed, modified, amended or vacated and as to which
(a) no appeal, petition for certiorari, or request for reargument or other review or rehearing has been requested or is pending, (b) any right to appeal, petition for certiorari or seek reargument, other review or rehearing has been fully and effectively waived in writing or (c) if an appeal, reargument, writ of certiorari, review or rehearing thereof has been sought, the order or judgment has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or by which the petition for writ of certiorari has been denied, and, in each of the above cases, the time to take any further appeal or to seek certiorari or further reargument, review or rehearing has expired.

    "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, any federal or state court or any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

    "INTERCOMPANY CLAIM" means a Claim by any Debtor, LMUSA or any of their respective subsidiaries against any Debtor or LMUSA, including without limitation a Claim that any transfer to or for the benefit of, or other transaction with or for the benefit of, such second Debtor or LMUSA was void or should be avoided pursuant to section 544, 547, 548 or 549 of the Bankruptcy Code and/or offset pursuant to section 553 of the Bankruptcy Code.

    "INTERCOMPANY CLAIMS AGENT" means the trustee or escrow agent under the Intercompany Claims Agreement, if any, appointed by the LFC Creditors' Committee and the LMUSA Creditors' Committee in accordance with section 1123(b)(3)(B) of the Bankruptcy Code by order of the Bankruptcy Court as the Person responsible for (a) ensuring the allocation and distribution of the assets in the Intercompany Claims Reserve to the appropriate party or parties and (b) such other duties as may be specified in the Intercompany Claims Agreement or by the Bankruptcy Court, and such Person's successors in such capacity.

    "INTERCOMPANY CLAIMS AGREEMENT" means a trust or escrow agreement among LFC, LMUSA, the LFC Creditors' Committee, the LMUSA Creditors' Committee and the Intercompany Claims Agent agreed upon among the parties thereto and approved by the Bankruptcy Court.

    "INTERCOMPANY CLAIMS RESERVE" means a trust or escrow arrangement that may be established pursuant to SECTION 6.3.

    "INTEREST" means, (a) with respect to LFC, any right arising from the ownership, beneficial or otherwise, of Old LFC Common Stock and any outstanding rights to acquire Old LFC Common Stock, including, without limitation, options and warrants and rights to receive or acquire options or warrants, stock appreciation or similar rights the value of which is determined by reference to the value of Old LFC Common Stock and all Claims arising from rescission of a purchase or sale of such stock or right to acquire such stock or for damages arising from such purchase or sale, (b) with respect to LIS, any right arising from the ownership, beneficial or otherwise, of LIS Common Stock and (c) with respect to LAS, any right arising from the ownership, beneficial or otherwise, of the equity of LAS.

    "KPMG" means KPMG Peat Marwick LLP.

    "LAS" means Lomas Administrative Services, Inc., a Nevada corporation that was in dissolution proceedings at the Petition Date and was a wholly-owned subsidiary of LFC and a Debtor in a Reorganization Case.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

    "LFC" means Lomas Financial Corporation, a Delaware corporation and a Debtor in a Reorganization Case.

    "LFC ALLOCATION" means, with respect to claims of the type described in clauses (a) - (f) of the definition of "Administrative Claim" that are attributable only in part to LFC, such percentage of those administrative claims as is recommended by KPMG, if LFC and LMUSA or their respective creditors' committees do not agree with KPMG's recommendation, as determined by agreement, or, failing such agreement, by the Bankruptcy Court.

    "LFC CREDITORS' COMMITTEE" means the statutory creditors' committee of LFC, consisting of representatives of holders of debt obligations of LFC, which was appointed by the United States Trustee for the District of Delaware on March 15, 1996.

    "LFC DISTRIBUTABLE CASH" means (a) on the Effective Date, all cash of LFC, after giving effect to (i) a payment, if any, or other transfer, if any, by LFC into the Intercompany Claims Reserve, if any, (ii) appropriate reserves for Administrative Claims, Priority Claims, Second Claims and Convenience Unsecured Claims, (iii) the amount placed in the LFC Litigation Trust pursuant to SECTION
7.13 and (iv) a reserve for working capital equal to $3,000,000 or such other amount as shall be specified by the LFC Creditors' Committee in writing to the Debtors and the Bankruptcy Court at least three (3) Business Days prior to the commencement of the Confirmation Hearing and (ii) after the Effective Date, all subsequently received net cash proceeds from the disposition of, or net income on, Non-Reorganization Assets of LFC or Reorganized LFC, and all cash subsequently distributed to Reorganized LFC from the Intercompany Claims Reserve or the LFC Litigation Trust.

    "LFC INDENTURE" means the indenture dated as of November 1, 1991 between LFC and Texas Commerce Bank National Association, pursuant to which the LFC Senior Convertible Notes were issued.

    "LFC INDENTURE TRUSTEE" means the trustee under the LFC Indenture.

    "LFC LITIGATION TRUST" means the trust established pursuant to SECTION 7.13.

    "LFC LITIGATION TRUSTEE" means the Person designated by the LFC Creditors' Committee on or before the Confirmation Date to act as trustee of the LFC Litigation Trust.

    "LFC LITIGATION TRUST AGREEMENT" means a trust agreement substantially in the form of EXHIBIT B.



                                               EXHIBIT I TO DISCLOSURE STATEMENT

    "LFC SENIOR CONVERTIBLE NOTES" means LFC's $140 million 9% Senior Convertible Notes due October 1, 2003.

    "LHMC" means Lomas Housing Management Corp., a Texas corporation and a wholly-owned subsidiary of LFC.

    "LIS" means Lomas Information Systems, Inc., a Nevada corporation and a wholly-owned subsidiary of LFC and a Debtor in a Reorganization Case.

    "LIS ALLOCATION" means, with respect to claims of the type described in clauses (a) - (f) of the definition of "Administrative Claim" that are attributable only in part to LIS, such percentage of those administrative claims as is recommended by KPMG, if LIS, LFC and LMUSA or the LFC Creditors' Committee and the LMUSA Creditors' Committees do not agree with KPMG's recommendation, as determined by agreement, or, failing such agreement, by the Bankruptcy Court.

    "LLG LANDS" means LLG Lands, Inc., an Arkansas corporation and a wholly-owned subsidiary of LFC.

    "LMUSA" means Lomas Mortgage USA, Inc., a Connecticut corporation and a wholly-owned subsidiary of LFC and a debtor in a reorganization case under Chapter 11 of the Bankruptcy Code.

    "LMUSA CREDITORS' COMMITTEE" means the official committee of unsecured creditors of LMUSA, consisting of representatives of holders of debt obligations of LMUSA, which was appointed by the United States Trustee for the District of Delaware on March 15, 1996.

    "MONTHLY DISTRIBUTION DATE" means the 15th of each month, starting with the first such date that is at least 30 days after the Effective Date.

    "MSP" means the Management Security Plan Lomas & Nettleton Financial Corporation and Subsidiary and Affiliated Companies as Restated Effective June 1, 1992, as amended, including the related trust, dated April 2, 1993, as amended.

    "NEW LFC COMMON STOCK" means the common stock, par value $0.10 per share, of Reorganized LFC, which class of common stock shall have the rights, powers and preferences set forth in the Amended and Restated Certificate of Incorporation.

    "NON-REORGANIZATION ASSETS" means all tangible and intangible assets of the Estate other than such Reorganized Debtor's Reorganization Assets.


                                               EXHIBIT I TO DISCLOSURE STATEMENT

    "OLD COMMON STOCK" means Old LFC Common Stock and Old LIS Common Stock.

    "OLD LFC COMMON STOCK" means the shares of common stock, par value $1.00 per share, of LFC outstanding on the Petition Date.

    "OLD LIS COMMON STOCK" means the shares of common stock, par value $1.00 per share, of LIS outstanding on the Petition Date.

    "PENSION PLAN" means the Lomas Financial Group Pension Plan as restated effective January 1, 1991, as amended.

    "PERSON" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

    "PETITION DATE" means the date on which the petitions for relief commencing the Reorganization Cases were filed, namely October 10, 1995.

    "PLAN" means this Chapter 11 Plan, and any exhibits and schedules attached hereto (that are hereby incorporated by reference), in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions set forth herein, the Bankruptcy Code and the Bankruptcy Rules. This Chapter 11 Plan will be referred to herein as "the Plan" or "this Plan".

    "PRIORITY CLAIM" means a Priority Tax Claim or a Priority Non-Tax claim.

    "PRIORITY NON-TAX CLAIM" means any Claim to the extent entitled to priority in payment under section 507(a)(3),(4),(5) or (6) of the Bankruptcy Code.

    "PRIORITY TAX CLAIM" means any Claim to the extent entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

    "PROFESSIONALS" means those persons retained at the expense of the Estates of the Debtors in the Reorganization Cases pursuant to an order of the Bankruptcy Court in accordance with sections 327, 328 or 1103 of the Bankruptcy Code.

    "PRO RATA" means bearing the same proportion that the amount of an Allowed Claim in a particular Class bears to the total aggregate amount of Allowed Claims in such Class.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

    "PUBLIC DEBT SECURITIES" means the LFC Senior Convertible Notes.

    "RECORD DATE" means, for purposes of voting, the date on which the Bankruptcy Court approves the Disclosure Statement, and for purposes of distribution, the Confirmation Date.

    "RECLAMATION CLAIM" means, with respect to a Debtor, a Claim against such Debtor that is entitled to priority status under sections 546(c) and 507(a)(1) of the Bankruptcy Code on the basis of a seller's statutory or common law right to reclaim goods sold to such Debtor in the ordinary course of such seller's business.

    "RELATED DOCUMENT" means each instrument, agreement and document to be issued or executed in connection with this Plan.

    "REORGANIZATION ASSETS" means direct or indirect right, title and interest of LFC in and to (a) the stock and assets of STL and LLG Lands, and any other real estate assets that are determined by the LFC Creditors' Committee (before the Effective Date) or the Reorganized Board of LFC (on or after the Effective
Date) to be appropriate to hold for longer term development and/or sale, (b) the stock and assets of LHMC (c) the working capital reserve retained by any Reorganized Debtor on the Effective Date, and (d) the income derived from, and proceeds of any disposition of, the foregoing.

    "REORGANIZATION CASE" means, with respect to a Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor.

    "REORGANIZED BOARD" means the board of directors of Reorganized LFC or Reorganized LIS on and after the Effective Date.

    "REORGANIZED DEBTOR" means Reorganized LFC or Reorganized LIS.

    "REORGANIZED LFC" means LFC on and after the Effective Date.

    "REORGANIZED LIS" means LIS on and after the Effective Date.

    "SCHEDULES" means the Debtors' Schedules of Assets and Liabilities, that have been filed with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007 as the same may be amended from time to time.

    "SECURED CLAIM" means a Claim that constitutes a secured claim under section 506(a) or 1111(b) of the Bankruptcy Code.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

    "STL" means ST Lending, Inc., a Delaware corporation and a wholly-owned subsidiary of LMUSA.

    "UNSECURED CLAIM" means a Claim that is not a Secured Claim, an Administrative Claim, a Priority Claim, an Intercompany Claim or a D & O Claim.

    "VOTING DEADLINE" means the date by which the Ballots for acceptance or rejection of this Plan must be received by the tabulating agent to be counted.


                                    ARTICLE 2

                       TREATMENT OF ADMINISTRATIVE CLAIMS
              AND PRIORITY TAX CLAIMS; CLASSIFICATION AND TREATMENT
                           OF PRIORITY NON-TAX CLAIMS


    2.1 Administrative Claims. Each Allowed Administrative Claim shall be paid in full in cash (a) at the option of the relevant Debtor (before the Effective
Date) or the relevant Reorganized Debtor (on or after the Effective Date) (i) in the ordinary course of business as such Claim matures or (ii) on the Distribution Date for such Claim unless the holder thereof agrees or has agreed to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim) or (b) on such other date as the Bankruptcy Court may order. Notwithstanding the foregoing, the relevant Debtor's or relevant Reorganized Debtor's failure to object to any Administrative Claim in the Reorganization Case or payment of such Claim shall be without prejudice to the relevant Reorganized Debtor's right to contest, request disgorgement of or otherwise defend against such Claim in any forum.

    2.2 Priority Tax Claims. Each Allowed Priority Tax Claim shall be paid in full in cash on the Distribution Date for such Claim, unless the holder thereof agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim); provided, however, that the relevant Debtor may elect to have any Allowed Priority Tax Claim paid in deferred cash payments over a period not to exceed six (6) years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, which option shall be exercised by written notice given to the holder of a Priority Tax Claim delivered on or before the Distribution Date specifying a payment schedule, a rate of interest, and the date by which an objection to such treatment must be filed and served. The relevant Reorganized


                                               EXHIBIT I TO DISCLOSURE STATEMENT

Debtor shall have the right to prepay any Allowed Priority Tax Claim, in whole or in part at any time without penalty.

    For the purposes of this SECTION 2.2, the relevant Debtor and relevant Reorganized Debtor for the payment of Allowed Priority Tax Claims against LAS shall be LFC and Reorganized LFC.

    2.3 Priority Non-Tax Claims. (a) Classification. LFC Class A, LIS Class A and LAS Class A shall consist, respectively, of all Priority Non-Tax Claims against LFC, LIS and LAS.

        (b) Treatment. LFC Class A Claims, LIS Class A claims and LAS Class A Claims are not impaired. Each Allowed Priority Non-Tax Claim shall be paid in full in cash on the Distribution Date for such Claim or, at the option of the relevant Reorganized Debtor, in the ordinary course of business as such Claim matures, unless such holder agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim).

    For the purposes of this SECTION 2.3(b), the relevant Reorganized Debtor for the payment of Allowed Priority Non-Tax Claims against LAS shall be LFC and Reorganized LFC.


                                    ARTICLE 3

                  CLASSIFICATION OF OTHER CLAIMS AND INTERESTS

    3.1 General Rules of Classification. Unless otherwise provided in this Plan, a Claim or Interest that is properly included in more than one Class is in a Class to the extent that it qualifies within the description of such Class and is in a different Class to the extent that it qualifies within the description of such different Class, but the same portion of a Claim or Interest may not be in more than one Class.

    3.2 LFC Class 1 Claims. LFC Class 1 shall consist of all Secured Claims against LFC. If and to the extent that, for purposes of technical compliance with the Bankruptcy Code, any member of this Class is entitled to be included in a separate Class, such member automatically shall be deemed to be a member of a separate Class to be identified by the number of this Class and next unused alphabetical letter, starting with the letter "A."



                                               EXHIBIT I TO DISCLOSURE STATEMENT

    3.3 LFC Class 2 Claims. LFC Class 2 shall consist of all D & O Claims against LFC.

    3.4 LFC Class 3 Claims. LFC Class 3 shall consist of all Unsecured Claims against LFC and, in addition, all Convenience Unsecured Claims against LFC if they have been reclassified pursuant to SECTION 5.1.

    3.5 LFC Class 4 Claims. LFC Class 4 shall consist of all Convenience Unsecured Claims against LFC.

    3.6 LFC Class 5 Claims. LFC Class 5 shall consist of all Intercompany Claims against LFC.

    3.7 LFC Class 6 Interests. LFC Class 6 shall consist of all Interests in
LFC.

    3.8 LIS Class 1 Claims. LIS Class 1 shall consist of all Secured Claims against LIS. If and to the extent that, for purposes of technical compliance with the Bankruptcy Code, any member of this Class is entitled to be included in a separate class, such member automatically shall be deemed to be a member of a separate class to be identified by the number of this class and next unused alphabetical letter, starting with the letter "A."

    3.9 LIS Class 2 Claims. LIS Class 2 shall consist of all D & O Claims against LIS.

    3.10 LIS Class 3 Claims. LIS Class 3 shall consist of all Unsecured Claims against LIS.

    3.11 LIS Class 4 Claims. LIS Class 4 shall consist of all Intercompany Claims against LIS.

    3.12 LIS Class 5 Interests. LIS Class 5 shall consist of all Interests in
LIS.

    3.13 LAS Class 1 Claims. LAS Class 1 shall consist of all Secured Claims against LAS. If and to the extent that, for purposes of technical compliance with the Bankruptcy Code, any member of this Class is entitled to be included in a separate class, such member automatically shall be deemed to be a member of a separate class to be identified by the number of this class and next unused alphabetical letter, starting with the letter "A."

    3.14 LAS Class 2 Claims. LAS Class 2 shall consist of all Claims against
LAS.


                                               EXHIBIT I TO DISCLOSURE STATEMENT

    3.15 LAS Class 3 Claims. LAS Class 3 shall consist of all Unsecured Claims against LAS.

    3.16 LAS Class 4 Claims. LAS Class 4 shall consist of all Intercompany Claims against LAS.

    3.17 LAS Class 5 Interests. LAS Class 5 shall consist of all Interests of the holders of Old LAS Common Stock.


                                    ARTICLE 4

                        TREATMENT OF CLAIMS AND INTERESTS

    4.1 LFC Class 1 (Secured Claims). LFC Class 1 Claims are impaired. Each holder of an Allowed LFC Class 1 Claim shall receive one of the following: (a) the property of LFC in which such holder has a valid, perfected security interest,(b) a promissory note executed by Reorganized LFC providing for deferred cash payments satisfying the requirements of section 1129(b)(2)(A)(i)(II) of the Bankruptcy Code secured by a lien on assets of Reorganized LFC satisfying the requirements of section 1129(b)(2)(A)(i)(I) of the Bankruptcy Code or (c) cash in an amount equal to such Allowed LFC Class 1 Claim.

    4.2 LFC Class 2 (D & O Claims). LFC Class 2 Claims are impaired. Holders of Allowed LFC Class 2 Claims shall receive no distribution from LFC in respect of such Claims but rather shall have recourse to the insurance policies maintained by LFC and/or LMUSA to the extent such policies cover their claims.

    4.3 LFC Class 3 (Unsecured Claims). LFC Class 3 Claims are impaired. Each holder of an Allowed LFC Class 3 Claim shall be entitled to receive such holder's Pro Rata share of (a) 1,000,000 shares of New LFC Common Stock and (b) LFC Distributable Cash.

    4.4 LFC Class 4 (Convenience Unsecured Claims). LFC Class 4 Claims are impaired. Each holder of an Allowed LFC Class 4 Claim shall receive twenty-five percent (25%) of the Allowed amount of such Claim in cash on the Distribution Date for such Claim.

    4.5 LFC Class 5 (Intercompany Claims). LFC Class 5 Claims are impaired. Distributions in respect of the Allowed amounts of such Claims will be made in accordance with the provisions of SECTION 6.3.



                                               EXHIBIT I TO DISCLOSURE STATEMENT

    4.6 LFC Class 6 (LFC Interests). LFC Class 6 Interests are not impaired. On the Effective Date, all LFC Interests will be cancelled and no distributions under this Plan will be made in respect thereof.

    4.7 LIS Class 1 (Secured Claims). LIS Class 1 Claims are impaired. Each holder of an Allowed LIS Class 1 Claim shall receive the property of LIS in which such holder has a valid, perfected security interest.

    4.8 LIS Class 2 (D & O Claims). LIS Class 2 Claims are impaired. Holders of Allowed LIS Class 2 Claims shall receive no distribution from LIS in respect of such Claims but rather shall have recourse to the insurance policies maintained by LMUSA and/or LFC for their benefit.

    4.9 LIS Class 3 (Unsecured Claims). LIS Class 3 Claims are impaired. Each holder of an Allowed LIS Class 3 Claim shall be entitled to receive such holder's Pro Rata share of cash in the amount of the excess of funds available in LIS after distributions pursuant to ARTICLE 2 and SECTION 4.7.

    4.10 LIS Class 4 (Intercompany Claims). LIS Class 4 Claims are impaired. Distributions in respect of the Allowed amounts of such Claims will be made in accordance with the provisions of SECTION 6.2.

    4.11 LIS Class 5 (LIS Interests). LIS Class 5 Interests are impaired. The holders for such Interests will retain their Interests, but their legal rights will be affected by adoption of LIS' Amended and Restated Certificate of Incorporation.

    4.12 LAS Class 1 (Secured Claims). LAS Class 1 Claims are impaired. Each holder of an Allowed LAS Class 1 Claim shall receive the property of LAS in which such holder has a valid, perfected security interest.

    4.13 LAS Class 2 (D & O Claims). LAS Class 2 Claims are impaired. Holders of Allowed LAS Class 2 Claims shall receive no distribution from LAS in respect of such Claims but rather shall have recourse to the insurance policies maintained by LMUSA and/or LFC for their benefit.

    4.14 LAS Class 3 (Unsecured Claims). LAS Class 3 Claims are impaired. Each holder of an Allowed LAS Class 2 Claim shall be entitled to receive such holder's Pro Rata share of cash in the amount of the excess of funds available in LAS after distributions pursuant to ARTICLE 2 and SECTION 4.12.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

    4.15 LAS Class 4 (Intercompany Claims). LAS Class 4 Claims are impaired. Distributions in respect of the Allowed amounts of such claims will be made in accordance with the provisions of SECTION 6.2.

    4.16 LAS Class 5 (LAS Interests). LAS Class 5 Interests are unimpaired. LAS was in liquidation under state law before the Petition Date, and will be liquidated for the benefit of its creditors, with any assets remaining after the distributions pursuant to SECTIONS 4.12, 4.14 AND 4.15 being transferred to the holders of LAS Class 5 Interests as a liquidating distribution.


                                    ARTICLE 5

                   IMPAIRMENT OF CLAIMS AND INTERESTS; VOTING

    5.1 Classes Entitled to Vote. Holders of record of Allowed Claims as of the Record Date for voting in LFC Classes 1, 2, 3 and 4, LIS Classes 1, 2 and 3 and LAS Classes 1, 2 and 3 are impaired hereunder and are entitled to vote to accept or reject this Plan. By voting to accept this Plan, a holder of a Claim expressly waives any right it or its successors or assigns may have to change or withdraw its acceptance after the Voting Deadline unless the Bankruptcy Court determines that (a) the disclosure received by such holder was not adequate as required by section 1126(b) of the Bankruptcy Code or (b) this Plan has been modified in a manner that materially and adversely changes the treatment of the holder's Claim or Interest. If the majority of holders of LFC Class 4 Claims vote against the Plan, then the LFC Class 4 Claims will be reclassified as LFC Class 3 Claims.

    5.2 Classes Not Entitled to Vote. (a) LFC Class 5 Claims, LIS Class 4 Claims and LAS Class 4 Claims, are all Intercompany Claims held by the Debtors and/or their subsidiaries (including LMUSA and its subsidiaries), all of which have approved this Plan; consequently, their votes on this Plan will not be solicited.

    (b) Holders of LFC Class 6 Interests are impaired, will receive no distributions hereunder and are deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code; consequently, their votes on this Plan have not been and will not be solicited.

    (c) LFC is the only holder of LIS Class 5 Interests and LAS Class 5 Interests. LFC has proposed and has approved this Plan; consequently, its vote on this Plan will not be solicited.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

                                    ARTICLE 6

                      CONDITIONS PRECEDENT TO CONFIRMATION
                               AND EFFECTIVE DATE

    6.1 Conditions to Confirmation. There shall be conditions precedent to Confirmation of this Plan that:

        (a) the Bankruptcy Court shall have entered an order or orders approving all relevant agreements, trustees, agents and mediators and authorizing LFC, the Intercompany Claims Agent, if any, and the LFC Litigation Trustee to make the transfers of property contemplated to be made by such parties pursuant to this Plan;

        (b) the LFC Creditors' Committee shall have (i) furnished the names of the individuals who will serve as the members of the Reorganized Board and as the principal executive officers of Reorganized LFC, and (ii) new names for Reorganized LFC and its subsidiaries as required by SECTION 7.1;

        (c) the trustee of the MSP shall have turned over or been ordered to turn over to LFC the assets held in the MSP; and

        (d) any no-action letters from the Securities and Exchange Commission, rulings from the Internal Revenue Service or other government approvals or interpretations required in connection with the transaction contemplated by this Plan shall have been obtained.

    6.2 Waiver of Conditions. Any and all conditions precedent to confirmation may be waived by the LFC Creditors' Committee, other than the conditions set forth in SECTIONS 6.1(a) and 6.1(b).

    6.3 Conditions to First Distribution. There shall be conditions precedent to the first distribution to holders of LFC Class 3 Claims, LIS Class 3 Claims or LAS Class 3 Claims that:

        (a) the LFC Creditors' Committee and the LMUSA Creditors' Committee shall have agreed to (i) a settlement of the Intercompany Claims or (ii) the creation of an Intercompany Claims Reserve to be funded by one or more Debtors and/or LMUSA transferring assets agreed on by such parties pending the resolution of the Intercompany Claims through litigation, mediation or settlement; or



                                               EXHIBIT I TO DISCLOSURE STATEMENT

        (b) the Bankruptcy Court shall have entered an order, either (i) determining the Allowed amounts and types of the Intercompany Claims against the Debtors or (ii) estimating the Allowed amounts and types of such Intercompany Claims or the maximum Allowed amounts thereof for the purpose of (A) creating an Intercompany Claims Reserve serving the purpose described in SECTION 6.3(a)(ii) above or (B) establishing distribution holdbacks, as the Bankruptcy Court shall direct. For purposes of distribution holdbacks, to the extent that any Intercompany Claim may be Allowed as an unsecured pre-petition Claim, the holder shall receive distributions of comparable value to those received in respect of LFC Class 3 Claims, LIS Class 3 Claims or LAS Class 3 Claims, as the case may be; to the extent it may be Allowed as an Administrative Claim or Priority Non-Tax Claim, the holder shall receive distributions of, or of a value equal to, the Allowed amount thereof.


                                    ARTICLE 7

                         MEANS OF IMPLEMENTING THE PLAN

    7.1 Change of Names. On and after the Effective Date, the names of the Debtors shall be changed to names provided by the LFC Creditors' Committee on or before the Confirmation Date, with no further act or action under applicable law, regulation, order or rule. Each Debtor and each subsidiary of a Debtor (other than LMUSA and its subsidiaries, the names of which will be changed, if necessary, pursuant to LMUSA's plan of reorganization) that has the word "Lomas" or "L & N" in its name shall change its name to remove any reference to the word "Lomas" or "L & N" in it on the Effective Date.

    7.2 Amended and Restated Certificates of Incorporation. Each of the Reorganized Debtors shall be deemed to have adopted its Amended and Restated Certificate of Incorporation on the Effective Date and shall promptly thereafter cause the same to be filed with the appropriate authority in its respective jurisdiction of incorporation. After the Effective Date, each of the Reorganized Debtors may amend its certificate of incorporation or articles of incorporation (as the case may be) and may amend its by-laws, in accordance with its applicable certificate of incorporation or articles of incorporation, by-laws and state law.

    7.3 Corporate Action. On the Effective Date, all actions contemplated hereby shall be authorized and approved in all respects (subject to the provisions of this Plan). All matters provided for herein involving the corporate structure of the Debtors or the Reorganized Debtors in connection with this Plan shall be deemed to have occurred and

                                               EXHIBIT I TO DISCLOSURE STATEMENT
shall be in effect, without any requirement of further action by the equity security holders or directors of the Debtors or the Reorganized Debtors. On or as soon as practicable after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the Reorganized Board of such Reorganized Debtor are authorized to issue, execute and deliver the agreements, documents, securities and instruments contemplated hereby in the name and on behalf of such Reorganized Debtor.

    7.4 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all securities, instruments, documents and agreements authorized, issued or entered into pursuant to this Plan, including, without limitation, the New LFC Common Stock, the LFC Litigation Trust and the Intercompany Claims Agreement, if any, shall become effective, legally binding and enforceable on the parties thereto in accordance with their respective terms and conditions without the requirement of any further action by the equity security holders or directors of the Debtors or the Reorganized Debtors, and shall be deemed to become effective simultaneously.

    7.5 Distributions Pursuant to the Plan. (a) Initial Distributions. On or as soon as practicable after the Effective Date, the Reorganized Debtors, subject to the conditions set forth in SECTION 6.3, shall make all the distributions required by ARTICLE 4; provided that only for purposes of distributions in respect of LFC Class 3 Claims, LIS Class 3 Claims and LAS Class 3 Claims, it shall be presumed that all Disputed Claims will be Allowed at their face amount, with the result that a portion of the assets and, in the case of LFC Class 3 Claims, New LFC Common Stock, available for distribution will be held until the Allowed amounts of all Disputed Claims are determined.

        (b) Issuance of New LFC Common Stock. On or as soon as practicable after the Effective Date, Reorganized LFC shall issue shares of New LFC Common Stock, that shall be distributed to the holders of LFC Class 3 Claims entitled thereto in accordance with this SECTION 7.5(b).

        (c) Subsequent Distributions on LFC Class 3 Claims. All LFC Distributable Cash and New LFC Common Stock that is not distributed by Reorganized LFC on or promptly after the Effective Date shall be held by Reorganized LFC pending distribution pursuant to the provisions of this SECTION 7.5(c). Promptly after any Disputed Claim in LFC Class 3 becomes an Allowed Claim, Reorganized LFC shall cause to be distributed to the holder of such Allowed Claim the LFC Distributable Cash and New LFC Common Stock that such holder would have been entitled to receive under the Plan if such Claim had been Allowed on the Effective Date in the amount in which it has become Allowed. On each Monthly Distribution Date on which there is at least $500,000 of Distributable Cash available to distribute, Reorganized LFC shall make additional distributions of LFC Distributable Cash and New LFC Common Stock to


                                               EXHIBIT I TO DISCLOSURE STATEMENT
holders of Claims that were Allowed on the Effective Date or subsequently have become Allowed on or before the last day of the calendar month immediately preceding such Monthly Distribution Date, in amounts necessary to cause such holders to have received aggregate distributions of LFC Distributable Cash and New LFC Common Stock in respect of such Allowed Claims equal to the distributions thereof that such holders would have received in respect of such Allowed Claims on or promptly after the Effective Date if (i) such Allowed Claims had been Allowed on the Effective Date in the amounts in which they are Allowed on the last day of such calendar month and (ii) Claims or portions thereof that have become disallowed (A) after the Effective Date and (B) before the last day of such calendar month, had been disallowed on the Effective Date.

        (d) Subsequent Distributions on LIS Class 3 Claims and LAS Class 3 Claims. The provisions of SECTION 7.5(c) above with respect to the distribution of LFC Distributable Cash to holders of LFC Class 3 Claims shall apply, mutatis mutandis, with respect to the distribution to holders of LIS Class 3 Claims and LAS Class 3 Claims of cash of LIS and LAS available for distribution to holders of such Claims.

    7.6 Distribution of Fractional Shares of New LFC Common Stock. The distribution of shares of New LFC Common Stock as provided in SECTION 4.3, may mathematically entitle the holder of an Allowed LFC Class 3 Claim to a fractional share of New LFC Common Stock. Notwithstanding the foregoing, Reorganized LFC shall not distribute any fractional shares of New LFC Common Stock; rather all such fractional shares of New LFC Common Stock shall be aggregated into a whole number of shares of New LFC Common Stock, which whole shares shall be allocated and distributed by Reorganized LFC as follows:

        (a) Reorganized LFC shall rank from largest to smallest the fractional interests in shares of New LFC Common Stock held by holders of Allowed LFC Class 3 Claims. In the case of ties (fractions having the same size), Reorganized LFC shall decide such tie by the size of Allowed Claims (the higher ranking going to the holder of the larger Allowed Claim). In the event the tie cannot be broken in such manner, Reorganized LFC shall decide such tie by lot.

        (b) Reorganized LFC shall allocate one whole share of New LFC Common Stock to the holder of the Allowed LFC Class 3 Claim having the largest fractional interest in a share of New LFC Common Stock or New LFC Common Stock and any additional whole shares to the holders of Allowed LFC Class 3 Claims (one per holder) having the next largest fractional interest in a share of New LFC Common Stock or New LFC Common Stock, as the case may be, until all such whole shares have been allocated.



                                               EXHIBIT I TO DISCLOSURE STATEMENT

        (c) Those shares of New LFC Common Stock allocated in accordance with
    SECTION 7.6(b) above shall be distributed by Reorganized LFC to the parties to whom they have been allocated.

    7.7 Transfer By the Debtors of Certain Property to the Intercompany Claims Reserve. If the LFC Creditors' Committee and the LMUSA Creditors' Committee determine that the Intercompany Claims Reserve should be established pending the resolution of the Intercompany Claims or the Bankruptcy Court makes the determination referred to in SECTION 6.1(b), then on the Effective Date:

        (a) such Intercompany Claims Reserve shall be established to be operated in accordance with the Intercompany Claims Agreement; and

        (b) each Debtor and LMUSA shall transfer or cause to be transferred to the Intercompany Claims Reserve the assets agreed upon by the parties or ordered by the Bankruptcy Court.

    7.8 Actions by the Intercompany Claims Agent. The Intercompany Claims Agent shall hold the assets transferred to the Intercompany Claims Reserve pursuant to the Intercompany Claims Agreement until the resolution of any of the Intercompany Claims. Until any such resolution, the funds in the Intercompany Claims Reserve shall be invested in high-grade short-term investments, as shall be more fully set forth in the Intercompany Claims Agreement. Upon such resolution, the Intercompany Claims Agent shall distribute the relevant assets to LMUSA or the Reorganized Debtor or Debtors entitled thereto.

    7.9 Management of the Reorganized Debtors. On and after the Effective Date, governance of each of Reorganized LFC and Reorganized LIS shall be directed by the Reorganized LFC Board as successor to the then current Debtor's board of directors. The initial officers and directors of Reorganized LFC shall consist of those individuals designated by the LFC Creditors' Committee and disclosed to the Bankruptcy Court at or prior to the Confirmation Hearing. All such directors and officers shall be deemed elected as of the Effective Date pursuant to the Confirmation Order. Those officers and directors not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the Confirmation Order.

    7.10 Liquidation of Non-Reorganization Assets. Each Reorganized Debtor, as trustee, will liquidate the Non-Reorganization Assets as promptly as possible consistent with the maximization of the value of such assets.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

    7.11 Cash Distributions. All payments of cash to be made hereunder shall be made by the relevant Reorganized Debtor or its designee, the LFC Litigation Trustee or the Intercompany Claims Agent. Any payment of cash may be made either by check or by wire transfer, at the option of the Reorganized Debtor, the LFC Litigation Trustee or the Intercompany Claims Agent, as the case may be, and all payments in excess of $250,000 to holders of Allowed Claims who timely provide wire instructions shall be by wire transfer. Notwithstanding the foregoing, distributions on account of Claims of holders of LFC Senior Convertible Notes shall be paid to the LFC Indenture Trustee, which will be responsible for making distributions to such holders. The LFC Indenture Trustee shall retain its lien and priorities for its fees and expenses as set forth in the LFC Indenture.

    7.12 Resolution of Disputed Claims. Each Reorganized Debtor will resolve any and all Disputed Claims against such Reorganized Debtor, and LFC shall be responsible for resolving any Disputed Claims against LAS.

    7.13 LFC Litigation Trust. (a)(i) Effective as of the Effective Date, the Debtors shall be deemed to have transferred and assigned to a litigation trust (the "LFC Litigation Trust") governed by the LFC Litigation Trust Agreement any and all claims, rights, or causes of action that constitute property of the Estates or of the Debtors, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under section 502(d) of the Bankruptcy Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims, and (ii) on or as soon as practicable after the Effective Date, Reorganized LFC shall transfer to the LFC Litigation Trust $2 million or such other amount as the LFC Creditors' Committee shall specify in writing to the Debtors and the Bankruptcy Court at least three (3) Business Days prior to the commencement of the Confirmation Hearing to fund the administration of the LFC Litigation Trust.

         (b) The LFC Litigation Trustee will be responsible for pursuing, as appropriate in accordance with the best interests of the Reorganized Debtors, the third party claims and causes of action assigned to the LFC Litigation Trust through litigation or, if appropriate, settlement and distributing any net proceeds of such litigation of settlement to Reorganized LFC for distribution to holders of LFC Class 3 Claims in accordance with SECTION 4.3 and 7.5.

         (c) The LFC Litigation Trust shall be deemed not to be the same entity as any of the Debtors or a successor to any of the Debtors, but only the assignee of the assets transferred to the LIS Litigation Trust.



                                               EXHIBIT I TO DISCLOSURE STATEMENT

    7.14 Setoff. Except as otherwise provided in this Plan, each Reorganized Debtor may, but shall not be required to, set off against any Claim and the distributions to be made by it pursuant hereto in respect of such Claim, any claims of any nature whatsoever that such Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any claim such Debtor may have against such holder.

    7.15 Surrender and Cancellation of Public Debt Securities. (a) No distribution shall be made to or on behalf of a holder of Public Debt Securities under this Plan unless and until such holder shall surrender such Public Debt Securities to the LFC Indenture Trustee for cancellation pursuant to written instructions to such holders from Reorganized LFC. Any holder of a Public Debt Security that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Public Debt Security, deliver to the LFC Indenture Trustee (i) evidence satisfactory to such Indenture Trustee of the loss, theft, mutilation or destruction of such Public Debt Security and (ii) such security or indemnity as may reasonably be required by the LFC Indenture Trustee and Reorganized LFC to hold both the LFC Indenture Trustee and Reorganized LFC harmless with respect thereto.

         (b) Any holder of a Public Debt Security that has not satisfied the requirement of SECTION 7.15(a) within two (2) years after the Effective Date shall receive no distribution on account of its LFC Class 3 Claim and shall be forever barred from asserting any Claim thereon. As soon as practicable after the second anniversary of the Effective Date, the LFC Indenture Trustee shall pay any distribution to which such holder would have been entitled to the holders of the relevant Public Debt Security who did satisfy the requirements of
SECTION 7.15(a) within two (2) years after the Effective Date, in proportion to the amount of the Public Debt Securities surrendered by such holders.

    7.16 Certain Assets to be Held in Trust. (a) Each Reorganized Debtor shall hold its Non-Reorganization Assets in trust (in the case of Reorganized LFC, the "LFC Creditors' Trust"; in the case of Reorganized LIS, the "LIS Creditors' Trust") pending their dispositions and/or distribution to creditors in accordance with the terms hereof and shall not commingle such assets with its Reorganization Assets. For federal tax purposes, the Non-Reorganization Assets shall be deemed to have been transferred on the Effective Date to the creditors entitled to cash distributions pursuant to SECTION 4.3, and immediately retransferred to the appropriate Reorganized Debtor as trustee. Such creditors shall be treated as grantors of the trust and deemed owners of the trust assets.

    (b) The LFC Creditors' Trust shall be organized for the sole purpose of liquidating the Non-Reorganization Assets of Reorganized LFC with no objective to continue or engage in the conduct of a trade or business.


                                               EXHIBIT I TO DISCLOSURE STATEMENT

    (c) Reorganized LFC, as trustee of the LFC Creditors' Trust, shall file federal income tax and information returns as required by Treasury Regulations
Section 1.671-4(a).

    (d) The Non-Reorganization Assets of Reorganized LFC shall be valued consistently by (i) Reorganized LFC as trustee of the LFC Creditors' Trust and
(ii) the creditors entitled to cash distributions from the LFC Creditors' Trust pursuant to SECTION 4.3, and those valuations shall be used by such creditors and by Reorganized LFC for purposes of filing any federal income tax and information returns.

    (e) The LFC Creditors' Trust will terminate on the fifth anniversary of the Effective Date; provided, however, that the date on which the LFC Creditors' Trust terminates may be postponed for a finite period of time, so long as the Bankruptcy Court enters an order approving such extension within six months of the beginning of the extended term of the LFC Creditors' Trust.

    (f) The investment powers of Reorganized LFC as trustee of the LFC Creditors' Trust, other than those necessary to maintain the value of Reorganized LFC's Non-Reorganization Assets and the liquidating purpose of the LFC Creditors' Trust, are limited to powers to invest in demand deposits, short-term time deposits and other short-term cash-equivalent investments consistent with the status of the LFC Creditors' Trust for federal tax purposes as a liquidating trust.

    (g) SECTIONS 7.16(b)-(f) shall apply, mutatis mutandis, with respect to Reorganized LIS and the Reorganized LIS Creditors' Trust.

    (h) Notwithstanding the foregoing, the LFC Creditors' Committee may elect in writing to the Debtors and the Bankruptcy Court at least three Business Days prior to the commencement of the Confirmation Hearing that Reorganized LFC's Non-Reorganization Assets are not to be held in trust and that the provisions of this SECTION 7.16 are not to apply.

    7.17 Allocation of Consideration Between Interest and Principal. Consideration received by the holder of an Allowed Claim in exchange for such Claim shall be allocated first to the principal amount of such Claim and then, to the extent that such consideration (a) exceeds the principal amount of such Claim but (b) does not exceed the sum of the principal amount of such Claim and accrued but unpaid interest on such Claim, shall be allocated to such accrued but unpaid interest. Any excess of the consideration received by the holder of an Allowed Claim in exchange for such Claim over the sum of the principal amount of such Claim and the accrued but unpaid interest on such Claim shall be allocated to principal.

    7.18 NOL Reattribution Election. LFC shall not make an election pursuant to Treasury Regulations Section 1.1502-20(g) to reattribute to itself any net operating loss carryover or net capital loss carryover attributable to (a) LMUSA or (b) any subsidiary of LMUSA.




                                               EXHIBIT I TO DISCLOSURE STATEMENT

                                    ARTICLE 8

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

    8.1 Rejection of Executory Contracts and Unexpired Leases. Each Joint Debtor hereby rejects pursuant to section 365 of the Bankruptcy Code any and all of its executory contracts and unexpired leases except those that shall, prior to the date of the Confirmation Order, have been assumed or be the subject of pending motions by such Joint Debtor to assume pursuant to section 365 of the Bankruptcy Code.

    8.2 Claims Under Rejected Contracts and Leases. Any Claim for damages arising by reason of the rejection of any executory contract or unexpired lease by operation of SECTION 8.1 may constitute a Claim if, but only if, a proof of claim therefor shall be (or shall have been) timely filed with the Clerk of the Court or such other party as the Court may direct (or shall have previously directed) not later than thirty (30) days after the Confirmation Date. Distributions in respect of an Allowed Claim arising from the rejection of an executory contract or unexpired lease shall be made in such manner and at such time as is provided in ARTICLE 4 and SECTIONS 7.5 and 7.6. Any Claim filed under this Article shall be treated as an Unsecured Claim in LFC Class 3, LIS Class 3 or LAS Class 3, as appropriate.


                                    ARTICLE 9

                          EFFECTS OF PLAN CONFIRMATION

    9.1 Discharge and Injunction. (a) The rights afforded herein and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, against the Estates. Except as otherwise expressly provided herein, the Confirmation of this Plan shall, provided that the Effective Date shall have occurred, discharge all Claims and terminate all Interests to the fullest extent authorized or provided for by the Bankruptcy Code, including, without limitation, to the extent authorized or provided for by sections 524 and 1141 thereof. Therefore, on and after the Effective Date, except to the extent of the distributions to be made, and other treatment provided, under this Plan, all holders of Claims and Interests shall be precluded from asserting against any of the Debtors, the Reorganized Debtors, any of their successors, and any of their respective assets or properties, any Claims or Interests based on any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, and the Confirmation Order shall permanently enjoin said holders of Claims and Interests, their successors and assigns, from enforcing or seeking to enforce any such Claims or Interests against any of the Debtors, the Reorganized Debtors, any of their successors, or any of their respective assets or properties.

        (b) Notwithstanding the foregoing, if the Confirmation Order shall be reversed or vacated, (i) all Claims and Interests against any Debtor or any of its assets or properties shall be reinstated, (ii) the rights afforded herein and the treatment of Claims and Interests herein shall be nullified, (iii) the preclusion and injunction described in


                                               EXHIBIT I TO DISCLOSURE STATEMENT

SECTION 9.1(a) shall be of no force or effect, (iv) the vesting in each Reorganized Debtor of its Estate, as contemplated by SECTION 9.2, will not occur or will be nullified and (v) all other actions taken or deemed taken by the Reorganized Debtors pursuant to ARTICLE 7 or this ARTICLE 9 shall, to the greatest extent possible, be reversed.

        (c) Channeling Order. Any and all postpetition claims relating to the administration of the chapter 11 case against any and all of the Debtor and its directors, officers, employees, and Professionals, or the LFC Creditors' Committee and its members and Professionals, may be brought only in the Bankruptcy Court.

    9.2 Revesting. On the Effective Date, except as otherwise expressly provided in this Plan or the Confirmation Order, each Reorganized Debtor will be vested with all of the property of the Estate free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants, equity security holders or any other entities arising on or before the Effective Date, and each Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

    9.3 Contributions to LFC Litigation Trust and Intercompany Claims Reserve. On and after the Effective Date, all property transferred to the LFC Litigation Trust or the Intercompany Claims Reserve, if any, under this Plan shall be free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants and equity security holders, the Debtors, the Reorganized Debtors, their Estates and any other entities, except the rights with respect thereto created pursuant to, provided for or recognized in this Plan, the LFC Litigation Trust Agreement, the Intercompany Claims Agreement or the Confirmation Order.

    9.4 Cancellation and Release of Existing Securities, Agreements and Liens. On the Effective Date, all evidences of Claims or Interests against a Debtor that are impaired under this Plan, including, without limitation, any Old Common Stock or Public Debt Securities of such Debtor (and any liens, securities, instruments, documents or agreements created or entered into in connection therewith), and any other liens, securities, instruments, documents and agreements, in each case, shall be deemed released, cancelled and terminated, and the obligations of such Debtor relating to or arising under, in respect of or in connection with such liens, securities, instruments, documents or agreements shall be cancelled, extinguished and discharged; provided, however, that notes and other evidence of such Claims shall, effective on the Effective Date, represent the right, enforceable against the Reorganized Debtor, to participate in distributions provided for by the Plan. Except as expressly required by the Plan, the Debtors shall not be permitted to make any payment in respect of a Claim that is discharged by the Plan.


                                               EXHIBIT I TO DISCLOSURE STATEMENT

    9.5 Retiree Medical Benefits. On and after the Effective Date, Reorganized LFC shall continue to provide all retiree benefits (as defined in section 1114 of the Bankruptcy Code) at the level established pursuant to section 1114
(c)(1)(B) or (g) of the Bankruptcy Code.

    9.6 Retention of Jurisdiction. (a) Prior to the Effective Date, notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall exercise all jurisdiction as if Confirmation had not occurred, and the Confirmation Order shall so provide. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to section 105 or section 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect at least until the Effective Date.

    (b) On and after the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over the Reorganization Cases for the following purposes:
(i) to determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code and applications for allowance of compensation and reimbursement of expenses of the Professionals and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or this Plan, (ii) to determine all controversies, suits and disputes regarding interpretation and implementation hereof, (iii) to enter orders in aid of execution of this Plan, including as authorized by section 1142 of the Bankruptcy Code, (iv) to consider any modifications of this Plan, to cure any defect or omission herein, and to reconcile any inconsistency in any order of the Bankruptcy Court or between any such order and this Plan, (v) to determine applications, adversary proceedings and contested matters pending on the Effective Date or commenced after the Effective Date as contemplated herein,
(vi) to allow, disallow, estimate, liquidate or determine any Claim, and to enter or enforce any order requiring the filing of any such Claim before a particular date, (vii) to determine pending applications for the rejection of executory contracts or unexpired leases, or for the assumption or assignment of executory contracts or unexpired leases, and to hear and determine, and if need be to liquidate, any and all Claims arising from rejection, assumption or assignment of any executory contract or unexpired lease, (viii) to determine any actions or controversies described in SECTION 7.13, (ix) to ensure that distributions to holders of Claims are accomplished as provided herein, in the LFC Litigation Trust and in the Intercompany Claims Agreement, if any, (x) to determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with this Plan or the Confirmation Order, (xi) to determine all claims under SECTION 9.1(c) hereof and (xii) to enter a final decree closing the Reorganization Cases.

    9.7 Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without


                                               EXHIBIT I TO DISCLOSURE STATEMENT
jurisdiction over any matter arising under, arising in or related to the Reorganization Cases, including the matters set forth in SECTION 9.6, this
ARTICLE 9 shall not prohibit or limit the exercise of jurisdiction by any other tribunal having competent jurisdiction with respect to such matter.

    9.8 Statutory Committee. The appointment of the LFC Creditors' Committee shall terminate on the Effective Date; provided, however, that the LFC Creditors' Committee shall survive to the extent, if any, required to prosecute or defend against any matters pending on the Effective Date that are not able to be prosecuted or defended by the Reorganized Debtor.


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

    10.1 Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C.
Section 1930 shall be paid on or before the Effective Date.

    10.2 Procedure for Determining Certain Claims. (a) Bar Date for Administrative Claims. All applications for compensation of Professionals and all other requests for payment of Administrative Claims incurred prior to the Effective Date shall be filed as ordered by the Bankruptcy Court, but in no event later than forty-five (45) days after the Effective Date. Any such claim that is not filed within this time deadline shall be forever barred.

         (b) Disputed Claims. Except with respect to those Claims the holders of which have and preserve the right to liquidation of such Claims before a court other than the Bankruptcy Court pursuant to 28 U.S.C. Section 157(b)(5), all Disputed Claims shall be liquidated and determined, and allowed or disallowed, by the Bankruptcy Court. The Bankruptcy Court may, on or prior to the Confirmation Date or on such date or dates thereafter as the Bankruptcy Court may set, fix or liquidate the amount of any contingent or unliquidated Claim, pursuant to section 502(c) of the Bankruptcy Code, in which event the amount so set, fixed or liquidated shall be deemed to be the amount of such contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code for purposes of voting and distribution hereunder. Each Debtor (before the Effective
Date) and each successor Reorganized Debtor (on or after the Effective Date) may file objections to Claims.

    10.3 Cramdown. The Debtors reserve the right to request that the Bankruptcy Court confirm this Plan under section 1129(b) of the Bankruptcy Code.


                                               EXHIBIT I TO DISCLOSURE STATEMENT

    10.4 Modification of The Plan. The Debtors reserve the right, in accordance with and subject to section 1127 of the Bankruptcy Code, to amend or modify this Plan pursuant to section 1127(a), (c) and (d) of the Bankruptcy Code prior to the entry of the Confirmation Order. In accordance with Bankruptcy Rule 3019, any modification that does not materially and adversely change the treatment of any Claim, the holder of which as of the Voting Deadline voted to accept this Plan, may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. After Confirmation, the Debtors may seek to amend or modify this Plan in accordance with subsections 1127(b), (c) and (d) of the Bankruptcy Code.

    10.5 Withdrawal of Plan. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke and withdraw this Plan. If the Debtors revoke or withdraw this Plan under this SECTION 10.5, or if entry of the Confirmation Order does not occur, then this Plan shall be deemed null and void. In that event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against any Debtor or any other entity, or to prejudice in any manner the rights of any Debtor or any other entity in any further proceedings involving such Debtor or any other entity.

    10.6 Substantial Effective of Plan. This Plan shall be deemed to be substantially consummated when the first distribution to holders of LFC Class 3 Claims is made.

    10.7 Reservation of Rights. Except as expressly set forth herein, this Plan shall have no force and effect unless the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by any Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to holders of Claims against such Debtor prior to the Effective Date.

    10.8 Section 1145 Exemption. Any securities issued pursuant hereto will be issued pursuant to the exemption from securities registration set forth in section 1145 of the Bankruptcy Code.

    10.9 Unclaimed Property. Except as specified in SECTION 7.15(b), if any property distributable to holders of LFC Class 1, 3 and 4 Claims, it remains unclaimed for a period of two (2) years after it has been delivered (or delivery has been attempted) or has otherwise been made available, such unclaimed property shall be forfeited by such holder, and the unclaimed property and the right to receive it shall revert to and vest in the Reorganized Debtor free and clear of the interest of the holder of the Claim. Mailing by regular mail, postage prepaid, to the address specified in SECTION 10.12 shall constitute delivery for purposes of this SECTION 10.9.


                                               EXHIBIT I TO DISCLOSURE STATEMENT

    10.10 Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security hereunder, or the making or delivery of an instrument of transfer hereunder may not be taxed under any law imposing a stamp tax or similar tax.

    10.11 Record Date for Distribution. As of the close of business on the Record Date for distribution, the transfer ledgers for the Public Debt Securities shall be closed, there shall be no registration of or other changes in the holders of any of the Public Debt Securities on the books of the Debtor (or any trustee, transfer agent or registrar), and none of the LFC, Reorganized LFC, LMUSA, Reorganized LMUSA, the LFC Indenture Trustee, the LMUSA Indenture Trustee and any other trustee, transfer agent or registrar shall have any obligation to recognize any transfer of Public Debt Securities occurring thereafter (but shall instead be entitled to recognize and deal with, for all purposes hereunder, except as otherwise provided herein, only those holders reflected on its books as of the close of business on the Record Date for distribution).

    10.12 Notices and Distributions. On and after the Effective Date, all notices, requests and distributions with respect to this Plan to a holder of a Claim or an Interest shall be in writing and sent to (a) the last known address of such entity set forth in a proof of Claim or request for payment of Administrative Claim filed by or on behalf of such entity in a Reorganization Case or to the last known address of such entity's attorney of record in such Reorganization Case or (b) if there is no such evidence of a last known address, to the last known address of such entity according to the books and records of the relevant Debtor. Any entity may designate in writing another address for the purposes of this SECTION 10.12 by written notice to the relevant Debtor (before the Effective Date) or the relevant Reorganized Debtor (on or after the Effective Date), which designation will be effective upon receipt.

    10.13 Saturday, Sunday or Legal Holiday. If any payment or act hereunder is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

    10.14 Time. Unless otherwise specified herein, in computing a period of time prescribed or allowed hereby, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day.

    10.15 Severability of Provisions. If prior to Confirmation any term or provision hereof that does not prescribe the treatment of Claims or the conditions to the Effective


                                               EXHIBIT I TO DISCLOSURE STATEMENT

Date is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

    10.16 Binding Effect. This Plan shall be binding on and inure to the benefit of each of the Reorganized Debtors, and all holders of Claims or Interests (whether or not they have accepted this Plan) and their respective personal representatives, successors and assigns.

    10.17 Governing Law. Unless a rule of law or procedure is supplied by federal law, the laws of the State of Delaware shall govern the construction and implementation hereof and any agreements, documents and instruments executed in connection herewith.

    10.18 Interpretation of Plan and Related Documents. This Plan and each Related Document shall be construed, to the maximum extent possible, to give effect to every provision contained herein and therein and to avoid any inconsistency between the provisions hereof and thereof.

    10.19 Filing of Additional Documents. On or before the Effective Date, each Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

    10.20 Further Assurances. The Debtors, the Reorganized Debtors, all holders of Claims or Interests receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan and the Related Documents.

                                  [END OF PAGE]





                                               EXHIBIT I TO DISCLOSURE STATEMENT

    10.21 Withholding and Reporting Requirements. In connection herewith and all distributions hereunder, the Reorganized Debtors, the LFC Litigation Trustee and the Intercompany Claims Agent (in each case with respect to the income, if any, earned with respect to property held by it and distributions made by it) shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Entities entitled to receive distributions hereunder shall, as a condition to receiving such distributions, provide such information and take such steps as the Reorganized Debtors, the LFC Litigation Trustee or the Intercompany Claims Agent (as the case may be) may reasonably require to ensure compliance with such withholding and reporting requirements, and to enable the Reorganized Debtors, the LFC Litigation Trustee or the Intercompany Claims Agent to obtain the certifications and information as may be necessary or appropriate to satisfy the provisions of any tax law.

Date:    May 13, 1996



                                      LOMAS FINANCIAL CORPORATION


                                      By: /s/  Eric Booth
                                         -------------------------------------
                                         Name:   Chief Executive Officer of
                                         Title:  Lomas Financial Corporation



                                      LOMAS INFORMATION SYSTEMS, INC.


                                      By: /s/  Eric Booth
                                          ------------------------------------
                                         Name:   Chief Executive Officer of
                                         Title:  Lomas Financial Corporation



                                      LOMAS ADMINISTRATIVE SERVICES, INC.


                                      By: /s/  Eric Booth
                                          ------------------------------------
                                         Name:   Chief Executive Officer of
                                         Title:  Lomas Financial Corporation




                                               EXHIBIT I TO DISCLOSURE STATEMENT

                                                                EXHIBIT A-1
                                                                TO JOINT CHAPTER
                                                                11 PLAN


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            [NAME OF REORGANIZED LFC]

                                   * * * * * *


     [NAME OF REORGANIZED LFC], a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

              1. This Restated Certificate of Incorporation was duly adopted by the Corporation's Board of Directors pursuant to the Joint Chapter 11 Plan (the "Chapter 11 Plan") filed by the Lomas Financial Corporation and certain affiliated debtors in proceedings under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., and confirmed by the United States Bankruptcy Court for the District of Delaware in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware.

              2. The name of the Corporation is [Name of Reorganized LFC] and the name under which the Corporation was originally incorporated was Wallace Properties, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was March 7, 1960.

              3. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of this Corporation as hereby and heretofore amended or supplemented.

              4. The text of the Corporation's Restated Certificate of Incorporation as hereby amended and heretofore amended is hereby restated to read as herein set forth in full:

              FIRST: The name of the Corporation is [Name of Reorganized LFC].


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

              SECOND: The Corporation's registered office in the State of Delaware is located at No. 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

              THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

              FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 4,000,000 consisting of 3,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

              The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

              FIFTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five (5) nor more than eleven (11) directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

              If the Corporation does not identify one or more individuals or entities who are willing to invest in the Corporation in consideration for at least [___]% of the shares of Common Stock which the Corporation has the authority to issue (individually or collectively, as the case may be, the "New Investors") by the [___] anniversary of the effective date of the Corporation's Chapter 11 Plan, the Board of Directors may, in accordance with Section 303 of Delaware Law but without the necessity of any vote by the stockholders, adopt a plan of liquidation for the Corporation, and take the appropriate steps to effectuate such plan of liquidation in accordance with applicable law.


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

              (b) The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders after the date hereof or until their successors are elected and qualified are:







              (c) There shall be no cumulative voting in the election of directors. Election of directors need not be written ballot unless the bylaws of the Corporation so provide.

              (d) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

              SIXTH: Until such time as 1,200,000 shares of Common Stock have been distributed in accordance with the Chapter 11 Plan referred to in ARTICLE FIFTH, the Board of Directors shall have responsibility for taking all actions on behalf of the Corporation, including actions which would otherwise require approval of the stockholders. Thereafter, until at least 2,400,000 shares of Common Stock have been distributed in accordance with such Chapter 11 Plan, if under Delaware Law, any proposed action requires the approval of a majority of the stockholders under the General Corporation Law of the State of Delaware, all issued but not outstanding shares shall be deemed to be voted for or against the proposed action in the same proportions as the issued and outstanding shares are so voted by the stockholders.


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

              SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

              After at least [_______] shares of Common Stock have been distributed in accordance with the Chapter 11 Plan referred to in ARTICLE FIFTH the stockholders may adopt, amend or repeal the bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

              EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, and may not be taken by written consent of stockholders without a meeting.

              NINTH: Special meetings of the stockholders may be called by the Board of Directors or the Chairman of the Board of Directors of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock.

              TENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

              (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right.


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

              (b) The Corporation may, by action of its board of Directors provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

              (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

              (4) The rights and authority conferred in this ARTICLE TENTH shall not be exclusive or any other right which any person may otherwise have or hereafter acquire.

              (5) Neither the amendment nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

              ELEVENTH: (a) Solely for the purpose of permitting the utilization of the net operating loss carryovers, capital loss carryovers and future deductions (the "Tax Benefits") to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively the "Code") and the regulations thereunder, the following restrictions shall apply until the Expiration Date.

              (i) From and after [THE EFFECTIVE DATE] no Person other than the Corporation shall, except as provided in subparagraph (ii) below, Transfer to any Person any direct or indirect interest in any Stock or Warrants to the extent that such Transfer, if effective, would cause the Ownership Interest Percentage of the Transferee or any other Person to increase to
     4.5 percent or above, or from 4.5 percent or above to a greater Ownership Interest Percentage.



                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

              (ii) Any Transfer of Stock or Warrants that would otherwise be prohibited pursuant to the preceding subparagraph shall nonetheless be permitted if prior to such Transfer being consummated (or, in the case of an involuntary Transfer, as soon as practicable after the transaction is consummated), the Board of Directors approves the Transfer (such approval may relate to a Transfer or series of identified Transfers).

              (iii) The Board of Directors shall approve a Transfer (such approval may relate to a Transfer or series of identified Transfers) pursuant to subparagraph (ii) above unless the Board of Directors concludes
     (x) that there is a reasonable likelihood that such Transfer will create or increase a material risk that limitations pursuant to Section 382 of the Code will be imposed on the utilization of the Tax Benefits, either at the time of the Transfer or a reasonable time thereafter, and (y) that the benefits of such transaction to the shareholders of the Corporation as a whole are not sufficient to permit the Transfer in the light of the risk or increase in risk caused thereby. In determining whether to approve a proposed Transfer, the Board of Directors may take into account: the opinion of legal counsel selected by the Board of Directors ("Corporate Legal Counsel") addressing the relevant legal considerations (such opinion shall take into account any private rulings obtained by the Corporation from the Internal Revenue Service and shall take a reasonable position with respect to the application and interpretation of Section 382 of the Code and the regulations, including final, temporary and proposed, thereunder (the "Regulations")); any information and opinions of legal counsel provided by the Person or Persons requesting that the Transfer be permitted (the "Proponent"); the ownership shifts that have previously taken place; the size of the ownership shift that would result from the proposed transaction; the effect of any reasonably foreseeable transactions by the Corporation or any other Person (including any Transfer of Stock or Warrants that the Corporation has no power to prevent, without regard to any knowledge on the part of the Corporation as to the likelihood of such Transfer); the potential effect of any reasonably foreseeable value shifts among the various classes or series of Stock (such value shifts to be calculated using reasonable valuation methods and assumptions); the possible effects of an ownership change within the meaning of Section 382 of the Code; and any other factor deemed relevant by the Board of Directors to the preservation of the Tax Benefits. Notwithstanding anything in this subparagraph (iii) to the contrary, the Board of Directors shall approve a proposed Transfer of Stock or Warrants presented for its review pursuant to subparagraph (ii) above if it determines that, prior to giving effect to the proposed Transfer the proposed Transfer is to a wholly


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS
     owned subsidiary of the Transferor or to a trust all of the beneficial interests in which are owned by the Transferor. If requested by the Board of Directors, the Proponent shall deliver to the Board of Directors all information relating to the proposed Transfer and the parties thereto and their respective Affiliates that is reasonably available to such parties and their respective Affiliates and that the Board of Directors deems reasonably necessary to make the determinations described in the first sentence of this subparagraph (a)(iii) with respect to the proposed Transfer (the "Required Information"). The Board of Directors shall determine whether or not to approve a proposed Transfer within forty-five
     (45) days of the date it receives a request for approval, provided, however, that the foregoing time limit shall not apply if the Board of Directors requests the Proponent to provide the Required Information and the Proponent does not provide such information to the Board of Directors within ten (10) days of receipt of the Board of Directors' request. If the Proponent does not provide the Required Information within ten (10) days of receipt of the Board of Directors' request, the Board of Directors shall determine whether or not to approve the proposed Transfer within forty-five
     (45) days of the date it receives the Required Information. Upon determining whether or not to approve a proposed Transfer, the Board of Directors shall cause the Corporation promptly to notify the Proponent. The Board of Directors may establish a committee to determine whether to approve a proposed Transfer or for any other purpose relating to this ARTICLE ELEVENTH. The Proponent shall, as a condition to the Corporation's consideration of a request to approve a proposed Transfer, reimburse or agree to reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to such proposed Transfer ("Transfer Costs"), including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize such proposed Transfer.

              (iv)    For purposes of this ARTICLE ELEVENTH:

                      (A) "Stock" shall mean any class or series of stock of the
              Corporation (other than stock described in Section 1504(a)(4) of the Code or any successor statute, or stock that is not so described solely because it is entitled to vote as a result of dividend arrearages) and any other instrument that is treated as stock of the Corporation for purposes of Section 382 of the Code;




                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

                      (B) "Warrants" shall mean any options, warrants, rights,
              convertible debt securities or other securities issued by the Corporation and exercisable for or convertible into Stock;

                      (C) "Beneficial Ownership" shall have the meaning set
              forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended (the "1934 Act");

                      (D) "Person" refers to any governmental entity or agency,
              and any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization, and shall include any group comprised of any such Person and any other Person or Persons with whom such Person or any Affiliate or Associate of such Person has any formal or informal agreement, arrangement or understanding for the purpose of directly or indirectly acquiring Stock or rights, options, warrants or convertible securities with respect thereto (including but not limited to Warrants); provided, however, that a public group (as defined in the regulations in effect on [INSERT EFFECTIVE DATE] under Section 382 of the Code) shall not be treated as a Person solely by reason of its status as a public group;

                      (E) a Person's "Ownership Interest Percentage" shall be
              the ownership interest percentage with respect to the Corporation that would be ascribed to such Person for purposes of Section 382 of the Code, assuming for this purpose that any other warrant, option or right to acquire, or security convertible into, Stock (including but not limited to Warrants) owned by such Person or any Affiliate or Associate of such Person (but not those owned by any other Person) were exercised and not applying for this purpose any rule that would treat an entity as no longer owning Stock that is attributed to its owners;

                      (F) "Transfer" refers to any means of conveying record
              ownership, Beneficial Ownership or tax ownership (applying, in the case of tax ownership, applicable attribution rules for purposes of Section 382 of the Code) of Stock or Warrants, whether such means is direct or indirect, voluntary or involuntary. The terms "Transfers" and "Transferred" shall have correlative meaning. "Transferee" means any Person to whom any Stock or Warrant is Transferred, and "Transferor" means any Person who Transfers any Stock or Warrant.



                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

                      (G) "Affiliate" and "Associate" shall have the meanings
              set forth in Rule 12b-2 under the 1934 Act;

                      (H) "Expiration Date" shall mean the fourth anniversary
              of the effective date of the Corporation's Chapter 11 Plan; and

                      (I) "Related Party Request" shall mean, with respect to
              any other request, a request to approve a proposed Transfer in which the proposed Transferor or the proposed Transferee is, with respect to such other request, a proposed Transferor, a proposed Transferee or an Affiliate of either.

              (v) The restriction on the Transfer of securities set forth herein shall expire on the Expiration Date.

              (b) Unless the Transfer is permitted as provided in subparagraph
(a)(ii) of this ARTICLE ELEVENTH any attempted Transfer of Stock or Warrants in excess of the Stock or Warrants that could be Transferred to the Transferee without restriction under subparagraph (a)(i) of this ARTICLE ELEVENTH shall not be effective to Transfer ownership of such excess Stock or Warrants (the "Prohibited Shares" or "Prohibited Warrants," as the case may be, and each, a "Prohibited Security") to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto) or to any rights with respect to such Prohibited Warrants, as the case may be.

              (i) Upon demand by the Corporation the Purported Acquiror shall Transfer any certificate or other evidence of purported ownership of Prohibited Securities within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to any Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to such Person as the Corporation shall designate to act as transfer agent for such Prohibited Securities (the "Agent"). If the Purported Acquiror has sold any Prohibited Securities to an unrelated party in an arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold such Prohibited Securities for the Agent, and in lieu of Transferring such Prohibited Shares (and Prohibited Distributions with respect thereto) or Prohibited Warrants to the Agent shall Transfer to the Agent any such Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS
     written permission to the Purported Acquiror to retain a portion of such Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (b)(ii) below if such Prohibited Securities had been sold by the Agent rather than by the Purported Acquiror. If shares of Stock are issued upon the purported exercise of Prohibited Warrants, such shares shall be Prohibited Shares. Any purported Transfer of Prohibited Securities by the Purported Acquiror other than a Transfer described in one of the first two sentences of this subparagraph (b)(i) shall not be effective to Transfer any ownership of such Prohibited Securities.

              (ii) The Agent shall sell in one or more arm's-length transactions any Prohibited Securities Transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be used to pay the expenses of the Agent in connection with its duties under this paragraph (b) with respect to such Prohibited Securities, and any excess shall be allocated to the Purported Acquiror up to the following amount: (x) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for such Prohibited Securities, and (y) where the purported Transfer of Prohibited Securities to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value (as determined in good faith by the Board of Directors) of such Prohibited Securities at the time of such purported Transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be Transferred to any entity described in Section 501(c)(3) of the Code and selected by the Board of Directors or its designee. In no event shall any such amounts described in the preceding sentence inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in connection with its duties under this paragraph (b) with respect to the related Prohibited Securities. Notwithstanding anything in this ARTICLE ELEVENTH to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Delaware for an adjudication of the respective rights and interests of any Person in and to any Sale Proceeds, Resale Proceeds and Prohibited Distributions pursuant to this ARTICLE ELEVENTH and applicable law and for leave to pay such amounts into such court.

              (c) Within thirty (30) business days of learning of a purported Transfer of Prohibited Securities to a Purported Acquiror, the Corporation through its


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Securities, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror the Corporation may institute legal proceedings to compel such Transfer; provided, however, that nothing in this paragraph (c) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this paragraph (c) shall not constitute a waiver of any right of the Corporation to compel any Transfer required by subparagraph (b)(i) of this ARTICLE ELEVENTH.

              (d) Upon a determination by the Corporation that there has been or is threatened a purported Transfer of Prohibited Securities to a Purported Acquiror, the Corporation may take such action in addition to any action permitted by the preceding paragraph as it deems advisable to give effect to the provisions of this ARTICLE ELEVENTH, including, without limitation, refusing to give effect on the books of this Corporation to such purported Transfer or instituting proceedings to enjoin such purported Transfer.

              (e) The Corporation may require as a condition to the registration of the Transfer of any shares of its Stock or Warrants that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation and reasonably available to the proposed Transferee and its Affiliates with respect to the direct or indirect ownership interests of the proposed Transferee (and of Persons to whom ownership interests of the proposed Transferee would be attributed for purposes of Section 382 of the Code) in Stock or Warrants or other options or rights to acquire Stock.

              (f) All certificates evidencing ownership of shares of Stock or Warrants that are subject to the restrictions on Transfer contained in this ARTICLE ELEVENTH shall bear a conspicuous legend referencing the restrictions set forth in this ARTICLE ELEVENTH.

              (g) The Corporation and the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports, statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, Transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this ARTICLE ELEVENTH to the fullest extent permitted by law. Any determination by the Board of Directors pursuant to this ARTICLE ELEVENTH shall be conclusive.


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

              (h) If any provision of this ARTICLE ELEVENTH or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

              (i) Nothing in this ARTICLE ELEVENTH shall preclude the settlement of any transaction entered into through the facilities of or any national securities exchange in the Stock or Warrants.

              TWELFTH: The Corporation reserves the right to amend this Restated Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and this ARTICLE TWELFTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and this ARTICLE TWELFTH, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

              THIRTEENTH: No nonvoting equity securities of the Corporation may be issued; this provision, included in this Restated Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the Corporation.




                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

              IN WITNESS WHEREOF, said [Name of Reorganized LFC] has caused this certificate to be signed by [________________], its Chairman of the Board of Directors and Chief Executive Officer, and attested to by [____________], its Secretary, and has caused its corporate seal to be hereunto affixed, this [___]th day of [___________], 1996.


                               [LOMAS FINANCIAL CORPORATION]



                               By:_______________________________
                               Name:
                               Title:  Chief Executive Officer




Attested:




- ------------------------------
Secretary







                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

                                     BYLAWS

                                       OF

                            [NAME OF REORGANIZED LFC]

                                   * * * * * *


                                    ARTICLE I

                                     OFFICES

          Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

          Section 3. Books. The books of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          Section 1. Time and Place of Meetings. All meetings of stockholders shall be held in Dallas, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).




                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

          Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1996, shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

          Section 3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the chairman of the Board of Directors of the Corporation and may not be called by any other person.

          Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 5. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.




                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

          Section 6. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

          (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          Section 7. Action by Consent. Any action required to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

          Section 8. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

          Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

          Section 10. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these restated bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors of (b) by any stockholder or the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS
timely, with respect to an annual meeting, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the date of the Corporation's last proxy statement sent to stockholders in connection with the previous years' annual meeting of stockholders; provided, however, that if
(i) no annual meeting was held in the previous year, or (ii) the date of the annual meeting has been changed to a date more than 30 days from the date contemplated at the time of the Corporation's previous year's proxy statement, to be timely, notice by the stockholder must be received not less than 120 days prior to the date of the meeting. Notwithstanding the foregoing, if less than 70 days' notice or prior public disclosure of the date of a meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information related to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, or such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 10. The chairman of the meeting shall have the power and duty to determine whether any nomination was made in accordance with the procedures set forth in this Section 10, and the chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the restated bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. For purposes of this Section 10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, United Press International, Reuters Economic News Service or any other comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

          Section 11. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 11. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, with respect to an annual meeting, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the date of the Corporation's last proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders: provided, however, that if (i) no annual meeting was held in the previous year, or (ii) the date of the annual meeting has been changed to a date more than 30 days from the date contemplated at the time of the Corporation's previous year's proxy statement, to be timely, notice by the stockholder must be received not less than 120 days prior to the date of the meeting. Notwithstanding the foregoing, if less than 70 days' notice or prior public disclosure of the date of a meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the restated bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in the Section 11. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 11, and the chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the restated bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purpose of this


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, United Press International, Reuters Economic News Service or any other comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.


                                   ARTICLE III

                                    DIRECTORS

          Section 1. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          Section 2. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than seven
(7) nor more than seventeen (17). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 12 of this Article III, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

          Section 3. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.




                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

          Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

          Section 5. Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

          Section 6. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

          Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

          Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided that (i) there shall be an Audit Committee, a Compensation Committee and a Nominating Committee of the Board of Directors, (ii) each of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board of Directors shall consist of one or more of the directors of the Corporation,
(iii) at least a majority of the directors serving on the Nominating Committee of the Board of Directors shall be independent directors and (iv) all of the directors serving on each of the Audit Committee and the Compensation Committee of the Board of Directors shall be independent directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS
provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the restated bylaws of the Corporation; and unless the resolution of the Board of Directors or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. For purposes of this Section 8, an independent director means any director who is not an officer or employee of the Corporation.

          Section 9. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section 11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 12. Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS
to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

          Section 13. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled in accordance with
Section 12 of this Article III.

          Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

                                   ARTICLE IV

                                    OFFICERS

          Section 1. Principal Officers. The principal officers of the Corporation shall be a Chairman and Chief Executive Officer (who shall be a member of the Board of Directors) or a Chairman (who shall be a member of the Board of Directors) and a Chief Executive Officer (who shall be a member of the Board of Directors), a President, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers as the Board may in its discretion appoint. Except for the Chairman and Chief Executive Officer or the Chairman and the Chief Executive Officer, as the case may be, no officer of the Corporation is required to be a member of the Board of Directors. One person may hold the offices and perform the duties of any two or more of said


                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS
offices, except that no person shall hold the offices and perform the duties of Chairman and Chief Executive Officer and Secretary or Chairman and Secretary.

          Section 2. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

          Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

          Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors; provided that no such removal shall alter, void or otherwise effect any change in any written contractual relationship between the Corporation and any such officer thus removed from office.

          Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.




                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

                                    ARTICLE V

                               GENERAL PROVISIONS

          Section 1. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 2. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

          Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate



                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

          Section 5. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

          Section 6. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.




                                              EXHIBIT A-1 -- LFC CHARTER/BY-LAWS

                                                               EXHIBIT A-2
                                                               TO JOINT PLAN
                                                               OF REORGANIZATION


                           CERTIFICATE OF AMENDMENT TO
                            ARTICLES OF INCORPORATION


                                   * * * * * *



              LOMAS INFORMATION SYSTEMS, INC., a corporation organized under the laws of the State of Nevada, by its [vice president] and [assistant secretary] does hereby certify:

              1. That the board of directors of said corporation at a meeting duly convened and held on the ___ day of April, 1996, passed a resolution declaring that the following changes and amendments in the Articles of Incorporation is advisable.

                      RESOLVED that Article One of said Articles of
              Incorporation be amended to read as follows: "The name of the corporation is [Name of Reorganized LIS]."

                      RESOLVED that Article Twelve of said Articles of
              Incorporation be added, reading as follows: "No nonvoting equity securities of the corporation may be issued; this provision, included in these Articles of Incorporation in compliance with
              Section 1123 of the United States Bankruptcy Code, 11 U.S.C.
              Section 1123, shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the corporation."

              2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said changes and amendments have been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                                      EXHIBIT A-2 -- LIS CHARTER

              IN WITNESS WHEREOF, the said LOMAS INFORMATION SYSTEMS, INC. has caused this certificate to be signed by its [vice president] and its [assistant secretary] and its corporate seal to be hereto affixed this __th day of April, 1996.



                                   LOMAS INFORMATION SYSTEMS, INC.


                                   By________________________________
                                    [Name]/[Vice President]


                                   By________________________________
                                    [Name]/[Assistant Secretary]




(SEAL)



STATE OF TEXAS

COUNTY OF DALLAS


     On April __, 1996, personally appeared before me, a Notary Public, ________ and ________ who acknowledged that they executed the above instrument.



                                                 --------------------------
                                                       Notary Public




                                                      EXHIBIT A-2 -- LIS CHARTER

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION

              LOMAS & NETTLETON INFORMATION SYSTEMS, INC., a corporation organized under the laws of the State of Nevada, by its vice president and assistant secretary and does hereby certify:


              1. That the board of directors of said corporation at a meeting duly convened and held on the 1st day of April, 1988, passed a resolution declaring that the following change and amendment in the Articles of Incorporation is advisable.

                      RESOLVED that Article One of said Articles of
              Incorporation be amended to read as follows: "The name of the corporation is LOMAS INFORMATION SYSTEMS, INC."


              2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.








                                                      EXHIBIT A-2 -- LIS CHARTER

              IN WITNESS WHEREOF, the said LOMAS & NETTLETON INFORMATION SYSTEMS, INC. has caused this certificate to be signed by its vice president and its assistant secretary and its corporate seal to be hereto affixed this 7th day of June, 1988.



                                   LOMAS & NETTLETON INFORMATION
                                    SYSTEMS, INC.


                                   By________________________________
                                    James N. Sabin/Vice President


                                   By________________________________
                                    Angela Marrs/Assistant Secretary




(SEAL)



STATE OF TEXAS

COUNTY OF DALLAS


     On June 7, 1988, personally appeared before me, a Notary Public, James N. Sabin and Angela Marrs who acknowledged that they executed the above instrument.



                                                 --------------------------
                                                       Notary Public



(SEAL)




                                                      EXHIBIT A-2 -- LIS CHARTER

                          ARTICLES OF INCORPORATION OF
                   LOMAS & NETTLETON INFORMATION SYSTEMS, INC.

                                   * * * * * *




              FIRST: The name of the Corporation is Lomas & Nettleton Information Systems, Inc.

              SECOND: Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is THE CORPORATION TRUST COMPANY OF NEVADA, One East First Street, Reno, Nevada 89501.

              THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

              To engage in any lawful activity.

              FOURTH: The amount of the total authorized capital stock of the corporation is One Thousand Dollars ($1,000.00) consisting of One Thousand (1,000) shares of stock of the par value of One Dollar ($1.00) each.

              The designations, preferences and relative, participating, option or other special rights, or qualifications, limitations or restrictions thereof are as follows:

              No shareholders shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

              FIFTH: The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than three (3),


                                                      EXHIBIT A-2 -- LIS CHARTER
except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

              The names and post office addresses of the first Board of Directors, which shall be three (3) in number, are as follows:

NAME                                     POST OFFICE ADDRESS

Jess Hay                                 2001 Bryan Tower, Ste. 3600
                                         Dallas, Texas 75201

Ted Enloe                                2001 Bryan Tower, Ste. 3600
                                         Dallas, Texas 75201

David Kelly, Jr.                         2001 Bryan Tower, Ste. 3600
                                         Dallas, Texas 75201


              SIXTH: The capital stock, after the amount of the subscription price, or par value has been paid in shall not be subject to assessment to pay the debts of the corporation.

              SEVENTH: The name and post office of each of the incorporators signing the Articles of Incorporation are as follows:

NAME                                     POST OFFICE ADDRESS

B.I. Crenshaw                            Republic National Bk. Bldg.
                                         Dallas, TX 75201

G.P. Assed                               Republic National Bk. Bldg.
                                         Dallas, TX 75201

B.J. Wilhite                             Republic National Bk. Bldg.
                                         Dallas, TX 75201

              EIGHTH: The corporation is to have perpetual existence.


                                                      EXHIBIT A-2 -- LIS CHARTER

              NINTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized;

              Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the corporation.

              TENTH: Meetings of stockholders may be held outside the State of Nevada, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

              ELEVENTH: This corporation reserves the right to amend, alter, change or repeal by provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


              WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of January, 1983.



                                           -----------------------------
                                           B. I. Crenshaw



                                           -----------------------------
                                           G. P. Assed



                                           -----------------------------
                                           B. J. Wilhite




                                                      EXHIBIT A-2 -- LIS CHARTER

STATE OF TEXAS.

COUNTY OF DALLAS.


              On this 27th day of January, 1983, before me a Notary Public, personally appeared B. I. Crenshaw, G. P. Assed and B. J. Wilhite, who severally acknowledged that they executed the above instrument.



                                                 ----------------------
                                                 Joann H. Washington
                                                    Notary Public



(NOTARIAL SEAL)








                                                      EXHIBIT A-2 -- LIS CHARTER

                                                              EXHIBIT B TO JOINT
                                                              CHAPTER 11 PLAN







                         LFC LITIGATION TRUST AGREEMENT




                            dated as of _______, 1996


                                      among


                                      LFC,

                                 Reorganized LFC

                             and _________, Trustee







                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                                TABLE OF CONTENTS


                                    ARTICLE 1

                                   DEFINITIONS

1.1      Rules of Interpretation............................................   2
1.2      Definitions........................................................   2

                                    ARTICLE 2

                               NATURE OF TRANSFER

2.1      Declaration of Trust...............................................   4
2.2      No Additional Beneficiaries........................................   4
2.3      Property In Trust..................................................   4
2.4      Creation of Expense Fund...........................................   4
2.5      Purpose of Trust...................................................   4
2.6      No Reversion to Reorganized LFC....................................   5
2.7      Instruments of Further Assurance; Information......................   5

                                    ARTICLE 3

                        DURATION AND TERMINATION OF TRUST

3.1      Duration...........................................................   5
3.2      Continuance of Trust for Winding Up................................   5

                                    ARTICLE 4

                         ADMINISTRATION OF TRUST ESTATE

4.1      Expense Reserve....................................................   6
4.2      Increase of Expense Reserve Using Trust Assets.....................   6
4.3      Interim Distributions..............................................   6
4.4      Final Distribution.................................................   7
4.5      Reports to Reorganized LFC.........................................   7
4.6      Income Tax Information.............................................   7


                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

4.7      Withholding of Taxes and Other Charges.............................   8
4.8      Other Reports......................................................   8

                                    ARTICLE 5

                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

5.1      Limitations on Trustee.............................................   8
5.2      Specific Powers and Responsibilities of Trustee....................   9
5.3      Discretionary Submission of Questions to
         Reorganized LFC....................................................  11
5.4      Additional Powers of Trustee.......................................  11
5.5      Limitations on Powers of Trustee to Deal with
         Trust in Non-Fiduciary Capacity....................................  11

                                    ARTICLE 6

                             CONCERNING THE TRUSTEE

6.1      Generally..........................................................  12
6.2      Transferee Liabilities.............................................  12
6.3      Reliance by Trustee................................................  12
6.4      Indemnification of Trustee.........................................  13
6.5      No Implied Duties..................................................  13
6.6      Trustee's Lien.....................................................  13
6.7      No Personal Liability..............................................  13

                                    ARTICLE 7

                             COMPENSATION OF TRUSTEE

7.1      Amount of Compensation.............................................  14
7.2      Dates of Payment...................................................  14

                                    ARTICLE 8

                         TRUSTEE AND SUCCESSOR TRUSTEES

8.1      Number of Trustees.................................................  14
8.2      Resignation and Removal............................................  14


                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

8.3      Appointment of Successor Trustee..................................   14
8.4      Acceptance of Appointment by Successor Trustee....................   15
8.5      Bonds.............................................................   15

                                    ARTICLE 9

                                   AMENDMENTS

9.1      Amendments........................................................   15

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1     Filing Documents..................................................   15
10.2     Intention of Parties to Establish Trust...........................   16
10.3     Requirement of Undertaking........................................   16
10.4     Laws as to Construction...........................................   16
10.5     Severability......................................................   16
10.6     Notices...........................................................   16
10.7     Counterparts......................................................   17
10.8     Termination.......................................................   17


Exhibit A..................................................................  A-1








                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                         LFC LITIGATION TRUST AGREEMENT


                  THIS AGREEMENT AND DECLARATION OF TRUST is made as of the __th day of ____, 1996, by and among Lomas Financial Corporation, Inc., a Delaware corporation and a Debtor and Debtor-in-possession ("LFC"), Reorganized Lomas Financial Corporation, a Delaware corporation ("Reorganized LFC") and _______________ (the "Trustee").



                                 R E C I T A L S

         A. LFC, and its subsidiaries LMUSA, LIS and LAS filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code on or about October 10, 1995.

         The Joint Chapter 11 Plan for LFC, LIS and LAS, dated April 8, 1996, (the "Plan"), a copy of which is attached hereto as Exhibit A, was filed with the Bankruptcy Court in the proceeding captioned In re Lomas Financial Corporation, Debtor, Case No. 95-1235 (PJW).

         B. The Plan was confirmed by order of the Bankruptcy Court dated _____.

         C. The Plan provides that effective on the Effective Date, LFC shall be deemed to have transferred and assigned to the Trust governed by this Agreement any and all claims, rights, or causes of action that constitute property of the Estate or of LFC, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under Section 502(d) of the Bankruptcy Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims. In addition, the Plan provides that on or as soon as practicable after the Effective Date, Reorganized LFC shall transfer to the Trust $2 million or such other amount as the LFC Creditors' Committee shall have specified in writing to LFC and the Bankruptcy Court at least three
(3) Business Days prior to the commencement of the Confirmation Hearing to fund the administration of the Trust. [On _____, 1996, the LFC Creditors' Committee specified $____ as such other amount.]

         D. The Plan provides that the Trustee will be responsible for pursuing, as appropriate in accordance with the best interests of LFC, the third party claims and causes of action assigned to the Trust through litigation or, if appropriate, settlement and distributing



                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT
any net proceeds of such litigation of settlement to Reorganized LFC for distribution to holders of Allowed LFC Class 3 Claims under the Plan.

         E. The Trust shall be deemed not to be LFC or a successor to LFC, but only the assignee of the assets transferred to the Trust.

         F. It is desired that the mechanism for payment of funds constituting proceeds of the Trust Assets be specified and that the Trustee's rights, powers, and duties with respect to the Trust created hereby be established.

         G. The Trustee shall be authorized to do and perform such acts, to execute and deliver such bills of sale, instruments of transfer and other documents and to engage the services of such agents, attorneys, accountants, appraisers, consultants and other persons as he may deem necessary or advisable in order to carry out the purposes of the Trust created hereby.

         H. In order to implement the Plan, and in consideration of the promises and the mutual covenants, terms, and conditions contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Rules of Interpretation. As used herein, the following terms have the respective meanings specified below and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. In the event that the Trust is administered by a female Trustee or a corporate Trustee, the use of masculine prepositions and pronouns herein shall be read as if written in the feminine or neuter forms, as the case may be. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or clause contained herein. Captions and headings to articles, sections, schedules and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Agreement. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

         1.2 Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them (a) in the Plan or (b) if not defined in the Plan, in the Bankruptcy Code. In addition to such other terms as are defined in other sections of this Agreement, the following terms (which appear herein as capitalized terms) shall have the following meanings:



                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

         "AGREEMENT" means this instrument as originally executed together with all exhibits hereto, or as this instrument may from time to time be amended pursuant to the terms hereof.

         "EXPENSE FUND" means the $2 million delivered by LFC to the Trust pursuant to the terms of SECTIONS 2.1 and 2.4.

         "EXPENSE RESERVE" means the reserve created pursuant to SECTION 4.1 comprising of the Expense Fund and any additional contributions as described in
SECTION 4.2.

         "INITIAL TRUST ASSETS" means (a) the Expense Fund and (b) all rights, claims or causes of action that constitute property of the Estate or of LFC, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under Section 502(d) of the Bankruptcy Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

         "PLAN" has the meaning ascribed to such term in Recital B.

         "TAX CODE" means the Internal Revenue Code of 1986, as amended.

         "TRUST" means the LFC Litigation Trust as created by this Agreement.

         "TRUSTEE" means the original Trustee and any successor thereto.

         "TRUST ASSETS" means all property held from time to time by the Trustee hereunder, including (a) the Initial Trust Assets and (b) any assets, proceeds or income received or earned from (i) the resolution of the rights, claims or causes of action comprising the Initial Trust Assets and (ii) from the investment, sale, exchange or other disposition of any of the Initial Trust Assets or any other assets or proceeds received or earned through the resolutions of such rights, claims or causes of action.





                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                                    ARTICLE 2

                               NATURE OF TRANSFER

         2.1 Declaration of Trust. LFC hereby transfers the Initial Trust Assets to the Trustee, in trust, and subject to SECTION 10.8 for the benefit of Reorganized LFC as trustee for the benefit of certain of its creditors pursuant to the terms of this Agreement and of the Plan.

         2.2 No Additional Beneficiaries. The Trust shall be solely for the benefit of Reorganized LFC as trustee for the benefit of certain of its creditors as set forth in the Plan.

         2.3 Property In Trust. The Trustee shall hold the legal title to all property at any time constituting a part of the Trust Assets and hereby declares that he shall hold such property in trust to be administered and disposed of pursuant to the terms of this Agreement for the benefit of Reorganized LFC as trustee for the benefit of certain of its creditors pursuant to the terms of the Plan. The Trustee is further authorized to make disbursements and payments from the Trust in accordance with the provisions hereof.

         2.4 Creation of Expense Fund. The transfer of the Expense Fund to the Trustee, in trust, is subject to the terms of this SECTION 2.4. The Expense Fund is to be used solely to cover the expenses of the Trust as set forth in SECTION
4.1. Neither Reorganized LFC nor any of its subsidiaries, affiliates, agents, or assigns shall have any obligation to pay any of the expenses of the Trust, other than the obligation to transfer the Expense Fund to the Trust. Reorganized LFC, as trustee, shall be entitled to receive, upon termination and winding up of the Trust pursuant to ARTICLE 3, any amounts remaining in the Expense Fund as set forth in SECTION 4.1.

         2.5 Purpose of Trust. The sole purpose of this Trust is to liquidate the Trust Assets in a manner calculated to conserve, protect and maximize the value of the Trust Assets and to collect and distribute the income and proceeds therefrom to Reorganized LFC, as trustee, in as prompt and orderly a fashion as possible after the payment of, or provision for, expenses and liabilities. The Trustee shall report the Trust for Federal income tax purposes as a trust subject to the provisions of Section 641 of the Tax Code, or as may be otherwise required or permitted under applicable law. Pursuant to this express purpose, and subject to the provisions of ARTICLE 5, the Trustee is hereby authorized and directed to take all reasonable and necessary action to hold, conserve, and protect the Trust Assets and to collect on, sell, or otherwise liquidate or dispose of the Trust Assets, and to distribute the net proceeds of such disposition to LFC, as trustee, in as prompt, efficient and orderly a fashion as possible in accordance with the provisions of ARTICLE 4.



                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

         2.6 No Reversion to Reorganized LFC. In no event shall any part of the Trust Assets revert to or be distributed to Reorganized LFC except in its capacity as trustee for the benefit of certain creditors pursuant to the Plan.

         2.7 Instruments of Further Assurance; Information. LFC and such persons as shall have the right and power after the Effective Date, upon reasonable request of the Trustee, shall execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Agreement, to transfer any property intended to be conveyed hereby, and to vest in the Trustee, his successors and assigns, the estate, powers, instruments or funds in trust hereunder.



                                    ARTICLE 3

                        DURATION AND TERMINATION OF TRUST

         3.1 Duration. The existence of this Trust shall terminate ten years from the date hereof, unless an earlier termination is required by the applicable laws of the State of Delaware, or by the action of Reorganized LFC as provided in ARTICLE 8 or unless earlier terminated by the distribution of all of the Trust Assets as provided in SECTION 4.3. Notwithstanding the foregoing, in the event the Trustee shall have been unable after reasonable efforts to settle or litigate to a conclusion all causes of action included in the Trust Assets within the initial ten-year term of the Trust Agreement, the Trustee shall have the right to extend the term of the Trust for successive one-year renewal terms until all such causes of action have been settled or litigated to a conclusion in fulfillment of the purposes of the Trust.


         3.2 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up its affairs, the Trustee shall continue to act as such until all duties have been fully performed. Upon distribution of all of the Trust Assets, the Trustee shall hold the books, records and files delivered to or created by the Trustee for a period of four years. At the Trustee's discretion, all of such records and documents may be destroyed at any time after four years from the distribution of all of the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all of the Trust Assets, the Trustee shall have no further duties or obligations hereunder except to account as provided in SECTIONS 4.5 and 4.6.




                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                                    ARTICLE 4

                         ADMINISTRATION OF TRUST ESTATE

         4.1 Expense Reserve. On the Effective Date, the Trustee shall establish the Expense Reserve for the payment of all expenses, debts, charges, liabilities and obligations with respect to the Trust, including without limitation (a) all costs and expenses, including those of professionals retained by the Trustee, incurred in connection with any litigation, (b) Trustee's fees, (c) all costs and expenses incurred in connection with indemnifying the Trustee pursuant to
SECTION 6.4, (d) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee, incurred in connection with the performance of the Trustee's duties and obligations including, without limitation, fees incurred in connection with holding, collecting on, liquidating or otherwise disposing of the Trust Assets, secretarial and office expenses, all applicable taxes, and all expenses of distribution and (e) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee, incurred in connection with the winding up of the Trust pursuant to ARTICLE 3. The amount of the Expense Reserve shall initially be the $2 million Expense Fund received by the Trustee pursuant to the terms of SECTIONS 2.1 and 2.4. Thereafter, the Expense Reserve shall be funded out of the proceeds of the Trust Assets as provided in SECTION 4.2. Any remaining balance in the Expense Reserve, after the payment of all expenses, debts, charges, liabilities and obligations intended to be paid therefrom, shall be distributed to Reorganized LFC, as trustee, as provided in SECTIONS 4.3 and 4.4. Any monies deposited in the Expense Reserve shall be invested in interest-bearing deposits or investments that satisfy the requirements of SECTION 5.1 and the interest earned thereon shall be credited to the Expense Reserve.

         4.2 Increase of Expense Reserve Using Trust Assets. To the extent the Trustee in his discretion determines that the amount of funds in the Expense Reserve is at any time or may become insufficient, the Trustee, in his discretion and judgment, may from time to time make additional contributions to the Expense Reserve out of the Trust Assets, for such reasonable amount or amounts as the Trustee in his discretion and judgment may determine to be necessary or advisable to meet unliquidated or contingent liabilities of the Trust. In no event shall the Trustee be required to use his personal funds or assets for such purposes.

         4.3 Interim Distributions. (a) All payments to be made by the Trustee to Reorganized LFC shall be made only from the assets, income and proceeds of the Trust and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Assets to make such payments in accordance with the terms of this SECTION 4.3. Reorganized LFC shall look solely to the assets, income and proceeds of the Trust for any distributions as herein provided.



                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                  (b) As often as, in the discretion and judgment of the Trustee, there shall be an amount of monies in the Trust sufficient to render feasible a distribution of cash or other property to Reorganized LFC, but (subject to there being a sufficient amount available pursuant to the terms of this subsection) no less often than annually, the Trustee shall distribute and pay, or cause to be distributed and paid, to Reorganized LFC, such aggregate amount of cash or other non-cash property designated by the Trustee in his discretion for distribution to Reorganized LFC, if any, as shall then be held in the Trust, excluding reasonable amounts of cash held in the reserve funds pursuant to SECTION 4.1 or 4.2 or held for withholding of taxes or other charges pursuant to SECTION 4.8 or otherwise needed to pay the expenses, debts, charges, liabilities and obligations of the Trust.

         4.4 Final Distribution. If the Trustee determines that all claims, debts, liabilities, and obligations of the Trust, whether contingent or noncontingent, disputed or undisputed, liquidated or unliquidated, have been paid or discharged, and that all the Trust Assets have been converted to cash or non-cash property designated by the Trustee in his discretion for distribution to Reorganized LFC, or if the existence of the Trust shall terminate pursuant to
SECTION 3.1 or 3.2, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust, and notwithstanding the minimum distribution provisions of SECTION 4.3, distribute the Trust Assets to Reorganized LFC subject to maintaining a reserve for expenses incurred in winding up the Trust pursuant to SECTIONS 4.1 and 4.2.

         4.5 Reports to Reorganized LFC. As soon as practicable after the end of each fiscal year of the Trust and after termination of the Trust, the Trustee shall submit a written report and account to Reorganized LFC showing (a) the assets and liabilities of the Trust at the end of such fiscal year or upon termination of the Trust and the receipts and disbursements of the Trustee for such fiscal year or period, certified by independent public accountants, (b) any changes in the Trust Assets which have not previously been reported, (c) any action taken by the Trustee in the performance of his duties under this Agreement which he has not previously reported and which in his opinion materially affects the Trust and (d) if applicable, the amount of compensation to be provided to the Trustee for the upcoming year pursuant to SECTION 7.1. The Trustee may submit similar reports for such interim periods during the fiscal year as he in his discretion deems advisable. In addition, the Trustee shall provide a written report describing any material events concerning the Trust, the Trustee or the Trust Assets, within fifteen (15) after the occurrence of such material events. The fiscal year of the Trust shall end on the last day of December of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end; provided that establishment of such other date is permissible under the Tax Code.

         4.6 Income Tax Information. (a) The Trustee shall, at the time and in the manner prescribed by the Tax Code, file such tax returns and reports as may be required by


                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT
applicable law, and shall promptly furnish copies of such returns and reports as filed to Reorganized LFC.

                  (b) As soon as practicable after the close of each fiscal year, the Trustee shall mail to Reorganized LFC a statement showing the dates and amounts of all distributions made by the Trustee and such other information as is reasonably available to the Trustee which may be helpful to Reorganized LFC for the proper reporting of income with respect to assets held by it as trustee for the benefit of certain creditors pursuant to the Plan.

         The Trustee may retain professionals to perform his duties under this
SECTION 4.6, and may rely upon the performance of such professionals with respect to such duties.

         4.7 Withholding of Taxes and Other Charges. The Trustee may withhold from any amounts distributable at any time to Reorganized LFC such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on Reorganized LFC under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in SECTIONS 4.3 and 4.4, whenever such withholding is required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Trustee, in the exercise of his discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this SECTION 4.7. Notwithstanding the foregoing but without prejudice to the Trustee's rights hereunder, Reorganized LFC shall have the right with respect to the United States or any state or political subdivision or entity to contest the imposition of any tax or other charge by reason of any distribution hereunder.

         4.8 Other Reports. The Trustee shall prepare and file audited year-end and unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations or as the Trustee in his discretion deems advisable during the fiscal year.



                                    ARTICLE 5

                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

         5.1 Limitations on Trustee. The Trustee shall carry out the purposes of the Trust and the directions contained herein, and shall not at any time, on behalf of the Trust or Reorganized LFC, enter into or engage in any business, and no part of the Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trustee in furtherance of any business. This limitation shall apply irrespective of whether the conduct


                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT
of any such business activities is deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust. The Trustee shall invest any of the funds held in the Trust including, without limitation, any reserve or escrow funds established pursuant to the terms of this Agreement, only in (a) interest-bearing deposits or short-term repurchase obligations or certificates of deposit of federally insured banking institutions having in excess of $100,000,000 in capital and surplus or (b) marketable direct obligations of, or guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof. Once such funds are so invested, the Trustee shall not sell or otherwise liquidate the investment until such time as such funds are (c) needed to pay expenses incurred pursuant to this Agreement, or (d) to be distributed pursuant to SECTIONS 4.3 and 4.4; provided, however, that the Trustee may liquidate such investments if the Trustee determines in his discretion that liquidation is necessary to protect the Trust from loss on the amounts invested. The Trustee shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth herein and to the conservation and protection of the Trust and the administration thereof in accordance with the provisions of this Agreement. The Trustee shall keep all Trust Assets segregated from and shall not commingle any Trust Assets with any assets of any other entity, including any of the Trustee's own assets. The Trustee may not hold stock in or be an officer or director of Reorganized LFC. The Trustee shall not be or become an "affiliated person," as that term is defined in the Investment Company Act, of any of LFC, LMUSA or any of their subsidiaries, except to the extent any Trustee is deemed to be an "affiliated person" solely by virtue of such Trustee's status as Trustee.

         5.2 Specific Powers and Responsibilities of Trustee. Subject to the provisions of SECTION 5.1, the Trustee shall have the following specific powers and responsibilities in addition to any powers and responsibilities conferred upon him by any other section or provision of this Agreement; provided, however, that enumeration of the following powers and responsibilities shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other section or provision of this Agreement and to act in such a manner as the Trustee in his discretion may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on Reorganized LFC the benefits intended to be conferred upon it by this Agreement:

                  (a) To collect and receive any and all money and other property of whatsoever kind or nature due to or owing or belonging to the Trust, including accepting securities or other property in settlement of claims of the Trust or any of the Trust Assets, and to give full discharge and acquittance therefor;

                  (b) To retain and set aside such funds out of the Trust as the Trustee in his discretion shall deem necessary or expedient to pay or provide for the payment of (i) unpaid



                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT
claims, liabilities, debts or obligations of the Trust and (ii) any and all expenses of administering the Trust.

                  (c) To do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustee pending sale or other disposition thereof or distribution thereof to Reorganized LFC and in connection therewith to employ such agents, including counsel, accountants, experts, advisors or other persons, and to confer upon them such authority as the Trustee in his discretion may deem expedient, and to pay reasonable compensation therefor;

                  (d) To cause any investments of Trust Assets to be registered and held in his name or in the name of a nominee without increase or decrease of liability with respect thereto;

                  (e) To institute, join or defend actions or declaratory judgments and to take such other action, including settlement of any such action on any terms deemed reasonable by the Trustee in his discretion to enforce any instruments, contracts, agreements, or causes of action relating to or forming a part of the Trust;

                  (f) In connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with the applicable federal and state securities laws, and to enter into agreements relating to sale or other distribution thereof;

                  (g) In the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in the state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee. The trustee so appointed shall have all the rights, powers, privileges and duties of the Trustee hereunder and shall be subject to the conditions and limitations of this Trust, except as modified or limited by the Trustee herein and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee removed from office and specifying the effective date and time of removal;




                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                  (h) To perform any act authorized, permitted, or required under any instrument, contract, agreement, or cause of action relating to or forming a part of the Trust, whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of Reorganized LFC in accordance with the express provisions of this Agreement;

                  (i) To file or cause to be filed all required federal state and local tax filings, make any tax elections available to the Trust under federal, state or local law, and prepare applications for rulings or other administrative determinations from federal, state and local tax authorities as may be reasonably necessary to determine the tax liabilities of the Trust or its beneficiaries; and

                  (j) To establish the fees of the Trustee, which shall be the fees approved by the Bankruptcy Court by approval of this Agreement in connection with confirmation of the Plan and may thereafter be modified by the Trustee as provided herein.

         5.3 Discretionary Submission of Questions to Reorganized LFC. The Trustee, in his sole discretion and judgment, may, but shall not be required to, submit to Reorganized LFC at any time, and from time to time, any question or questions regarding which the Trustee may desire to have explicit approval of Reorganized LFC for the taking of any specific action proposed to be taken by the Trustee with respect to the Trust, or the administration and distribution of the Trust Assets. All costs and expenses incurred by the Trustee in the exercise of any right, power or authority conferred by this SECTION 5.3 shall be costs and expenses of the Trust.

         5.4 Additional Powers of Trustee. Subject to the express limitations contained herein, the Trustee shall have, and may exercise with respect to the Trust Assets, or any part thereof, and to the administration and distribution of the Trust Assets, all powers now or hereafter conferred on trustees by the laws of the State of Delaware. The powers conferred by this SECTION 5.4 in no way limit any power conferred on the Trustee by any other section hereof but shall be in addition thereto; provided, however, that the powers conferred by this
SECTION 5.4 are conferred and may be exercised only and solely within the limitations and for the limited purposes imposed and expressed in ARTICLE 2 and in SECTION 5.1.

         5.5 Limitations on Powers of Trustee to Deal with Trust in Non-Fiduciary Capacity. The Trustee may not sell property to or borrow property from the Trust. The Trustee may not acquire property from the Trust unless such acquisition is approved in advance by (a) the Bankruptcy Court or (b) the Securities and Exchange Commission pursuant to Section 17(b) of the Investment Company Act.




                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                                    ARTICLE 6

                             CONCERNING THE TRUSTEE

         6.1 Generally. The Trustee accepts and undertakes to discharge the Trust upon the terms and conditions hereof. The Trustee shall exercise those rights and powers vested by this Agreement, and use the same degree of care and skill in his exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision hereof shall be construed to relieve the Trustee from liability for his own grossly negligent action, his own negligent failure to act or his own willful misconduct, except that:

                  (a) The Trustee shall not be responsible for the acts or omissions of any other trustee.

                  (b) The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

                  (c) The Trustee shall not be liable for any error of judgment made in good faith.

                  (d) The Trustee shall not be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of Reorganized LFC relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder. Nothing in this SECTION 6.1(E) shall imply that the Trustee is required to seek consent for any particular action, and the failure to seek or obtain such consent shall create no implication with respect to the Trustee's rights or powers to undertake such action without that consent.

         6.2 Transferee Liabilities. If any liability shall be asserted against the Trust or the Trustee as the transferee of the Trust Assets, on account of any claimed liability of or through LFC or Reorganized LFC, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee in his discretion. In no event shall the Trustee be required to use his personal funds or assets for such purposes.

         6.3 Reliance by Trustee. Except as otherwise provided in SECTION 6.1:

                  (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order,


                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT
or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The Trustee may consult with legal counsel or other professionals to be selected by him, and the Trustee shall not be liable for any action taken or suffered by him in accordance with the advice of such professionals.

         6.4 Indemnification of Trustee. The Trustee shall be indemnified by and receive reimbursement from the Trust against and from any and all loss, liability or damage, including payment of attorneys' fees and other costs of defending himself, which he may incur or sustain, without negligence or willful misconduct, in the exercise and performance of any of the powers and duties hereunder. The Trustee may purchase with assets of the Trust, such insurance as he feels, in the exercise of his discretion, adequately insures that he shall be indemnified against any such loss, liability or damage pursuant to this SECTION
6.4. Expenses (including attorneys' fees) and other costs of the Trustee's defense shall be paid by the Trust in advance of the final disposition of any claims against the Trustee upon receipt of an undertaking by or on behalf of the Trustee to repay such amounts if it shall be ultimately determined that he is not entitled to be indemnified by the Trust as authorized in this SECTION 6.4. The terms of this SECTION 6.4 shall continue to apply to any former Trustee.

         6.5 No Implied Duties. The Trustee shall not manage, control, use, sell, dispose, collect or otherwise deal with the Trust or otherwise take any action hereunder except as expressly provided herein, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee nevertheless agrees that he will promptly take such action as may be necessary to duly discharge any liens or encumbrances on any part of the Trust Assets which result from claims against the Trustee not related to (a) the ownership or administration of the Trust Asset, (b) any other transaction pursuant to this Trust Agreement or (c) any document included in the Trust Assets.

         6.6 Trustee's Lien. The Trustee shall have a lien on the Trust Assets and the proceeds thereof for the amount of any unpaid fees and expenses, and any liability, loss or expense that may be incurred by him in connection with the performance of his duties hereunder, including the expense of defending any action or proceeding instituted against him, with respect to which he is entitled to indemnification pursuant to SECTION 6.4.

         6.7 No Personal Liability. Persons dealing with the Trust must look solely to the Trust or trust property for the enforcement of any claims against the Trust or to satisfy any liability incurred by the Trustee to such persons in carrying out the terms of this Trust, and neither the Trustee nor Reorganized LFC shall have any personal liability or individual obligation to satisfy any such liability.



                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                                    ARTICLE 7

                             COMPENSATION OF TRUSTEE

         7.1 Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as compensation for services as Trustee hereunder, an annual fee equal for each year to __% of the amount distributed by the Trustee in such year, but in no event less than [$______] or more than [$_______]. The amount of such compensation shall be included in the annual report to be sent Reorganized LFC pursuant to SECTION 4.5.

         7.2 Dates of Payment. The minimum compensation payable to the Trustee pursuant to the provisions of SECTION 7.1 shall be paid quarterly in advance, and any amounts in excess shall be paid to the Trustee simultaneously with distributions to LFC.


                                    ARTICLE 8

                         TRUSTEE AND SUCCESSOR TRUSTEES

         8.1 Number of Trustees. Subject to the provisions of SECTION 8.3 relating to the period pending the appointment of a successor Trustee, there shall always be one and only one Trustee of this Trust. If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretion and privileges as are herein specified for a Trustee.

         8.2 Resignation and Removal. The Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to Reorganized LFC at its address as it appears in the records of the Trust. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed by Reorganized LFC at any time with cause, or at any time after the end of the third full fiscal year following the date of this Agreement, without cause.

         8.3 Appointment of Successor Trustee. Should the Trustee at any time resign or be removed, or die or become incapable of action, or be adjudged a bankrupt or insolvent, a vacancy shall be deemed to exist and a successor Trustee immediately shall be appointed by Reorganized LFC; provided that such appointment shall be subject to the approval of the



                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

Bankruptcy Court; and provided, further, that no stockholder, officer or director of Reorganized LFC shall be appointed as a successor Trustee.

         8.4 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof, to the retiring Trustee (in the case of a resignation). Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his predecessor in the Trust with like effect as if originally named herein; but any retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by him hereunder.

         8.5 Bonds. Unless a bond is required by law, no bond shall be required of the original or any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.


                                    ARTICLE 9

                                   AMENDMENTS

         9.1 Amendments. The parties may make and execute amendments to this Trust Agreement; provided, however, that in no event shall the Trust Agreement be amended so as to (a) change the purpose of the Trust as set forth in ARTICLE 2 or (b) allow investments of funds included in the Trust Assets except as permitted in SECTIONS 5.1 and 5.2.


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         10.1 Filing Documents. This Agreement shall be filed or recorded in the office of the Secretary of State of the State of Delaware, or in such other office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereto shall be filed in the office of the Trustee and shall be available at all times for inspection during regular business hours upon reasonable notice by Reorganized LFC. The Trustee shall file or record any amendment hereto in the same place or places where the original Agreement has been filed or recorded. The Trustee shall file or record


                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT
any instrument which relates to any change in the office of Trustee in the same place or places where the original Agreement has been filed or recorded.

         10.2 Intention of Parties to Establish Trust. This Agreement is not intended to create and shall not be interpreted as creating an association, partnership, or joint venture of any kind.

         10.3 Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy hereunder, or in any suit against the Trustee for any action taken or omitted by him as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this SECTION 10.3 shall not apply to any suit by the Trustee.

         10.4 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and the Trustee, LFC and Reorganized LFC (by its acceptance of any distributions made to it pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws. The Trustee and Reorganized LFC agree and consent that the Bankruptcy Court shall retain jurisdiction to enforce this Agreement in order to effectuate the provisions of the Plan.

         10.5 Severability. In the event any provision of this Agreement or its application to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         10.6 Notices. (a) Any notice or other communication by the Trustee to Reorganized LFC shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box addressed to Reorganized LFC at its address as shown in the records of the Trust.

                  (b) All notices, requests, consents or other communications to the Trustee required or permitted under this Agreement shall be in writing (including facsimile or other similar telecommunication media) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated or mailed by registered, certified, or overnight mail (postage prepaid), return receipt requested, to the Trustee at


                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

[INSERT ADDRESS] or to such other address as the Trustee or any successor Trustee may designate by notice to Reorganized LFC complying with the terms of
SECTION 10.6(a). Each such notice shall be deemed delivered (i) on the date delivered if by personal delivery, (ii) on the date telecommunicated with confirmed answer back if telecommunicated or (iii) on the date upon which the return receipt is signed or delivery is refused, as the case may be, if mailed.

         10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         10.8 Termination. This Agreement shall terminate and shall be of no further force or effect in the event that the Effective Date under the Plan does not occur on or before __________________; provided, however, that such date may be extended by the Trustee then serving or by order of the Bankruptcy Court.








                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed as of the day and year first written.

                                        LOMAS FINANCIAL CORPORATION

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:



                                        REORGANIZED LOMAS FINANCIAL
                                        CORPORATION

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:



                                        By:
                                           -------------------------------
                                           As Trustee






                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                                LIST OF EXHIBITS

Exhibit A         LFC Chapter 11 Plan (See Exhibit I to the Disclosure
                  Statement).








                                     EXHIBIT B -- LFC LITIGATION TRUST AGREEMENT

                                                                   EXHIBIT II


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                       )        Chapter 11
                                             )
LOMAS MORTGAGE USA, INC.,                    )        Case No. 95-1236 (PJW)
                                             )
                  Debtor.                    )


                         SECOND AMENDED CHAPTER 11 PLAN
                           OF LOMAS MORTGAGE USA, INC.



BAYARD, HANDELMAN &                     YOUNG, CONAWAY, STARGATT
  MURDOCH, P.A.                           & TAYLOR
Neil B. Glassman (ID #2087)             James L. Patton, Jr. (No. 2202)
Jeffrey M. Schlerf (ID #3047)           Robert S. Brady (No. 2847)
902 Market Street, 13th Floor           Brendan Linehan Shannon (No. 3136)
P.O. Box 25130                          11th Floor, Rodney Square North
Wilmington, Delaware 19899              P.O. Box 391
(302) 655-5000                          Wilmington, Delaware 19899-0391
                                        (302) 571-6600


           - and -                                     - and -

WEIL GOTSHAL & MANGES LLP               DAVIS POLK & WARDWELL
Martin J. Bienenstock                   Robert J. Levine
Beth Rosen                              Laureen F. Bedell
767 Fifth Avenue                        Richard C. Potok
New York, New York 10153                450 Lexington Avenue
(212) 310-8000                          New York, New York 10017
                                        (212) 450-4000
Co-Counsel for Statutory
Creditors' Committee                    Co-Counsel to Debtor and
                                        Debtor-in-Possession

                                              EXHIBIT II TO DISCLOSURE STATEMENT

                                TABLE OF CONTENTS




                                    ARTICLE 1

                                   DEFINITIONS

1.1     Rules of Interpretation..........................................   1
1.2     Definitions......................................................   1


                                    ARTICLE 2

                       TREATMENT OF ADMINISTRATIVE CLAIMS
              AND PRIORITY TAX CLAIMS; CLASSIFICATION AND TREATMENT
                           OF PRIORITY NON-TAX CLAIMS

2.1     Administrative Claims............................................   9
2.2     Priority Tax Claims..............................................  10
2.3     Priority Non-Tax Claims..........................................  10


                                    ARTICLE 3

                  CLASSIFICATION OF OTHER CLAIMS AND INTERESTS

3.1     General Rules of Classification..................................  10
3.2     LMUSA Class 1 Claims.............................................  11
3.3     LMUSA Class 2 Claims.............................................  11
3.4     LMUSA Class 3 Claims.............................................  11
3.5     LMUSA Class 4 Claims.............................................  11
3.6     LMUSA Class 5 Claims.............................................  11
3.7     LMUSA Class 6 Interests..........................................  11





                                              EXHIBIT II TO DISCLOSURE STATEMENT

                                    ARTICLE 4

                        TREATMENT OF CLAIMS AND INTERESTS


4.1     LMUSA Class 1 Claims (Secured Claims)............................  11
4.2     LMUSA Class 2 (D & O Claims).....................................  12
4.3     LMUSA Class 3 (Unsecured Claims).................................  12
4.4     LMUSA Class 4 (Convenience Unsecured Claims).....................  12
4.5     LMUSA Class 5 (Intercompany Claims)..............................  12
4.6     LMUSA Class 6 (LMUSA Interests)..................................  12


                                    ARTICLE 5

                   IMPAIRMENT OF CLAIMS AND INTERESTS; VOTING

5.1     Classes Entitled to Vote.........................................  13
5.2     Classes Not Entitled to Vote.....................................  13

                                    ARTICLE 6

                      CONDITIONS PRECEDENT TO CONFIRMATION
                               AND EFFECTIVE DATE

6.1     Conditions to Confirmation.......................................  13
6.2     Waiver of Conditions.............................................  14
6.3     Conditions to First Distribution.................................  14

                                    ARTICLE 7

                         MEANS OF IMPLEMENTING THE PLAN

7.1     Change of Names..................................................  14
7.2     Amended and Restated Certificates of Incorporation...............  15
7.3     Corporate Action.................................................  15
7.4     Effectiveness of Securities, Instruments and Agreements..........  15
7.5     Distributions Pursuant to the Plan...............................  15
7.6     Distribution of Fractional Shares of New LMUSA Common Stock......  16
7.7     Transfer By the Debtor of Certain Property to the Intercompany
        Claims Reserve...................................................  17


                                              EXHIBIT II TO DISCLOSURE STATEMENT

7.8     Actions by the Intercompany Claims Agent.........................  17
7.9     Management of the Reorganized Debtor.............................  17
7.10    Liquidation of Non-Reorganization Assets.........................  18
7.11    Cash Distributions...............................................  18
7.12    Resolution of Disputed Claims....................................  18
7.13    LMUSA Litigation Trust...........................................  18
7.14    Setoff...........................................................  19
7.15    Surrender and Cancellation of Public Debt Securities.............  19
7.16    Certain Assets to be Held in Trust...............................  19
7.17    Allocation of Consideration Between Interest and Principal.......  20

                                    ARTICLE 8

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

8.1     Rejection of Executory Contracts and Unexpired Leases............  21
8.2     Claims Under Rejected Contracts and Leases.......................  21

                                    ARTICLE 9

                          EFFECTS OF PLAN CONFIRMATION

9.1     Discharge and Injunction.........................................  21
9.2     Revesting........................................................  22
9.3     Contributions to LMUSA Litigation Trust and Intercompany
        Claims Reserve...................................................  22
9.4     Cancellation and Release of Existing Securities, Agreements and
        Liens............................................................  22
9.5     Retiree Medical Benefits.........................................  23
9.6     Retention of Jurisdiction........................................  23
9.7     Failure of Bankruptcy Court to Exercise Jurisdiction.............  23
9.8     Statutory Committee..............................................  24

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1    Payment of Statutory Fees........................................  24
10.2    Procedure for Determining Certain Claims.........................  24
10.3    Cramdown.........................................................  24
10.4    Modification of The Plan.........................................  25


                                              EXHIBIT II TO DISCLOSURE STATEMENT

10.5    Withdrawal of Plan...............................................  25
10.6    Substantial Consummation of Plan.................................  25
10.7    Reservation of Rights............................................  25
10.8    Section 1145 Exemption...........................................  25
10.9    Unclaimed Property...............................................  25
10.10   Section 1146 Exemption...........................................  26
10.11   Record Date for Distribution.....................................  26
10.12   Notices and Distributions........................................  26
10.13   Saturday, Sunday or Legal Holiday................................  26
10.14   Time.............................................................  26
10.15   Severability of Provisions.......................................  26
10.16   Binding Effect...................................................  27
10.17   Governing Law....................................................  27
10.18   Interpretation of Plan and Related Documents.....................  27
10.19   Filing of Additional Documents...................................  27
10.20   Further Assurances...............................................  27
10.21   Incorporation of Travelers Stipulation and Order.................  28
10.22   Withholding and Reporting Requirements...........................  28


Exhibit A          Amended and Restated Certificate of Incorporation
                   and By-Laws of Reorganized LMUSA
Exhibit B          Form of LMUSA Litigation Trust Agreement








                                              EXHIBIT II TO DISCLOSURE STATEMENT

                              LMUSA CHAPTER 11 PLAN

    Lomas Mortgage USA, Inc. and the LMUSA Creditors' Committee (as defined below) hereby propose the following Chapter 11 Plan pursuant to Chapter 11 of the Bankruptcy Code.

                                    ARTICLE 1

                                   DEFINITIONS

    1.1 Rules of Interpretation. As used herein, the following terms have the respective meanings specified below and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained herein. Captions and headings to articles, sections, schedules and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

    1.2 Definitions. Any term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of this Plan, the following terms (which appear herein as capitalized terms) have the following meanings as used in this Plan:

    "ADMINISTRATIVE CLAIM" means, a Claim against the Debtor to the extent that it is of the kind described in section 503(b) of the Bankruptcy Code and is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary expenses of preserving the Debtor's Estate, (b) any actual and necessary expenses of operating the business of the Debtor, (c) any actual indebtedness or obligations incurred or assumed by the Debtor as debtor-in-possession during the pendency of the LMUSA Reorganization Case in connection with the conduct of its business, (d) any actual expenses of the Debtor necessary or appropriate to facilitate or effectuate this Plan, (e) any amount required to be paid by the Debtor under section 365(b)(1) of the Bankruptcy Code in connection with the assumption of executory contracts or unexpired leases, (f) all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 330(a), 331 or 503(b)(2), (3), (4) or (5) of the Bankruptcy Code and
(g) any Reclamation Claims. To

                                              EXHIBIT II TO DISCLOSURE STATEMENT
the extent that any item described in clauses (a)-(f) of the preceding sentence are allocable in part to one or more of the Affiliated Debtors, only the LMUSA Allocation of such item shall be an Administrative Claim against LMUSA.

    "AFFILIATED DEBTORS" means LFC, LIS and LAS, as debtors and debtors-in-possession in reorganization cases commenced by them under the Bankruptcy Code.

    "ALLOWED" means: (a) with respect to an Administrative Claim of the kind described in section 503(b)(2), (3), (4) or (5) of the Bankruptcy Code, an Administrative Claim that has been allowed by a Final Order, to the extent so allowed; (b) with respect to any other Administrative Claim, an Administrative Claim with respect to which a request for payment has been timely filed pursuant to SECTION 10.2 or with respect to which no such filing is necessary, and to which no objection has been timely filed; (c) with respect to a Disputed Claim, a claim that has been allowed by a Final Order, to the extent so allowed; or (d) with respect to any other Claim, a Claim with respect to which a proof of claim has been timely filed by the Bar Date and to which no objection has been timely filed, or if no proof of claim was so filed, which was or hereafter is listed on the Schedules as liquidated in amount and not disputed or contingent.

    "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means, the certificate of incorporation and by-laws of Reorganized LMUSA, substantially in the forms attached hereto as EXHIBIT A or in forms otherwise agreed to by the Proponents prior to the Confirmation Date, provided that the LMUSA Creditors' Committee shall have the right to change Article Eleventh thereof up to the third Business Day prior to the commencement of the Confirmation Hearing.

    "BALLOT" means the ballot and/or master ballot, as is appropriate in the circumstances, distributed to a holder of a LMUSA Class 1, 2, 3 or 4 Claim for the purpose of, among other things, voting on this Plan.

    "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended by the Bankruptcy Reform Act of 1994, and as amended from time to time, to the extent applicable to the LMUSA Reorganization Case.

    "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or such other court as may hereafter exercise original jurisdiction over the LMUSA Reorganization Case or any proceeding therein.

    "BANKRUPTCY RULES" means the Bankruptcy Rules promulgated under 28 U.S.C.
Section 2075 and the local rules and standing orders of the Bankruptcy Court, as amended from time to time, to the extent applicable to the LMUSA Reorganization Case.

    "BAR DATE" means the dates by which the Bankruptcy Court has ordered that proof of certain Claims must be filed.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    "BUSINESS DAY" means any day other than a Saturday, Sunday or federal holiday.

    "CAMPUS AUCTION ORDER" means that certain Order Under 11 U.S.C. Sections 363 and 105 Authorizing and Approving (i) Real Estate Agreement Among Benton Properties, LMUSA, LFC and LIP, (ii) Bid Procedures, (iii) Due Diligence Reimbursement Fee and (iv) Notice of Hearing of Final Approval Order, which was entered by the Bankruptcy Court on May 31, 1996.

    "CASH COLLATERAL ORDER" means that certain Stipulation and Order Pursuant to Sections 361, 362, 363 and 506 of the Bankruptcy Code and Rules 2002 and 4001 of the Bankruptcy Rules Concerning Cash Collateral and Other Matters, which was entered by the Bankruptcy Court on January 3, 1996.

    "CLAIM" means a "claim" as defined in section 101(5) of the Bankruptcy Code against the Debtor, property of the Debtor or property of the Estate, arising before the Confirmation Date.

    "CLASS" means Claims or Interests classified together in a class as designated pursuant to ARTICLE 3 of this Plan.

    "CONFIRMATION" means entry of the Confirmation Order.

    "CONFIRMATION DATE" means the date on which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

    "CONFIRMATION HEARING" means the hearing with respect to this Plan required by section 1128(a) of the Bankruptcy Code.

    "CONFIRMATION ORDER" means the order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Proponents, confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

    "CONVENIENCE UNSECURED CLAIM" means any Unsecured Claim (other than any Unsecured Claim under or evidenced by the LMUSA Senior Notes) in an amount not greater than $2,000 or as to which the holder has agreed in writing to reduce such Claim to such amount and to release and to waive any further or additional claim against the Debtor and the Estate.

    "D & O CLAIM" means a pre-petition claim of a present or former officer, director or employee of the Debtor or one of the Affiliated Debtors, or any of their respective subsidiaries, against the Debtor in respect of indemnification and/or contribution for defense costs or liabilities pursuant to the certificate of incorporation or by-laws of the Debtor, an employment agreement with the Debtor, or applicable law, in each case relating to actual or alleged conduct or events occurring prior to the Petition Date.

    "DEBTOR" means LMUSA, as debtor and debtor-in-possession in the LMUSA Reorganization Case.

    "DISCLOSURE STATEMENT" means the Disclosure Statement pertaining to this Plan in the form approved for distribution by the Bankruptcy Court, together with any exhibits, schedules, appendices or documents attached thereto or otherwise incorporated by reference therein, as the same may be amended, modified, restated or supplemented from time to time.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    "DISPUTED CLAIM" means a Claim (a) that the Debtor or the Reorganized Debtor has scheduled as unliquidated, disputed, contingent or subject to offset and which has not been allowed by a Final Order or (b) as to which an objection or motion to estimate for purposes of allowance in the LMUSA Reorganization Case has been filed, but has not been withdrawn or resolved by a Final Order.

    "DISTRIBUTION DATE" means, with respect to an Allowed Claim, the later of
(a) the Effective Date and (b) the date on which such Claim becomes an Allowed Claim and all other conditions to the initial distribution with respect to such Claim shall have been satisfied.

    "EFFECTIVE DATE" means the Confirmation Date unless by written notice to the Debtor and the Bankruptcy Court prior to the conclusion of the Confirmation Hearing, the LMUSA Creditors' Committee has elected to require that the "Effective Date" shall be deferred until the occurrence of events specified in the notice.

    "ESTATE" means, the estate of the Debtor, created in the LMUSA Reorganization Case pursuant to section 541 of the Bankruptcy Code.

    "FINAL ORDER" means an order or judgment of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties, that has not been reversed, stayed, modified, amended or vacated and as to which
(a) no appeal, petition for certiorari, or request for reargument or other review or rehearing has been requested or is pending, (b) any right to appeal, petition for certiorari or seek reargument, other review or rehearing has been fully and effectively waived in writing or (c) if an appeal, reargument, writ of certiorari, review or rehearing thereof has been sought, the order or judgment has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or by which the petition for writ of certiorari has been denied, and, in each of the above cases, the time to take any further appeal or to seek certiorari or further reargument, review or rehearing has expired.

    "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, any federal or state court or any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "INTERCOMPANY CLAIM" means a Claim by the Debtor, any Affiliated Debtor or any of their respective subsidiaries against the Debtor or any Affiliated Debtor, including without limitation a Claim that any transfer to or for the benefit of, or other transaction with or for the benefit of, the Debtor or such Affiliated Debtor was void or should be

                                              EXHIBIT II TO DISCLOSURE STATEMENT
avoided pursuant to section 544, 547, 548 or 549 of the Bankruptcy Code and/or offset pursuant to section 553 of the Bankruptcy Code.

    "INTERCOMPANY CLAIMS AGENT" means the trustee or escrow agent under the Intercompany Claims Agreement, if any, appointed by the LMUSA Creditors' Committee and the LFC Creditors' Committee in accordance with section 1123(b)(3)(B) of the Bankruptcy Code by order of the Bankruptcy Court as the Person responsible for (a) ensuring the allocation and distribution of the assets in the Intercompany Claims Reserve to the appropriate party or parties and (b) such other duties as may be specified in the Intercompany Claims Agreement or by the Bankruptcy Court, and such Person's successors in such capacity.

    "INTERCOMPANY CLAIMS AGREEMENT" means a trust or escrow agreement among LFC, LMUSA, the LFC Creditors' Committee, the LMUSA Creditors' Committee and the Intercompany Claims Agent agreed upon among the parties thereto and approved by the Bankruptcy Court.

    "INTERCOMPANY CLAIMS RESERVE" means a trust or escrow arrangement that may be established pursuant to SECTION 6.3.

    "INTEREST" means any right arising from the ownership, beneficial or otherwise, of Old LMUSA Common Stock.

    "KPMG" means KPMG Peat Marwick LLP.

    "LAS" means Lomas Administrative Services, Inc., a Nevada corporation that was in dissolution proceedings at the Petition Date and was a wholly-owned subsidiary of LFC and a debtor in a reorganization case under Chapter 11 of the Bankruptcy Code.

    "LFC" means Lomas Financial Corporation, a Delaware corporation and a debtor in a reorganization case under Chapter 11 of the Bankruptcy Code.

    "LFC CREDITORS' COMMITTEE" means the official committee of unsecured creditors of LFC, consisting of representatives of holders of debt obligations of LFC, which was appointed by the United States Trustee for the District of Delaware on March 15, 1996.

    "LIP" means Lomas Investment Properties, Inc., a Nevada corporation and a wholly-owned indirect subsidiary of LFC.

    "LIS" means Lomas Information Systems, Inc., a Nevada corporation and a wholly-owned subsidiary of LFC and a debtor in a reorganization case under Chapter 11 of the Bankruptcy Code.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    "LLG LANDS" means LLG Lands, Inc., an Arkansas corporation and a wholly-owned subsidiary of LFC.

    "LMUSA" means Lomas Mortgage USA, Inc., a Connecticut corporation and a wholly-owned subsidiary of LFC and Debtor in the LMUSA Reorganization Case.

    "LMUSA ALLOCATION" means, with respect to claims of the type described in clauses (a) - (f) of the definition of "Administrative Claim" that are attributable only in part to LMUSA, such percentage of those administrative claims as is recommended by KPMG, if LFC and LMUSA or their respective creditors' committees do not agree with KPMG's recommendation, as determined by agreement, or, failing such agreement, by the Bankruptcy Court.

    "LMUSA CREDITORS' COMMITTEE" means the statutory creditors' committee of LMUSA, consisting of representatives of holders of debt obligations of LMUSA, which was appointed by the United States Trustee for the District of Delaware on March 15, 1996.

    "LMUSA DISTRIBUTABLE CASH" means (a) on the Effective Date, all cash of LMUSA, after giving effect to (i) a payment, if any, or other transfer, if any, by LMUSA into the Intercompany Claims Reserve, if any, (ii) appropriate reserves for Administrative Claims, Priority Claims, Secured Claims (including a reserve of $11,500,000 for the Travelers Secured Claim) and Convenience Unsecured Claims, (iii) the amount placed in the LMUSA Litigation Trust pursuant to
SECTION 7.13 and (iv) a reserve for working capital equal to $5,000,000 or such other amount as shall be specified by the LMUSA Creditors' Committee in writing to the Debtor and the Bankruptcy Court at least three (3) Business Days prior to the commencement of the Confirmation Hearing and (b) after the Effective Date, all subsequently received net cash proceeds from the disposition of, or net income on, Non-Reorganization Assets of LMUSA or Reorganized LMUSA and all cash subsequently distributed to Reorganized LMUSA from the Intercompany Claims Reserve or the LMUSA Litigation Trust.

    "LMUSA INDENTURE" means the indenture dated as of October 1, 1992 between LMUSA and Bankers Trust Company, pursuant to which the LMUSA Senior Notes were issued.

    "LMUSA INDENTURE TRUSTEE" means the trustee under the LMUSA Indenture.

    "LMUSA LITIGATION TRUST" means the trust established pursuant to SECTION
7.13.

    "LMUSA LITIGATION TRUST AGREEMENT means a trust agreement substantially in the form of EXHIBIT B.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    "LMUSA LITIGATION TRUSTEE" means the Person designated by the LMUSA Creditors' Committee on or before the Confirmation Date to act as trustee of the LMUSA Litigation Trust.

    "LMUSA REORGANIZATION CASE" means the reorganization case under Chapter 11 of the Bankruptcy Code commenced by LMUSA.

    "LMUSA SENIOR NOTES" means LMUSA's $150 million 9.75% Senior Notes due October 1, 1997 and LMUSA's $190,000,000 10.25% Senior Notes due October 1, 2002.

    "LOMAS CAMPUS" means certain properties, as more fully described in the Campus Auction Order, situated in Dallas County, Texas and known and referred to as 1420, 1502, 1516, 1525, 1526, 1600, 1601, 1750 and 1770 Viceroy Drive and
8600 Harry Hines Boulevard.

    "LOMAS INSURANCE" means Lomas Insurance Services, Inc., a Connecticut corporation and a wholly-owned subsidiary of LMUSA.

    "MONTHLY DISTRIBUTION DATE" means the fifteenth (15th) day of each month, starting with the first such date that is at least thirty (30) days after the Effective Date.

    "NEW LMUSA COMMON STOCK" means the Common Stock, par value $.10 per share, of Reorganized LMUSA, which class of common stock shall have the rights, powers and preferences set forth in the Amended and Restated Certificate of Incorporation of LMUSA.

    "NON-REORGANIZATION ASSETS" means all tangible and intangible assets of the Estate other than its Reorganization Assets.

    "OLD LMUSA COMMON STOCK" means the shares of common stock, par value $1.00 per share, of LMUSA outstanding on the Petition Date.

    "PENSION PLAN" means the Lomas Financial Group Pension Plan as restated effective January 1, 1991.

    "PERSON" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

    "PETITION DATE" means the date on which the petition for relief commencing the LMUSA Reorganization Case was filed, namely October 10, 1995.

    "PLAN" means this Chapter 11 Plan, and any exhibits and schedules attached hereto (that are hereby incorporated by reference), in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions set forth herein, the Bankruptcy Code and the Bankruptcy Rules. This Chapter 11 Plan will be referred to herein as "the Plan" or "this Plan."

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    "PRIORITY CLAIM" means a Priority Tax Claim or a Priority Non-Tax claim.

    "PRIORITY NON-TAX CLAIM" means any Claim to the extent entitled to priority in payment under section 507(a)(3),(4),(5) or (6) of the Bankruptcy Code.

    "PRIORITY TAX CLAIM" means any Claim to the extent entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

    "PROFESSIONALS" means those persons retained at the expense of the Estate of the Debtor in the LMUSA Reorganization Case pursuant to an order of the Bankruptcy Court in accordance with sections 327, 328, or 1103 of the Bankruptcy Code.

    "PROPONENTS" means the Debtor and the LMUSA Creditors' Committee.

    "PRO RATA" means bearing the same proportion that the amount of an Allowed Claim in a particular Class bears to the total aggregate amount of Allowed Claims in such Class.

    "PUBLIC DEBT SECURITIES" means the LMUSA Senior Notes.

    "RECORD DATE" means, for purposes of voting, the date on which the Bankruptcy Court approves the Disclosure Statement, and for purposes of distribution, the Confirmation Date.

    "RECLAMATION CLAIM" means, a Claim against the Debtor that is entitled to priority status under sections 546(c) and 507(a)(1) of the Bankruptcy Code on the basis of a seller's statutory or common law right to reclaim goods sold to the Debtor in the ordinary course of such seller's business.

    "RELATED DOCUMENT" means each instrument, agreement and document to be issued or executed in connection with this Plan.

    "REORGANIZATION ASSETS" means the direct or indirect right, title and interest of LMUSA in and to (i) the stock and assets of STL and LLG Lands, and any other real estate assets that are determined by the LMUSA Creditors' Committee (before the Effective Date) or the Reorganized LMUSA Board (on or after the Effective Date) to be appropriate to hold for longer term development and/or sale, (ii) the stock and assets of LMUSA's insurance agency subsidiaries if the LMUSA Creditors' Committee (prior to the Effective Date) or the Reorganized LMUSA Board (after the Effective Date) determines that such stock or assets should be held as an ongoing business of Reorganized LMUSA rather than sold, (iii) the working capital reserve retained by the

                                              EXHIBIT II TO DISCLOSURE STATEMENT

Reorganized Debtor on the Effective Date, and (iv) the income derived from, and proceeds of any disposition of, the foregoing.

    "REORGANIZED LMUSA BOARD" means the board of directors of Reorganized LMUSA on and after the Effective Date.

    "REORGANIZED DEBTOR" or "REORGANIZED LMUSA" means LMUSA on and after the Effective Date.

    "SCHEDULES" means the Debtor's Schedules of Assets and Liabilities, that have been filed with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007 as the same may be amended from time to time.

    "SECURED CLAIM" means a Claim that constitutes a secured claim under section 506(a) or 1111(b) of the Bankruptcy Code.

    "STL" means ST Lending, Inc., a Delaware corporation and a wholly-owned subsidiary of LMUSA.

    "TRAVELERS" means The Travelers Insurance Company and its successors.

    "TRAVELERS SECURED CLAIM" means the Claim of Travelers against LMUSA to the extent secured by a valid, perfected security interest over 1420, 1600 and 1750 Viceroy Drive, Dallas, Texas and certain personal property located at such locations.

    "UNSECURED CLAIM" means a Claim that is not a Secured Claim, an Administrative Claim, a Priority Claim, an Intercompany Claim or a D & O Claim.

    "VOTING DEADLINE" means the date by which the Ballots for acceptance or rejection of this Plan must be received by the tabulating agent to be counted.

                                    ARTICLE 2

                       TREATMENT OF ADMINISTRATIVE CLAIMS
              AND PRIORITY TAX CLAIMS; CLASSIFICATION AND TREATMENT
                           OF PRIORITY NON-TAX CLAIMS

    2.1 Administrative Claims. Each Allowed Administrative Claim shall be paid in full in cash (a) at the option of the Debtor (before the Effective
Date) or the Reorganized Debtor (on or after the Effective Date) (i) in the ordinary course of business as such Claim matures or (ii) on the Distribution Date for such Claim, unless the holder

                                              EXHIBIT II TO DISCLOSURE STATEMENT
thereof agrees or has agreed to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim) or (b) on such other date as the Bankruptcy Court may order. Notwithstanding the foregoing, the Debtor's or Reorganized Debtor's failure to object to any Administrative Claim in the LMUSA Reorganization Case or payment of such Claim shall be without prejudice to the Reorganized Debtor's right to contest, request disgorgement of or otherwise defend against such Claim in any forum.

    2.2 Priority Tax Claims. Each Allowed Priority Tax Claim shall be paid in full in cash on the Distribution Date for such Claim, unless the holder thereof agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim); provided, however, that the Debtor may elect to have any Allowed Priority Tax Claim paid in deferred cash payments over a period not to exceed six (6) years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, which option shall be exercised by written notice given to the holder of a Priority Tax Claim delivered on or before the Distribution Date specifying a payment schedule, a rate of interest, and the date by which an objection to such treatment must be filed and served. The Reorganized Debtor shall have the right to prepay any Allowed Priority Tax Claim, in whole or in part at any time without penalty.

    2.3 Priority Non-Tax Claims. (a) Classification. LMUSA Class A shall consist of all Priority Non-Tax Claims against LMUSA.

             (b) Treatment. LMUSA Class A Claims are not impaired. Each
Allowed Priority Non-Tax Claim shall be paid in full in cash on the Distribution Date for such Claim or, at the option of the Reorganized Debtor, in the ordinary course of business as such Claim matures, unless the holder agrees or has agreed to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim).

                                    ARTICLE 3

                  CLASSIFICATION OF OTHER CLAIMS AND INTERESTS

    3.1 General Rules of Classification. Unless otherwise provided in this Plan, a Claim or Interest that is properly included in more than one Class is in a Class to the extent that it qualifies within the description of such Class and is in a different Class to the extent that it qualifies within the description of such different Class, but the same portion of a Claim or Interest may not be in more than one Class.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    3.2 LMUSA Class 1 Claims. LMUSA Class 1 shall consist of all Secured
Claims against LMUSA. If and to the extent that, for purposes of technical compliance with the Bankruptcy Code, any member of this Class is entitled to be included in a separate Class, such member automatically shall be deemed to be a member of a separate Class to be identified by the number of this Class and next unused alphabetical letter, starting with the letter "A." The LMUSA Class 1A Claim shall consist of the Travelers Secured Claim.

    3.3 LMUSA Class 2 Claims. LMUSA Class 2 shall consist of all D & O Claims against LMUSA.

    3.4 LMUSA Class 3 Claims. LMUSA Class 3 shall consist of all Unsecured Claims against LMUSA and, in addition, all Convenience Unsecured Claims against LMUSA if they have been reclassified pursuant to SECTION 5.1.

    3.5 LMUSA Class 4 Claims. LMUSA Class 4 shall consist of all Convenience Unsecured Claims against LMUSA.

    3.6 LMUSA Class 5 Claims. LMUSA Class 5 shall consist of all Intercompany Claims against LMUSA.

    3.7 LMUSA Class 6 Interests. LMUSA Class 6 shall consist of all Interests in LMUSA.


                                    ARTICLE 4

                        TREATMENT OF CLAIMS AND INTERESTS

    4.1 LMUSA Class 1 Claims (Secured Claims). (a) LMUSA Class 1A (Travelers Secured Claim). The LMUSA Class 1A Claim is impaired.

    (i) Provided that the closing of the sale of the Lomas Campus occurs in accordance with the terms of the Travelers Stipulation and Order, the holder of the Travelers Secured Claim is, pursuant to the Travelers Stipulation and Order, entitled to receive from the Debtor at such closing (A) $11,450,000 (subject solely to closing prorations relating solely to the Travelers Properties, which closing prorations shall not include personal property taxes of any nature) plus (B) 50% of the excess, if any, of the amount actually paid at such closing over and above $23,000,000 (which excess shall be net of up to $250,000 payable, if applicable, to Benton properties as a due diligence reimbursement fee).


                                              EXHIBIT II TO DISCLOSURE STATEMENT

    (ii) If the closing of the sale of the Lomas Campus does not occur in accordance with the provisions of the Travelers Stipulation and Order, the holder of the Travelers Secured Claim shall be, pursuant to paragraph 4 of the Travelers Stipulation and Order, entitled to receive on the later to occur of the Effective Date and the date of the delivery of the Travelers Termination Notice, the sum of $11,500,000. If, for any reason or under any circumstance, such payment shall not have been made in full to the holder of the Travelers Secured Claim on or prior to January 31, 1997, time being of the essence, then the holder of the Travelers Secured Claim shall be, pursuant to the Travelers Stipulation and Order, entitled, for each day from and after January 31, 1997 until but not including the date of satisfaction of the Travelers Secured Claim (in accordance with the provisions of this Plan and the Travelers Stipulation and Order) in full, to receive interest on the Travelers Secured Claim, at a rate of six and one-half percent (6.5%) per annum, payable in arrears on the first day of each month, commencing on February 1, 1997, and continuing to, but excluding, the date of such satisfaction of the Travelers Secured Claim. For example, if the Travelers Secured Claim were to be satisfied in full on March 10, 1997, then Travelers would be entitled to one (1) day of interest for January 1997, payable on February 1, 1997, twenty-eight (28) days of interest for February 1997, payable on March 1, 1997, and nine (9) days of interest for March 1997, payable on March 10, 1997.

             (b) In accordance with the terms of the Travelers Stipulation and Order, the LMUSA Class 1A Claim has been Allowed in an amount equal to the cash payment to be made pursuant to SECTION 4.1(a) above. If the closing of the sale of the Lomas Campus and the related payments to Travelers have been completed in accordance with the Travelers Stipulation and Order, the LMUSA Class 1A Claim shall be deemed to have been satisfied and no further amount shall be payable in respect thereof under this Plan.

             (c) LMUSA Class 1B (Other Secured Claims). LMUSA Class 1B Claims are impaired. Each holder of an Allowed LMUSA Class 1B Claim shall receive (i) the property of LMUSA in which such holder has a valid, perfected security interest, (ii) a promissory note executed by Reorganized LMUSA providing for deferred cash payments satisfying the requirements of section 1129(b)(2)(A)(i)(II) of the Bankruptcy Code secured by a lien on assets of Reorganized LMUSA satisfying the requirements of section 1129(b)(2)(A)(i)(I) of the Bankruptcy Code or (iii) cash in an amount equal to such Allowed LMUSA Class 1B Claim.

    4.2 LMUSA Class 2 (D & O Claims). LMUSA Class 2 Claims are impaired.
Holders of Allowed LMUSA Class 2 Claims shall receive no distribution from LMUSA in respect of such Claims but rather shall have recourse to the insurance policies maintained by LMUSA and/or LFC to the extent such policies cover their claims.

    4.3 LMUSA Class 3 (Unsecured Claims). LMUSA Class 3 Claims are impaired. Each holder of an Allowed LMUSA Class 3 Claim shall be entitled to receive such holder's Pro Rata share of (a) 3,000,000 shares of New LMUSA Common Stock and
(b) LMUSA Distributable Cash.

    4.4 LMUSA Class 4 (Convenience Unsecured Claims). LMUSA Class 4 Claims are impaired. Each holder of a LMUSA Class 4 Claim shall receive thirty-five percent (35%) of the Allowed amount of such Claim in cash on the Distribution Date for such Claim.

    4.5 LMUSA Class 5 (Intercompany Claims). LMUSA Class 5 Claims are impaired. Distributions in respect of the Allowed amounts of LMUSA Class 5 Claims will be made in accordance with the provisions of SECTION 6.3.

    4.6 LMUSA Class 6 (LMUSA Interests). LMUSA Class 6 Interests are impaired. On the Effective Date, all LMUSA Interests will be cancelled and no distributions under this Plan will be made in respect thereof.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

                                    ARTICLE 5

                   IMPAIRMENT OF CLAIMS AND INTERESTS; VOTING

    5.1 Classes Entitled to Vote. Holders of record of Allowed Claims as of the Record Date for voting in LMUSA Classes 1, 2, 3, and 4 are impaired hereunder and are entitled to vote to accept or reject this Plan. By voting to accept this Plan, a holder of a Claim expressly waives any right it or its successors or assigns may have to change or withdraw its acceptance after the Voting Deadline unless the Bankruptcy Court determines that (a) the disclosure received by such holder was not adequate as required by section 1126(b) of the Bankruptcy Code or (b) this Plan has been modified in a manner that materially and adversely changes the treatment of the holder's Claim or Interest. If the majority of holders of LMUSA Class 4 Claims vote against the Plan, then the LMUSA Class 4 Claims will be reclassified as LMUSA Class 3 Claims.

    5.2 Classes Not Entitled to Vote. (a) LMUSA Class 5 Claims are all Intercompany Claims held by LFC and/or its subsidiaries (other than the Debtor and its subsidiaries), all of which have approved this Plan; consequently, their votes on this Plan will not be solicited.

    (b) Holders of LMUSA Class 6 Interests are impaired, will receive no distributions hereunder and are deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code; consequently, their votes on this Plan have not been and will not be solicited.

                                    ARTICLE 6

                      CONDITIONS PRECEDENT TO CONFIRMATION
                               AND EFFECTIVE DATE

    6.1 Conditions to Confirmation. There shall be conditions precedent to Confirmation of this Plan that:

             (a) the Bankruptcy Court shall have entered an order or orders approving all relevant agreements, trustees, agents and mediators and authorizing LMUSA, the Intercompany Claims Agent, if any, and the LMUSA Litigation Trustee to make the transfers of property contemplated to be made by such parties pursuant to this Plan;

             (b) the LMUSA Creditors' Committee shall have (i) furnished the names of the individuals who will serve as the members of the Reorganized LMUSA

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    Board and as the principal executive officers of Reorganized LMUSA and (ii) furnished new names for Reorganized LMUSA and its subsidiaries as required by SECTION 7.1; and

             (c) any no-action letters from the Securities and Exchange Commission, rulings from the Internal Revenue Service or other government approvals or interpretations required in connection with the transactions contemplated by this Plan shall have been obtained.

             6.2 Waiver of Conditions. Any and all conditions precedent to confirmation may be waived by the LMUSA Creditors' Committee, other than the conditions set forth in SECTIONS 6.1(a) and 6.1(b).

             6.3 Conditions to First Distribution. There shall be conditions precedent to the first distribution to holders of LMUSA Class 3 Claims that:

             (a) the LFC Creditors' Committee and the LMUSA Creditors' Committee shall have agreed to (i) a settlement of the Intercompany Claims or (ii) the creation of an Intercompany Claims Reserve to be funded by the Debtor and/or LFC transferring assets agreed on by such parties pending the resolution of the Intercompany Claims through litigation, mediation or settlement, or

             (b) the Bankruptcy Court shall have entered an order either (i) determining the Allowed amounts and types of the Intercompany Claims against LMUSA or (ii) estimating the Allowed amounts and types of such Intercompany Claims or the maximum Allowed amounts thereof for the purpose of (A) creating an Intercompany Claims Reserve serving the purposes described in
    SECTION 6.3(a)(ii) above or (B) establishing distribution holdbacks, as the Bankruptcy Court shall direct. For purposes of distribution holdbacks, to the extent that any Intercompany Claim may be Allowed as an unsecured pre-petition Claim, the holder shall receive distributions of comparable value to those received in respect of LMUSA Class 3 Claims; to the extent it may be Allowed as an Administrative Claim or Priority Non-Tax Claim, the holder shall receive distributions of, or of a value equal to, the Allowed amount thereof.

                                    ARTICLE 7

                         MEANS OF IMPLEMENTING THE PLAN

    7.1 Change of Names. On and after the Effective Date, the name of Reorganized LMUSA shall be changed to a name provided by the LMUSA Creditors'

                                              EXHIBIT II TO DISCLOSURE STATEMENT

Committee, on or before the Confirmation Date, with no further act or action under applicable law, regulation, order or rule. The Debtor and each subsidiary of the Debtor (other than Lomas Insurance and its subsidiaries) that has the word "Lomas" or "L & N" in its name shall change its name to remove any reference to the word "Lomas"or "L & N" in it on the Effective Date.

    7.2 Amended and Restated Certificates of Incorporation. The
Reorganized Debtor shall be deemed to have adopted its Amended and Restated Certificate of Incorporation on the Effective Date and shall promptly thereafter cause the same to be filed with the appropriate authority in its jurisdiction of incorporation. After the Effective Date, the Reorganized Debtor may amend its articles of incorporation and may amend its by-laws, in accordance with its articles of incorporation, its by-laws and applicable state law.

    7.3 Corporate Action. On the Effective Date, all actions contemplated hereby shall be authorized and approved in all respects (subject to the provisions of this Plan). All matters provided for herein involving the corporate structure of the Debtor or the Reorganized Debtor in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the equity security holders or directors of the Debtor or the Reorganized Debtor. On or as soon as practicable after the Effective Date, the appropriate officers of Reorganized Debtor and members of the Reorganized LMUSA Board are authorized to issue, execute and deliver the agreements, documents, securities and instruments contemplated hereby in the name and on behalf of the Reorganized Debtor.

    7.4 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all securities, instruments, documents and agreements authorized, issued or entered into pursuant to this Plan, including, without limitation, the New LMUSA Common Stock, the LMUSA Litigation Trust Agreement and the Intercompany Claims Agreement, if any, shall become effective, legally binding and enforceable on the parties thereto in accordance with their respective terms and conditions without the requirement of any further action by the equity security holders or directors of the Debtor or the Reorganized Debtor, and shall be deemed to become effective simultaneously.

    7.5 Distributions Pursuant to the Plan. (a) Initial Distributions.
On or as soon as practicable after the Effective Date, the Reorganized Debtor, subject to the conditions set forth in SECTION 6.3, shall make all the distributions required by ARTICLE 4; provided that, only for purposes of distributions in respect of LMUSA Class 3 Claims, it shall be presumed that
(i) all Disputed Claims will be Allowed at their face amount, (ii) the Travelers Secured Claim will be $11,450,000 and (iii) the Travelers Unsecured Claim will be calculated in accordance with paragraph (i) of the definition of "Travelers Unsecured Claim" in ARTICLE 1, with the result that a portion of the assets (including, without limitation, the LMUSA Distributable Cash) and New LMUSA Common Stock available for distribution will be held until the Allowed amounts of all Disputed Claims and the Allowed amount of the Travelers Unsecured Claim are determined.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

             (b) Issuance of New LMUSA Common Stock. On or as soon as practicable after the Effective Date, Reorganized LMUSA shall issue shares of New LMUSA Common Stock, that shall be distributed to the holders of LMUSA Class 3 Claims entitled thereto in accordance with this SECTION 7.5.

             (c) Subsequent Distributions. All LMUSA Distributable Cash and New LMUSA Common Stock that is not distributed by Reorganized LMUSA on or promptly after the Effective Date shall be held by Reorganized LMUSA pending distribution pursuant to the provisions of this SECTION 7.5(c) or SECTION 7.5(d). Promptly after any Disputed Claim in LMUSA Class 3 becomes an Allowed Claim, Reorganized LMUSA shall cause to be distributed to the holder of such Allowed Claim the LMUSA Distributable Cash and New LMUSA Common Stock that such holder would have been entitled to receive under the Plan if such Claim had been Allowed on the Effective Date in the amount in which it has become Allowed. On each Monthly Distribution Date on which there is at least $1,000,000 of Distributable Cash available to distribute, Reorganized LMUSA shall make additional distributions of LMUSA Distributable Cash and New LMUSA Common Stock to holders of Claims that were Allowed on the Effective Date or subsequently have become Allowed on or before the last day of the calendar month immediately preceding such Monthly Distribution Date, in amounts necessary to cause such holders to have received aggregate distributions of LMUSA Distributable Cash and New LMUSA Common Stock in respect of such Allowed Claims equal to the distributions thereof that such holders would have received in respect of such Allowed Claims on or promptly after the Effective Date if (i) such Allowed Claims had been Allowed on the Effective Date in the amounts in which they are Allowed on the last day of such calendar month and (ii) Claims or portions thereof that have become disallowed,
(A) after the Effective Date and (B) before the last day of such calendar month, had been disallowed on the Effective Date.

             (d) If the Effective Date or any Monthly Distribution Date occurs prior to the closing, if any, of the sale of the Lomas Campus pursuant to the Travelers Stipulation and Order and prior to the delivery, if any, of the Travelers Termination Notice, then (i) solely for the purpose of making a distribution to the holder of the Travelers Unsecured Claim under SECTION 4.3 on the Effective Date or such Monthly Distribution Date, the Travelers Unsecured Claim shall be equal to $38,862,760.41 less the sum of (A) the aggregate amount of all payments received through the Effective Date or such Monthly Distribution Date by Travelers pursuant to paragraph 5 of the Cash Collateral Order and (B) $13,500,000, and (ii) a reconciliation and payment shall be made as between the holder of the Travelers Unsecured Claim, on the one hand, and the Debtor or Reorganized LMUSA, on the other hand, immediately following determination of the actual amount of the Travelers Unsecured Claim in accordance with the provisions hereof so that the holder of the Travelers Unsecured Claim shall have received and retained the amount of LMUSA Distributable Cash and New LMUSA Common Stock that such holder would have been entitled to receive under the Plan on the Effective Date and any Monthly Distribution Date if the amount of the Travelers Unsecured Claim had been known on the Effective Date.

    7.6 Distribution of Fractional Shares of New LMUSA Common Stock. The distribution of shares of New LMUSA Common Stock as provided in SECTION 4.3, may mathematically entitle the holder of an Allowed LMUSA Class 3 Claim to a fractional share of New LMUSA Common Stock. Notwithstanding the foregoing, Reorganized LMUSA shall not distribute any fractional shares of New LMUSA Common Stock; rather all such fractional shares of New LMUSA Common Stock shall be aggregated into a whole number of shares of New LMUSA Common Stock, which whole shares shall be allocated and distributed by Reorganized LMUSA as follows:

             (a) Reorganized LMUSA shall rank from largest to smallest the fractional interests in shares of New LMUSA Common Stock held by holders of Allowed LMUSA Class 3 Claims. In the case of ties (fractions having the same size), Reorganized LMUSA shall decide such tie by the size of Allowed Claims (the higher ranking going to the holder of the larger Allowed Claim). In the event the

                                              EXHIBIT II TO DISCLOSURE STATEMENT
    tie cannot be broken in such manner, Reorganized LMUSA shall decide such tie by lot.

             (b) Reorganized LMUSA shall allocate one whole share of New LMUSA Common Stock to the holder of the Allowed LMUSA Class 3 Claim having the largest fractional interest in a share of New LMUSA Common Stock or New LMUSA Common Stock and any additional whole shares to the holders of Allowed LMUSA Class 3 Claims (one per holder) having the next largest fractional interest in a share of New LMUSA Common Stock or New LMUSA Common Stock, as the case may be, until all such whole shares have been allocated.

             (c) Those shares of New LMUSA Common Stock allocated in accordance with SECTION 7.6(b) above shall be distributed by Reorganized LMUSA to the parties to whom they have been allocated.

    7.7 Transfer By the Debtor of Certain Property to the Intercompany
Claims Reserve. If the LMUSA Creditors' Committee and the LFC Creditors' Committee determine that the Intercompany Claims Reserve should be established pending the resolution of the Intercompany Claims or the Bankruptcy Court makes the determination referred to in SECTION 6.3(b), then on the Effective Date:

             (a) such Intercompany Claims Reserve shall be established to be operated in accordance with the Intercompany Claims Agreement; and

             (b) the Debtor and one or more of the Affiliated Debtors shall transfer or cause to be transferred to the Intercompany Claims Reserve the assets agreed upon by the parties or ordered by the Bankruptcy Court.

    7.8 Actions by the Intercompany Claims Agent. The Intercompany
Claims Agent shall hold the assets transferred to the Intercompany Claims Reserve pursuant to the Intercompany Claims Agreement until the resolution of any of the Intercompany Claims. Until any such resolution, the funds in the Intercompany Claims Reserve shall be invested in high-grade short-term investments, as shall be more fully set forth in the Intercompany Claims Agreement. Upon such resolution, the Intercompany Claims Agent shall distribute the relevant assets to the Debtor or Affiliated Debtor or Debtors entitled thereto.

    7.9 Management of the Reorganized Debtor. On and after the Effective
Date, governance of Reorganized LMUSA shall be directed by the Reorganized LMUSA Board as successor to the then current Debtor's board of directors. The initial officers and directors of Reorganized LMUSA shall consist of those individuals designated by the

                                              EXHIBIT II TO DISCLOSURE STATEMENT

LMUSA Creditors' Committee and disclosed to the Bankruptcy Court at or prior to the Confirmation Hearing. All such directors and officers shall be deemed elected as of the Effective Date pursuant to the Confirmation Order. Those officers and directors not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the Confirmation Order.

    7.10 Liquidation of Non-Reorganization Assets. The Reorganized
Debtor, as trustee, will liquidate the Non-Reorganization Assets as promptly as possible consistent with the maximization of the value of such assets.

    7.11 Cash Distributions. All payments of cash to be made hereunder shall be made by the Reorganized Debtor or its designee, the LMUSA Litigation Trustee or the Intercompany Claims Agent. Any payment of cash may be made either by check or by wire transfer, at the option of the Reorganized Debtor, the LMUSA Litigation Trustee or the Intercompany Claims Agent, as the case may be, and all payments in excess of $250,000 to holders of Allowed Claims who timely provide wire instructions shall be by wire transfer. Notwithstanding the foregoing, distributions on account of Claims of holders of LMUSA Senior Notes shall be paid to the LMUSA Indenture Trustee, which will be responsible for making payments to such holders. The LMUSA Indenture Trustee shall retain its lien and priorities for its fees and expenses as set forth in the LMUSA Indenture.

    7.12 Resolution of Disputed Claims. The Reorganized Debtor will resolve any and all Disputed Claims against the Reorganized Debtor.

    7.13 LMUSA Litigation Trust. (a)(i) Effective as of the Effective
Date, LMUSA shall be deemed to have transferred and assigned to a litigation trust (the "LMUSA Litigation Trust") governed by the LMUSA Litigation Trust Agreement any and all claims, rights or causes of action that constitute property of the Estate or of the Debtor, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under section 502(d) of the Bankruptcy Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims, and (ii) on or as soon as practicable after the Effective Date, Reorganized LMUSA shall transfer to the LMUSA Litigation Trust $5,000,000 or such other amount as the LMUSA Creditors' Committee shall specify in writing to the Debtor and the Bankruptcy Court at least three (3) Business Days prior to the commencement of the Confirmation Hearing to fund the administration of the LMUSA Litigation Trust.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

             (b) The LMUSA Litigation Trustee will be responsible for pursuing, as appropriate in accordance with the best interests of the Reorganized Debtor, the third party claims and causes of action assigned to the LMUSA Litigation Trust through litigation or, if appropriate, settlement and distributing any net proceeds of such litigation of settlement to Reorganized LMUSA for distribution to holders of LMUSA Class 3 Claims in accordance with SECTIONS 4.3 and 7.5.

             (c) The LMUSA Litigation Trust shall be deemed not to be the same entity as LMUSA or a successor to LMUSA, but only the assignee of the assets transferred to the LMUSA Litigation Trust.

    7.14 Setoff. Except as otherwise provided in this Plan, the Reorganized Debtor may, but shall not be required to, set off against any Claim and the distributions to be made by it pursuant hereto in respect of such Claim, any claims of any nature whatsoever that the Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any claim the Debtor may have against such holder.

    7.15 Surrender and Cancellation of Public Debt Securities. (a) No distribution shall be made to or on behalf of a holder of Public Debt Securities under this Plan unless and until such holder shall surrender such Public Debt Securities to the LMUSA Indenture Trustee for cancellation pursuant to written instructions to such holders from the Reorganized Debtor. Any holder of a Public Debt Security that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Public Debt Security, deliver to the LMUSA Indenture Trustee (i) evidence satisfactory to the LMUSA Indenture Trustee of the loss, theft, mutilation or destruction of such Public Debt Security and (ii) such security or indemnity as may reasonably be required by the LMUSA Indenture Trustee and the Reorganized Debtor to hold both the LMUSA Indenture Trustee and the Reorganized Debtor harmless with respect thereto.

             (b) Any holder of a Public Debt Security that has not satisfied the requirement of SECTION 7.15(a) within two (2) years after the Effective Date shall receive no distribution on account of its LMUSA Class 3 Claim and shall be forever barred from asserting any Claim thereon. As soon as practicable after the second anniversary of the Effective Date, the LMUSA Indenture Trustee shall pay any distribution to which such holder would have been entitled to the holders of the Public Debt Security who did satisfy the requirements of SECTION 7.15(a) within two (2) years after the Effective Date, in proportion to the amount of the Public Debt Securities surrendered by such holders.

    7.16 Certain Assets to be Held in Trust. (a) The Reorganized Debtor shall hold its Non-Reorganization Assets in trust (the "LMUSA Creditors' Trust") pending their dispositions and/or distribution to creditors in accordance with the terms hereof and shall

                                              EXHIBIT II TO DISCLOSURE STATEMENT
not commingle such assets with its Reorganization Assets. For federal tax purposes, the Non-Reorganization Assets shall be deemed to have been transferred on the Effective Date to the creditors entitled to cash distributions pursuant to SECTION 4.3, and immediately retransferred to the Reorganized Debtor as trustee. Such creditors shall be treated as grantors of the trust and deemed owners of the trust assets.

    (b) The LMUSA Creditors' Trust shall be organized for the sole purpose of liquidating the Non-Reorganization Assets with no objective to continue or engage in the conduct of a trade or business.

    (c) The Reorganized Debtor, as trustee of the LMUSA Creditors' Trust, shall file federal income tax and information returns as required by Treasury Regulations Section 1.671-4(a).

    (d) The Non-Reorganization Assets shall be valued consistently by (i) the Reorganized Debtor as trustee of the LMUSA Creditors' Trust and (ii) the creditors entitled to cash distributions pursuant to SECTION 4.3, and those valuations shall be used by such creditors and by the Reorganized Debtor for purposes of filing any federal income tax and information returns.

    (e) The LMUSA Creditors' Trust will terminate on the fifth anniversary of the Effective Date; provided, however, that the date on which the LMUSA Creditors' Trust terminates may be postponed for a finite period of time by agreement between the Reorganized Debtor and the creditors entitled to cash distributions pursuant to SECTION 4.3, so long as the Bankruptcy Court enters an order approving such extension within six (6) months of the beginning of the extended term of the LMUSA Creditors' Trust.

    (f) The investment powers of the Reorganized Debtor as trustee of the LMUSA Creditors' Trust, other than those necessary to maintain the value of the Non-Reorganization Assets and the liquidating purpose of the LMUSA Creditors' Trust, are limited to powers to invest in demand deposits, short-term time deposits and other short-term cash-equivalent investments consistent with the status of the LMUSA Creditors' Trust for federal tax purposes as a liquidating trust.

    7.17 Allocation of Consideration Between Interest and Principal. Consideration received by the holder of an Allowed Claim in exchange for such Claim shall be allocated first to the principal amount of such Claim and then, to the extent that such consideration (a) exceeds the principal amount of such Claim but (b) does not exceed the sum of the principal amount of such Claim and accrued but unpaid interest on such Claim, shall be allocated to such accrued but unpaid interest. Any excess of the consideration received by the holder of an Allowed Claim in exchange for such Claim over the sum of the

                                              EXHIBIT II TO DISCLOSURE STATEMENT
principal amount of such Claim and the accrued but unpaid interest on such Claim shall be allocated to principal.

                                    ARTICLE 8

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

    8.1 Rejection of Executory Contracts and Unexpired Leases. The Debtor hereby rejects pursuant to section 365 of the Bankruptcy Code any and all of its executory contracts and unexpired leases except those that shall, prior to the date of the Confirmation Order, have been assumed or be the subject of pending motions by the Debtor to assume pursuant to section 365 of the Bankruptcy Code.

    8.2 Claims Under Rejected Contracts and Leases. Any Claims for damages arising by reason of the rejection of any executory contract or unexpired lease by operation of SECTION 8.1 may constitute a Claim if, but only if, a proof of claim therefor shall be (or shall have been) timely filed with the Clerk of the Court or such other party as the Court may direct (or shall have previously directed) not later than thirty (30) days after the Confirmation Date. Distributions in respect of an Allowed Claim arising from the rejection of an executory contract or unexpired lease shall be made in such manner and at such time as is provided in ARTICLE 4 and SECTIONS 7.5 and 7.6. Any Claim filed under this Article shall be treated as an Unsecured Claim in LMUSA Class 3.

                                    ARTICLE 9

                          EFFECTS OF PLAN CONFIRMATION

    9.1 Discharge and Injunction. (a) The rights afforded herein and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, against the Estate. Except as otherwise expressly provided herein, the Confirmation of this Plan shall, provided that the Effective Date shall have occurred, discharge all Claims and terminate all Interests to the fullest extent authorized or provided for by the Bankruptcy Code, including, without limitation, to the extent authorized or provided for by sections 524 and 1141 thereof. Therefore, on and after the Effective Date, except to the extent of the distributions to be made, and other treatment provided, under this Plan, all holders of Claims and Interests shall be precluded from asserting against any of the Debtor, the Reorganized Debtor, any of its successors, and any of its assets or properties, any Claims or Interests based on any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, and the Confirmation Order shall permanently enjoin said holders of Claims and Interests, their successors and assigns, from enforcing or seeking to enforce any such Claims or Interests against the Debtor, the Reorganized Debtor, any of its successors, or any of its respective assets or properties.

             (b) Notwithstanding the foregoing, if the Confirmation Order shall be reversed or vacated, (i) all Claims and Interests against the Debtor or any of its assets or properties shall be reinstated, (ii) the rights afforded herein and the treatment of Claims

                                              EXHIBIT II TO DISCLOSURE STATEMENT
and Interests herein shall be nullified, (iii) the preclusion and injunction described in SECTION 9.1(a) shall be of no force or effect, (iv) the vesting in the Reorganized Debtor of its Estate, as contemplated by SECTION 9.2, will not occur or will be nullified, and (v) all other actions taken or deemed taken by the Reorganized Debtor pursuant to ARTICLE 7 or ARTICLE 9 shall, to the greatest extent possible, be reversed.

             (c) Channeling Order. Any and all postpetition claims relating to the administration of the LMUSA chapter 11 case against any and all of the Debtor and its directors, officers, employees and Professionals, or the LMUSA Creditors' Committee and its members and Professionals, may be brought only in the Bankruptcy Court.

    9.2 Revesting. On the Effective Date, except as otherwise expressly provided in this Plan or the Confirmation Order, the Reorganized Debtor will be vested with all of the property of the Estate free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants, equity security holders or any other entities arising on or before the Effective Date, and the Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

    9.3 Contributions to LMUSA Litigation Trust and Intercompany Claims Reserve. On and after the Effective Date, all property transferred to the LMUSA Litigation Trust or the Intercompany Claims Reserve, if any, under this Plan shall be free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants and equity security holders, the Debtor, the Reorganized Debtor, its Estate and any other entities, except the rights with respect thereto created pursuant to, provided for or recognized in this Plan, the LMUSA Litigation Trust Agreement, the Intercompany Claims Agreement or the Confirmation Order.

    9.4 Cancellation and Release of Existing Securities, Agreements and
Liens. On the Effective Date, all evidences of Claims or Interests against the Debtor that are impaired under this Plan, including, without limitation, any Old LMUSA Common Stock or Public Debt Securities (and any liens, securities, instruments, documents or agreements created or entered into in connection therewith), and any other liens, securities, instruments, documents and agreements, in each case, shall be deemed released, cancelled and terminated, and the obligations of the Debtor relating to or arising under, in respect of or in connection with such liens, securities, instruments, documents or agreements shall be cancelled, extinguished and discharged; provided, however, that notes and other evidence of such Claims shall, effective on the Effective Date, represent the right, enforceable against the Reorganized Debtor, to participate in distributions provided for by the Plan. Except as expressly required by the Plan, the Debtor shall not be permitted to make any payment in respect of a Claim that is discharged by the Plan.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    9.5 Retiree Medical Benefits. On and after the Effective Date, Reorganized LMUSA shall continue to provide all retiree benefits (as defined in section 111 4 of the Bankruptcy Code) at the level established pursuant to section 1114 (c)
(1)(B) or (g) of the Bankruptcy Code.

    9.6 Retention of Jurisdiction. (a) Prior to the Effective Date, notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall exercise all jurisdiction as if Confirmation had not occurred, and the Confirmation Order shall so provide. Unless otherwise provided, all injunctions or stays provided for in the LMUSA Reorganization Case pursuant to section 105 or section 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect at least until the Effective Date.

    (b) On and after the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over the LMUSA Reorganization Case for the following purposes: (i) to determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code and applications for allowance of compensation and reimbursement of expenses of the Professionals and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or this Plan, (ii) to determine all controversies, suits and disputes regarding interpretation and implementation hereof, (iii) to enter orders in aid of execution of this Plan, including as authorized by section 1142 of the Bankruptcy Code and including one or more orders relating to the sale of the Lomas Campus and related matters, (iv) to consider any modifications of this Plan, to cure any defect or omission herein, and to reconcile any inconsistency in any order of the Bankruptcy Court or between any such order and this Plan,
(v) to determine applications, adversary proceedings and contested matters pending on the Effective Date or commenced after the Effective Date as contemplated herein, (vi) to allow, disallow, estimate, liquidate or determine any Claim, and to enter or enforce any order requiring the filing of any such Claim before a particular date, (vii) to determine pending applications for the rejection of executory contracts or unexpired leases, or for the assumption or assignment of executory contracts or unexpired leases, and to hear and determine, and if need be to liquidate, any and all Claims arising from rejection, assumption or assignment of any executory contract or unexpired lease, (viii) to determine any actions or controversies described in SECTION 7.13, (ix) to ensure that distributions to holders of Claims are accomplished as provided herein, in the LMUSA Litigation Trust Agreement and in the Intercompany Claims Agreement, if any, (x) to determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with this Plan or the Confirmation Order, (xi) to determine all claims under SECTION 9.1(c) hereof and (xii) to enter a final decree closing the LMUSA Reorganization Case.

    9.7 Failure of Bankruptcy Court to Exercise Jurisdiction. If the
Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising under, arising in or related to the LMUSA

                                              EXHIBIT II TO DISCLOSURE STATEMENT

Reorganization Cases, including the matters set forth in SECTION 9.6, this
ARTICLE 9 shall not prohibit or limit the exercise of jurisdiction by any other tribunal having competent jurisdiction with respect to such matter.

    9.8 Statutory Committee. The appointment of the LMUSA Creditors' Committee shall terminate on the Effective Date; provided, however, that the LMUSA Creditors' Committee shall survive to the extent, if any, required to prosecute or defend against any matters pending on the Effective Date that are not able to be prosecuted or defended by the Reorganized Debtor.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

    10.1 Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C.
Section 1930 shall be paid on or before the Effective Date.

    10.2 Procedure for Determining Certain Claims. (a) Bar Date for Administrative Claims. All applications for compensation of Professionals and all other requests for payment of Administrative Claims incurred prior to the Effective Date shall be filed as ordered by the Bankruptcy Court, but in no event later than forty-five (45) days after the Effective Date. Any such claim that is not filed within this time deadline shall be forever barred.

             (b) Disputed Claims. Except with respect to those Claims the holders of which have and preserve the right to liquidation of such Claims before a court other than the Bankruptcy Court pursuant to 28 U.S.C. Section 157(b)(5), all Disputed Claims shall be liquidated and determined, and allowed or disallowed, by the Bankruptcy Court. The Bankruptcy Court may, on or prior to the Confirmation Date or on such date or dates thereafter as the Bankruptcy Court may set, fix or liquidate the amount of any contingent or unliquidated Claim, pursuant to section 502(c) of the Bankruptcy Code, in which event the amount so set, fixed or liquidated shall be deemed to be the amount of such contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code for purposes of voting and distribution hereunder. The Debtor (before the Effective Date) and the Reorganized Debtor (on or after the Effective Date) may file objections to Claims.

    10.3 Cramdown. The Proponents reserve the right to request that the Bankruptcy Court confirm this Plan under section 1129(b) of the Bankruptcy Code.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    10.4 Modification of The Plan. The Proponents reserve the right, in accordance with and subject to section 1127 of the Bankruptcy Code, to amend or modify this Plan pursuant to section 1127(a), (c) and (d) of the Bankruptcy Code prior to the entry of the Confirmation Order. In accordance with Bankruptcy Rule 3019, any modification that does not materially and adversely change the treatment of any Claim, the holder of which as of the Voting Deadline voted to accept this Plan, may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. After Confirmation, the Reorganized Debtor may seek to amend or modify this Plan in accordance with subsections 1127(b), (c) and (d) of the Bankruptcy Code.

    10.5 Withdrawal of Plan. The Proponents reserve the right, at any time prior to entry of the Confirmation Order, to revoke and withdraw this Plan. If the Proponents revoke or withdraw this Plan under this SECTION 10.5, or if entry of the Confirmation Order does not occur, then this Plan shall be deemed null and void. In that event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against any Debtor or any other entity, or to prejudice in any manner the rights of any Debtor or any other entity in any further proceedings involving such Debtor or any other entity.

    10.6 Substantial Consummation of Plan. This Plan shall be deemed to be substantially consummated when the first distribution to LMUSA Class 3 Claims is made.

    10.7 Reservation of Rights. Except as expressly set forth herein, this Plan shall have no force and effect unless the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by the Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to holders of Claims against such Debtor prior to the Effective Date.

    10.8 Section 1145 Exemption. Any securities issued pursuant hereto will be issued pursuant to the exemption from securities registration set forth in section 1145 of the Bankruptcy Code.

    10.9 Unclaimed Property. Except as specified in SECTION 7.15(b), if any property distributable to holders of LMUSA Class 1, 3 and 4 Claims remains unclaimed for a period of two (2) years after it has been delivered (or delivery has been attempted) or has otherwise been made available, such unclaimed property shall be forfeited by such holder, and the unclaimed property and the right to receive it shall revert to and vest in the Reorganized Debtor free and clear of the interest of the holder of the Claim. Mailing by regular mail, postage prepaid, to the address specified in SECTION 10.12 hereof shall constitute delivery for purposes of this SECTION 10.9.

                                              EXHIBIT II TO DISCLOSURE STATEMENT

    10.10 Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security hereunder, or the making or delivery of an instrument of transfer hereunder may not be taxed under any law imposing a stamp tax or similar tax.

    10.11 Record Date for Distribution. As of the close of business on the Record Date for distribution, the transfer ledgers for the Public Debt Securities shall be closed, there shall be no registration of or other changes in the holders of any of the Public Debt Securities on the books of the Debtor (or any trustee, transfer agent or registrar), and none of LMUSA, Reorganized LMUSA, the LMUSA Indenture Trustee or any other trustee, transfer agent or registrar shall have any obligation to recognize any transfer of Public Debt Securities occurring thereafter (but shall instead be entitled to recognize and deal with, for all purposes hereunder, except as otherwise provided herein, only those holders reflected on its books as of the close of business on the Record Date for distribution).

    10.12 Notices and Distributions. On and after the Effective Date, all notices, requests and distributions with respect to this Plan to a holder of a Claim or an Interest shall be in writing and sent to (a) the last known address of such entity set forth in a proof of Claim or request for payment of Administrative Claim filed by or on behalf of such entity in the LMUSA Reorganization Case or to the last known address of such entity's attorney of record in the LMUSA Reorganization Case or (b) if there is no such evidence of a last known address, to the last known address of such entity according to the books and records of the Debtor. Any entity may designate in writing another address for the purposes of this SECTION 10.12 by written notice to the Debtor (before the Effective Date) or the Reorganized Debtor (on or after the Effective
Date), which designation will be effective upon receipt.

    10.13 Saturday, Sunday or Legal Holiday. If any payment or act hereunder is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

    10.14 Time. Unless otherwise specified herein, in computing a period of time prescribed or allowed hereby, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day.

    10.15 Severability of Provisions. If prior to Confirmation any term or provision hereof that does not prescribe the treatment of Claims or the conditions to the Effective Date is held by the Bankruptcy Court to be invalid, void or unenforceable, the

                                              EXHIBIT II TO DISCLOSURE STATEMENT

Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

    10.16 Binding Effect. This Plan shall be binding on and inure to the benefit of the Reorganized Debtor and all holders of Claims or Interests (whether or not they have accepted this Plan) and their respective personal representatives, successors and assigns.

    10.17 Governing Law. Unless a rule of law or procedure is supplied by federal law, the laws of the State of Delaware shall govern the construction and implementation hereof and any agreements, documents and instruments executed in connection herewith.

    10.18 Interpretation of Plan and Related Documents. This Plan and each Related Document shall be construed, to the maximum extent possible, to give effect to every provision contained herein and therein and to avoid any inconsistency between the provisions hereof and thereof.

    10.19 Filing of Additional Documents. On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

    10.20 Further Assurances. The Debtor, the Reorganized Debtor, all holders of Claims receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan and the Related Documents.


                                              EXHIBIT II TO DISCLOSURE STATEMENT

    10.21 Incorporation of Travelers Stipulation and Order. The provisions set forth in the Travelers Stipulation and Order are hereby incorporated by reference and are made a part of this Plan as if fully set forth herein.

    10.22 Withholding and Reporting Requirements. In connection herewith and all distributions hereunder, the Reorganized Debtor, the LMUSA Litigation Trustee and the Intercompany Claims Agent (in each case with respect to the income, if any, earned with respect to property held by it and distributions made by it) shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Entities entitled to receive distributions hereunder shall, as a condition to receiving such distributions, provide such information and take such steps as the Reorganized Debtor, the LMUSA Litigation Trustee or the Intercompany Claims Agent (as the case may be) may reasonably require to ensure compliance with such withholding and reporting requirements, and to enable the Reorganized Debtor, the LMUSA Litigation Trustee or the Intercompany Claims Agent to obtain the certifications and information as may be necessary or appropriate to satisfy the provisions of any tax law.

Date:    July 3, 1996

                                      LOMAS MORTGAGE USA, INC.

                                      By: /s/ ERIC BOOTH
                                         ------------------------------------
                                          Name:  Eric Booth
                                          Title: Chief Executive Officer of
                                                 Lomas Financial Corporation

                                      STATUTORY CREDITORS' COMMITTEE OF
                                      LOMAS MORTGAGE USA, INC.

                                      By: /s/ PAUL LEFF
                                         ------------------------------------
                                          Name:  Paul Leff
                                          Title: Chairman

                                              EXHIBIT II TO DISCLOSURE STATEMENT

                                                             EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           [NAME OF REORGANIZED LMUSA]

                        (A CONNECTICUT STOCK CORPORATION)

                 The undersigned officers of [Name of Reorganized LMUSA] (the "Corporation") do hereby certify as follows for the purpose of (i) amending the Certificate of Incorporation of the Corporation in accordance with Section 33-363 of the Connecticut Stock Corporation Act and pursuant to the Chapter 11 Plan (the "Chapter 11 Plan") filed by the Corporation in proceedings under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., confirmed by the United States Bankruptcy Court for the District of Delaware, and (ii) merely restating all those provisions of the Corporation's Certificate of Incorporation that are in effect on the date of this filing that are not amended hereby.

FIRST:    The name of the Corporation is [Name of Reorganized LMUSA]

SECOND: The Certificate of Incorporation of the Corporation is hereby amended and restated as follows:

    FIRST:   The name of the Corporation is [Name of Reorganized LMUSA]

    SECOND: The nature of the business to be transacted, or the purposes to be promoted or carried out by the Corporation, are to engage in any lawful act or activity for which corporations may be formed under the Connecticut Stock Corporation Act (the "Corporation Act").

    THIRD: The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, par value ten cents ($0.10) per share, and 3,000,000 shares of Preferred Stock, par value one dollar ($1.00) per share. In accordance with Section 33-341(b) of the Corporation Act, the Board of Directors is hereby empowered to authorize

                                             EXHIBIT A -- LMUSA CHARTER/BY-LAWS
               by resolution or resolutions from time to time the issuance of Preferred Stock and to fix the powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to the Preferred Stock to the extent permitted by the Corporation Act, as amended from time to time.

    FOURTH: The minimum amount of stated capital with which the Corporation shall commence business is ONE THOUSAND AND NO/100 DOLLARS ($1,000.00).

    FIFTH: The Corporation shall indemnify and reimburse shareholders, directors, officers, employees and agents as permitted by Section 33-320a of the Corporation Act, including any amendment to or substitutions for such Section 33-320a which may be made from time to time.

    SIXTH: The personal liability of a director to the Corporation or its shareholder(s) for monetary damages for breach of duty as a director shall be limited to an amount that is not greater than the compensation received by the director solely for serving the Corporation as a director during the year of the violation if such breach does not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section 33-374d of the Corporation Act, to receive an improper personal economic gain,
               (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) create liability under Section 33-321 of the Corporation Act. Notwithstanding the foregoing, the personal liability of a director to the Corporation or its shareholder(s) for monetary damages for breach of duty as a director shall further be limited to the fullest extent allowed from time to time by Connecticut law. No amendment or repeal of this Article SIXTH, or the adoption of any provision inconsistent herewith, shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim accruing or arising, prior to such amendment, repeal or adoption of a provision inconsistent with this Article SIXTH.

    SEVENTH: If the Corporation does not identify one or more individuals or entities are willing to invest in the Corporation in consideration for at least 25% of the

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
             shares of Common Stock which the Corporation has the authority to issue (individually or collectively, as the case may be, the "New Investors") by the third anniversary of the effective date of the Corporation's Chapter 11 Plan, the Board of Directors may, in accordance with the Corporation Act but without any vote by the shareholders, adopt a plan of liquidation for the Corporation, and take the appropriate steps to effectuate such plan of liquidation in accordance with applicable law.

    EIGHTH: Until such time as 4,000,000 shares of Common Stock have been distributed in accordance with the Corporation's Chapter 11 Plan, the Board of Directors shall be authorized to take all actions on behalf of the Corporation, including actions which would otherwise require approval of the shareholders. Thereafter, until at least 8,000,000 shares of Common Stock have been distributed in accordance with the Chapter 11 Plan if under the Corporation Act, any action requires the approval of a majority of the shareholders, issued but not outstanding shares shall be deemed to be voted for approval of the proposed action in the same proportions as issued and outstanding shares are so voted by the shareholders.

    NINTH:   The duration of the Corporation shall be unlimited.

    TENTH: No nonvoting equity securities of the Corporation may be issued; this provision, included in this Amended and Restated Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C. Section 1123, shall have no force and effect except to the extent required by such Section so long as such Section is in effect and applicable to the Corporation.

THIRD: The amendment and restatement of the Certificate of Incorporation of the Corporation set forth above was approved by the Bankruptcy Court in an Order entered by the Bankruptcy Court on the [__] day of [______], 1996, in the proceedings entitled In re Lomas Financial Corporation, Lomas Mortgage USA, Inc., Lomas Information Systems, Inc. and Lomas Administrative Services, Inc., No. 95-1235, the Bankruptcy Court having jurisdiction of these proceedings pursuant to Section [____] of the United States Bankruptcy Code, 11 U.S.C. Section [____], and 28 U.S.C.
         Section 1334. The resolution to amend and restate the Certificate of Incorporation of the Corporation as set forth above was adopted by the Board of Directors of the Corporation in accordance with Sections 33-362 and 33-363 of the Connecticut Stock Corporation Act.

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS

               IN WITNESS WHEREOF, the undersigned officers of [Name of Reorganized LMUSA] have executed this Certificate as of the [___] day of [_________], 1996 and do hereby declare under penalties of false statement that the statement made herein are true.



- --------------------------------          -------------------------------------
Its Secretary                             Its President

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS

                                     BY-LAWS

                                       OF

                           [NAME OF REORGANIZED LMUSA]

                                   * * * * * *

                                    ARTICLE I

                                     OFFICES

             Section 1. Registered Office. The registered office shall be located in the City of New Haven, State of Connecticut.

             Section 2. Other offices. The Corporation also may have offices at such other places both within and without the State of Connecticut as the Board of Directors may from time to time determine or as the business of the Corporation may require. The principal office of the Corporation shall be in Dallas, Texas.

                                   ARTICLE II

                          MEETINGS OF THE SHAREHOLDERS

             Section 1. Place of Meetings. All meetings of the shareholders for the election of directors or for any other proper purpose shall be held in the City of Dallas, State of Texas, or at such other place within or without the State of Texas as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

             Section 2. Annual Meeting. An annual meeting of shareholders shall be held at 2:00 p.m. on the first Tuesday of June in each year, unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the next full business day thereafter which is not a legal holiday. At such meeting the shareholders entitled to vote thereat shall elect by a plurality vote a Board of Directors, and may transact such other business as may properly be brought before the meeting.

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS

             Section 3. Special Meeting. Special meetings of shareholders may be called by the Chief Executive Officer, the Chairman of the Board, the President, the Board of Directors or the holders of not less than two-tenths of all shares entitled to vote at the meeting.

             Section 4. Notice of Annual or of Special Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Chairman and Chairman of the Board, the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

             Section 5. Business at Special Meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

             Section 6. Quorum of Shareholders. Unless otherwise provided in the Certificate of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of the holders of less than one-third (1/3d) of the shares entitled to vote and thus represented at such meeting. If, however, a quorum shall not be present or represented at any meeting of the shareholders the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

             Section 7. Act of Shareholders' Meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law or the Certificate of Incorporation.

             Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to the shareholders for action, except to the extent that voting rights of the shares of any class are limited or denied by the Certificate of Incorporation. At each election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
for whose election he has the right to vote. Cumulative voting in the election of directors or otherwise is expressly prohibited by the Certificate of Incorporation.

             Section 9. Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

             Section 10. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.

             Section 11. Action by Written Consent Without a Meeting. (a)
Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Connecticut, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section and Connecticut Law to the Corporation, written consents

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Connecticut, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE III

                               BOARD OF DIRECTORS

             Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by a statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

             Section 2. Number of Directors. The number of directors of the Corporation constituting the Board of Directors shall be not less than three
(3) nor more than eleven (11). The first Board shall consist of five (5) directors; however, thereafter, the number of directors shall be determined in accordance with the By-Laws by resolution of the Board of Directors or of the shareholders.

             Section 3. Election and Term. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Each member of the first Board of Directors shall hold office until the second annual meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of the State of Texas or shareholders of the Corporation.

             Section 4. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

             Section 5. Resignation and Removal. Any director may resign at any time upon giving written notice to the Corporation. At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors

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may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the shareholders of this Corporation are entitled to cumulative voting in the election of directors and if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

             Section 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place either within or without the State of Texas as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or the meeting may be convened at such place and time as shall be fixed by the consent in writing of all the directors.

             Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

             Section 3. Special Meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least two (2) days before the date of the meeting.

             Section 4. Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

             Section 5. Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement of the meeting, until a quorum shall be present.

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             Section 6. Act of Directors' Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation.

             Section 7. Action by Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee under the applicable provisions of the statutes, the Certificate of Incorporation or these By-Laws may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all members of the Board of Directors or executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of directors.

             Section 8. Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the Corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                    ARTICLE V

                                   COMMITTEES

             The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Certificate of Incorporation or in these By-Laws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering or repealing the By-Laws of the Corporation or adopting new By-Laws for the Corporation, filling vacancies in or removing members of the Board of Directors or any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. No such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board. The executive committee shall keep regular minutes of its proceedings

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and report the same to the Board when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE VI

                                     NOTICES

             Section 1. Methods of Giving Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Certificate of Incorporation or these By-Laws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors may also be given by telegram, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office.

             Section 2. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

             Section 3. Attendance as Waiver. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VII

             ACTION WITHOUT A MEETING BY USE OF CONFERENCE TELEPHONE

             Subject to the provisions required or permitted by notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these By-Laws, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such shareholders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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
                                  ARTICLE VIII

                                    OFFICERS

             Section 1. Executive Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors as provided in Section 2 of this Article. Any two or more offices may be held by the same person except that the President and the Secretary shall not be the same person.

             Section 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of shareholders, shall elect the officers.

             Section 3. Other Officers and Agents. The Board of Directors may elect or appoint such other officers, assistant officers and agents as may be necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

             Section 4. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by resolution or the Board of Directors.

             Section 5. Term, Removal and Vacancies. Each officer of the Corporation shall hold office until his successor is chosen and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon giving written notice to the Corporation. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

             Section 6. Chief Executive Officer. The Board of Directors shall designate a Chief Executive Officer of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors, and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the Chief Executive Officer shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision and management of the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the

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
Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

             Section 7. Chairman of the Board. The Board of Directors shall designate one of their members as Chairman. The Chairman of the Board shall have such powers and duties as may be designated by the Board of Directors.

             Section 8. President. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors, and shall serve under the general direction of the Chief Executive Officer, as the Chief Operations Officer of the Company. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

             Section 9. Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors or the Chief Executive Officer, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer, Chairman of the Board, President or Board of Directors shall prescribe.

             Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

             Section 11. Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence of disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

             Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable

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
effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the Corporation.

             Section 13. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

             Section 14. Officer's Bond. If required by the Board of Directors, any officer so required shall have the Corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE IX

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

             Section 1. Indemnification in Third Party Actions. Except as otherwise provided in this Article, the Corporation shall indemnify any person who was or is a party, or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a shareholder, director, officer, employee or agent of the Corporation, or (2) is or was serving at the request of the Corporation (A) as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or (B) as an agent of such other corporation, partnership, joint venture, trust or other enterprise other than an employee benefit plan or trust, or (3) is or was a director, officer, or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any

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
appeal therein. The Corporation shall not so indemnify any such person unless it shall be concluded as provided in Section 3 that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the Corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that he had not reasonable cause to believe his conduct was unlawful; except that, in connection with an alleged claim based upon his purchase or sale of securities of the Corporation or of such other enterprise, the Corporation shall only indemnify such person after a court shall have determined on application as provided in Section 4, that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he did not reasonably believe to be in the best interests of the Corporation or of the participants and beneficiaries of such employee benefit plan or trust, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

               Section 2. Indemnification in Derivative Actions. Except as otherwise provided in this section, the Corporation shall indemnify any person who was or is a party, or was threatened to be made a party to any action, suit or proceeding, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, or the person whose legal representative he is (1) is or was a shareholder, director, officer, employee or agent of the Corporation or (2) is or was serving at the request of the Corporation (A) as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or (B) as an agent of such other corporation, partnership, joint venture, trust or other enterprise other than an employee benefit plan or trust, or (3) is or was a director, officer or employee of the Corporation serving as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeals therein, in relation to matters as to which such person, or the person whose legal representative he is, is finally adjudged not to have breached his duty to the Corporation, or where the court, on application as provided in
Section 4, shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The Corporation shall not so indemnify any such person for amounts paid to the Corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a threatened action or a pending

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action, with or without court approval; or for expenses incurred in defending a threatened action or a pending action which is settled or otherwise disposed of without court approval.

             Section 3. Determination of Good Faith Conduct by Indemnitee. The conclusion regarding an indemnitee's conduct provided for in Section 1 may be reached by anyone of the following: (1) The board of directors of the Corporation by a consent in writing signed by a majority of those directors who were not parties to such action, suit or proceeding; (2) independent legal counsel selected by a consent in writing signed by a majority of those directors who were not parties to such action, suit or proceeding; or (3) the shareholders of the Corporation by the affirmative vote of at least a majority of the voting power of shares not owned by parties to such action, suit or proceeding, represented at an annual or special meeting of shareholders, duly called with notice of such purpose stated. Such person shall be entitled to apply to a court for such conclusion, upon application as provided in Section 4, even though the conclusion reached by any of the foregoing shall have been adverse to him or to the person whose legal representative he is.

             Section 4. Judicial Determination. An application for indemnification or for a conclusion as provided in this Article shall be made to the court in which the action is pending or to the superior court for the judicial district where the principal office of the Corporation is located. The application shall be made in such manner and form as may be required by the applicable rules of the court or, in the absence thereof, by direction of the court. The court may also direct that notice be given in such manner as it may require at the expense of the Corporation to the shareholders of the Corporation and to such other persons as the court may designate. In the case of an application to a court in which an action is pending in which the person seeking indemnification is a party by reason of the fact that he, or the person whose legal representative he is, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a fiduciary of any employee benefit plan or trust maintained for the benefit of employees of any such other corporation, partnership, joint venture, trust or other enterprise, timely notice of such application shall be given by such person to the Corporation.

             Section 5. Payment in Advance of Final Disposition. Expenses which may be indemnifiable under this Article incurred in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon agreement by or on behalf of the shareholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article.

             Section 6. Limits of Indemnity and Insurance. The Corporation shall not indemnify any shareholder, director, officer, employee or agent or any director, officer or

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
employee serving at the request of the Corporation as a fiduciary or an employee benefit plan or trust, against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any shareholder, director, officer, employee or agent on such basis as may be agreed upon.

             Section 7. Rights Hereunder Exclusive. The rights and remedies provided in this Article are exclusive. No indemnity of shareholders, directors, officers, employees or agents of the Corporation shall be valid unless consistent with this Article.

             Section 8. Indemnification to Fullest Extent Permitted by Law. Except as expressly limited, the indemnification provided in this Article is intended to be to the greatest extent permitted by law.


                                    ARTICLE X

                             CERTIFICATES FOR SHARES

             Section 1. Certificates Representing Shares. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. If the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under

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
the laws of the State of Connecticut, the name of the person to whom issued, the number and the class and the designation of the series, if any which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration therefor has been fully paid.

             Section 2. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books, provided that the transaction does not violate the restrictions on transfer set forth in Section 3 below.

             Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, of his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

             Section 4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring

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
such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

             Section 5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Connecticut.

             Section 6. Restrictions on Transfer of Shares and Warrants. (a) In accordance with Section 33-306a of the Connecticut Stock Corporation Act, and solely for the purpose of permitting the utilization of the net operating loss carryovers, capital loss carryovers and future deductions (the "Tax Benefits") to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively the "Code") and the regulations thereunder, the following restrictions shall apply until the Expiration Date.

             (i) From and after [THE EFFECTIVE DATE] no Person other than the Corporation shall, except as provided in subparagraph (ii) below, Transfer to any Person any direct or indirect interest in any Stock or Warrants to the extent that such Transfer, if effective, would cause the Ownership Interest Percentage of the Transferee or any other Person to increase to 4.5 percent or above, or from 4.5 percent or above to a greater Ownership Interest Percentage.

             (ii) Any Transfer of Stock or Warrants that would otherwise be prohibited pursuant to the preceding subparagraph shall nonetheless be permitted if prior to such Transfer being consummated (or, in the case of an involuntary Transfer, as soon as practicable after the transaction is consummated), the Board of Directors approves the Transfer (such approval may relate to a Transfer or series of identified Transfers).

             (iii) The Board of Directors shall approve a Transfer (such approval may relate to a Transfer or series of identified Transfers) pursuant to subparagraph (ii) above unless the Board of Directors concludes
    (x) that there is a reasonable likelihood that such Transfer will create or increase a material risk that limitations pursuant to Section 382 of the Code will be imposed on the utilization of the Tax Benefits, either at the time of the Transfer or a reasonable time thereafter, and (y) that the benefits of such transaction to the

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
shareholders of the Corporation as a whole are not sufficient to permit the Transfer in the light of the risk or increase in risk caused thereby. In determining whether to approve a proposed Transfer, the Board of Directors may take into account: the opinion of legal counsel selected by the Board of Directors ("Corporate Legal Counsel") addressing the relevant legal considerations (such opinion shall take into account any private rulings obtained by the Corporation from the Internal Revenue Service and shall take a reasonable position with respect to the application and interpretation of
Section 382 of the Code and the regulations, including final, temporary and proposed, thereunder (the "Regulations")); any information and opinions of legal counsel provided by the Person or Persons requesting that the Transfer be permitted (the "Proponent"); the ownership shifts that have previously taken place; the size of the ownership shift that would result from the proposed transaction; the effect of any reasonably foreseeable transactions by the Corporation or any other Person (including any Transfer of Stock or Warrants that the Corporation has no power to prevent, without regard to any knowledge on the part of the Corporation as to the likelihood of such Transfer); the potential effect of any reasonably foreseeable value shifts among the various classes or series of Stock (such value shifts to be calculated using reasonable valuation methods and assumptions); the possible effects of an ownership change within the meaning of Section 382 of the Code; and any other factor deemed relevant by the Board of Directors to the preservation of the Tax Benefits. Notwithstanding anything in this subparagraph (iii) to the contrary, the Board of Directors shall approve a proposed Transfer of Stock or Warrants presented for its review pursuant to subparagraph (ii) above if it determines that, prior to giving effect to the proposed Transfer the proposed Transfer is to a wholly owned subsidiary of the Transferor or to a trust all of the beneficial interests in which are owned by the Transferor. If requested by the Board of Directors, the Proponent shall deliver to the Board of Directors all information relating to the proposed Transfer and the parties thereto and their respective Affiliates that is reasonably available to such parties and their respective Affiliates and that the Board of Directors deems reasonably necessary to make the determinations described in the first sentence of this subparagraph (a)(iii) with respect to the proposed Transfer (the "Required Information"). The Board of Directors shall determine whether or not to approve a proposed Transfer within forty-five (45) days of the date it receives a request for approval, provided, however, that the foregoing time limit shall not apply if the Board of Directors requests the Proponent to provide the Required Information and the Proponent does not provide such information to the Board of Directors within ten (10) days of receipt of the Board of Directors' request. If the Proponent does not provide the Required Information within ten (10) days of receipt of the Board of Directors' request, the Board of Directors shall determine whether or not to approve the proposed Transfer within forty-five (45) days of the date it receives the Required Information. Upon determining whether or not to approve a proposed Transfer, the Board of Directors shall cause the Corporation promptly to notify the Proponent. The Board of Directors may establish a committee to determine whether to approve a proposed Transfer or for any

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
    other purpose relating to this Section 6. The Proponent shall, as a condition to the Corporation's consideration of a request to approve a proposed Transfer, reimburse or agree to reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to such proposed Transfer ("Transfer Costs"), including, without limitation, the Corporation's costs and expenses incurred in determining whether to authorize such proposed Transfer.

             (iv)    For purposes of this Section 6:

                     (A) "Stock" shall mean any class or series of stock of the
             Corporation (other than stock described in Section 1504(a)(4) of the Code or any successor statute, or stock that is not so described solely because it is entitled to vote as a result of dividend arrearages) and any other instrument that is treated as stock of the Corporation for purposes of Section 382 of the Code;

                     (B) "Warrants" shall mean any options, warrants, rights,
             convertible debt securities or other securities issued by the Corporation and exercisable for or convertible into Stock;

                     (C) "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended (the "1934 Act");

                     (D) "Person" refers to any governmental entity or agency,
             and any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization, and shall include any group comprised of any such Person and any other Person or Persons with whom such Person or any Affiliate or Associate of such Person has any formal or informal agreement, arrangement or understanding for the purpose of directly or indirectly acquiring Stock or rights, options, warrants or convertible securities with respect thereto (including but not limited to Warrants); provided, however, that a public group (as defined in the regulations in effect on [INSERT EFFECTIVE DATE] under Section 382 of the Code) shall not be treated as a Person solely by reason of its status as a public group;

                     (E) a Person's "Ownership Interest Percentage" shall be the ownership interest percentage with respect to the Corporation that would be ascribed to such Person for purposes of Section 382 of the Code, assuming for this purpose that any other warrant, option or right to acquire, or security convertible into, Stock (including but not limited to Warrants) owned by such Person or any Affiliate or Associate of such Person (but not those owned by any other Person) were

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
             exercised and not applying for this purpose any rule that would treat an entity as no longer owning Stock that is attributed to its owners;

                     (F) "Transfer" refers to any means of conveying record
             ownership, Beneficial Ownership or tax ownership (applying, in the case of Tax Ownership, applicable attribution rules for purposes of
             Section 382 of the Code) of Stock or Warrants, whether such means is direct or indirect, voluntary or involuntary. The terms "Transfers" and "Transferred" shall have correlative meaning. "Transferee" means any Person to whom any Stock or Warrant is Transferred, and "Transferor" means any Person who Transfers any Stock or Warrant;

                     (G) "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 under the 1934 Act;

                     (H) "Expiration Date" shall mean the fourth anniversary of the effective date of the Corporation's Chapter 11 Plan; and

                     (I) "Related Party Request" shall mean, with respect to any other request, a request to approve a proposed Transfer in which the proposed Transferor or the proposed Transferee is, with respect to such other request, a proposed Transferor, a proposed Transferee or an Affiliate of either.

             (a) The restriction on the Transfer of securities set forth herein shall expire on the Expiration Date.

             (b) Unless the Transfer is permitted as provided in subparagraph
(a)(ii) of this Section 6 any attempted Transfer of Stock or Warrants in excess of the Stock or Warrants that could be Transferred to the Transferee without restriction under subparagraph (a)(i) of this Section 6 shall not be effective to Transfer ownership of such excess Stock or Warrants (the "Prohibited Shares" or "Prohibited Warrants," as the case may be, and each, a "Prohibited Security") to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto) or to any rights with respect to such Prohibited Warrants, as the case may be.

             (i) Upon demand by the Corporation the Purported Acquiror shall Transfer any certificate or other evidence of purported ownership of Prohibited Securities within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to any Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to such Person as

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
    the Corporation shall designate to act as transfer agent for such Prohibited Securities (the "Agent"). If the Purported Acquiror has sold any Prohibited Securities to an unrelated party in an arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold such Prohibited Securities for the Agent, and in lieu of Transferring such Prohibited Shares (and Prohibited Distributions with respect thereto) or Prohibited Warrants to the Agent shall Transfer to the Agent any such Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of such Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (b)(ii) below if such Prohibited Securities had been sold by the Agent rather than by the Purported Acquiror. If shares of Stock are issued upon the purported exercise of Prohibited Warrants, such shares shall be Prohibited Shares. Any purported Transfer of Prohibited Securities by the Purported Acquiror other than a Transfer described in one of the first two sentences of this subparagraph (b)(i) shall not be effective to Transfer any ownership of such Prohibited Securities.

             (ii) The Agent shall sell in one or more arm's-length transactions any Prohibited Securities Transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be used to pay the expenses of the Agent in connection with its duties under this paragraph (b) with respect to such Prohibited Securities, and any excess shall be allocated to the Purported Acquiror up to the following amount: (x) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for such Prohibited Securities, and (y) where the purported Transfer of Prohibited Securities to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value (as determined in good faith by the Board of Directors) of such Prohibited Securities at the time of such purported Transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be Transferred to any entity described in Section 501(c)(3) of the Code and selected by the Board of Directors or its designee. In no event shall any such amounts described in the preceding sentence inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in connection with its duties under this paragraph (b) with respect to the related Prohibited Securities. Notwithstanding anything in this Section 6 to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Delaware for an adjudication of the respective rights and interests of any Person in and to any Sale Proceeds, Resale Proceeds and Prohibited Distributions pursuant to this Section 6 and applicable law and for leave to pay such amounts into such court.

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS

             (c) Within thirty (30) business days of learning of a purported Transfer of Prohibited Securities to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Securities, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror the Corporation may institute legal proceedings to compel such Transfer; provided, however, that nothing in this paragraph (c) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this paragraph (c) shall not constitute a waiver of any right of the Corporation to compel any Transfer required by subparagraph (b)(i) of this Section 6.

             (d) Upon a determination by the Corporation that there has been or is threatened a purported Transfer of Prohibited Securities to a Purported Acquiror, the Corporation may take such action in addition to any action permitted by the preceding paragraph as it deems advisable to give effect to the provisions of this Section 6, including, without limitation, refusing to give effect on the books of this corporation to such purported Transfer or instituting proceedings to enjoin such purported Transfer.

             (e) The Corporation may require as a condition to the registration of the Transfer of any shares of its Stock or Warrants that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation and reasonably available to the proposed Transferee and its Affiliates with respect to the direct or indirect ownership interests of the proposed Transferee (and of Persons to whom ownership interests of the proposed Transferee would be attributed for purposes of Section 382 of the Code) in Stock or Warrants or other options or rights to acquire Stock.

             (f) All certificates evidencing ownership of shares of Stock or Warrants that are subject to the restrictions on Transfer contained in this
Section 6 shall bear a conspicuous legend referencing the restrictions set forth in this Section 6.

             (g) The Corporation and the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports, statements of the chief executive officer, the chief financial officer, or the chief accounting officer of the Corporation or of the Corporation's legal counsel, independent auditors, Transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this Section 6 to the fullest extent permitted by law. Any determination by the Board of Directors pursuant to this Section 6 shall be conclusive.

             (h) If any provision of this Section 6 or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such
                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS
provision shall be affected only to
the extent necessary to comply with the determination of such court.

             (i) Nothing in this Section 6 shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange in the Stock or Warrants.

                                   ARTICLE XI

                               GENERAL PROVISIONS

             Section 1. Dividends. The Board of Directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in cash, in property or in its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation. Such dividends may be declared at any regular or special meeting of the Board, and the declaration and payment shall be subject to all applicable provisions of law, the Certificate of Incorporation and these By-Laws.

             Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was crafted.

             Section 3. Reports. The Board of Directors shall, when requested by the holders of at least a majority of the outstanding shares of the Corporation, present full and clear written reports, not more often than quarterly, of the amount business and the financial condition of the Corporation.

             Section 4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

             Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                              EXHIBIT A -- LMUSA CHARTER/BY-LAWS

             Section 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

             These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board, subject to repeal or change at any regular or special meeting of shareholders at which a quorum is present or represented by the affirmative vote of a majority of the shares entitled to vote at such meeting and present or represented thereat, provided notice of the proposed repeal or change is contained in the notice of such meeting of shareholders.

                                             EXHIBIT A -- LMUSA CHARTER/BY-LAWS

                                                              EXHIBIT B TO LMUSA
                                                                 CHAPTER 11 PLAN

                        LMUSA LITIGATION TRUST AGREEMENT

                            dated as of _______, 1996

                                      among

                                     LMUSA,

                                Reorganized LMUSA

                             and _________, Trustee



                                  EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

                                TABLE OF CONTENTS

                                    ARTICLE 1

                                   DEFINITIONS

         1.1     Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                    ARTICLE 2

                               NATURE OF TRANSFER

         2.1     Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2     No Additional Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     Property In Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.4     Creation of Expense Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.5     Purpose of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.6     No Reversion to Reorganized LMUSA  . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.7     Instruments of Further Assurance; Information  . . . . . . . . . . . . . . . . . . .   5

                                    ARTICLE 3

                        DURATION AND TERMINATION OF TRUST

         3.1     Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.2     Continuance of Trust for Winding Up  . . . . . . . . . . . . . . . . . . . . . . . .   5

                                    ARTICLE 4

                         ADMINISTRATION OF TRUST ESTATE

         4.1     Expense Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.2     Increase of Expense Reserve Using Trust Assets . . . . . . . . . . . . . . . . . . .   6
         4.3     Interim Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.4     Final Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.5     Reports to Reorganized LMUSA . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.6     Income Tax Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                  EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

         4.7     Withholding of Taxes and Other Charges . . . . . . . . . . . . . . . . . . . . . . .   8
         4.8     Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                    ARTICLE 5

                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

         5.1     Limitations on Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.2     Specific Powers and Responsibilities of Trustee  . . . . . . . . . . . . . . . . . .   9
         5.3     Discretionary Submission of Questions to Reorganized LMUSA . . . . . . . . . . . . .  11
         5.4     Additional Powers of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.5     Limitations on Powers of Trustee to Deal with Trust in Non-Fiduciary Capacity  . . .  11

                                    ARTICLE 6

                             CONCERNING THE TRUSTEE

         6.1     Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.2     Transferee Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.3     Reliance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.4     Indemnification of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.5     No Implied Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.6     Trustee's Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.7     No Personal Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                    ARTICLE 7

                             COMPENSATION OF TRUSTEE

         7.1     Amount of Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.2     Dates of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                    ARTICLE 8

                         TRUSTEE AND SUCCESSOR TRUSTEES

         8.1     Number of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.2     Resignation and Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.3     Appointment of Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                  EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT


         8.4     Acceptance of Appointment by Successor Trustee . . . . . . . . . . . . . . . . . . .  15
         8.5     Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                    ARTICLE 9

                                   AMENDMENTS

         9.1     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         10.1    Filing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.2    Intention of Parties to Establish Trust  . . . . . . . . . . . . . . . . . . . . . .  16
         10.3    Requirement of Undertaking . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.4    Laws as to Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.5    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.6    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         10.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         10.8    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


         Exhibit A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

                                  EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

                        LMUSA LITIGATION TRUST AGREEMENT

                 THIS AGREEMENT AND DECLARATION OF TRUST is made as of the __th day of ____, 1996, by and among Lomas Mortgage USA, Inc., a Connecticut corporation and a Debtor and Debtor-in-possession ("LMUSA"), Reorganized Lomas Mortgage USA, Inc., a Connecticut corporation ("Reorganized LMUSA") and _______________ (the "Trustee").

                                 R E C I T A L S

        A. LMUSA and its parent, LFC, and also LIS and LAS filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code on or about October 10, 1995.

        The LMUSA Chapter 11 Plan, dated April 8, 1996, (the "Plan"), a copy of which is attached hereto as Exhibit A, was filed with the Bankruptcy Court in the proceeding captioned In re Lomas Mortgage USA, Inc., Debtor, Case
No. 95-1236 (PJW).

        B. The Plan was confirmed by Order of the Bankruptcy Court dated ______.

        C. The Plan provides that effective on the Effective Date, LMUSA shall be deemed to have transferred and assigned to the Trust governed by this Agreement any and all claims, rights, or causes of action that constitute property of the Estate or of LMUSA, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under Section 502(d) of the Bankruptcy Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims. In addition, the Plan provides that on or as soon as practicable after the Effective Date, Reorganized LMUSA shall transfer to the Trust $5 million or such other amount as the LMUSA Creditors' Committee shall have specified in writing to LMUSA and the Bankruptcy Court at least three (3) Business Days prior to the commencement of the Confirmation Hearing to fund the administration of the Trust. [On _____, 1996, the LMUSA Creditors' Committee specified $____ as such other amount.]

         D. The Plan provides that the Trustee will be responsible for pursuing, as appropriate in accordance with the best interests of LMUSA, the third party claims and causes of action assigned to the Trust through litigation or, if appropriate, settlement and

                                  EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT
distributing any net proceeds of such litigation of settlement to Reorganized LMUSA for distribution to holders of Allowed LMUSA Class 3 Claims under the Plan.

         E. The Trust shall be deemed not to be LMUSA or a successor to LMUSA, but only the assignee of the assets transferred to the Trust.

         F. It is desired that the mechanism for payment of funds constituting proceeds of the Trust Assets be specified and that the Trustee's rights, powers, and duties with respect to the Trust created hereby be established.

         G. The Trustee shall be authorized to do and perform such acts, to execute and deliver such bills of sale, instruments of transfer and other documents and to engage the services of such agents, attorneys, accountants, appraisers, consultants and other persons as he may deem necessary or advisable in order to carry out the purposes of the Trust created hereby.

         H. In order to implement the Plan, and in consideration of the promises and the mutual covenants, terms, and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 Rules of Interpretation. As used herein, the following terms have the respective meanings specified below and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. In the event that the Trust is administered by a female Trustee or a corporate Trustee, the use of masculine prepositions and pronouns herein shall be read as if written in the feminine or neuter forms, as the case may be. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or clause contained herein. Captions and headings to articles, sections, schedules and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Agreement. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

        1.2 Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them (a) in the Plan or (b) if not defined in the Plan, in the Bankruptcy Code. In addition to such other terms as are defined in other sections of this Agreement, the following terms (which appear herein as capitalized terms) shall have the following meanings:

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        "AGREEMENT" means this instrument as originally executed together with all exhibits hereto, or as this instrument may from time to time be amended pursuant to the terms hereof.

        "EXPENSE FUND" means the $5 million delivered by LMUSA to the Trust pursuant to the terms of SECTIONS 2.1 and 2.4.

        "EXPENSE RESERVE" means the reserve created pursuant to SECTION 4.1 comprising of the Expense Fund and any additional contributions as described in
SECTION 4.2.

        "INITIAL TRUST ASSETS" means (a) the Expense Fund and (b) all rights, claims or causes of action that constitute property of the Estate or of LMUSA, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under Section 502(d) of the Bankruptcy Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims.

        "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

        "PLAN" has the meaning ascribed to such term in Recital B.

        "TAX CODE" means the Internal Revenue Code of 1986, as amended.

        "TRUST" means the LMUSA Litigation Trust as created by this Agreement.

        "TRUSTEE" means the original Trustee and any successor thereto.

        "TRUST ASSETS" means all property held from time to time by the Trustee hereunder, including (a) the Initial Trust Assets and (b) any assets, proceeds or income received or earned from (i) the resolution of the rights, claims or causes of action comprising the Initial Trust Assets and (ii) from the investment, sale, exchange or other disposition of any of the Initial Trust Assets or any other assets or proceeds received or earned through the resolutions of such rights, claims or causes of action.

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                                    ARTICLE 2

                               NATURE OF TRANSFER

        2.1 Declaration of Trust. LMUSA hereby transfers the Initial Trust Assets to the Trustee, in trust, and subject to SECTION 10.8 for the benefit of Reorganized LMUSA as trustee for the benefit of certain of its creditors pursuant to the terms of this Agreement and of the Plan.

        2.2 No Additional Beneficiaries. The Trust shall be solely for the benefit of Reorganized LMUSA as trustee for the benefit of certain of its creditors as set forth in the Plan.

        2.3 Property In Trust. The Trustee shall hold the legal title to all property at any time constituting a part of the Trust Assets and hereby declares that he shall hold such property in trust to be administered and disposed of pursuant to the terms of this Agreement for the benefit of Reorganized LMUSA as trustee for the benefit of certain of its creditors pursuant to the terms of the Plan. The Trustee is further authorized to make disbursements and payments from the Trust in accordance with the provisions hereof.

        2.4 Creation of Expense Fund. The transfer of the Expense Fund to the Trustee, in trust, is subject to the terms of this SECTION 2.4. The Expense Fund is to be used solely to cover the expenses of the Trust as set forth in SECTION
4.1. Neither Reorganized LMUSA nor any of its subsidiaries, affiliates, agents, or assigns shall have any obligation to pay any of the expenses of the Trust, other than the obligation to transfer the Expense Fund to the Trust. Reorganized LMUSA, as trustee, shall be entitled to receive, upon termination and winding up of the Trust pursuant to ARTICLE 3, any amounts remaining in the Expense Fund as set forth in SECTION 4.1.

        2.5 Purpose of Trust. The sole purpose of this Trust is to liquidate the Trust Assets in a manner calculated to conserve, protect and maximize the value of the Trust Assets and to collect and distribute the income and proceeds therefrom to Reorganized LMUSA, as trustee, in as prompt and orderly a fashion as possible after the payment of, or provision for, expenses and liabilities. The Trustee shall report the Trust for Federal income tax purposes as a trust subject to the provisions of Section 641 of the Tax Code, or as may be otherwise required or permitted under applicable law. Pursuant to this express purpose, and subject to the provisions of ARTICLE 5, the Trustee is hereby authorized and directed to take all reasonable and necessary action to hold, conserve, and protect the Trust Assets and to collect on, sell, or otherwise liquidate or dispose of the Trust Assets, and to distribute the net proceeds of such disposition to LMUSA, as trustee, in as prompt, efficient and orderly a fashion as possible in accordance with the provisions of ARTICLE 4.

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        2.6 No Reversion to Reorganized LMUSA. In no event shall any part of the Trust Assets revert to or be distributed to Reorganized LMUSA except in its capacity as trustee for the benefit of certain creditors pursuant to the Plan.

        2.7 Instruments of Further Assurance; Information. LMUSA and such persons as shall have the right and power after the Effective Date, upon reasonable request of the Trustee, shall execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Agreement, to transfer any property intended to be conveyed hereby, and to vest in the Trustee, his successors and assigns, the estate, powers, instruments or funds in trust hereunder.

                                    ARTICLE 3

                        DURATION AND TERMINATION OF TRUST

        3.1 Duration. The existence of this Trust shall terminate ten years from the date hereof, unless an earlier termination is required by the applicable laws of the State of Delaware, or by the action of Reorganized LMUSA as provided in ARTICLE 8 or unless earlier terminated by the distribution of all of the Trust Assets as provided in SECTION 4.3. Notwithstanding the foregoing, in the event the Trustee shall have been unable after reasonable efforts to settle or litigate to a conclusion all causes of action included in the Trust Assets within the initial ten-year term of the Trust Agreement, the Trustee shall have the right to extend the term of the Trust for successive one-year renewal terms until all such causes of action have been settled or litigated to a conclusion in fulfillment of the purposes of the Trust.

        3.2 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up its affairs, the Trustee shall continue to act as such until all duties have been fully performed. Upon distribution of all of the Trust Assets, the Trustee shall hold the books, records and files delivered to or created by the Trustee for a period of four years. At the Trustee's discretion, all of such records and documents may be destroyed at any time after four years from the distribution of all of the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all of the Trust Assets, the Trustee shall have no further duties or obligations hereunder except to account as provided in SECTIONS 4.5 and 4.6.
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                                    ARTICLE 4

                         ADMINISTRATION OF TRUST ESTATE

        4.1 Expense Reserve. On the Effective Date, the Trustee shall establish the Expense Reserve for the payment of all expenses, debts, charges, liabilities and obligations with respect to the Trust, including without limitation (a) all costs and expenses, including those of professionals retained by the Trustee, incurred in connection with any litigation, (b) Trustee's fees,
(c) all costs and expenses incurred in connection with indemnifying the Trustee pursuant to SECTION 6.4, (d) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee, incurred in connection with the performance of the Trustee's duties and obligations including, without limitation, fees incurred in connection with holding, collecting on, liquidating or otherwise disposing of the Trust Assets, secretarial and office expenses, all applicable taxes, and all expenses of distribution and (e) all fees and expenses, including those of professionals and other agents and employees retained by the Trustee, incurred in connection with the winding up of the Trust pursuant to ARTICLE 3. The amount of the Expense Reserve shall initially be the $5 million Expense Fund received by the Trustee pursuant to the terms of SECTIONS 2.1 and 2.4. Thereafter, the Expense Reserve shall be funded out of the proceeds of the Trust Assets as provided in SECTION
4.2. Any remaining balance in the Expense Reserve, after the payment of all expenses, debts, charges, liabilities and obligations intended to be paid therefrom, shall be distributed to Reorganized LMUSA, as trustee, as provided in SECTIONS 4.3 and 4.4. Any monies deposited in the Expense Reserve shall be invested in interest-bearing deposits or investments that satisfy the requirements of SECTION 5.1 and the interest earned thereon shall be credited to the Expense Reserve.

        4.2 Increase of Expense Reserve Using Trust Assets. To the extent the Trustee in his discretion determines that the amount of funds in the Expense Reserve is at any time or may become insufficient, the Trustee, in his discretion and judgment, may from time to time make additional contributions to the Expense Reserve out of the Trust Assets, for such reasonable amount or amounts as the Trustee in his discretion and judgment may determine to be necessary or advisable to meet unliquidated or contingent liabilities of the Trust. In no event shall the Trustee be required to use his personal funds or assets for such purposes.

        4.3 Interim Distributions. (a) All payments to be made by the Trustee to Reorganized LMUSA shall be made only from the assets, income and proceeds of the Trust and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Assets to make such payments in accordance with the terms of this SECTION 4.3. Reorganized LMUSA shall look solely to the assets, income and proceeds of the Trust for any distributions as herein provided.

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                 (b) As often as, in the discretion and judgment of the Trustee, there shall be an amount of monies in the Trust sufficient to render feasible a distribution of cash or other property to Reorganized LMUSA, but (subject to there being a sufficient amount available pursuant to the terms of this subsection) no less often than annually, the Trustee shall distribute and pay, or cause to be distributed and paid, to Reorganized LMUSA, such aggregate amount of cash or other non-cash property designated by the Trustee in his discretion for distribution to Reorganized LMUSA, if any, as shall then be held in the Trust, excluding reasonable amounts of cash held in the reserve funds pursuant to SECTION 4.1 or 4.2 or held for withholding of taxes or other charges pursuant to SECTION 4.8 or otherwise needed to pay the expenses, debts, charges, liabilities and obligations of the Trust.

        4.4 Final Distribution. If the Trustee determines that all claims, debts, liabilities, and obligations of the Trust, whether contingent or noncontingent, disputed or undisputed, liquidated or unliquidated, have been paid or discharged, and that all the Trust Assets have been converted to cash or non-cash property designated by the Trustee in his discretion for distribution to Reorganized LMUSA, or if the existence of the Trust shall terminate pursuant to SECTION 3.1 or 3.2, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust, and notwithstanding the minimum distribution provisions of SECTION 4.3, distribute the Trust Assets to Reorganized LMUSA subject to maintaining a reserve for expenses incurred in winding up the Trust pursuant to SECTIONS 4.1 and 4.2.

        4.5 Reports to Reorganized LMUSA. As soon as practicable after the end of each fiscal year of the Trust and after termination of the Trust, the Trustee shall submit a written report and account to Reorganized LMUSA showing
(a) the assets and liabilities of the Trust at the end of such fiscal year or upon termination of the Trust and the receipts and disbursements of the Trustee for such fiscal year or period, certified by independent public accountants, (b) any changes in the Trust Assets which have not previously been reported, (c) any action taken by the Trustee in the performance of his duties under this Agreement which he has not previously reported and which in his opinion materially affects the Trust and (d) if applicable, the amount of compensation to be provided to the Trustee for the upcoming year pursuant to SECTION 7.1. The Trustee may submit similar reports for such interim periods during the fiscal year as he in his discretion deems advisable. In addition, the Trustee shall provide a written report describing any material events concerning the Trust, the Trustee or the Trust Assets, within fifteen (15) after the occurrence of such material events. The fiscal year of the Trust shall end on the last day of December of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end;
provided that establishment of such other date is permissible under the
Tax Code.
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        4.6 Income Tax Information. (a) The Trustee shall, at the time and in the manner prescribed by the Tax Code, file such tax returns and reports as may be required by applicable law, and shall promptly furnish copies of such returns and reports as filed to Reorganized LMUSA.

                 (b) As soon as practicable after the close of each fiscal year, the Trustee shall mail to Reorganized LMUSA a statement showing the dates and amounts of all distributions made by the Trustee and such other information as is reasonably available to the Trustee which may be helpful to Reorganized LMUSA for the proper reporting of income with respect to assets held by it as trustee for the benefit of certain creditors pursuant to the Plan.

        The Trustee may retain professionals to perform his duties under this
SECTION 4.6, and may rely upon the performance of such professionals with respect to such duties.

        4.7 Withholding of Taxes and Other Charges. The Trustee may withhold from any amounts distributable at any time to Reorganized LMUSA such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on Reorganized LMUSA under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for in SECTIONS 4.3 and 4.4, whenever such withholding is required by any law, regulation, rule, ruling, directive or other governmental requirement, and the Trustee, in the exercise of his discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this SECTION 4.7. Notwithstanding the foregoing but without prejudice to the Trustee's rights hereunder, Reorganized LMUSA shall have the right with respect to the United States or any state or political subdivision or entity to contest the imposition of any tax or other charge by reason of any distribution hereunder.

        4.8 Other Reports. The Trustee shall prepare and file audited year-end and unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations or as the Trustee in his discretion deems advisable during the fiscal year.

                                    ARTICLE 5

                    POWERS OF AND LIMITATIONS ON THE TRUSTEE

        5.1 Limitations on Trustee. The Trustee shall carry out the purposes of the Trust and the directions contained herein, and shall not at any time, on behalf of the Trust or

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                                        8

Reorganized LMUSA, enter into or engage in any business, and no part of the Trust Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trustee in furtherance of any business. This limitation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust. The Trustee shall invest any of the funds held in the Trust including, without limitation, any reserve or escrow funds established pursuant to the terms of this Agreement, only in (a) interest-bearing deposits or short-term repurchase obligations or certificates of deposit of federally insured banking institutions having in excess of $100,000,000 in capital and surplus or (b) marketable direct obligations of, or guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof. Once such funds are so invested, the Trustee shall not sell or otherwise liquidate the investment until such time as such funds are (c) needed to pay expenses incurred pursuant to this Agreement, or (d) to be distributed pursuant to SECTIONS 4.3 and 4.4; provided, however, that the Trustee may liquidate such investments if the Trustee determines in his discretion that liquidation is necessary to protect the Trust from loss on the amounts invested. The Trustee shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth herein and to the conservation and protection of the Trust and the administration thereof in accordance with the provisions of this Agreement. The Trustee shall keep all Trust Assets segregated from and shall not commingle any Trust Assets with any assets of any other entity, including any of the Trustee's own assets. The Trustee may not hold stock in or be an officer or director of Reorganized LMUSA. The Trustee shall not be or become an "affiliated person," as that term is defined in the Investment Company Act, of any of LFC, LMUSA or any of their subsidiaries, except to the extent any Trustee is deemed to be an "affiliated person" solely by virtue of such Trustee's status as Trustee.

        5.2 Specific Powers and Responsibilities of Trustee. Subject to the provisions of SECTION 5.1, the Trustee shall have the following specific powers and responsibilities in addition to any powers and responsibilities conferred upon him by any other section or provision of this Agreement; provided, however, that enumeration of the following powers and responsibilities shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other section or provision of this Agreement and to act in such a manner as the Trustee in his discretion may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on Reorganized LMUSA the benefits intended to be conferred upon it by this Agreement:

                 (a) To collect and receive any and all money and other property of whatsoever kind or nature due to or owing or belonging to the Trust, including accepting securities or other property in settlement of claims of the Trust or any of the Trust Assets, and to give full discharge and acquittance therefor;
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                 (b) To retain and set aside such funds out of the Trust as the
Trustee in his discretion shall deem necessary or expedient to pay or provide for the payment of (i) unpaid claims, liabilities, debts or obligations of the Trust and (ii) any and all expenses of administering the Trust.

                 (c) To do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustee pending sale or other disposition thereof or distribution thereof to Reorganized LMUSA and in connection therewith to employ such agents, including counsel, accountants, experts, advisors or other persons, and to confer upon them such authority as the Trustee in his discretion may deem expedient, and to pay reasonable compensation therefor;

                 (d) To cause any investments of Trust Assets to be registered and held in his name or in the name of a nominee without increase or decrease of liability with respect thereto;

                 (e) To institute, join or defend actions or declaratory judgments and to take such other action, including settlement of any such action on any terms deemed reasonable by the Trustee in his discretion to enforce any instruments, contracts, agreements, or causes of action relating to or forming a part of the Trust;

                 (f) In connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with the applicable federal and state securities laws, and to enter into agreements relating to sale or other distribution thereof;

                 (g) In the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in the state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee. The trustee so appointed shall have all the rights, powers, privileges and duties of the Trustee hereunder and shall be subject to the conditions and limitations of this Trust, except as modified or limited by the Trustee herein and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of

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a written instrument declaring such trustee removed from office and specifying the effective date and time of removal;

                 (h) To perform any act authorized, permitted, or required under any instrument, contract, agreement, or cause of action relating to or forming a part of the Trust, whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of Reorganized LMUSA in accordance with the express provisions of this Agreement;

                 (i) To file or cause to be filed all required federal state and local tax filings, make any tax elections available to the Trust under federal, state or local law, and prepare applications for rulings or other administrative determinations from federal, state and local tax authorities as may be reasonably necessary to determine the tax liabilities of the Trust or its beneficiaries; and

                 (j) To establish the fees of the Trustee, which shall be the fees approved by the Bankruptcy Court by approval of this Agreement in connection with confirmation of the Plan and may thereafter be modified by the Trustee as provided herein.

        5.3 Discretionary Submission of Questions to Reorganized LMUSA.
The Trustee, in his sole discretion and judgment, may, but shall not be required to, submit to Reorganized LMUSA at any time, and from time to time, any question or questions regarding which the Trustee may desire to have explicit approval of Reorganized LMUSA for the taking of any specific action proposed to be taken by the Trustee with respect to the Trust, or the administration and distribution of the Trust Assets. All costs and expenses incurred by the Trustee in the exercise of any right, power or authority conferred by this SECTION 5.3 shall be costs and expenses of the Trust.

        5.4 Additional Powers of Trustee. Subject to the express limitations contained herein, the Trustee shall have, and may exercise with respect to the Trust Assets, or any part thereof, and to the administration and distribution of the Trust Assets, all powers now or hereafter conferred on trustees by the laws of the State of Delaware. The powers conferred by this SECTION 5.4 in no way limit any power conferred on the Trustee by any other section hereof but shall be in addition thereto; provided, however, that the powers conferred by this SECTION 5.4 are conferred and may be exercised only and solely within the limitations and for the limited purposes imposed and expressed in ARTICLE 2 and in SECTION 5.1.

        5.5 Limitations on Powers of Trustee to Deal with Trust in Non-Fiduciary Capacity. The Trustee may not sell property to or borrow property from the Trust. The Trustee may not acquire property from the Trust unless such acquisition is approved in

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
advance by (a) the Bankruptcy Court or (b) the Securities and Exchange Commission pursuant to Section 17(b) of the Investment Company Act.

                                    ARTICLE 6

                             CONCERNING THE TRUSTEE

        6.1 Generally. The Trustee accepts and undertakes to discharge the Trust upon the terms and conditions hereof. The Trustee shall exercise those rights and powers vested by this Agreement, and use the same degree of care and skill in his exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. No provision hereof shall be construed to relieve the Trustee from liability for his own grossly negligent action, his own negligent failure to act or his own willful misconduct, except that:

                 (a) The Trustee shall not be responsible for the acts or omissions of any other trustee.

                 (b) The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

                 (c) The Trustee shall not be liable for any error of judgment made in good faith.

                 (d) The Trustee shall not be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of Reorganized LMUSA relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder. Nothing in this SECTION 6.1(e) shall imply that the Trustee is required to seek consent for any particular action, and the failure to seek or obtain such consent shall create no implication with respect to the Trustee's rights or powers to undertake such action without that consent.

        6.2 Transferee Liabilities. If any liability shall be asserted against the Trust or the Trustee as the transferee of the Trust Assets, on account of any claimed liability of or through LMUSA or Reorganized LMUSA, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee in his discretion. In no event shall the Trustee be required to use his personal funds or assets for such purposes.

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        6.3      Reliance by Trustee.  Except as otherwise provided in SECTION
6.1:

                 (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

                 (b) The Trustee may consult with legal counsel or other professionals to be selected by him, and the Trustee shall not be liable for any action taken or suffered by him in accordance with the advice of such professionals.

        6.4 Indemnification of Trustee. The Trustee shall be indemnified by and receive reimbursement from the Trust against and from any and all loss, liability or damage, including payment of attorneys' fees and other costs of defending himself, which he may incur or sustain, without negligence or willful misconduct, in the exercise and performance of any of the powers and duties hereunder. The Trustee may purchase with assets of the Trust, such insurance as he feels, in the exercise of his discretion, adequately insures that he shall be indemnified against any such loss, liability or damage pursuant to this SECTION
6.4. Expenses (including attorneys' fees) and other costs of the Trustee's defense shall be paid by the Trust in advance of the final disposition of any claims against the Trustee upon receipt of an undertaking by or on behalf of the Trustee to repay such amounts if it shall be ultimately determined that he is not entitled to be indemnified by the Trust as authorized in this SECTION 6.4. The terms of this SECTION 6.4 shall continue to apply to any former Trustee.

        6.5 No Implied Duties. The Trustee shall not manage, control, use, sell, dispose, collect or otherwise deal with the Trust or otherwise take any action hereunder except as expressly provided herein, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee nevertheless agrees that he will promptly take such action as may be necessary to duly discharge any liens or encumbrances on any part of the Trust Assets which result from claims against the Trustee not related to (a) the ownership or administration of the Trust Asset, (b) any other transaction pursuant to this Trust Agreement or (c) any document included in the Trust Assets.

        6.6 Trustee's Lien. The Trustee shall have a lien on the Trust Assets and the proceeds thereof for the amount of any unpaid fees and expenses, and any liability, loss or expense that may be incurred by him in connection with the performance of his duties hereunder, including the expense of defending any action or proceeding instituted against him, with respect to which he is entitled to indemnification pursuant to SECTION 6.4.

        6.7 No Personal Liability. Persons dealing with the Trust must look solely to the Trust or trust property for the enforcement of any claims against the Trust or to satisfy any

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liability incurred by the Trustee to such persons in carrying out the terms of this Trust, and neither the Trustee nor Reorganized LMUSA shall have any personal liability or individual obligation to satisfy any such liability.

                                    ARTICLE 7

                             COMPENSATION OF TRUSTEE

        7.1 Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as compensation for services as Trustee hereunder, an annual fee [the amount and structure of which will be negotiated on an arms-length basis between the LMUSA Creditors' Committee and the proposed Trustee and will be subject to Bankruptcy Court approval]. The amount of such compensation shall be included in the annual report to be sent Reorganized LMUSA pursuant to SECTION 4.5.

        7.2 Dates of Payment. The minimum compensation payable to the Trustee pursuant to the provisions of SECTION 7.1 shall be paid quarterly in advance, and any amounts in excess shall be paid to the Trustee simultaneously with distributions to LMUSA.

                                    ARTICLE 8

                         TRUSTEE AND SUCCESSOR TRUSTEES

        8.1 Number of Trustees. Subject to the provisions of SECTION 8.3 relating to the period pending the appointment of a successor Trustee, there shall always be one and only one Trustee of this Trust. If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretion and privileges as are herein specified for a Trustee.

        8.2 Resignation and Removal. The Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to Reorganized LMUSA at its address as it appears in the records of the Trust. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed by Reorganized LMUSA at any time with cause, or at any time after the end of the third full fiscal year following the date of this Agreement, without cause.

                                     EXHIBIT B--LMUSA LITIGATION TRUST AGREEMENT

        8.3 Appointment of Successor Trustee. Should the Trustee at any time resign or be removed, or die or become incapable of action, or be adjudged a bankrupt or insolvent, a vacancy shall be deemed to exist and a successor Trustee immediately shall be appointed by Reorganized LMUSA; provided that such appointment shall be subject to the approval of the Bankruptcy Court; and provided, further, that no stockholder, officer or director of Reorganized LMUSA shall be appointed as a successor Trustee.

        8.4 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof, to the retiring Trustee (in the case of a resignation). Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his predecessor in the Trust with like effect as if originally named herein; but any retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by him hereunder.

        8.5 Bonds. Unless a bond is required by law, no bond shall be required of the original or any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

                                    ARTICLE 9

                                   AMENDMENTS

        9.1 Amendments. The parties may make and execute amendments to this Trust Agreement; provided, however, that in no event shall the Trust Agreement be amended so as to (a) change the purpose of the Trust as set forth in ARTICLE 2 or (b) allow investments of funds included in the Trust Assets except as permitted in SECTIONS 5.1 and 5.2.

                                   EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

        10.1 Filing Documents. This Agreement shall be filed or recorded in the office of the Secretary of State of the State of Delaware, or in such other office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereto shall be filed in the office of the Trustee and shall be available at all times for inspection during regular business hours upon reasonable notice by Reorganized LMUSA. The Trustee shall file or record any amendment hereto in the same place or places where the original Agreement has been filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of Trustee in the same place or places where the original Agreement has been filed or recorded.

        10.2 Intention of Parties to Establish Trust. This Agreement is not intended to create and shall not be interpreted as creating an association, partnership, or joint venture of any kind.

        10.3 Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy hereunder, or in any suit against the Trustee for any action taken or omitted by him as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this SECTION 10.3 shall not apply to any suit by the Trustee.

        10.4 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and the Trustee, LMUSA and Reorganized LMUSA (by its acceptance of any distributions made to it pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws. The Trustee and Reorganized LMUSA agree and consent that the Bankruptcy Court shall retain jurisdiction to enforce this Agreement in order to effectuate the provisions of the Plan.

        10.5 Severability. In the event any provision of this Agreement or its application to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                                   EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

        10.6 Notices. (a) Any notice or other communication by the Trustee to Reorganized LMUSA shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box addressed to Reorganized LMUSA at its address as shown in the records of the Trust.

                 (b) All notices, requests, consents or other communications to the Trustee required or permitted under this Agreement shall be in writing (including facsimile or other similar telecommunication media) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated or mailed by registered, certified, or overnight mail (postage prepaid), return receipt requested, to the Trustee at [INSERT ADDRESS] or to such other address as the Trustee or any successor Trustee may designate by notice to Reorganized LMUSA complying with the terms of SECTION 10.6(A). Each such notice shall be deemed delivered (i) on the date delivered if by personal delivery, (ii) on the date telecommunicated with confirmed answer back if telecommunicated or (iii) on the date upon which the return receipt is signed or delivery is refused, as the case may be, if mailed.

        10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

        10.8 Termination. This Agreement shall terminate and shall be of no further force or effect in the event that the Effective Date under the Plan does not occur on or before October 31, 1997; provided, however, that such date may be extended by the Trustee then serving or by order of the Bankruptcy Court.

                                   EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed as of the day and year first written.

                                       LOMAS MORTGAGE USA, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       REORGANIZED LOMAS MORTGAGE USA, INC.

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                       By:
                                           ----------------------------------
                                           As Trustee

                                   EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

                                LIST OF EXHIBITS

Exhibit A        LMUSA Chapter 11 Plan (See Exhibit II to the Disclosure
                 Statement).



                                   EXHIBIT B -- LMUSA LITIGATION TRUST AGREEMENT

                                                                     EXHIBIT III

                         ESTIMATED LIQUIDATION PROCEEDS
                        ASSUMING CONVERSION TO CHAPTER 7

         Section 1129(a)(7)(A) of the Bankruptcy Code states that the Bankruptcy Court shall not confirm a plan of reorganization unless it is in the "best interests" of creditors and interestholders. The "best interests" test is satisfied if each impaired class of claims or interest receives or retains at least the amount or value they would receive if the debtor were liquidated in a hypothetical case under Chapter 7 of the Bankruptcy Code.

         This Liquidation Analysis (the "Analysis") presents estimated amounts that would be paid to claimants and interestholders under hypothetical Chapter 7 liquidations. The assumptions and estimates utilized in this Analysis are considered reasonable by management of the Debtors-in-Possession (LMUSA, LFC, LIS and LAS, collectively the "Debtors"). This Analysis is also based upon assumptions with regard to management decisions that are subject to change. Accordingly, there can be no assurance that the values reflected in this Analysis would be realized if the Debtors were, in fact, to undergo such a liquidation.

         This Analysis is believed to reflect all relevant information known to management as of the date of this Disclosure Statement. The Debtors are not aware of any events subsequent to such date that would materially affect this Analysis. There can be no assurance that the assumptions underlying this Analysis would be made or accepted by the Bankruptcy Court.

         This Analysis is based upon the Debtors' unaudited financial statements as of March 31, 1996 and various adjustments thereto, as well as other amounts estimated by Debtors' management. The Analysis assumes that the Debtors' asset and liability values at June 30, 1996, the date of hypothetical conversion of the case to a Chapter 7 proceeding, would be based upon a rollforward of these March 31, 1996 financial statements utilizing the Debtors' 1996 budget, with no significant variances. In addition, this Analysis assumes that the Debtors' operations would immediately cease upon conversion of the case to a Chapter 7 proceeding. Actual recoveries in a Chapter 7 liquidation may differ materially from the preliminary estimate of recoveries included herein.

         In order to determine the liquidation values of the Debtors for purposes of this Analysis, the following material assumptions were made: (a) a Chapter 7 trustee would
                                           EXHIBIT III TO DISCLOSURE STATEMENT
liquidate the assets on an accelerated schedule; (b) the First Nationwide holdbacks would be paid in full (other than $20.3 million, representing estimated reserves for receivables to which a portion of the holdbacks relate);
(c) the Chapter 7 trustee would first distribute from the proceeds of the liquidation the Chapter 7 administrative expenses (including the trustee's fees and expenses and those of professionals retained by the trustee); (d) the Debtors' assets would be liquidated over a seven-month period; (e) the Lomas Campus real estate would be liquidated at $23 million, which is the sale price under an agreement in principle reached with a potential purchaser; (f) each STL asset would be liquidated at an amount representing management's best estimate of net proceeds under a distressed sale situation with the value of the Debtors' real estate assets being eroded due to the rapid liquidation of the real estate portfolio and the general "fire sale" atmosphere of the liquidation; (g) the value of assets other than real estate would be reduced from book value in a Chapter 7 liquidation due to (i) a lower cash value for liquidation of furniture, fixtures and equipment and (ii) the elimination of prepaid items, which have minimal potential cash value to the Debtors but are reported at cost as "other assets" in accordance with generally accepted accounting principles; and (h) general Chapter 7 administrative costs and expenses, including (i) the Chapter 7 trustee's fees (assumed to be 3%), (ii) fees for Chapter 7 bankruptcy counsel, (iii) legal fees relating to real estate sales transactions, (iv) fees for consultants and/or brokers to design and implement a marketing strategy and
(v) accounting fees, would be paid out of liquidation proceeds and deducted prior to distributions.

         Based upon the foregoing assumptions, following is a summary of the Analysis, including a comparison of the estimated recoveries in hypothetical Chapter 7 liquidations with estimated recoveries under the Plans.

         IT SHOULD BE NOTED THAT THE ESTIMATED RECOVERIES UNDER A CHAPTER 7 LIQUIDATION AND UNDER THE PLANS ARE BASED ON THE ASSUMPTION THAT THERE ARE NO ALLOWED INTERCOMPANY CLAIMS AND THEREFORE THE ASSETS OF EACH DEBTOR AS SHOWN ON ITS BOOKS AND RECORDS, AND ONLY THOSE ASSETS, ARE AVAILABLE TO SATISFY NON-INTERCOMPANY CLAIMS AGAINST SUCH DEBTOR.

                                             EXHIBIT III TO DISCLOSURE STATEMENT

                       LOMAS FINANCIAL CORPORATION
                           BEST INTERESTS TEST
                    Estimated as of 7/1/96 in thousands
                                   (Unaudited)

A.  CHAPTER 7-- LIQUIDATION ANALYSIS

                                                 ESTIMATED
                                                 CHAPTER 7
SOURCES OF CASH                                   PROCEEDS                          FOOTNOTES
                                                 ---------                          ---------

    CASH AND CASH EQUIVALENTS                     $  3,000                              B
    CASH AND CASH EQUIVALENTS HELD IN TRUST         11,028                              B
    INVESTMENT INCOME                                  101                              B
    MANAGEMENT FEES                                    350                              C
    ASSET SALES:
          INVESTMENTS                                3,186                              D
          RECEIVABLES                                4,305                              E
          FIXED ASSETS                                 335                              F
          PREPAID EXPENSES AND OTHER ASSETS            623                              G
                                                 ---------

SOURCES OF CASH                                  $  22,928
USES OF CASH
    ADMINISTRATION AND CARRYING COSTS                4,533                              H, I
    PROFESSIONAL FEES                                  645
    TRUSTEE FEES (3% OF SOURCES)                       688
                                                 ---------
USES OF CASH                                     $   5,866
                                                 ---------
NET DISTRIBUTABLE PROCEEDS --  CHAPTER 7         $  17,062                              J
                                                 =========

B.  PLAN OF REORGANIZATION VALUE                  ESTIMATED
                                                 PLAN VALUE
                                                 ----------

    CASH DISTRIBUTIONS UPON CONFIRMATION          $  6,309                              K
    CASH CONTRIBUTIONS TO LITIGATION TRUST           2,000                              K
    CONTRIBUTIONS TO INTERCOMPANY CLAIMS RESERVE       --
    NET NON-REORGANIZATION ASSETS                    8,469
    CAPITAL STOCK IN REORGANIZED LFC                 2,735                              L
                                                  --------
          ESTIMATED PLAN VALUE                    $ 19,513
                                                  ========


C. COMPARISON OF NET
PROCEEDS                                                    CHAPTER 7                                PLAN
                                            -------------------------------------     --------------------------------------

                                             Estimated      Payments                  Estimated     Payments
                                              Allowed      on Allowed   Percentage     Allowed     on Allowed     Percentage
                                              Claims         Claims      Recovery      Claims        Claims        Recovery
                                            ----------     ---------    ----------    ----------   ----------     ----------
Administrative (see footnotes H and I)      $       --     $      --      100.0%      $       --   $      --        100.0%
Priority - Tax                                    79.0          79.0      100.0%            79.0        79.0        100.0%
Priority - Nontax                                   --            --        0.0%              --          --          0.0%
LFC Class 1 (Secured)                               --            --        0.0%              --          --          0.0%
LFC Class 2 (D & O)                                 --            --        0.0%              --          --          0.0%
LFC Class 3 (General Unsecured)              155,674.0      16,982.0       10.9%       155,674.0    19,433.7         12.5%
LFC Class 4 (Convenience)                          1.0           0.1       10.9%             1.0         0.3         25.0%
LFC Class 5 (Intercompany)                          --            --        0.0%              --          --          0.0%
LFC Class 6 (Interests)(see footnotes)              --            --        0.0%              --          --          0.0%
                                            ----------     ---------      -----       ----------   ---------        ------
TOTAL                                       $155,754.0     $17,062.0       11.0%      $155,754.0   $19,513.0          12.5%
                                            ==========     =========      =====       ==========   =========        ======

                            LOMAS MORTGAGE USA, INC.
                              BEST INTERESTS TEST
                      Estimated As Of 7/1/96 In Thousands
                                  (Unaudited)


A. CHAPTER 7-- LIQUIDATION ANALYSIS


                                                   ESTIMATED
                                                   CHAPTER 7
Sources of Cash                                    PROCEEDS                         FOOTNOTES
                                                   --------                         ---------

   CASH AND CASH EQUIVALENTS                       $  5,000                              B
   CASH AND CASH EQUIVALENTS HELD IN TRUST          193,992                              B
   INVESTMENT INCOME                                    389                              B
   OTHER INCOME                                         150                              C
   ASSET SALES:

     INVESTMENTS                                     18,752                              D
     RECEIVABLES                                     40,121                              E
     FIXED ASSETS                                    25,266                              F
     PREPAID EXPENSES AND OTHER ASSETS                1,166                              G
                                                   --------
SOURCES OF CASH                                    $284,836
USES OF CASH

   ADMINISTRATION AND CARRYING COSTS               $ 12,231                              H, I

   PROFESSIONAL FEES                                  2,255

   TRUSTEE FEES (3% OF SOURCES)                       8,545
                                                   --------
USES OF CASH                                       $ 23,031
                                                   --------
NET DISTRIBUTABLE PROCEEDS -- CHAPTER 7            $261,805                              J
                                                   ========

B. PLAN OF REORGANIZATION VALUE                    ESTIMATED
                                                   PLAN VALUE
                                                   ----------
   CASH DISTRIBUTIONS UPON CONFIRMATION            $218,266                              K
   CASH CONTRIBUTIONS TO LITIGATION TRUST             5,000                              K
   CONTRIBUTIONS TO INTERCOMPANY CLAIMS RESERVE          --
   NET NON-REORGANIZATION ASSETS                     40,653
   CAPITAL STOCK IN REORGANIZED LMUSA                20,609                              L
                                                   --------
        ESTIMATED PLAN VALUE                        284,528
                                                   ========

C. COMPARISON OF NET PROCEEDS                                 CHAPTER 7                                   PLAN
                                               -----------------------------------     ----------------------------------------
                                                Estimated      Payments                 Estimated      Payments
                                                 Allowed      on Allowed  Percentage    Allowed       on Allowed     Percentage
                                                 Claims         Claims     Recovery      Claims         Claims        Recovery
                                               ----------     ----------  ---------    ----------     ----------     ----------
Administrative (see footnotes H and I)         $  3,000.0     $  3,000.0    100.0%     $  3,000.0     $  3,000.0        100.0%
Priority - Tax                                      540.0          540.0    100.0%          540.0          540.0        100.0%
Priority - Nontax                                    15.0           15.0    100.0%           15.0           15.0        100.0%
LMUSA Class 1A (Secured)                         11,450.0       11,450.0    100.0%       11,450.0       11,450.0        100.0%
LMUSA Class 1B (Secured)                             --             --        0.0%          --             --             0.0%
LMUSA Class 2 (D & O)                                --             --        0.0%          --             --             0.0%
LMUSA Class 3 (General Unsecured)               399,886.0      246,759.3     61.7%      399,886.0      269,478.5         67.4%

LMUSA Class 4 (Convenience)                          66.0           40.7     61.7%           66.0           44.5         67.4%
LMUSA Class 5 (Intercompany)                         --              --       0.0%          --             --             0.0%
LMUSA Class 6 (Interests) (see footnotes)            --              --       0.0%          --             --             0.0%
                                               ----------     ----------    -----      ----------     ----------        -----
TOTAL                                          $414,957.0     $261,805.0     63.1%     $414,957.0     $284,528.0         68.6%
                                               ==========     ==========    =====      ==========     ==========        =====

FOOTNOTES TO LIQUIDATION ANALYSIS

    The notes that are presented below identify and describe the principal assumptions that are incorporated in the Analysis:

Note References

(A) Represents the Debtors' best estimates of liquidation values based upon hypothetical liquidations under Chapter 7 of the Bankruptcy Code. Such estimates may not prove accurate. Assumes total liquidation period of 7 months.

(B) Cash would be distributed as it becomes available. Investment income is cash received from holding an asset prior to its sale in liquidation.

(C) Management fees are from the assisted care management agreement in a subsidiary of LFC (Treemont - assumed to have value only to the current contract renewal date) and from fees related to the Beaumeade property managed by STL, a subsidiary of LMUSA.

(D) Significant LFC investments include, among other items, interests in Financial Insurance Ltd., Triad Ventures, Invesco Funds (which is discounted by 70% to account for early liquidation of this illiquid investment under current market conditions) and Vista. Significant LMUSA investments include the CMO Trust, residual interest in excess benefits plans and STL real estate. See pages 30-31 and 34-38 of the Disclosure Statement for further information on the LFC and LMUSA investments, respectively.

(E) Accounts receivable are presented net of estimated uncollectible accounts. LFC receivables include the accrued investment income, management fees and the RIS note. LMUSA receivables include net First Nationwide sales proceeds, Landel Plaza receivable and mortgage notes payable to STL.

(F) Excess furniture, fixtures and equipment (including computer hardware and software) were reduced to 25% of net book value at June 30, 1996, and are expected to be sold by August 31, 1996. Art and antiques are recorded at book value and are expected to be sold by August 31, 1996. All campus buildings are to be sold as of August 31, 1996.

(G) Prepaid items are assumed to have no cash value, except that early termination of the D & O policy may result in a partial refund.

(H) Overhead reimbursement is a Debtor-calculated amount of post-conversion overhead expenses that have been borne by LMUSA. Administrative claims are an estimate of Chapter 7 professional fees and expenses through the date of completion of the Chapter 7 liquidation. Although the amount reflected in the analysis is the Debtors' best estimate of the amount owed to LMUSA by LFC, the Debtors' calculations are subject to further scrutiny by the creditors of the respective estates, and the amount of certain administrative expenses must ultimately be approved by the Court. It is assumed that LMC's operating expenses for legal and accounting services will be approximately $10,000 per month until liquidation is complete.

(I) For purposes of this analysis it is assumed that 20% of the estimated professional and related bankruptcy costs through June 30, 1996 are reimbursed to LMUSA immediately prior to conversion to Chapter 7, although the exact amount is subject to subsequent determination and allocation.

(J) Distributions are assumed to occur as soon as available.

(K) LMUSA cash includes $5 million designated for the LMUSA Litigation Trust and $218.3 million for distribution to creditors. LFC cash includes $2 million designated for the LFC Litigation Trust and $6.3 million for distribution to creditors for a total of $8.3 million distributed to or on behalf of creditors. No assumptions have been made with respect to cash distribution to be held back from distribution to creditors or funded into an Intercompany Claims Reserve.

                                             EXHIBIT III TO DISCLOSURE STATEMENT

(L) This amount represents the pro forma book value of the Debtors after reorganization.

Other Significant Assumptions

    The Estimated Plan Value and this Analysis assume the Debtors have sufficient tax attributes to offset any potential federal and/or state taxes associated with gains from asset sales, etc. Accordingly, this Analysis assumes no federal and state tax liabilities, although this assumption may be subject to change.

    All severance and retention payments, including excess benefit plan distributions and vacation pay, will be paid to terminated employees. The majority of employees are anticipated to be terminated by June 30, 1996.

    Operations of Debtors would be moved to a smaller office location as of July 1, 1996 for either the liquidation or reorganization scenarios and allocated as noted in footnote H above. Cost to relocate operations projected at $80,000 in July 1996. This is primarily a LMUSA cost and is in support of contractual requirements pursuant to the First Nationwide sale.
    Assumes rent at $11/s.f. utilizing 21,000 s.f. for the liquidation period.

    Lomas Insurance Services will be sold as of August 31, 1996.

    The Debtors' pension plan will be terminated as of December 31, 1996.

    First Nationwide holdbacks for transfer costs will be recovered in full. Excess funds estimated available at October 1996 (GNMA Sale) and January 1997 (Section 363 Sale) over out of pocket costs are included in LMUSA's projections as an increase in cash.

    Recovery for LFC and LMUSA Class 6 Interests will be $0 because such interests will be canceled under the Plan.

    No amounts are recovered in respect of claims by the Debtors against third parties. If there are any such recoveries, 100% will be available to creditors under the Plans, while 97% would be available in a Chapter 7 liquidation, due to the 3% trustee's fee.

    No value is attributed under the Plans to the tax attributes of the Debtors, except to the extent that income of the reorganized companies is assumed to be sheltered by net operating loss carryforwards.

    Estimated Allowed Claims also include estimates for damages due to rejection of executory contracts and estimates for litigation and settlement costs.

                                             EXHIBIT III TO DISCLOSURE STATEMENT

                                                                     EXHIBIT IV

                       LOMAS FINANCIAL CORPORATION ("LFC")
                     AND LOMAS MORTGAGE USA, INC. ("LMUSA")
                         PROJECTED FINANCIAL STATEMENTS

                             NATURE OF PRESENTATION

         The following presentation includes projected consolidated balance sheets of Lomas Financial Corporation and Lomas Mortgage USA, Inc. as of June 30, 1997, 1998 and 1999, and projected statements of consolidated operations and consolidated cash flows for the years then ending. These financial projections present, to the best of management's knowledge and belief, each company's expected financial position, results of operations and cash flows for the projection periods, after giving effect to changes in its debt and capital structure that would result from the consummation of its Chapter 11 Plan on July 1, 1996. Accordingly, the projections reflect management's judgment, as of June 30, 1996, based on present circumstances, of the most likely set of conditions and its most likely course of action. The assumptions disclosed herein are those that management believes are significant to the projections or are key factors upon which the financial results of the Companies depend. Some assumptions inevitably will not materialize, and unanticipated events or circumstances may occur subsequent to the date of these projections. Therefore, the actual results achieved during the projection period will vary from the forecast, and the variations may be material. The LFC Creditors' Committee and the LMUSA Creditors' Committee do not necessarily agree with the assumptions made herein.

         Reorganized LFC and Reorganized LMUSA are required to adopt fresh-start reporting as of each respective Effective Date. Fresh-start reporting does not reflect historical values as previously reflected on LFC's and LMUSA's books. Pursuant to fresh-start reporting, the reorganization value of Reorganized LFC and Reorganized LMUSA is allocated to its assets at fair value. In addition, liabilities are stated at present value determined at appropriate interest rates and any goodwill and the retained earnings deficit are eliminated. Statement of Position 90-7 of the American Institute of Certified Public Accountants, "Financial Reporting by Entities in Reorganization Under the Code," defines reorganization value as the amount of resources available for the satisfaction of postpetition liabilities and allowed claims and interests, as negotiated between the debtors, the creditors and the holders of equity interests. However, notwithstanding the foregoing, because the application of fresh-start accounting has no material impact on the carrying values of the assets of either Reorganized LFC or

                                             EXHIBIT IV TO DISCLOSURE STATEMENT

Reorganized LMUSA, the approach has not been applied for purposes of this Disclosure Statement and the assets are reflected herein at their net realizable values.

SIGNIFICANT PROJECTION ASSUMPTIONS

- -   These pro forma projected financial statements have been prepared based on fresh start reporting being recorded as of June 30, 1996. The expected confirmation date used in the projections is August 31, 1996. The companies believe that while the expected August 31, 1996 Confirmation Date occurs between two financial statement reporting dates, the sixty day timing differential does not materially affect creditor recoveries or the financial condition of Reorganized LFC or Reorganized LMUSA. All references to LFC and LMUSA in these assumptions refer to Reorganized LFC and Reorganized LMUSA.

    The distributions to the LFC or LMUSA Creditors Trusts and to LFC's or LMUSA's working capital accounts are all presented in these projected financial statements as if Confirmation occurred on July 1, 1996.

- -   The pro forma projected financial statements assume that there will no expansion of the reorganization assets of either LFC or LMUSA, even though it appears likely that the boards of directors and management of Reorganized LFC and Reorganized LMUSA will seek to expand their respective businesses, possibly in connection with third party investors or through acquisitions of business combinations. See "General Information relating to Reorganized LFC
    - Potential for Growth, New Investors" and "General Performation Relating to Reorganized LMUSA - Potential for New Growth."

- -   While the Debtors believe that the initial working capital reserves provided are sufficient for the operation of the Reorganized Debtors' ongoing business, the costs of litigation by the Debtors over the disputed Intercompany Claims have not been factored in. If these costs are large enough, it is possible that the working capital will be insufficient. Each Creditors' Committee has been given the right to increase (or decrease) the amount of its respective Reorganized Debtor's initial working capital at least three business days before the commencement of the Confirmation Hearing.

- -   The approximately $7.5 million currently held by the trustee under the
    "rabbi trust" established for the benefit of the MSP Participants will be turned over to LFC before the Confirmation Date pursuant to the adversary proceeding commenced by the LFC Creditors' Committee.

- -   Cash is accumulated as assets are sold and income is earned in reorganization assets. The operating cash earns 5% per annum and this account is not distributed to the creditors. The net cash provided or used relating to the non-reorganization assets and


                                              EXHIBIT IV TO DISCLOSURE STATEMENT
    liabilities are credited to the LFC or LMUSA Creditors Trust as is appropriate. Proceeds from earnings of non-reorganization assets if they exceed $1 million for LMUSA and $500,000 for LFC will be distributed from the relevant Creditors Trust on a monthly basis.

- -   The projected financial statements do not reflect any recoveries, adjustments or costs related to any intercompany claims between and among the Debtors. Accordingly, assets shown on the books of one Debtor may ultimately be determined to belong to another Debtor.

- -   LFC and LMUSA's board of directors will have five outside directors with a compensation of $2,000 per quarter, plus travel reimbursement.

- -   Buildings will be sold at August 31, 1996 for $23 million cash. Travelers will receive $11.45 million for the collateral and will share distribution with other creditors on the undersecured portion.

- -   The Treemont Texas management agreement is not shown as an asset on the balance sheet of LFC because there can be no assurance that the contract will continue in effect for an extended period. Because the Treemont Denver management agreement is terminable at will by Treemont Denver and has been producing no net income for LFC, it is also not shown as an asset on LFC's balance sheet.

- -   Excess furniture and equipment was reduced to $.25 on the dollar at June 30,
    1996, and is expected to be sold by August 31, 1996. Arts and antiques were already carried at a discounted value and will also be sold by August
    31, 1996.

- -   Insurance operations will be sold effective August 31, 1996 for net proceeds of approximately $6.3 million cash based on the April 30, 1996 financial statements (the date of the proposed sale). The insurance operations had approximately $3.9 million in cash at the date of the proposal.

- -   The Company's pension plan will be terminated by December 31, 1996.

- -   LFC will not be required to remain a reporting company after fiscal 1998, because its assets will be less than $5 million.


                                              EXHIBIT IV TO DISCLOSURE STATEMENT

- -   In fiscal 1997, 1998 and 1999, LFC will treat 10%, 40% and 80%, respectively, of total operating expenses (other than for Treemont) as relating to reorganization assets.

- -   Operations would be moved to an executive office complex on North Harwood
    Street as of July 1, 1996.

    -    Cost to relocate operations projected at $80,000 in July 1996.
    - Assumes rent at $11/s.f. for approximately 21,000 s.f. for four months in fiscal 1997 reducing to 15,000 s.f. for the balance of fiscal 1997 and reducing further to 6,000 s.f. at the beginning of fiscal 1998 and continuing at that level. Beginning July 1, 1996 LFC's monthly rent will be approximately $2,000 and LMUSA's approximately $18,000 per month which will continue for four months.

- -   LMUSA will charge ST Lending a fee of $25,000 per month for a prorated share of operating costs (legal, accounting and facilities).

- -   Directors and officers insurance to the reorganized companies is expected to cost $1.3 million and is allocated 50% of the cost to LMUSA and 50% of the cost to LFC. This insurance provides $35 million of coverage with a $1 million retention.

- -   LFC has provided for external legal and accounting costs of $110,000,
    $100,000 and $75,000 for fiscal years 1997, 1998 and 1999, respectively. These costs are allocated to reorganization and non-reorganization assets for LFC. LMUSA has provided for external legal and accounting costs of $485,000, $150,000 and $15,000 for fiscal years 1997, 1998 and 1999, respectively.

- -   Certain Chapter 11 professional fees, estimated to be $1.7 million or 20%
    of the total incurred by LMUSA through August 31, 1996 are allocated to and paid by LFC.

                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES
                      (EXCLUDING LOMAS MORTGAGE USA, INC.)
                       PRO FORMA REORGANIZED BALANCE SHEET
                                  JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                                REORGANIZATION ENTRIES
                                                         -------------------------------------------------------------
                                              OPERA-                  CANCELLATION                           TRANSFER
                                              TIONS        REORGANI-       OF       DISCHARGE  CANCELLATION  OF NON-
                                 BALANCE      QUARTER       ZATION     INVESTMENT      OF          OF        REORGANI-
                                    AT        ENDING        VALUE         IN          PRE-        PRE-        ZATION    REORGANIZED
                                 MARCH 31,    JUNE 30,      ADJUST-      LOMAS      PETITION    PETITION      ITEMS       BALANCE
                                   1996        1996         MENTS       MORTGAGE      DEBT        STOCK      TO TRUST      SHEET
                                 ---------    --------     --------   ------------  ---------  ------------  --------   -----------
                                                             (1)                       (2)        (2)          (2)
ASSETS
  Cash and cash equivalents     $  11,606    $ 2,422(3)   ($1,028)(4) $ (1,700)   $  (8,300)  $    --       $   --       $3,000

  Receivables . . . . . . .           538      7,102       (3,335)        --         (4,049)       --           --          256
  Investments . . . . . . .         4,330     (1,453)       1,622        1,700       (6,199)       --           --            0
  Investment in
     unconsolidating
     subsidiaries . . . . .      (106,841)    (5,004)          --      111,845           --         --           --          --
  Fixed assets  . . . . . .         1,247       (682)        (230)          --         (335)        --           --           0
                                ---------    -------    ---------     --------    ---------   --------      -------    --------
                                 (100,726)       (37)      (1,943)     113,545      (10,583)        --           --         256
  Allowance for losses  . .        (3,609)       424        3,185           --           --         --           --          --
                                ---------    -------    ---------     --------    ---------   --------      -------    --------
                                 (104,335)       387        1,242      113,545      (10,583)        --           --         256

  Prepaid expenses and other
  assets  . . . . . . . . .           128        495           --           --         (623)        --           --           0
  Net assets of discontinued
    operations  . . . . . .         6,947     (6,947)          --           --           --         --           --           0
  Non-reorganization assets
    held in trust . . . . .            --         --           --           --       19,506(5)      --      (19,506)(5)       0

  Contingent distribution
    obligation  . . . . . .            --         --           --           --      (16,778)        --       16,778           0
  Accrued liquidating
    liabilities . . . . . .            --         --           --           --       (2,728)        --        2,728           0
                                ---------    -------    ---------     --------    ---------   --------      -------   ---------
                                $ (85,654)   $(3,643)   $     214    $ 111,845    $ (19,506)  $     --      $    --    $  3,256
                                =========    =======    =========     ========    =========   ========      =======    ========



LIABILITIES

  Accounts payable and
    accrued expenses  . . . .   $     505    $   110    $     466     $     --    $    (560)  $     --      $    --    $    521
  Payable to unconsolidating
    subsidiaries  . . . . .           781       (313)          --        1,700       (2,168)        --           --           0
  Liabilities subject to
    Chapter 11 proceedings        153,304       (140)        (466)          --     (152,698)        --           --           0
                                ---------    -------    ---------     --------    ---------   --------      -------    --------
                                  154,590       (343)          --        1,700     (155,426)        --           --         521
                                ---------    -------    ---------     --------    ---------   --------      -------    --------

STOCKHOLDERS'
EQUITY DEFICIT)

  Common stock  . . . . . .        20,149         --           --           --          100    (20,149)          --         100
  Paid-in capital . . . . .       309,763         --           --           --        2,635   (309,763)          --       2,635
  Retained earnings (deficit)    (570,156)    (3,300)         214      110,145      133,185    329,912           --           0
                                ---------    -------    ---------     --------    ---------   --------      -------    --------
                                 (240,244)    (3,300)         214      110,145      135,920         --           --       2,735
                                ---------    -------    ---------     --------    ---------   --------      -------    --------
                                $ (85,654)   $(3,643   $      214    $ 111,845    $ (19,506)  $     --      $    --    $  3,256
                                =========    =======    =========     ========    =========   ========      =======    ========

                                              EXHIBIT IV TO DISCLOSURE STATEMENT

NOTES TO PRO FORMA REORGANIZED BALANCE SHEET

(1) The reorganization value was determined with the assistance of independent advisors by reliance on various valuation methods including discounted cash flow analysis and independent appraisal.

(2) Discharge of debt and cancellation of prepetition stock:

        Debt discharged
          Senior convertible notes                          $ 139,918
          Accrued interest on senior notes                      5,562
          Accrued MSP liabilities                               5,755
          Other liabilities                                     1,463
        Prepetition stock cancelled                           329,912
                                                            ---------
                                                              482,610

        Less:
          Net assets held in trust pending distribution       (16,778)
          Reorganized LFC securities issued                    (2,735)
          Elimination of retained earnings deficit           (329,912)
                                                            ---------
          Gain on discharge                                 $ 133,642
                                                            =========

(3) Comprised of cash of $1,300 received from the sale of Capstead options, cash of $513 from the liquidation of Financial Insurance Ltd. CDS, cash of $403 received from the sale of Harry Hines Trailer Park (owned of record by LIP but shown as an asset on the books of LMUSA) and investment income from cash accumulated.

(4) This represents cash to be paid for the Chapter 11 professional fees and holdbacks of $418, taxes of $142 and proceeds from the sale of Harry Hines Trailer Park (owned of record by LIP but shown as an asset on the books of LMUSA) of $468 to LMUSA (SEE (3) above) -- total $1,028.

(5) This is the gross amount of non-reorganization assets ultimately projected to be distributed to creditors. The net amount after deducting "accrued liquidating liabilities" as June 30, 1996, is projected to be $16,778. The non-reorganization assets include the following: cash, receivables, Vista Properties, Triad Ventures, Invesco, fixed assets and prepaid expenses.


                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                           LOMAS FINANCIAL CORPORATION
                             PROJECTED BALANCE SHEET
                            (Unaudited, in thousands)

                                                          June 30
                                          ----------------------------------------
                                            1996       1997       1998       1999
                                          -------    -------    -------    -------
ASSETS
     Cash and cash equivalents ........   $ 3,000    $ 2,880    $ 2,753    $ 3,104
     Receivables ......................       256        285        325        365
     Advances to non-
       reorganization(1) ..............        --        162        305         --
     Prepaid expenses and other
       assets..........................        --         58         46         29
                                          -------    -------    -------    -------
       Reorganization assets ..........     3,256      3,385      3,429      3,498
                                          -------    -------    -------    -------
     Non-reorganization assets held in
         trust ........................    19,506        617        411         --
     Less:  Accrued liquidating
            liabilities ...............    (2,728)       (14)        (7)        --
     Less:  Contingent distribution
            obligation ................   (16,778)      (603)      (404)        --
                                          -------    -------    -------    -------
                                                0          0          0          0
                                          -------    -------    -------    -------

                                          $ 3,256    $ 3,385    $ 3,429    $ 3,498
                                          =======    =======    =======    =======
LIABILITIES

     Accounts payable and accrued
        expenses ......................   $   521    $   441    $   357    $   273
                                          -------    -------    -------    -------
STOCKHOLDERS' EQUITY
     Common stock .....................   $   100    $   100    $   100    $   100
     Paid-in capital ..................     2,635      2,635      2,635      2,635
     Retained earnings ................        --        209        337        490
                                          -------    -------    -------    -------
                                            2,735      2,944      3,072      3,225
                                          -------    -------    -------    -------
                                          $ 3,256    $ 3,385    $ 3,429    $ 3,498
                                          =======    =======    =======    =======

- ------------------
(1) Expenses associated with non-reorganization assets to the extent greater than the cash on hand will be covered by "advances" of working capital from the funds associated with the reorganization assets. This accounts for differences in timing between the realization of the non-reorganization assets and the expenses associated therewith.


                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                          LOMAS FINANCIAL CORPORATION
                  PROJECTED STATEMENT OF REVENUES AND EXPENSES
                      (REORGANIZATION ASSETS/LIABILITIES)
                           (Unaudited, in thousands)

                                                         Fiscal Year
                                                        Ending June 30
                                                      -----------------
                                                      1997   1998  1999
                                                      ----   ----  ----
REVENUES
   Interest and investment income .................   $151   $157   $168
   Other revenue ..................................    600    600    600
                                                      ----   ----   ----
                                                       751    757    768
                                                      ----   ----   ----
EXPENSES
   Personal and consulting (Treemont) .............    156    156    156
   Amortization of prepaid insurance (Treemont) ...    292    290    193
   Personnel and consulting .......................     18     72    144
   Insurance allocation  ..........................     44     29     --
   Legal fees .....................................      6     24     40
   Accounting fees ................................      5     16     20
   Franchise and other taxes ......................      6      4      8
   Occupancy, office operations and other .........     15     38     54
                                                      ----   ----   ----
                                                       542    629    615
                                                      ----   ----   ----
NET INCOME ........................................   $209   $128   $153
                                                      ====   ====   ====

                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                           LOMAS FINANCIAL CORPORATION
                        PROJECTED STATEMENT OF CASH FLOWS
                      (REORGANIZATION ASSETS/LIABILITIES)
                            (Unaudited, in thousands)

                                                               Fiscal Years Ending June 30
                                                               ---------------------------
                                                               1997       1998       1999
                                                               ----       ----       ----
OPERATING ACTIVITIES
     Net income ...........................................   $   209    $   128    $   153
     Noncash items included in determination of
       net income:
       Amortization of prepaid insurance ..................       292        290        193
     Net change in receivables, payables and other assets..      (459)      (402)      (300)
                                                              -------    -------    -------
       Net cash provided by operating activities ..........        42         16         46
                                                              -------    -------    -------
FINANCING ACTIVITIES
       Advances (to) from non-reorganization(1) ...........      (162)      (143)       305
                                                              -------    -------    -------
     Net change in cash and cash equivalents ..............      (120)      (127)       351
     Cash and cash equivalents at beginning of
       period .............................................     3,000      2,880      2,753
                                                              -------    -------    -------
     Cash and cash equivalents at end of period ...........   $ 2,880    $ 2,753    $ 3,104
                                                              =======    =======    =======

- ----------
(1) Expenses associated with non-reorganization assets to the extent greater than the cash on hand will be covered by "advances" of working capital from the funds associated with the reorganization assets. This accounts for differences in timing between the realization of the non-reorganization assets and the expenses associated therewith.

                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                          LOMAS FINANCIAL CORPORATION
                  PROJECTED STATEMENT OF REVENUES AND EXPENSES
                    (NON-REORGANIZATION ASSETS/LIABILITIES)
                           (Unaudited, in thousands)

                                                             Fiscal Years Ending June 30
                                                 ----------------------------------------------------
                                                    1997                 1998                  1999
                                                 ---------             --------              --------
REVENUES
  Interest and investment income . . . . . . . . $    214              $     96              $    100
  Gain on sale of assets . . . . . . . . . . . .       --                    --                   615
                                                 ---------             --------              --------
                                                       214                   96                   715
                                                 ---------             --------              --------
EXPENSES
  Personnel and consulting . . . . . . . . . . .       162                  108                    36
  Amortization of prepaid insurance  . . . . . .       391                   44                    --
  Legal fees . . . . . . . . . . . . . . . . . .        54                   36                    10
  Accounting fees  . . . . . . . . . . . . . . .        45                   24                     5
  Franchise and other taxes  . . . . . . . . . .        54                    6                     2
  Occupancy, office operations and other . . . .       141                   57                    14
                                                 ---------             --------              --------
                                                       847                  275                    67
                                                 ---------             --------              --------
INCOME (LOSS) BEFORE BANKRUPTCY EXPENSES . . . .      (633)                (179)                  648
Bankruptcy related expenses  . . . . . . . . . .      (670)                 (20)                   --
                                                 ---------             --------              --------
NET LOSS . . . . . . . . . . . . . . . . . . . . $  (1,303)            $   (199)             $    648
                                                 =========             ========              ========

                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                           LOMAS FINANCIAL CORPORATION
                        PROJECTED STATEMENT OF CASH FLOWS
                    (NON-REORGANIZATION ASSETS/LIABILITIES)
                            (Unaudited, in thousands)

                                                      Fiscal Years Ending June 30
                                                      ---------------------------
                                                      1997       1998       1999
                                                      ----       ----       ----
OPERATING ACTIVITIES
   Net loss .....................................   $(1,303)   $  (199)   $   648
   Noncash items included in the determination
      of net income:
        Amortization of prepaid insurance  ......       391         44         --
        Gain on sale of investments .............        --         --       (615)

   Net change in receivables, payables
       and other assets .........................      (827)        12         24
                                                    -------    -------    -------
            Net cash provided (used) by operating
              activities ........................    (1,739)      (143)        57
                                                    -------    -------    -------

FINANCING ACTIVITIES

   Advances from (to) reorganization(1) .........       162        143       (305)
   Net collections on liquidation of non-
       reorganization assets ....................     7,121         --      1,300
   Liquidating distributions ....................   (14,872)        --     (1,052)
                                                    -------    -------    -------
       Net cash used by financing activities ....    (7,589)       143        (57)
                                                    -------    -------    -------

   Net increase (decrease) in cash and
       cash equivalents .........................    (9,328)        --         --
   Cash and cash equivalents at beginning
       of period ................................     9,328         --         --
                                                    -------    -------    -------
   Cash and cash equivalents at end of
       period ...................................   $    --    $    --    $    --
                                                    =======    =======    =======

- -------------------------
(1) Expenses associated with non-reorganization assets to the extent greater than the cash on hand will be covered by "advances" of working capital from the funds associated with the reorganization assets. This accounts for differences in timing between the realization of the non-reorganization assets and the expenses associated therewith.


                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                    LOMAS MORTGAGE USA, INC. AND SUBSIDIARIES
                     PRO FORMA REORGANIZATION BALANCE SHEET
                                  JUNE 30, 1996
                                 (IN THOUSANDS)


                                                                           REORGANIZED ENTRIES
                                                      -------------------------------------------------------------
                                           OPERA-                                                          TRANSFER
                                           TIONS                                           CANCELL-        OF NON-
                                BALANCE   QUARTER      REORGANI-         DISCHARGE          ATION         REORGANI-       REORGA
                                  AT      ENDING      ZATION VALUE          OF               OF             ZATION        -NIZED
                               MARCH 31,  JUNE 30,      ADJUST-         PREPETITION      PREPETITION        ITEMS         BALANCE
                                 1996       1996         MENTS             DEBT             STOCK          TO TRUST        SHEET
                                 ----       ----         -----             ----             -----          --------        -----
                                                          (1)              (2)               (2)             (2)
ASSETS
  Cash and cash
         equivalents .......  $ 120,309   $  73,695    $      --        $(189,004)       $      --        $     --        $ 5,000

  First mortgage loans
        held for sale ......        270        (270)          --               --               --              --              0
  Receivables ..............    147,898     (72,427)        (813)         (74,267)             256              --            647
  Investments ..............     18,813      (2,092)        (435)         (16,286)              --              --              0
  Fixed assets .............     32,511      (2,159)      (5,486)         (24,866)              --              --              0
  Real estate owned ........         --      14,623          231               --               --              --         14,854
                              ---------   ---------    ---------        ---------        ---------        --------        -------
                                199,492     (62,325)      (6,503)        (115,419)             256              --         15,501
  Allowance for losses .....    (20,802)        498          275           20,029               --              --              0
                              ---------   ---------    ---------        ---------        ---------        --------        -------
                                178,690     (61,827)      (6,228)         (95,390)             256              --         15,501

  Prepaid expenses and
        other assets .......        973         193           --           (1,058)              --              --            108
  Net assets of
        discontinued
        operations .........     26,815     (26,815)          --               --               --              --              0
  Non-reorganization
        assets held in trust         --          --           --          271,251               --        (271,251)             0
  Contingent distribution
        obligation .........         --          --           --         (263,919)              --         263,919              0
  Accrued liquidating
        liabilities ........         --          --           --           (7,332)              --           7,332              0
                              ---------   ---------    ---------        ---------        ---------        --------        -------
                              $ 326,787   $ (14,754)   $  (6,228)       $(285,452)       $     256        $     --        $20,609
                              =========   =========    =========        =========        =========        ========        =======

LIABILITIES
  Accounts payable and
        accrued expenses ...  $  35,084   $ (12,093)   $  (1,458)       $ (21,533)       $      --        $     --        $     0
  Liabilities subject to
        Chapter 11
         proceedings .......    398,544         853           --         (399,397)              --              --              0
                              ---------   ---------    ---------        ---------        ---------        --------        -------
                                433,628     (11,240)      (1,458)        (420,930)              --              --              0
                              ---------   ---------    ---------        ---------        ---------        --------        -------

STOCKHOLDERS'
EQUITY  (DEFICIT)
  Common stock .............  $       1   $      --    $      --        $     300        $      (1)       $     --        $   300
  Paid-in capital ..........    311,202          --           --           20,309         (311,202)             --         20,309
  Retained earnings
         (deficit) .........   (418,044)     (3,514)      (4,770)         114,869          311,459              --              0
                              ---------   ---------    ---------        ---------        ---------        --------        -------
                               (106,841)     (3,514)      (4,770)         135,478              256              --         20,609
                              ---------   ---------    ---------        ---------        ---------        --------        -------
                              $ 326,787   $ (14,754)   $  (6,228)       $(285,452)       $     256        $     --        $20,609
                              =========   =========    =========        =========        =========        ========        =======



                                              EXHIBIT IV TO DISCLOSURE STATEMENT

NOTES TO PRO FORMA REORGANIZED BALANCE SHEET

(1) The reorganization value was determined with the assistance of independent advisors by reliance on various valuation methods including discounted cash flow analysis and independent appraisal.

(2)  Discharge of debt and cancellation of prepetition stock:

     Debt discharged                                             $ 399,397
     Prepetition stock cancelled                                   311,203
                                                                 ---------
                                                                   710,600

          Less:
             Net assets held in trust pending distribution        (263,919)
             Reorganized Lomas Mortgage securities issued          (20,609)
             Elimination of retained earnings deficit             (311,203)
                                                                 ---------

             Gain on discharge                                   $ 114,869
                                                                 =========







                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                            LOMAS MORTGAGE USA, INC.
                             PROJECTED BALANCE SHEET
                            (Unaudited, in thousands)


                                                                   June 30
                                                 --------------------------------------------
                                                   1996        1997        1998        1999
                                                   ----        ----        ----        ----
ASSETS
     Cash and cash equivalents ...............   $   5,000    $ 14,078    $ 23,968    $ 24,139
     Receivables .............................         647         146          --          --
     Advances to non-reorganization(1)........          --         168         734       1,072
     Investments .............................      14,854       6,991          --          --
     Prepaid expenses and other assets .......         108          99          57          34
                                                 ---------    --------    --------    --------
                                                    20,609      21,482      24,759      25,245
                                                 ---------    --------    --------    --------

     Non-reorganization assets
          held in trust ......................     271,251       5,110       4,384       4,016
     Less:  Accrued liquidating liabilities ..      (7,332)     (1,174)     (1,126)     (1,096)
     Less:  Contingent distribution obligation    (263,919)     (3,936)     (3,258)     (2,920)
                                                 ---------    --------    --------    --------
                                                         0           0           0           0
                                                 ---------    --------    --------    --------
                                                 $  20,609    $ 21,482    $ 24,759    $ 25,245
                                                 =========    ========    ========    ========
LIABILITIES

     Accounts payable and accrued expenses ...   $      --    $     54    $     59    $     94
                                                 ---------    --------    --------    --------
STOCKHOLDERS' EQUITY
     Common stock ............................         300         300         300         300
     Paid-in capital .........................      20,309      20,309      20,309      20,309
     Retained earnings .......................          --         819       4,091       4,542
                                                 ---------    --------    --------    --------
                                                    20,609      21,428      24,700      25,151
                                                 ---------    --------    --------    --------
                                                 $  20,609    $ 21,482    $ 24,759    $ 25,245
                                                 =========    ========    ========    ========

- -----------------
(1) Expenses associated with non-reorganization assets to the extent greater than the cash on hand will be covered by "advances" of working capital from the funds associated with the reorganization assets. This accounts for differences in timing between the realization of the non-reorganization assets and the expenses associated therewith.




                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                            LOMAS MORTGAGE USA, INC.
                  PROJECTED STATEMENT OF REVENUES AND EXPENSES
                      (REORGANIZATION ASSETS/LIABILITIES)
                            (Unaudited, in thousands)

                                                    Fiscal Year Ending June 30
                                                    --------------------------
                                                   1997        1998        1999
                                                   ----        ----        ----
REVENUES
     Interest and investment income ........      $  469      $  876      $1,110
     Gain on sale ..........................       1,925       3,549          --
     Other revenue .........................         150          --          --
                                                  ------      ------      ------
                                                   2,544       4,425       1,110
                                                  ------      ------      ------
EXPENSES
     Personnel .............................         144         144          --
     REO Expenses ..........................         402         270          --
     Management fees (STL) .................         300         300         300
     Amortization of prepaid insurance .....         567         362         226
     Franchise and other taxes .............         300          75         133
     Occupancy, office operations and
       other ...............................          12           2          --
                                                  ------      ------      ------
                                                   1,725       1,153         659
                                                  ------      ------      ------
 NET INCOME ................................      $  819      $3,272      $  451
                                                  ======      ======      ======






                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                            LOMAS MORTGAGE USA, INC.
                       PROJECTED STATEMENT OF CASH FLOWS
                      (REORGANIZATION ASSETS/LIABILITIES)
                           (Unaudited, in thousands)


                                                       Fiscal Year Ending June 30
                                                       --------------------------
                                                        1997      1998      1999
                                                        ----      ----      ----
OPERATING ACTIVITIES
   Net income ......................................   $   819   $ 3,272   $   451
   Noncash items included in the determination
      of net income:
      Amortization of prepaid insurance expense ....       567       362       226
      Gain on sale of assets .......................    (1,925)   (3,549)       --
   Net change in receivables, payables and
      other assets .................................      (504)     (315)     (168)
                                                       -------   -------   -------
      Net cash provided by operating activities ....    (1,043)     (230)      509
                                                       -------   -------   -------
FINANCING ACTIVITIES
   Advances to non-reorganization(1) ...............      (168)     (566)     (338)
   Net collections on notes receivable .............       501       146        --
   Net proceeds of sales of real estate assets .....     9,788    10,540        --
                                                       -------   -------   -------
      Net cash provided (used) by financing
         activities ................................    10,121    10,120      (338)
                                                       -------   -------   -------
Net increase in cash and cash equivalents ..........     9,078     9,890       171
Cash and cash equivalents at beginning of year .....     5,000    14,078    23,968
                                                       -------   -------   -------
Cash and cash equivalents at end of year ...........   $14,078   $23,968   $24,139
                                                       =======   =======   =======

- ---------------
(1) Expenses associated with non-reorganization assets to the extent greater than the cash on hand will be covered by "advances" of working capital from the funds associated with the reorganization assets. This accounts for differences in timing between the realization of the non-reorganization assets and the expenses associated therewith.




                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                            LOMAS MORTGAGE USA, INC.
                  PROJECTED STATEMENT OF REVENUES AND EXPENSES
                    (NON-REORGANIZATION ASSETS/LIABILITIES)
                           (Unaudited, in thousands)

                                                               Fiscal Years Ending June 30
                                                               ---------------------------
                                                               1997       1998       1999
                                                               ----       ----       ----
REVENUES
  Interest and investment income ..........................   $ 3,595    $   228    $   228
  Gain on sale of assets ..................................    10,800         --         --
                                                              -------    -------    -------
                                                               14,395        228        228
                                                              -------    -------    -------
EXPENSES
  Personnel and consulting ................................     2,064        474        393
  Depreciation and amortization ...........................       100         50         29
  Amortization of prepaid insurance expense ...............       839        108         --
  Legal fees ..............................................       285        100         50
  Accounting fees .........................................       200         50         25
  Franchise and other taxes ...............................       375         30         15
  Occupancy, office operations and other ..................       968         54         54
                                                              -------    -------    -------
                                                                4,831        866        566
                                                              -------    -------    -------
INCOME (LOSS) BEFORE BANKRUPTCY EXPENSES ..................     9,564       (638)      (338)
Bankruptcy related expenses ...............................    (2,356)       (40)        --
                                                              -------    -------    -------
NET INCOME (LOSS) .........................................   $ 7,208    $  (678)   $  (338)
                                                              =======    =======    =======

                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                            LOMAS MORTGAGE USA, INC.
                        PROJECTED STATEMENT OF CASH FLOWS
                    (NON-REORGANIZATION ASSETS/LIABILITIES)
                           (Unaudited, in thousands)


                                                     Fiscal Year Ending June 30
                                                     --------------------------
                                                     1997       1998      1999
                                                     ----       ----      ----
OPERATING ACTIVITIES
   Net income ................................     $  7,208    $ (678)   $ (338)
   Noncash items included in the
         determination of net income:
         Depreciation and amortization .......          100        50        29
         Amortization of prepaid insurance ...          839       108        --
   Gain on sale of assets ....................      (10,800)       --        --
   Net change in receivables,
         payables and other assets ...........       (5,641)      (48)      (30)
                                                   --------    ------    ------
         Net cash used by operating
            activities .......................       (8,294)     (568)     (339)
                                                   --------    ------    ------

FINANCING ACTIVITIES
   Advances from reorganization(1) ...........          168       566       338
   Net collections on liquidation on
         non-reorganization assets ...........       81,325         2         1
   Liquidating distributions .................     (267,191)       --        --
                                                   --------    ------    ------
         Net cash provided (used) by financing
              activities .....................     (185,698)      568       339
                                                   --------    ------    ------
Net decrease in cash and cash
         equivalents .........................     (193,992)       --        --
Cash and cash equivalents at
   beginning of year .........................      193,992        --        --
                                                   --------    ------    ------
Cash and cash equivalents at end of year .....     $     --    $   --    $   --
                                                   ========    ======    ======

- ----------
(1) Expenses associated with non-reorganization assets to the extent greater than the cash on hand will be covered by "advances" of working capital from the funds associated with the reorganization assets. This accounts for differences in timing between the realization of the non-reorganization assets and the expenses associated therewith.



                                              EXHIBIT IV TO DISCLOSURE STATEMENT

                                                                      EXHIBIT V


                         OFFICIAL COMMITTEE OF UNSECURED
                                CREDITORS OF LFC



COMMITTEE MEMBERS:

GEM CAPITAL MANAGEMENT, INC.
70 East 55th Street
New York, NY 10022

Robert P. Masterson


JOHN P. KNEAFSEY
12 Lochwynd Court
Phoenix, MD 21131-1210

OPPENHEIMER MANAGEMENT CORP.
2 World Trade Center
34th Floor
New York, NY 10048

Thomas Reedy


ORION CAPITAL CORP.
600 Fifth Avenue
New York, NY 10020-2302

Robert T. Clairborne


TEXAS COMMERCE BANK
NATIONAL ASSOCIATION,
HOUSTON
600 Travis
Suite 1150
Houston, Texas 77002

J. Chris Matthews




                                               EXHIBIT V TO DISCLOSURE STATEMENT

COUNSEL :

ANDREWS & KURTH, L.L.P.
4200 Texas Commerce Tower
Houston, Texas 77002

Hugh M. Ray, Esq.

ANDREWS & KURTH, L.L.P.
425 Lexington Avenue
New York, New York 10017

Peter S. Goodman, Esq.


DELAWARE COUNSEL:

WILLIAM, HERSHMAN & WISLER, P.A.
Suite 600
One Commerce Center
Twelfth Orange Street
P.O. Box 511
Wilmington, DE 19899-0511

Jeffrey C. Wisler


FINANCIAL ADVISORS:

HOULIHAN LOKEY HOWARD & ZUKIN
31 West 52nd Street
11th Floor
New York, New York 10019

David A. Preiser
John D. Finnerty







                                               EXHIBIT V TO DISCLOSURE STATEMENT

                         OFFICIAL COMMITTEE OF UNSECURED
                               CREDITORS OF LMUSA


COMMITTEE MEMBERS:

BANKERS TRUST COMPANY
4 Albany Street
New York, NY 10006

Stanley Berg

BENNETT RESTRUCTURING FUND, L.P.
450 Park Avenue
New York, NY 10022

James D. Bennett
Stephen Landzberg

ELLIOTT ASSOCIATES L.P.
712 Fifth Avenue
New York, NY 10019

Paul Singer
Andrew I. Kurtz

PERRY PARTNERS
245 Park Avenue
New York, NY 10167

Paul Leff


THE TRAVELERS INSURANCE COMPANY
190 South La Salle Street
Suite 2740
Chicago, IL 60603-3410

Betty D. Davis
Christine Schmuker




                                               EXHIBIT V TO DISCLOSURE STATEMENT

COUNSEL:

WEIL, GOTSHAL & MANGES
767 Fifth Avenue
New York, New York 10153

Martin J. Bienenstock
Beth J. Rosen
Mark Hoenig


BAYARD, HANDELMAN &
  MURDOCH, P.C.
902 Market Street
Wilmington, Delaware 19899

Neil B. Glassman


ACCOUNTANTS:

ZOLFO COOPER
292 Madison Avenue
New York, New York 10117

Steve Cooper
Norman Lavin
Patrick Smith
Michael Winschuh

FINANCIAL ADVISORS:


COHANE RAFFERTY SECURITIES, INC.
212 Carnegie Center
Suite 206
Princeton, New Jersey 08540

Ed Elanjian
Liz Workman




                       EXHIBIT V TO DISCLOSURE STATEMENT

                        ---------------------------------

                                 PRESENTATION TO
                            THE CREDITORS' COMMITTEE
                                OF LFC AND LMUSA

                          =============================

                               February 27, 1996

                        ---------------------------------



                                                     ---------------------------
                                                     Price Waterhouse LLP   LOGO
                                                     ---------------------------
==================================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                                     INDEX

- --------------------------------------------------------------------------------

I.   Executive Summary

II.  Overview of Intercompany Activity

III. Examples of Intercompany Activity

IV.  Scope of Transactions Reviewed

V.   Overview of Transactions Reviewed

VI.  Preliminary Findings

==================================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                                    PREFACE

- --------------------------------------------------------------------------------

This material was presented by Price Waterhouse LLP to the Creditors' Committee of LFC and LMUSA on February 27, 1996. It served as the basis for discussion regarding intercompany transactions between LFC and LMUSA.

At the presentation, these slides served as a focal point for discussion. They are incomplete without the accompanying oral commentary. This document will be most meaningful, therefore, to those who attended the discussion.

As stated throughout the presentation materials, this document is confidential and should be treated accordingly. In addition, the schedules included herein are preliminary in nature and subject to change as new or additional information is obtained.

==================================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY
                  OVERVIEW OF PRICE WATERHOUSE LLP ASSIGNMENT

- --------------------------------------------------------------------------------

1.  Reporting/lines of communication

    -   Retained by Young, Conaway, Stargatt & Taylor

    -   Worked independently of Debtor

    - Two prior meetings with Counsel and Debtors'/Creditors' Committee's professionals to discuss status and scope of review

    - No interaction with Debtor Management or Committee other than meetings and interviews necessary to perform work

2.  Objective/Direction

    -   Investigate intercompany activity between January 1992 and October 1995

    - Identify transactions which could arguably result in a cause of action between LFC and LMUSA


I-1   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY
                       OPERATIONAL AND ENGAGEMENT ISSUES

- --------------------------------------------------------------------------------

1.   Centralized cash management/common payor of bills


2.   LFC's use of LAS as the corporate administrative services subsidiary


3.   Very large level of intercompany transactions


4.   Several changes by Lomas in the processing of intercompany transactions


5.   LFC's method of equity accounting



I-2   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY
                 OPERATIONAL AND ENGAGEMENT ISSUES - CONTINUED

- --------------------------------------------------------------------------------

6.   Large number of Lomas entities


7.   Significant number of changes to the organizational structure


8.   Limited audit trail for some transactions


9.   Limited staffing resources available at Lomas to assist in obtaining data


10.  RIS maintenance of computer system


11.  Valuation issues

I-3   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY
         CENTRALIZED CASH MANAGEMENT/LFC AS THE COMMON PAYOR OF BILLS *

- --------------------------------------------------------------------------------


                   -----------                   -----------
                      LMUSA                          STL
                   -----------                   -----------
                              \                 /
                               \               /
                                \             /
                                 \           /
            -----------           -----------           -----------
             LLG LANDS -----------    LFC    -----------    LIS
            -----------           -----------           -----------
                                 /           \
                                /             \
                               /               \
                              /                 \
                   -----------                   -----------
                       LMI                           LAS
                   -----------                   -----------



                                                             * Significant Lomas
                                                               Subsidiaries


I-4   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY
                                PROJECT APPROACH

- --------------------------------------------------------------------------------


1.  Initially reviewed general ledger detail

    -   Noted a very large number of transactions needed to be analyzed


2. Determined that virtually all intercompany transactions with LMUSA flowed through LFC's intercompany account with LMUSA and its subsidiaries enabling our review to focus on LFC's intercompany account with LMUSA


3.  Performed materiality screen to determine scope of review

    -   Transactions greater than $5,000

    -   4% of the transactions provided 98% of the total gross dollars



I-5   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY
                          PROJECT APPROACH - CONTINUED

- --------------------------------------------------------------------------------

4. Created database using accounting transaction data downloaded from Lomas' accounting system

    -   All transactions greater than $5,000

    -   Over 12,000 database records for LMUSA, LAS, LIS, LLG, and STL

    -   22 database fields

    -   Over 264,000 pieces of information

    -   Developed database structure to incorporate the downloaded data

    - Developed database reports which summarize intercompany transaction activity on a quarterly basis

    - Developed customized database reports to expedite screening process analysis

    - Reconciled database activity reports to Lomas' quarterly general ledger detail

I-6   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                              EXECUTIVE SUMMARY
                        PROJECT APPROACH - CONTINUED

- --------------------------------------------------------------------------------


5. Performed screen analysis to review for potentially non-recurring transactions

    -   Analyzed cash and non-cash intercompany transactions

    - Developed program to reconcile all advances and repayments to cash accounts

    - Analyzed "external" checks to determine top 15 vendors and the associated activity

    - Developed program to analyze Lomas' use of "zero-dollar" checks and categorized the associated intercompany transaction activity

    - Developed program to analyze all journal entries over $5,000 and categorized the associated intercompany transaction activity

    -   Reviewed all investment in subsidiaries account activity

I-7   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                               EXECUTIVE SUMMARY
                          PROJECT APPROACH - CONTINUED

- --------------------------------------------------------------------------------

6. Researched potential non-recurring transactions to evaluate each transaction's impact on LFC and LMUSA


7. Analyzed potential avoidance transactions that occurred during the period from November 1993 through October 9, 1995



I-8   ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                              EXECUTIVE SUMMARY
                            PRELIMINARY FINDINGS

- --------------------------------------------------------------------------------

1. $3.4 billion of intercompany and investment activity processed through over 235,000 intercompany and investment transactions

2. $1.7 billion of intercompany activity between LFC and LMUSA processed through over 135,000 transactions

3.  Reviewed $1.6 billion of intercompany transactions between LFC and LMUSA

4. Reviewed $1.0 billion of transactions impacting LFC's investment in subsidiaries accounts

5.  Determined that 78 transactions required further analysis

6.  Identified $199 million of transaction activity:

    -   $141 million of transactions involving STL

    - $22 million of potential avoidance claims by LFC against LMUSA based on book value of transaction activity

    - $9 million of potential avoidance claims by LMUSA against LFC based on book value of transaction activity

I-9(R) ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

          SUMMARY OF ACTIVITY IN LFC'S INTERCOMPANY AND INVESTMENT
                          IN SUBSIDIARIES ACCOUNTS
                 JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


         By Dollar ($ Millions)                      By Transaction
                                                 Number of Transactions


              [Pie Chart]                              [Bar Chart]


        Intercompany      $2,465                  Intercompany 235,849
        Investment        $  984                  Investment        76



II-1(R) ============================================ Lomas Financial Corporation

- --------------------------------------------------------------------------------

                              ANALYSIS OF ACTIVITY
         IN LFC'S INTERCOMPANY AND INVESTMENT IN SUBSIDIARIES ACCOUNTS
                 JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------



                              % of Gross         Number of          % of Total
($ Millions)   Gross Total       Total         Transactions        Transactions
               -----------------------------------------------------------------

LMUSA            $2,169          62.9%            135,365              57.4%

STL                 254           7.4%                 83               0.0%

LIS                 610          17.7%             13,972               5.9%

LLG                  55           1.6%                257               0.1%

LMI                 155           4.5%             16,618               7.0%

LAS                 206           6.0%             69,630              29.5%
               -----------------------------------------------------------------

  Total          $3,448         100.0%            235,925             100.0%
               =================================================================




II-2(R) ============================================ Lomas Financial Corporation

- --------------------------------------------------------------------------------

                 SUMMARY OF LFC'S INTERCOMPANY ACCOUNT ACTIVITY
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


         By Dollar ($ Millions)                      By Transaction
                                                 Number of Transactions


              [Pie Chart]                              [Bar Chart]



        LMUSA             $1,692                  LMUSA        135,355
        STL               $  113                  STL               75
        LIS               $  302                  LIS           13,942
        LLG               $   35                  LLG              245
        LMI               $  120                  LMI           16,611
        LAS               $  202                  LAS           69,621



II-3  ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                ANALYSIS OF LFC'S INTERCOMPANY ACCOUNT ACTIVITY
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                              % of Gross         Number of          % of Total
($ Millions)   Gross Total       Total         Transactions        Transactions
               -----------------------------------------------------------------

LMUSA            $1,692           68.6%           135,355              57.4%

STL                 113            4.6%                75               0.0%

LIS                 302           12.2%            13,942               5.9%

LLG                  35            1.4%               245               0.1%

LMI                 120            4.9%            16,611               7.0%

LAS                 202            8.2%            69,621              29.5%
               -----------------------------------------------------------------

  Total          $2,465          100.0%           235,849             100.0%
               =================================================================



II-4  ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

          SUMMARY OF LFC'S INVESTMENT IN SUBSIDIARIES ACCOUNT ACTIVITY
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


         By Dollar ($ Millions)                      By Transaction
                                                 Number of Transactions


              [Pie Chart]                              [Bar Chart]


        LMUSA             $  478                  LMUSA             10
        STL               $  141                  STL                8
        LIS               $  308                  LIS               30
        LLG               $   20                  LLG               12
        LMI               $   34                  LMI                7
        LAS               $    3                  LAS                9


II-5(R) ============================================ Lomas Financial Corporation

- --------------------------------------------------------------------------------

         ANALYSIS OF LFC'S INVESTMENT IN SUBSIDIARIES ACCOUNT ACTIVITY
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                              % of Gross         Number of          % of Total
($ Millions)   Gross Total       Total         Transactions        Transactions
               -----------------------------------------------------------------

LMUSA             $478           48.5%              10                13.2%

STL                141           14.3%               8                10.5%

LIS                308           31.3%              30                39.5%

LLG                 20            2.0%              12                15.8%

LMI                 34            3.5%               7                 9.2%

LAS                  3            0.3%               9                11.8%
               -----------------------------------------------------------------

  Total           $984          100.0%              76               100.0%
               =================================================================




II-6(R) ============================================ Lomas Financial Corporation

- --------------------------------------------------------------------------------

          SUMMARY OF ACTIVITY IN LFC'S INTERCOMPANY ACCOUNT WITH LMUSA
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


         By Dollar ($ Millions)                      By Transaction
                                                 Number of Transactions


              [Pie Chart]                              [Bar Chart]


   Advances & Repayments    $1,378            Advances & Repayments     681
   External Checks          $   44            External Checks        89,711
   Zero-Dollar Checks       $  133            Zero-Dollar Checks     43,885
   Journal Entries          $  136            Journal Entries         1,078



II-7  ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

         ANALYSIS OF ACTIVITY IN LFC'S INTERCOMPANY ACCOUNT WITH LMUSA
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                            Gross    % of Gross       Total         % of Total
($ Millions)                Total       Total      Transactions    Transactions
                        --------------------------------------------------------

Advances & Repayments      $1,378       81.5%           681           0.5%

External Checks                44        2.6%        89,711          66.3%

Zero-Dollar Checks            133        7.9%        43,885          32.4%

Journal Entries               136        8.1%         1,078           0.8%
                        --------------------------------------------------------

  Total                    $1,692      100.0%       135,355         100.0%
                        ========================================================



II-8  ============================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

                      LFC INTERCOMPANY ACCOUNT WITH LMUSA
                             MONTHLY ENDING BALANCE

- --------------------------------------------------------------------------------


                        Monthly Intercompany Balance
                                ($ Millions)


                                [LINE CHART]




(12/93)   (3/94)    (6/94)    (9/94)    (12/94)     (3/95)     (6/95)     (9/95)
- --------------------------------------------------------------------------------


II-9  ============================================== Lomas Financial Corporation

- ------------------------------------------------------------------------------------------------------------------------------------

                                                        SCREENING PROCESS

- ------------------------------------------------------------------------------------------------------------------------------------


                                                                 -------------------------
                                                                    LFC and Subsidiaries
                                                                      Intercompany and
                                                                  Investment Transactions
                                                                 -------------------------
                                                                             *
                                          -------------------------------------------------------------------------
                                          *                                                                       *
                                 --------------------                                                    -----------------------
                                   LFC Intercompany                                                         LFC Investment in
                                     with LMUSA                                                                Subsidiaries
                                 --------------------                                                    -----------------------
                                          *                                                                        *
                                 --------------------                                                    -----------------------
                                 Rolling Intercompany                                                    Investment Transactions
                                      Balance                                                            Categorized by Purpose
                                 --------------------                                                    -----------------------
                                          *                                                                       *
        ------------------------------------------------------------------------------                            *    -------
        *                                  *                                          *                           *---  LMUSA
 ----------------                      --------                               -----------------                   *    -------
   Advances and                    ---- Checks  ---                        --  Journal Entries -*                 *    -------
    Repayments                     *   --------    * -------------         *  ----------------- *                 *---   LIS
 ----------------                  *               *- Zero-Dollar -------- *                    *                 *    -------
        *                          *               * -------------         *                    *                 *    ------------
- ------------------                 *               * -------------   -------------         -------                *---   Lomas
 Deatail Work for         --------------------     --  External       Allocations           Other                 *     Management
Exceptions to Cash        Intercompany Checks        -------------    92,93,94,95          -------                *    ------------
     Accounts               Impacting LMUSA               *          -------------           *  ----------------  *
- ------------------    ---- through A/P Detail        -------------         *                 *--   Dividends      *    -------
        *             *         93,94,95              Summary by           *  ------------   *  ----------------  *---   STL
        *             *   --------------------          Vendor             *--   LMUSA       *  ----------------  *    -------
        *             *                              -------------         *  ------------   *--   Corrections    *    ------------
        *             *   ----------------------                           *  ------------   *  ----------------  *---   LLG Land
        *             *--- Checks Impacting P&L                            *-- Intellifile   *  ----------------  *    ------------
        *             *   ----------------------                           *  ------------   *--  Intercompany    *    -------
        *             *      * -------                                     *  ------------   *      Interest      *---   LAS
        *             *      *-  LIS                                       *--    LFC        *  ----------------       -------
        *             *      * -------                                     *  ------------   *  ----------------         *
        *             *      * -------                                     *  ------------   --- Miscellaneous           *
        *             *      *-  LAS  * * * * * * * * * * * * * * * * * * **--    LAS             Transactions           *
        *             *      * -------                                        ------------      ----------------         *
        *             *      * -------                                                                  *                *
        *             *      *- Other                                                                   *                *
        *             *        -------                                                                  *                *
        *             *                                                                                 *                *
        *             *   ----------------------                                                        *                *
        *             *--- Checks Impacting B/S                                                         *                *
        *                 ----------------------                                                        *                *
        *                    *                                                                          *                *
        *                    * -------------------------                                                *                *
        *                    *-    Liquidating Items                                                    *                *
        *                    * -------------------------                                                *                *
        *                    * -------------------------                                                *                *
        *                    *- CIP, Clearing Accounts                                                  *                *
        *                      -------------------------                                                *                *
        *                                 *                                                             *                *
        * * * * * *  * * * * * * * * * * *                                                              *                *
                        *                                                                               *                *
                  ----------------                                                                      *                *
                    Non-Recurring                                                                       *                *
                    Transactions   * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
                  ----------------



III-1 ============================================== Lomas Financial Corporation

- -------------------------------------------------------------------------------
              TRANSACTION FLOW THAT LEADS TO INTERCOMPANY ADVANCES
                              LFC ADVANCE TO LMUSA
- -------------------------------------------------------------------------------


        ------------------------------------------------------------
                                      LFC
        ------------------------------------------------------------
                 Debit                               Credit
                 -----                               ------
              Intercompany
              Receivable due
               from LMUSA                             Cash
               $3,913,250                         ($3,913,250)
        ------------------------------------------------------------




        ------------------------------------------------------------
                                    LMUSA
        ------------------------------------------------------------
                 Debit                               Credit
                 -----                               ------
                                                  Intercompany
                                                    Payable
                  Cash                             due to LFC
               $3,913,250                         ($3,913,250)
        ------------------------------------------------------------





III-2  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

            TRANSACTION FLOW THAT LEADS TO INTERCOMPANY REPAYMENTS
                            LMUSA REPAYMENT TO LFC

- -------------------------------------------------------------------------------


        ------------------------------------------------------------
                                     LFC
        ------------------------------------------------------------
                 Debit                               Credit
                 -----                               ------
                                                   Intercompany
                                                  Receivable due
                  Cash                              from LMUSA
               $2,273,250                          ($2,273,250)
        ------------------------------------------------------------




        ------------------------------------------------------------
                                    LMUSA
        ------------------------------------------------------------
                  Debit                              Credit
                  -----                              ------
               Intercompany
                 Payable
                due to LFC                            Cash
                $2,273,250                        ($2,273,250)
        ------------------------------------------------------------





III-3  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

               TRANSACTION FLOW THAT LEADS TO INTERCOMPANY CHECKS
                      TWO TYPES - EXTERNAL AND ZERO-DOLLAR

- -------------------------------------------------------------------------------

TWO TYPES OF INTERCOMPANY CHECKS(1)

1. External    -    The check is made payable to an outside vendor for services or goods (e.g. - Insurance or Office Supplies). These checks result in an actual outflow of cash from LFC or one of its subsidiaries.


2. Zero-Dollar -    The A/P system is used to process intercompany
                    charges in a manner more efficient than manual journal entries. A zero-dollar check (non-cash) is made payable to a Lomas entity in order to allocate intercompany expenses
                    (rent, general accounting) or to charge one entity for intercompany services that had been provided by a different
                    Lomas entity. These checks do not result in an actual outflow of cash from LFC or one of its subsidiaries.


(1) "External check" is a classification developed by PW to explain and analyze some of the transactions impacting intercompany accounts. The Lomas accounting staff does not make a distinction between "external" checks which result in an actual outflow of cash or "zero-dollar" checks which do not affect cash balances.

III-4  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

               TRANSACTION FLOW THAT LEADS TO INTERCOMPANY CHECKS
                               "EXTERNAL CHECKS"

- -------------------------------------------------------------------------------

- ----------------------
Invoice from insurance
 vendor, Alexander &   ******
Alexander, is received      *
    for $405,000            *
- ----------------------      *
                       -------------------
                       Allocation Schedule
                       is prepared (based  ******
                       on headcount by the      *
                             Company)           *
                       -------------------      *
                                           --------------------
                                             Account Payable
                                              Check Request
                                            (APCR) is prepared
                                               based on the     *****
                                           Allocation Schedule.     *
                                           Intercompany entries     *
                                             will be produced       *
                                            automatically from      *
                                                 the APCR.          *
                                           --------------------     *
                                                               ----------------
                                                               Check is sent to
                                                                  Alexander &
                                                                 Alexander for
                                                                  the invoice
                                                                   amount of
                                                                   $405,000.
                                                               ----------------

III-5  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

              TRANSACTION FLOW THAT LEADS TO INTERCOMPANY CHECKS
                               "EXTERNAL CHECKS"

- -------------------------------------------------------------------------------

- ------------------------------------          ------------------------------------
LMI - Co.  042                                LFC - Co. 1140
     Debit               Credit                    Debit               Credit
- ------------------------------------          ------------------------------------
Prepaid Insurance     Intercompany              LFC Prepaid             Cash                -------------
                     Payable to LFC              Insurance           ($405,000)    ***         Vendor
                                                                                     *      -------------
      $9,500            ($9,500)      ****         $74,700                           *       Alexander &
- ------------------------------------     *           9,500                           *****    Alexander
                                         *        --------                                    $405,000
                                         *         $84,200                                      Cash
- ------------------------------------     *                                                  -------------
LAS - Co. 139                            *       Intercompany
     Debit               Credit          *     Receivable from
- ------------------------------------     *           LMI
Prepaid Insurance     Intercompany       *****      $9,500
                     Payable to LFC
                                      ****       Intercompany
     $57,200           ($57,200)         *     Receivable from
- ------------------------------------     *****       LAS
                                                   $57,200

- ------------------------------------             Intercompany
LMUSA - Co. 001                                Receivable from
    Debit                Credit                     LMUSA
- ------------------------------------    ******    $209,950
Prepaid Insurance     Intercompany      *           31,850
                     Payable to LFC     *            7,650
                                        *            4,650
    $209,950 (1)      ($209,950)        *         --------
      31,850 (2)        (31,850)        *         $254,100
       7,650 (3)         (7,650)        *     ------------------------------------
       4,650 (4)         (4,650)     ***
    --------          ---------
    $254,100          ($254,100)
- ------------------------------------

- --------------------------------------------------------------------------------
Notes:
1.  LMUSA Allocation
2.  Lomas Field Services, a LMUSA subsidiary
3.  Lomas Insurance, a LMUSA subsidiary
4.  Lomas General Insurance, a LMUSA subsidiary

LMUSA will create the appropriate intercompany entries with its subsidiaries.
- --------------------------------------------------------------------------------


III-6  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

              TRANSACTION FLOW THAT LEADS TO INTERCOMPANY CHECKS
                             "ZERO-DOLLAR CHECKS"

- -------------------------------------------------------------------------------

                                  [FLOW CHART]


1.  Allocations of general services

    -  The budget for LAS services is prepared (e.g. General Accounting).

    - Allocations for various subsidiaries are determined. LAS charges other subsidiaries monthly using amounts based on budget.

    - LAS Corporate Accounting generates a zero dollar check with LAS as Payee and LFC as Payor.

    - LAS is "reimbursed" by increasing its interco. receivable, while the other subsidiary increases its general accounting expense account.

    - No cash is exchanged as the check amount is zero. Only intercompany accounts and expense accounts are affected.

- --------------------------------------------------------------------------------

2.  Direct charges for services

    - Service (e.g. Voice & Data Communications) provided by one subsidiary (e.g. LIS) to other subsidiaries.

    -  LIS invoices the other subsidiary directly.

    - LAS Corporate Accounting generates a zero-dollar check with LIS as Payee and LFC as Payor.

    - LIS is "reimbursed" by increasing its intercompany receivable, while the other subsidiary increases its LIS expense account.

    - No cash is exchanged as the check amount is zero. Only intercompany accounts and expense accounts are affected.


III-7  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

              TRANSACTION FLOW THAT LEADS TO INTERCOMPANY CHECKS
                             "ZERO-DOLLAR CHECKS"

- -------------------------------------------------------------------------------


                   ----------------------------------------
                                     LFC
                   ----------------------------------------
                         Debit                 Credit
                         -----                 ------
                      Intercompany          Intercompany
                     Receivable from         Payable to
                         LMUSA                  LAS
                        $180,644             ($180,644)
                   ----------------------------------------
                       /                            \
                      /                              \
                     /                                \
                    /                                  \
                   /                                    \
                  /                                      \
                 /                                        \
- -----------------------------------    -----------------------------------------
                LMUSA                                   LAS
- -----------------------------------    -----------------------------------------
     Debit               Credit            Debit                 Credit
     -----               ------            -----                 ------
General Accounting    Intercompany     Intercompany         General Accounting
   Allocation          Payable to     Receivable from       Contra-Expense to
    Expense               LFC               LFC           Reduce Expense at LAS
    $180,644           ($180,644)        $180,644               ($180,644)
- -----------------------------------    -----------------------------------------




III-8  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

              TRANSACTION FLOW THAT LEADS TO INTERCOMPANY CHECKS
                       ANATOMY OF A "ZERO-DOLLAR" CHECK

- -------------------------------------------------------------------------------


After the budget for the General Accounting                    The computerized accounting system will first
Department has been determined and the                         automatically prepare matching entries for
allocation to LMUSA decided, a monthly check                   each company listed on the check request:
request is prepared to allocate the expense.
The following information is input by                   Transactions Processed by Computerized Accounting System
accounting as a result of the check request:            --------------------------------------------------------
                                                               ----------------------------------------------
        Check Request Form Input                                 DR       CR      Company      Account
        ------------------------                                 --       --      -------      -------
- ----------------------------------------------       * * * * *         (180,644)   LMUSA   Intercompany
  DR       CR      COMPANY      ACCOUNT              *                                     Account with LFC
  --       --      -------      -------              *
180,644             LMUSA   General Accounting       *   * * * 180,644             LAS     Intercompany
                            Expense Allocation * * * *   *                                 Account with LFC
                                                         *
        (180,644)   LAS     General Accounting * * * * * *
                            Contra Expense                 * *       0             LFC     Trade A/P
                            Allocation                     *   ----------------------------------------------
                                                           *
              (0)   LFC     Cash Account * * * * * * * * * *   The computerized accounting system will then
- ------- --------                                               prepare an additional entry to balance the
180,644 (180,644)                                              intercompany accounts of LFC:
======= ========
- ----------------------------------------------                 ----------------------------------------------
                                                               180,644             LFC     Intercompany
Note: Entry balances to zero. But the entry                                                Account with LMUSA
includes three one sided entries for each of
the companies involved. The computerized                               (180,644)   LFC     Intercompany
accounting system will then automatically                                                  Account with LAS
generate the corresponding entries to the                      ------- --------
necessary intercompany accounts in order                       361,288 (361,288)
to balance the transactions.                                   ======= ========
                                                               ----------------------------------------------




III-9  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

                        SCOPE OF TRANSACTIONS REVIEWED

- -------------------------------------------------------------------------------

Advances & Repayments                           All reviewed for exceptions

External Checks                                 Greater than $100,000

Zero-Dollar Checks                              Greater than $100,000

Journal Entries                                 Greater than $5,000

Investment Accounts                             All reviewed


IV-1   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

   ANALYSIS OF TRANSACTIONS REVIEWED IN LFC'S INTERCOMPANY ACCOUNT WITH LMUSA
                                   BY DOLLAR
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                         Gross Total      Gross Total                      %
($ Millions)               Reviewed     Not Reviewed[1]    Gross Total  Reviewed
                         -------------------------------------------------------
Advances & Repayments      $1,378           $    0           $1,378      100.0%

External Checks                14               30               44       31.3%

Zero-Dollar Checks             59               74              133       44.5%

Journal Entries               136                1              136       99.6%
                         -------------------------------------------------------

Total                      $1,587           $  105           $1,692       93.8%
                         =======================================================


[1] Represents items less than selected scope levels.


IV-2   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

  ANALYSIS OF TRANSACTIONS REVIEWED IN LFC'S INTERCOMPANY ACCOUNT WITH LMUSA
                           BY NUMBER OF TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                             Number of      Number of
                           Transactions  Transactions[1]  Number of        %
                             Reviewed     Not Reviewed   Transactions  Reviewed
                           ----------------------------------------------------
Advances & Repayments           681                0          681        100.0%

External Checks                  53           89,658       89,711          0.1%

Zero-Dollar Checks              266           43,619       43,885          0.6%

Journal Entries                 490              588        1,078         45.5%
                              -------------------------------------------------

Total                         1,490          133,865      135,355          1.1%
                              =================================================


[1] Represents items less than selected scope levels.


IV-3   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

             CLASSIFICATION OF ADVANCE AND REPAYMENT TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                             LFC to   LMUSA to
                              LMUSA      LFC                Gross    Number of
($ Millions)                 Debits   (Credits)  Net Total  Total  Transactions
                             --------------------------------------------------
Cash to Cash Account         $  621     ($757)     ($136)    $1,378       676

Other Transactions                0         0          0          0         5
                             --------------------------------------------------

Total                        $  621     ($757)     ($136)    $1,378       681



IV-4   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                    SUMMARY OF EXTERNAL CHECK TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------



        By Dollars ($ Millions)                   By Transaction


              [Pie Chart]                          [Pie Chart]


          Top 15 Vendors $17                   Top 15 Vendors 65,746
          Other Vendors  $15                   Other Vendors  23,859





IV-5   ============================================= Lomas Financial Corporation

Tentative and Preliminary - Draft


- --------------------------------------------------------------------------------

                    ANALYSIS OF EXTERNAL CHECK TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------

                                        Percent of  Total Number   Percent of
                           Total Gross    Total         of           Total
Vendor ($ Thousands)       Transactions (Dollars)   Transactions    (Number)    Activity
- ---------------------------------------------------------------------------------------------------------
1  Texas Commerce Bank          2,380       7.4%          80         0.1%      Payroll Tax
2  Kelly Services               2,365       7.3%       6,276         7.0%      Temporary Personnel
3  Southwest Health Plan        2,238       6.9%         183         0.2%      Insurance
4  Airborne Express             1,445       4.5%      51,292        57.2%      Postage/Courier Services
5  Rollins Hudig Hall Agency    1,414       4.4%         481         0.5%      Insurance
6  Edelman & Combs              1,280       4.0%           1         0.0%      Litigation Settlement
7  Alexander & Alexander        1,111       3.4%         268         0.3%      Insurance
8  Boise Cascade                  912       2.8%       3,453         3.9%      Office Supplies
9  Travelers Health               872       2.7%         167         0.2%      Insurance
10 Jones Day                      845       2.6%         245         0.3%      Legal Services
11 Cananwill Inc.                 782       2.4%          30         0.0%      Insurance
12 Greater Dallas Office          543       1.7%         878         1.0%      Office Supplies
13 TLC Enterprises                499       1.5%           9         0.0%      Construction Contractor
14 Ameritrust Texas               243       0.8%          26         0.0%      Insurance
15 National Presort               226       0.7%       2,357         2.6%      Postage
                              -------------------------------------------
   Sub-Total                   17,154      53.2%      65,746        73.4%
Other Vendors                  15,094      46.8%      23,859        26.6%
                              -------------------------------------------
   Sub-Total                   32,248     100.0%      89,605       100.0%
Reversing Transactions         11,788       n/a          106         n/a
                              -------------------------------------------
   Net Total                  $44,036       n/a       89,711         n/a
                              ===========================================



IV-6   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                   SUMMARY OF ZERO-DOLLAR CHECK TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------



      By Dollars ($ Millions)                         By Transaction


            [Pie Chart]                                 [Pie Chart]


    LIS                     $39                LIS                  18,797
    Non-Recurring            $6                Non-Recurring             7
    Other                    $1                Other                   874
    Reversing                $4                Reversing               108
    Allocations &                              Allocations &
     Other Dir. Chgs.       $84                 Other Dir. Chgs.    24,099



IV-7   ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

               CLASSIFICATION OF ZERO-DOLLAR CHECK TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- -------------------------------------------------------------------------------


                                                 % of Gross  Number of     % of Total
($ Thousands)                         Gross Total   Total   Transactions  Transactions
                                      ------------------------------------------------
LIS                                    $38,540      28.9%      18,797          42.8%
Allocations & Other Direct Charges      83,795      62.9%      24,099          54.9%
Reversing                                4,322       3.2%         108           0.2%
Other                                      543       0.4%         874           2.0%
Non-Recurring                            5,938       4.5%           7           0.0%
                                      ------------------------------------------------
Total Zero-Dollar Checks              $133,138     100.0%      43,885         100.0%
                                      ================================================



IV-8   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

               CLASSIFICATION OF ZERO-DOLLAR CHECK TRANSACTIONS
                  DETAIL OF ALLOCATION & OTHER DIRECT CHARGES
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------

                                                 % of Gross  Number of     % of Total
($ Thousands)                         Gross Total   Total   Transactions  Transactions
                                      ------------------------------------------------
Allocations & Other Direct Charges
   LAS                                 $60,423      45.4%      21,347          48.6%
   LFC                                   4,951       3.7%         418           1.0%
   LMUSA                                15,915      12.0%       2,219           5.1%
   Intellifile                           2,505       1.9%         115           0.3%
                                      ------------------------------------------------
      Sub-total                        $83,795      62.9%      24,099          54.9%
                                      ================================================



IV-9(R) ============================================ Lomas Financial Corporation

- --------------------------------------------------------------------------------

                     SUMMARY OF JOURNAL ENTRY TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------



        By Dollars ($ Millions)                   By Transaction


              [Pie Chart]                           [Pie Chart]



    LIS                          $7       LIS                          51
    Accounting Adjustments      $58       Accounting Adjustments      153
    Allocations                 $13       Allocations                 131
    Misc. Trans.                 $3       Misc. Trans                  95
    Non-Recurring               $55       Non-Recurring                60
    JE's <= $5,000               $1       JE's <= $5,000              588




IV-10  ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                 CLASSIFICATION OF JOURNAL ENTRY TRANSACTIONS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                                          % of Gross    Number of    % of Total
($ Thousands)                 Gross Total   Total     Transactions  Transactions
                             ---------------------------------------------------
Accounting Adjustments        $58,272        42.7%        153           14.2%

LIS                             7,043         5.2%         51            4.7%

Allocations                    13,098         9.6%        131           12.2%

Misc. Trans.                    2,578         1.9%         95            8.8%

Non-Recurring                  54,829        40.2%         60            5.6%
                             ---------------------------------------------------
   Sub-Total                  135,819        99.6%        490           45.5%

Journal Entries <= $5,000         609         0.4%        588           54.5%
                             ---------------------------------------------------

  Total                      $136,429       100.0%      1,078          100.0%
                             ===================================================



IV-11  ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                 CLASSIFICATION OF JOURNAL ENTRY TRANSACTIONS
                       DETAIL OF ACCOUNTING ADJUSTMENTS
                  JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995

- --------------------------------------------------------------------------------


                                       % of Gross    Number of     % of Total
($ Thousands)              Gross Total   Total     Transactions   Transactions
                           --------------------------------------------------
Accounting Adjustments

  Corrections              $21,000        15.4%          2              0.2%

  Reversing Entries          6,928         5.1%         99              9.2%

  Dividends                 27,875        20.4%          8              0.7%

  Intercompany Interest      2,469         1.8%         44              4.1%
                           --------------------------------------------------

    Sub-Total              $58,272        42.7%        153             14.2%
                           ==================================================



IV-12(R) =========================================== Lomas Financial Corporation

- --------------------------------------------------------------------------------

        TRANSACTIONS REVIEWED IN LFC'S INTERCOMPANY ACCOUNT WITH LMUSA
                        EXTERNAL AND ZERO-DOLLAR CHECKS
        JANUARY 31, 1992 THROUGH SEPTEMBER 30, 1995 BY TRANSACTION TYPE

- --------------------------------------------------------------------------------



      By Dollar ($ Millions)                           By Transaction


           [Bar Chart]                                   [Bar Chart]


       % Reviewed      41%                          % Reviewed      .2%
       % Analyzed[1]   85%                          % Analyzed[1]   75%

[1] % Analyzed is based on the checks greater than $100,000 that were reviewed as well as the gross dollar value and number of checks processed through LFC's intercompany account wth LMUSA in fiscal years 1993 and 1994. All checks processed through the intercompany account in fiscal years 1993 and 1994 were analyzed to determine the impact on LMUSA's balance sheet and P&L accounts. Check details for fiscal years 1992 and 1995-1996 are still outstanding.



IV-13  ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

                TIMELINE OF EVENTS - INTERCOMPANY TRANSACTIONS
                               1992 THROUGH 1995

- -------------------------------------------------------------------------------

                               [TIMELINE CHART]

1992
- ----

  Emergence from Bankruptcy

  LFC acquires Tycher Properties

  LFC transfers Tycher Properties to LLG Lands

1993
- ----

  LMUSA transfers file-imaging assets to LFC as Intellifile is incorporated as a subsidiary of LFC

  LFC transfers 49% of STL to LMUSA

1994
- ----

  LLG Lands transfers 49% of Tycher Properties through LFC to LMUSA

  LFC transfers Intellifile to LMUSA after writing off $6.9mm of Intellifile's operating losses it had funded

1995
- ----

  LMUSA transfers 49% of Tycher Properties back to LLG Lands through LFC

  LMUSA transfers Intellifile back to LFC

  LMUSA becomes 100% owner of STL when LFC writes-off its intercompany payable to STL by eliminating its investment in STL

  LFC transfers the Conseco Tranche B Note to LMUSA

  LLG Lands transfers 100% of Tycher Properties and other assets through LFC to LMUSA which transfers them to STL

  STL advances $8.2mm of excess cash to LMUSA

  LFC transfers Lomas NY's assets (cash) to LMUSA

  LFC transfers assets to LMUSA as it dissolves LAS and Lomas Marketing

  LFC sells Intellifile to Dataplex



V-1    ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------
                 TIMELINE OF EVENTS - THIRD PARTY TRANSACTIONS
                               1992 THROUGH 1995
- -------------------------------------------------------------------------------

                                [TIMELINE CHART]

1992
- ----

  Emergence from Bankruptcy

  Capstead and LFC extend management contract through 12/96

  LFC sells remaining interest in First USA for $23mm

  First SWAP contract of $375mm

  Capstead merges with Tyler Cabot as LFC sells assets to Capstead for $1mm

  LMUSA issues $340mm of unsecured bonds to retire $330mm due 1999


1993
- ----

  Capstead pays LFC $4.5mm to shorten its management contract with LFC

  LMUSA is not in compliance with debt covenants due to advances to LFC

  Notional amount of SWAP contracts reach $700mm

  Capstead pays LFC $4.8mm to get out of future management fees


1994
- ----

  LMUSA pledges $2 billion of PMSRS as collateral for SWAPs

  Notional amount of SWAP contracts reach $800mm

  LMUSA's bank agreements amended to allow up to $12mm to LFC if net worth is greater than $175mm

  LMUSA pledges an additional $2.8 billion of PMSRS as collateral for SWAPs

  LFC agrees to sell LIS to Prudential

  When Jess Hay retires in 12/94, he will receive $1.4mm contract

  LMUSA pledges an additional $2 billion of PMSRS as collateral for SWAPs.

  STL sells 12 properties to Lennar for $31mm

  LMUSA's bank agreements amended to allow up to $10mm to LFC if net worth is greater than $150mm

  Eric Booth hired as CEO, Bob Denton as Treasurer

  Restructuring provision of $37mm is recorded


1995
- ----

  Joseph Dryer hired as Senior Vice President

  LFC sells LIS to Prudential

  Salomon Bros. receives fee of $1.2mm on LIS sale

  LMUSA's bank agreements amended to allow up to $3mm to LFC if net worth is greater than $150mm

  Off balance sheet accounts related to Capstead Mortgages under-funded by $6.5mm

  Real estate provision of $23mm is recorded

  $160mm of SWAPs closed out for $5mm

  P&I line of $7.8mm is paid off due to ratios at 6/95

  $1.6 billion of Capstead PMSRs sold to GE for $16mm

  First Nationwide selected as Acquiror

  $155mm of SWAPs closed out for $6mm

  $3.0 billion of Quality servicing portfolio sold to DLJ for $16mm

  Field Services sold by LMUSA to FATS for $600K

  Intellifile sold by LFC to Dataplex

  Agreement signed to sell GNMA portfolio for $100mm

  Real Estate is written down by an additional $12mm

  Agreement signed to sell remaining portfolio for $150mm

  $485mm of SWAPs closed out for $19mm


V-2    ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME

- -------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------
January 31, 1992                                          -------------                                 (Including all subsidiaries)
                                                              Lomas
                                                            Financial
                                                           Corporation
                                                          -------------
                                                               *
                                                               *
 --------------------------------------------------------------------------------------------------------------------------------
 *        *           *             *           *              *          *             *               *             *         *
- ---    -------   -----------   ----------   ----------     --------   --------   ---------------  -------------  ----------  -------
                                              Lomas
         LLG      Financial      Lomas       Housing                   Lomas         Lomas          Roosevelt
LAS     Lands     Insurance    Management   Management      LMUSA     New York   Properties,Inc.  Office Center  ST Lending    LIS
$1     $12,416   Ltd. $3,907    $10,232       $974         $223,856    $710         $1,509            $455        $133,089   $48,451
- ---    -------   -----------   ----------   ----------     --------   --------   ---------------  -------------  ----------  -------
 *                                                             *
- ---------                                                      *
 Lomas                                                         *
Marketing                                                ----------------
Services,                                                 Assets Used to
  Inc.                                                   form Intellifile
- ---------                                                ----------------
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
January 31, 1992                                          -------------                       (Including only selected subsidiaries)
                                                              Lomas
                                                            Financial
                                                           Corporation
                                                          -------------
                                                                 *
                                 ---------------------------------------------------------------
                                 *             *                 *                *            *
                                ---        ---------         --------         --------      -------
                                              LLG                                ST
                                LAS          Lands            LMUSA            Lending        LIS
                                $1          $12,416          $223,856         $133,089      $48,451
                                ---        ---------         --------         --------      -------
                                 *                               *
                           ---------------               ----------------
                           Lomas Marketing                Assets Used to
                           Services, Inc.                form Intellifile
                           ---------------               ----------------

(1)  Dollar figures represent LFC Investment in each company in thousands
     ('000's).
(2)  Shaded entities reflect recent intercompany transactions.


V-3    ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME
                    (INCLUDING ONLY SELECTED SUBSIDIARIES)

- --------------------------------------------------------------------------------

January 31, 1992                  -----------          Emergence from Bankruptcy
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
      ---------------------------------------------------------------
      *            *          *           *             *     *     *
     ---       ---------   --------   ----------     -------  *  ---------
     LAS       LLG Lands    LMUSA     ST Lending       LIS    *  Lomas NY
     $1         $12,416    $223,856    $133,089      $48,451  *    $709
     ---       ---------   --------   ----------     -------  *  ---------
      *                       *                               *
      *                       *                               *
- ---------------         ----------------                --------------
Lomas Marketing          Assets Used to                    Conseco
Services, Inc.          form Intellifile                Tranche B Note
                             $2,800                        $4,749
- ---------------         ----------------                --------------

- --------------------------------------------------------------------------------

March 31, 1992                    -----------     LFC acquires Tycher Properties
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
             -------------------------------------------------------
             *       *   *          *          *         *    *    *
            ---      * -----      -----     -------     ---   *  -----
                     *  LLG                   ST              *  Lomas
            LAS      * Lands      LMUSA     Lending     LIS   *    NY
            ---      * -----      -----     -------     ---   *  -----
             *       *              *                         *
     *********       *              *                         *
     *               *              *                         *
- -------------   ----------     -----------                 ---------
   Lomas          Tycher       Assets Used                  Conseco
 Marketing      Properties       to form                   Tranche B
Services, Inc.                 Intellifile                   Note
- --------------  ----------     -----------                 ---------



[1] Dollar figures under each subsidiary represent LFC Investment in each company in thousands ('000's).
[2] Dollar figure for the Intellifile assets is based on LFC's initial investment at 7/1/92.
[3]  Dollar figure for Conseco B Note is Book Value at 1/31/92.
[4]  Shaded entities reflect recent intercompany transactions.


V-4    ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME
                    (INCLUDING ONLY SELECTED SUBSIDIARIES)

- --------------------------------------------------------------------------------

November 30, 1992                   LFC transfers Tycher Properties to LLG Lands

                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
             ------------------------------------------------------------
             *              *            *          *         *    *    *
            ---           -----        -----     -------     ---   *  -----
                           LLG                     ST              *  Lomas
            LAS           Lands        LMUSA     Lending     LIS   *    NY
            ---           -----        -----     -------     ---   *  -----
             *              *            *                         *
             *              *            *                         *
       --------------   ----------  ------------               ---------
          Lomas           Tycher       Assets                   Conseco
        Marketing       Properties  Used to form               Tranche B
       Services, Inc.   ----------  Intellifile                  Note
       --------------               ------------               ---------


July 1, 1993                                        Intellifile is incorporated
                                                         as a subsidiary of LFC
                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
         ----------------------------------------------------------------
         *            *         *        *          *         *    *    *
        ---         -----  ----------- -----     -------     ---   *  -----
                     LLG                           ST              *  Lomas
        LAS         Lands  Intellifile LMUSA     Lending     LIS   *    NY
        ---         -----  ----------- -----     -------     ---   *  -----
         *            *                                            *
         *            *                                            *
   -------------- ----------                                   ---------
      Lomas         Tycher                                      Conseco
    Marketing     Properties                                   Tranche B
   Services, Inc. ----------                                     Note
   --------------                                              ---------


V-5    ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME
                    (INCLUDING ONLY SELECTED SUBSIDIARIES)

- --------------------------------------------------------------------------------


November 1, 1993
                                          49% of ST Lending transferred to LMUSA

                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
         ----------------------------------------------------------------
         *            *           *          *       *      *    *    *
        ---         -----    -----------   -----     *     ---   *  -----
                     LLG                             *           *  Lomas
        LAS         Lands    Intellifile   LMUSA     *     LIS   *    NY
        ---         -----    -----------   -----     *     ---   *  -----
         *            *                     *        *           *
         *            *                     *        *           *
   --------------  ----------               *49%     *51%    ---------
      Lomas          Tycher                 -------------     Conseco
    Marketing      Properties                 ST Lending     Tranche B
   Services, Inc.  ----------               -------------       Note
   --------------                                            ---------
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
June 29, 1994
                                        49% of Tycher Properties transferred to
                                                                          LMUSA
                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
         -----------------------------------------------------------------
         *            *           *           *        *     *      *    *
        ---         -----    -----------    -----      *    ---     *  -----
                     LLG                               *            *  Lomas
        LAS         Lands    Intellifile    LMUSA      *    LIS     *    NY
        ---         -----    -----------    -----      *    ---     *  -----
         *            *                    /  *        *            *
         *         51%*          49%    /     *        *            *
   --------------  ----------        /        *49%     *51%        ---------
      Lomas          Tycher       /           *     -----------     Conseco
    Marketing      Properties  /              ****** ST Lending    Tranche B
   Services, Inc.  ----------                       -----------      Note
   --------------                                                  ---------

[1]  Shaded entities reflect recent intercompany transactions.



V-6    ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME
                    (INCLUDING ONLY SELECTED SUBSIDIARIES)

- --------------------------------------------------------------------------------

December 31, 1994                                         Sale of assets of LIS
                                               Transfer of Intellifile to LMUSA

                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
       ------------------------------------------------------------------
       *              *                *               *     *     *    *
      ---           -----            -----             *    ----   *  -----
                     LLG                               *           *  Lomas
      LAS           Lands            LMUSA             *    LIS(*) *    NY
      ---           -----          / ----- \           *51% ----   *  -----
       *           51%*          /     *     \         *           *
  -----------         *     49%/       *       \49%    *           *
     Lomas       ----------  /         *         \     *        ---------
   Marketing       Tycher  /      -----------     -----------    Conseco
   Services,     Properties       Intellifile     ST Lending    Tranche B
      Inc.       ----------       -----------     -----------     Note
  -----------                                                   ---------

(*) Investment in Subsidiary account remained open with the note and earnout as the only assets.
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
January 31, 1995              Transfer 49 % Tycher Properties back to LLG Lands

                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
       ------------------------------------------------------------------
       *              *                *               *     *     *    *
      ---           -----            -----             *    ----   *  -----
                     LLG                               *           *  Lomas
      LAS           Lands            LMUSA             *    LIS(*) *    NY
      ---           -----            ----- \           *51% ----   *  -----
       *              *                *     \         *           *
  -----------         *                *       \49%    *           *
     Lomas       ----------            *         \     *        ---------
   Marketing       Tycher         -----------     -----------    Conseco
   Services,     Properties       Intellifile     ST Lending    Tranche B
      Inc.       ----------       -----------     -----------     Note
  -----------                                                   ---------

(*) Investment in Subsidiary account remained open with the note and earnout as the only assets.
[1] Shaded entities reflect recent intercompany transactions.



V-7    ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME
                    (INCLUDING ONLY SELECTED SUBSIDIARIES)

- --------------------------------------------------------------------------------


March 31, 1995                                       Transfer Intellifile to LFC
                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
         -----------------------------------------------------------------
         *            *             *             *      *   *     *    *
        ---         -----      -----------      -----    *  ----   *  -----
                     LLG                                 *         *  Lomas
        LAS         Lands      Intellifile      LMUSA    *  LIS(*)     NY
        ---         -----      -----------      -----    *  ------ *  -----
         *            *                           *      *51%      *
         *            *                           *49%   *         *
   -------------- ----------                      ---------    ---------
      Lomas         Tycher                           ST         Conseco
    Marketing     Properties                       Lending     Tranche B
   Services, Inc. ----------                      ---------      Note
   --------------                                              ---------

(*) Investment in Subsidiary account remained open with the note and earnout as the only assets.
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
May 1, 1995                               LFC cancels 51% interest in ST Lending
                                     Transfer of Conseco Tranche B Note to LMUSA

                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
         ----------------------------------------------------------------
         *            *             *             *          *          *
        ---         -----      -----------      -----       ----      -----
                     LLG                                              Lomas
        LAS         Lands      Intellifile      LMUSA       LIS(*)      NY
        ---         -----      -----------      -----       ------    -----
         *            *                           *  \
         *            *                           *    \
   -------------- ----------                   -------   \     ---------
      Lomas         Tycher                       ST        \    Conseco
    Marketing     Properties                   Lending       \ Tranche B
   Services, Inc. ----------                   -------           Note
   --------------                                              ---------

(*) Investment in Subsidiary account remained open with the note and earnout as the only assets.



V-8    ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME
                    (INCLUDING ONLY SELECTED SUBSIDIARIES)

- --------------------------------------------------------------------------------


June 30, 1995                              Dissolve LAS and Lomas Marketing and
                                                 transfer their assets to LMUSA
                                                  Transfer of Lomas NY to LMUSA
                                        Transfer of Tycher Properties to LMUSA,
                                              subsequent transfer to ST Lending

                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
     ----------------------------------------------------------------
     *                    *                       *              *
- -----------           ---------                 -----          ------
Intellifile           LLG Lands                 LMUSA          LIS(*)
- -----------           ---------                 -----          ------
                                                  *
                                                  *
           -------------------------------------------------
           *             *                *                *
      ---------          *           -----------           *
      Assets of          *           ST Lending        ---------
       LAS and       --------        -----------        Conseco
        Lomas        Lomas NY             *            Tranche B
      Marketing      --------        -----------         Note
      ---------                        Tycher          ---------
                                     Properties
                                     -----------

(*) Investment in Subsidiary account remained open with the note and earnout as the only assets.
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
September 30, 1995                                 Sale of stock of Intellifile
                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
     ----------------------------------------------------------------
     *                                 *                          *
   -----                             -----                     ------
    LLG
   LANDS                             LMUSA                     LIS(*)
   -----                             -----                     ------
                                       *
                                       *
           -------------------------------------------------
           *             *                *                *
      ---------          *           -----------           *
      Assets of          *           ST Lending        ---------
       LAS and         -----         -----------        Conseco
        Lomas          Lomas              *            Tranche B
      Marketing         NY           -----------         Note
      ---------        -----           Tycher          ---------
                                     Properties
                                     -----------

(*) Investment in Subsidiary account remained open with the note and earnout as the only assets.

[1] Shaded entities reflect recent intercompany transactions.



V-9    ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                        ORGANIZATIONAL CHART OVER TIME
                    (INCLUDING ONLY SELECTED SUBSIDIARIES)

- --------------------------------------------------------------------------------


July 1, 1993                                        Intellifile is incorporated
                                                         as a subsidiary of LFC
                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
                                       *
         ----------------------------------------------------------------
         *            *         *        *          *         *    *    *
        ---         -----  ----------- -----     -------     ---   *  -----
                     LLG                           ST              *  Lomas
        LAS         Lands  Intellifile LMUSA     Lending     LIS   *    NY
        ---         -----  ----------- -----     -------     ---   *  -----
         *            *                                            *
         *            *                                            *
   -------------- ----------                                   ---------
      Lomas         Tycher                                      Conseco
    Marketing     Properties                                   Tranche B
   Services, Inc. ----------                                     Note
   --------------                                              ---------

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
September 30, 1995                                 Sale of stock of Intellifile
                                  -----------
                                     Lomas
                                   Financial
                                  Corporation
                                  -----------
                                       *
     ----------------------------------------------------------------
     *                                 *                         *
   -----                             -----                     ------
    LLG
   LANDS                             LMUSA                     LIS(*)
   -----                             -----                     ------
                                       *
                                       *
           -------------------------------------------------
           *             *                *                *
      ---------          *           -----------           *
      Assets of          *           ST Lending        ---------
       LAS and       --------        -----------        Conseco
        Lomas        Lomas NY             *            Tranche B
      Marketing      --------        -----------         Note
      ---------                        Tycher          ---------
                                     Properties
                                     -----------

(*) Investment in Subsidiary account remained open with the note and earnout as the only assets.



V-10   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                                      STL

- --------------------------------------------------------------------------------

12/91 LFC incorporated STL in December 1991 to manage Lomas' short term lending operations. STL's net worth upon emergence was $125.6 million.
- --------------------------------------------------------------------------------
11/93     In November 1993, LFC transferred 49% of its interest in STL to
          LMUSA valued at approximately $44 million. This transfer, which resulted in the issuance of LMUSA capital stock, increased the amount of permitted restricted payments allowed by LMUSA's debt covenants.
- --------------------------------------------------------------------------------
5/94-4/95 LFC's intercompany payable due to STL reached a peak of $36.7 million as a result of activity during these twelve months. LFC's intercompany payable to STL was mainly the result of a note payable due to STL by LFC ($6.2 million), accrued interest on that note ($.5 million) and excess cash transferred from STL to LFC ($30.3 million).
- --------------------------------------------------------------------------------
6/94      During FY 1994, LFC reinstated its liquidity support agreement with
          STL whereby STL (through a trustee) can deposit up to $20 million into an account that is then available to LFC to cover interest shortfalls. As of June 1994, STL had advanced $6.2 million for such interest shortfall. This $6.2 million was included in the balance of $36.7 million which was written-off in May 1995 when LFC wrote-off its intercompany account payable due to STL.
- --------------------------------------------------------------------------------
5/95      LMUSA became the 100% owner of STL in May, 1995 when LFC wrote-off its intercompany account payable due to STL ($36.7 million) by eliminating its investment in STL ($35.6 million) and transferring the balance of its intercompany account payable due to STL ($1.1 million) to its intercompany account with LMUSA. LFC canceled its stock of STL.
- --------------------------------------------------------------------------------
5/95-6/95 STL advanced $8.2 million of excess cash to LMUSA.
- --------------------------------------------------------------------------------
6/95-9/95 LFC continued to carry on its books loss reserves related to "Discontinued Short Term Lending Operations" (not losses related to assets sold below book value). From June through September 1995, Lomas Management (LMI) continued to incur losses related to its management of STL. STL reimbursed LMI for providing these management services by writing checks directly to LMI. Since STL was reimbursing LMI for its services, STL's books reflected a loss. STL transferred these losses totaling $.6 million through LFC to LMI. Since LMI was a subsidiary of LFC, the losses transferred to LMI by STL would be offset by the reserves carried on LFC's books to cover future STL losses. As of 9/30/95, there was a balance of $2.2 million left in this account.

                                                      Scenarios 1-2 through 1-8

V-11   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
            LFC'S TRANSFER OF 49% OWNERSHIP OF STL TO LMUSA (11/93)

- --------------------------------------------------------------------------------

- -------------------------------------------
        LFC's Investment in STL
        -----------------------
$ 125.5  mm    Initial investment by LFC
  (33.1) mm    STL losses from 2/92 - 10/93
- -----------
$  92.4  mm
  (45.3) mm    49% Transfer to LMUSA
- -----------
$  47.1  mm    Remaining Investment by LFC
- -------------------------------------------


                                    -----
                                     LFC
                                    -----
                                   /     \
                                  /       \
                                 /         \
                                /           \
                               /             \
               $47.1 mm LFC investment     Increased LFC's
               in STL        /             Investment in LMUSA by $44.0 mm
                            /              $45.3 mm investment in STL
                           / 51%           $1.3 mm loss provision for STL
                          /                      \
                         /                        \
                        /                          \
                       /                            \
                      /                              \
                     /                                \
                ----- $45.3 mm LMUSA investment in STL -------
                 STL ---------------------------------- LMUSA
                -----                49%               -------

             -----------------------------------------------------
                           LMUSA's Investment in STL
                           -------------------------
             $44.0 mm Additional investment by LFC into LMUSA
               1.3 mm Loss provision for STL transferred from LFC
             --------
             $45.3 mm LMUSA's investment in STL
             -----------------------------------------------------

Transactions through LFC's Investment
Account with LMUSA.
                                                      Scenarios 1-2 through 1-8

V-12   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA LFC'S TRANSFER OF ITS REMAINING 51% OWNERSHIP OF STL TO LMUSA (4/95)

- --------------------------------------------------------------------------------


- ---------------------------------------------------------    ---------------------------------------------------------
   Elimination of LFC's Remaining Investment in STL              Impact on LFC's Intercompany Balance with LMUSA
   ------------------------------------------------              -----------------------------------------------
 $ 47.1 mm   Investment by LFC as of 11/93                   $ 36.7  mm    Payable to STL
  (11.5)mm   STL losses from 11/93 - 3/95                     (35.6) mm    Decrease in investment
  (35.6)mm   Write-off of Investment due to cash received    ----------
 ---------                                                   $  1.1  mm    Payable to LMUSA (as 100% owner of STL)
 $  0.0 mm   Remaining Investment by LFC                        1.7  mm    Additional loss provision for STL
- ---------------------------------------------------------    ----------
                                                             $  2.8  mm    Intercompany Account Payable due to LMUSA
                                                             ---------------------------------------------------------


                                    -----
                                     LFC
                                    -----
                                   /     \
                                  /       \
                                 /         \
                                /           \
                               /             \
        $1.1LFC I/C A/P due to STL        LMUSA assumed $1.1 mm I/C A/P due to
        $35.6 mm LFC investment in STL    STL and $1.7 mm STL loss provision
        $36.7 mm of Cash    /             Increased LFC's I/C A/P due to
                           /              LMUSA by $2.8 mm
                          /                      \
                         /                        \
                        /                          \
                       /                            \
                      /                              \
                     /                                \
               -----   $1.1 mm I/C A/R due from LMUSA     -------
                STL  ------------------------------------  LMUSA
               ----- LMUSA received 100% ownership of STL -------


Transactions through LFC's Intercompany
Account with LMUSA.
                                                      Scenarios 1-2 through 1-8


V-13   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                SIGNIFICANT TRANSFERS FROM STL TO LFC AND LMUSA
                                  ($MILLIONS)

- --------------------------------------------------------------------------------

                                [TIMELINE CHART]

STL's Significant Transfers to LFC....... $36.5
                                             *
                                             *
- -------------------------------------------------------------
  *                   *                 *              *    *
  *                   *                 *              *    *
$6.2                $10.0            $12.6           $7.2  $.5
  *                   *                 *              *    *
  *                   *                 *              *    *
*---------------------------------------------------------------------*
*                                                                     *
*                                                                     *
5/94 6/94 7/94 8/94 9/94 10/94 11/94 12/94 1/95 2/95 3/95 4/95 5/95 6/95


STL's Significant Transfers to LMUSA......................... $8.2
                                                                *
                                                                *
                                                            *********
                                                            *       *
                                                            *       *
                                                           $.6     $7.6
                                                            *       *
*---------------------------------------------------------------------*
*                                                                     *
*                                                                     *
5/94 6/94 7/94 8/94 9/94 10/94 11/94 12/94 1/95 2/95 3/95 4/95 5/95 6/95

                                                       Scenario 1-2 through 1-8

V-14   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                          LLG LANDS/TYCHER PROPERTIES

- --------------------------------------------------------------------------------

1/92 LFC formed LLG Lands (LLG) in January 1992 to hold and sell residual properties and notes left over from LFC's sale of three life insurance companies to Conseco.
- --------------------------------------------------------------------------------
11/92 LFC transferred Tycher properties located in Allen, Texas to LLG in November 1992 with a book value of $7.2 million. LFC had paid $17.2 million in cash in November 1992 for the property as a result of a standby commitment from Mbank. LFC wrote off $10 million of the $17.2 million it had paid for the property prior to transferring the property to LLG.
- --------------------------------------------------------------------------------
6/94 According to Gary White of Lomas, due to the pressure from E&Y LFC transferred 49% ownership of the Tycher properties to LMUSA. E&Y allegedly believed that this transfer was necessary because LFC included the anticipated gain on the sale of the Tycher properties when it calculated the provision for losses for discontinued
          operations, 49% of which was allocated to LMUSA.
- --------------------------------------------------------------------------------
1/95 Since E&Y had been replaced by KPMG, and neither KPMG nor G. White believed the entry to transfer 49% of the Tycher properties in 6/94 was necessary, LFC reversed the 6/94 entry and transferred 49% of the Tycher properties back to LFC.
- --------------------------------------------------------------------------------
6/95 On June 30, 1995, LLG transferred the remaining portion of the Tycher properties through LFC to LMUSA (book value of $6.5 million). Since LMUSA's debt covenants required that LMUSA reduce its intercompany balance with LFC, this transfer reduced LFC's intercompany account payable due to LMUSA.
- --------------------------------------------------------------------------------
6/95      In addition to the Tycher properties LLG transferred to LMUSA, LLG also transferred notes receivable of $850k and unallocated reserves of $388k to LMUSA which had a net impact of reducing LFC's intercompany payable by $472k.
- --------------------------------------------------------------------------------
6/95      LMUSA transferred the property (net book value of $6.5 million), notes receivable (net book value of $850k) and unallocated reserves
          (net book value of $388k) to STL.
- --------------------------------------------------------------------------------
9/95 As of September 30, 1995, the notes receivable had been collected by STL leaving STL with net proceeds of $825k and an unallocated reserve of $363k that it may no longer need.

                                                          Scenarios 3-2 and 3-3

V-15   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA OWNERSHIP OF SELECTED ASSETS OF LLG LANDS PRIOR TO TRANSFERS (PRE-6/94)

- --------------------------------------------------------------------------------

                                       ---
                                       LFC
                                       ---
                                        *
                  -----------------------------------------
                  *                                       *
              ---------                                 -----
              LLG Lands                                 LMUSA
              ---------                                 -----
                  *
         --------------------------
         *                        * 100%
     ---------               ----------
     $850K N/R                 Tycher
     ---------               Properties
                             ----------

V-16   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
          LFC'S TRANSFER OF 49% OF TYCHER PROPERTIES TO LMUSA (6/94)

- --------------------------------------------------------------------------------

                                       ---
                                       LFC
                                       ---
                                        *
                  -----------------------------------------
                  *                                       *
              ---------                                 -----
              LLG Lands                                 LMUSA
              ---------                                 -----
                  *                                   /
         --------------------------                /
         *                  51%  *              /        49%
     ---------              ----------       /
     $850K N/R                Tycher      /
     ---------              Properties /
                           -----------


                                      ---
                                      LFC
                                      ---
                                      * *
                  --------------      * *
                        49%           * *     --------------
                   ownership of       * *        Decreased
                      Tycher          * *      LFC's I/C A/P
                    Properties        * *      Due to LMUSA
                     valued at        * *       by $3.5 mm
                      $3.5 mm         * *     --------------
                  --------------      * *
                                      * *
                                     -----
                                     LMUSA
                                     -----

Transactions through LFC's Intercompany
Account with LMUSA.

V-17   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
         LFC'S TRANSFER OF 49% OF TYCHER PROPERTIES BACK TO LFC (1/95)

- --------------------------------------------------------------------------------

                                       ---
                                       LFC
                                       ---
                                        *
                  -----------------------------------------
                  *                                       *
              ---------                                 -----
              LLG Lands                                 LMUSA
              ---------                                 -----
                  *
         --------------------------
         *                        * 100%
    ----------               ----------
     $850K N/R                 Tycher
    ----------               Properties
                             ----------


                                      ---
                                      LFC
                                      ---
                                      * *
                                      * *        --------------
                  --------------      * *             49%
                    Increased         * *          ownership
                      LFC's           * *          of Tycher
                  I/C A/P due to      * *          Properties
                     LMUSA by         * *          valued at
                      $3.5 mm         * *           $3.5 mm
                  --------------      * *        --------------
                                      * *
                                     -----
                                     LMUSA
                                     -----


Transactions through LFC's
Intercompany Account with LMUSA.
                                                                   Scenario 3-2

V-18   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
          LFC'S TRANSFER OF 100% OF TYCHER PROPERTIES TO LMUSA (6/95)

- --------------------------------------------------------------------------------

             ---                                            -----
             LFC                                             LFC
             ---                     --------------------   -----
              *                        100% ownership of    *   *  -----------
    -------------------                remaining Tycher     *   *   Decreased
    *                 *              Properties valued at   *   *     LFC's
- ---------           -----                   $6.5 mm         *   *  I/C A/P due
LLG Lands           LMUSA                                   *   *  to LMUSA by
- ---------           -----              Notes Receivable     *   *    $6.9 mm
                      *                 $850K and Loss      *   *  -----------
                    -----             Provision of $388K    *   *
                     STL             --------------------   -----
                    -----                                   LMUSA
                      *              --------------------   -----
              ---------------         100% ownership of     *   *  -----------
              *             *          remaining Tycher     *   *  Eliminated
           ---------    ----------   Properties valued at   *   *  LMUSA's I/C
           $850K N/R      Tycher          $6.5 mm           *   *  A/P due to
           ---------    Properties                          *   *   STL, and
                        ----------    Notes Receivable      *   *  created an
                                       $850K and Loss       *   *  I/C A/R due
                                     Provision of $388K     *   *   from STL
                                     --------------------   *   *  -----------
                                                            -----
                                                             STL
                                                            -----

Transactions through LFC's Intercompany Account with
LMUSA, or LMUSA's Intercompany Account with STL.
                                                                   Scenario 3-3

V-19   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                            CONSECO TRANCHE B NOTE

- --------------------------------------------------------------------------------

11/90 LFC sold three life insurance companies to Conseco. As part of the sale, LFC received a Tranche A Note ($10 million) and a Tranche B
            Note ($15 million) on November 27, 1990. Interest on the Tranche A Note was paid currently while interest on the Tranche B Note was accrued. The Tranche A Note was treated by LFC as additional consideration received for the sale of the insurance companies. The Tranche B Note, in effect, limited Lomas' liability regarding the representations and warranties included in the closing documents regarding the sale to $15 million, plus accrued interest.
- --------------------------------------------------------------------------------
11/90-5/95  From November 1990 through May 1995, Conseco made indemnification claims against the Conseco Tranche B Note due to representations and warranties which LFC had included in the closing documents. As a result of these claims, LFC's management reduced the book value of the Tranche B Note from $15 million to
            $3.4 million. According to G. White and L. Gregory, the book value of the Note of $3.4 million accurately represented the actual fair value of the Note.
- --------------------------------------------------------------------------------
5/95        LFC transferred the Conseco Tranche B Note to LMUSA on May 1, 1995.
            LFC's transfer of the Conseco Tranche B Note to LMUSA decreased
            LFC's intercompany payable due to LMUSA which meant that LMUSA could make additional advances to LFC without contravening the bank limits placed on intercompany transactions (debt covenant restrictions).
- --------------------------------------------------------------------------------
5/95 According to L. Gregory of Lomas, a letter from Lomas to Conseco which outlined LFC's intent to transfer the Conseco Tranche B Note to LMUSA was the only document executed by Lomas to effectuate the transfer of the Note (other than journal entries with supporting internal memos).

                                                                  Scenarios 4-2

V-20   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                    DISSOLUTION OF LAS AND LOMAS MARKETING

- --------------------------------------------------------------------------------

6/95 Prior to dissolving Lomas Administrative Services (LAS) and LAS's subsidiary Lomas Marketing Services (LMS), LFC transferred LAS's
            $310K prepaid pension account (a "FAS 87" Asset) to LMUSA.
- --------------------------------------------------------------------------------
6/95 LFC dissolved LAS and LAS's subsidiary LMS in June 1995. LFC transferred the book value of the assets ($2.6 million) and liabilities ($.7 million) of LAS and Lomas Marketing to LMUSA. The only liabilities that were not transferred from LAS and Lomas Marketing to LMUSA were a $.5 million Bryan Tower lease liability and a $2.2 million intercompany payable due to LFC from LAS. The most significant assets transferred were land with a book value of $1.4 million and PP&E with a book value of $.8 million. The most significant liabilities that were transferred included accounts payable of $.3 million and accrued taxes of $.2 million.
- --------------------------------------------------------------------------------
6/95        LFC wrote-off its intercompany account receivable due from LAS of
            $2.2 million and decreased its investment in LAS to $0. LFC then assumed the $.5 million Bryan Tower lease liability.
- --------------------------------------------------------------------------------
6/95 LFC wanted to substantially reduce the need for LAS's primary responsibility of allocating administrative and overhead expenses to the appropriate Lomas subsidiaries. According to G. White of Lomas, the majority of the assets and liabilities of LAS and Lomas Marketing were transferred to LMUSA because the majority of LAS's allocations were to LMUSA since LMUSA had the greatest number of employees and office space. LMUSA's current function is to bill
            Lomas entities for the appropriate allocation of services. These entities each have their own checking accounts which are then used to pay in cash the invoices provided to them by LMUSA.

                                                         Scenarios 5-2 and 11-2

V-21   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
             OWNERSHIP OF SELECTED ASSETS PRIOR TO DISSOLUTION OF
                        LAS AND LOMAS MARKETING (6/95)

- --------------------------------------------------------------------------------

                                       ---
                                       LFC
                                       ---
                                        *
                  -----------------------------------------
                  *                                       *
                 ---                                    -----
                 LAS                                    LMUSA
                 ---                                    -----
                 * *
                 * ---------------------
                 *                     *
          --------------        ---------------
               Lomas            Prepaid Pension
             Marketing            Account of
          Services, Inc.             $310K
          --------------        ---------------

                                                         Scenarios 5-2 and 11-2

V-22   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA LFC'S TRANSFER OF LAS'S PREPAID PENSION ACCOUNT TO LMUSA (6/95)

- --------------------------------------------------------------------------------

               ---
               LFC                                     -----
               ---                                      LFC
                *                                      -----
        -------------------                            *   *
        *                 *                  --------  *   *  ---------------
       ---              -----                "FAS 87"  *   *  Decreased LFC's
       LAS              LMUSA                Asset of  *   *  I/C A/P due to
       ---              -----                 $310K    *   *  LMUSA by $310K
        *                 *                  --------  *   *  ---------------
        *                 *                            *   *
        *                 *                            -----
- --------------     ---------------                     LMUSA
     Lomas         Prepaid Pension                     -----
   Marketing         Account of
Services, Inc.          $310K
- --------------     ---------------


Transactions through LFC's Intercompany
Account with LMUSA.

                                                                  Scenario 11-2

V-23   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                    DISSOLUTION OF LAS AND LOMAS MARKETING

- --------------------------------------------------------------------------------

               ---                                     -----
               LFC                                      LFC
               ---                                     -----
                *                    ----------------- *   *
                *                      Book Value of   *   *  -----------------
                *                     the assets and   *   *   Decreased LFC's
              -----                   liabilities of   *   *    I/C A/P due to
              LMUSA                   LAS and Lomas    *   *  LMUSA by $1.937mm
              -----                  Marketing Assets  *   *  -----------------
                *                      of $1.937 mm    *   *
                *                    ----------------- -----
                *                                      LMUSA
       -------------------                             -----
       *                 *
       *                 *
- ---------------    ---------------
   Assets and      Prepaid Pension
  liabilities        Account of
   of LAS and           $310K
Lomas Marketing    ---------------
- ---------------

Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 5-2

V-24   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                             TRANSFER OF LOMAS NY

- --------------------------------------------------------------------------------

5/92 LMUSA transferred its intercompany account payable due to Lomas NY (LNY)
     to LFC. LNY was thus established as a subsidiary of LFC rather than LMUSA. Per L. Gregory of Lomas, obtaining a license to originate loans, as well as the incorporation process as a whole in the state of New York, was difficult. Thus once established, Lomas did not want to give up its opportunity to do business in New York. L. Gregory has indicated that titles and bills of sale were not executed in relation to this transfer.
     Per G. White of Lomas, LMUSA transferred LNY to LFC in order to establish
     LNY as a separate and distinct entity from LMUSA to service loans.
- --------------------------------------------------------------------------------
6/95 LFC transferred its net investment in LNY ($.7 million) and its intercompany account payable due to LNY ($.5 million), to LMUSA. Thus, LNY became a subsidiary of LMUSA rather than LFC.

                                                                   Scenario 6-2

V-25   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                                  INTELLIFILE

- --------------------------------------------------------------------------------


7/93           LMUSA transferred file-imaging assets through its intercompany account with LFC to Intellifile. The assets, with a
               book value of $2.8 million, included computers, scanners,
               computer software, printers, optical disks and office furniture.
               LFC recorded its investment in Intellifile at $2.8 million.
- --------------------------------------------------------------------------------
7/93           LFC incorporated Intellifile in July 1993. Intellifile's
               services included document preparation, scanning, indexing, optical disk archiving, and database and communications services for managing document work flows. Per L. Gregory of Lomas, LFC wanted to establish Intellifile as a separate entity thereby making it easier to market Intellifile's services to competition of LMUSA. Per G. White of Lomas, approximately 80% of
               Intellifile's business came from LMUSA.
- --------------------------------------------------------------------------------
7/93-12/94     LFC funded Intellifile's operating losses of $7 million
               which resulted in an intercompany account payable due from
               Intellifile to LFC. On December 31, 1994, LFC transferred the intercompany payable balance to its investment account in
               subsidiaries for Intellifile increasing its investment in
               Intellifile to almost $10 million.
- --------------------------------------------------------------------------------
12/94          LFC transferred Intellifile to LMUSA on December 31, 1994 by writing off Intellifile's operational losses which LFC had transferred to its investment account. LFC transferred
               Intellifile to LMUSA.
- --------------------------------------------------------------------------------
3/95           LFC reversed a portion of the December 1994 transaction as LMUSA transferred Intellifile back to LFC. Per G. White of Lomas, by
               March 1995, LFC had decided to sell Intellifile and therefore decided to establish Intellifile as a separate subsidiary from
               LMUSA to facilitate a sale to a third party.
- --------------------------------------------------------------------------------
8/95-9/95      LFC sold Intellifile to Dataplex Corporation for $4.1
               million in cash, a $.3 million note receivable and a revenue earnout of $.1 million. As a result of this transaction, LFC wrote off the revenue earnout amount and paid a $.2 million commission to an LFC employee. LMUSA then purchased $3.9 million of prepaid consulting and image processing services from Dataplex. LFC advanced $3.9 million to LMUSA for the prepaid services LMUSA had just purchased from Dataplex. LMUSA then repaid LFC $2.3 million. LMUSA also reduced its prepaid services by $1.6 million by debiting its intercompany account with LFC.
               LFC then credited its intercompany account with LMUSA for $1.6 million and debited its gain/loss account for the sale of investments.

                                                      Scenarios 8-2 through 8-9

V-26   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA LMUSA'S INITIAL OWNERSHIP OF ASSETS USED TO FORM INTELLIFILE (PRE-7/93)

- --------------------------------------------------------------------------------

                                      ---
                                      LFC
                                      ---
                                       *
                                       *
                                       *
                                     -----
                                     LMUSA
                                     -----
                                       *
                                       *
                                       *
                                  ------------
                                     Assets
                                   eventually
                                  used to form
                                  Intellifile
                                  ------------


V-27   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
           LMUSA'S TRANSFER OF ASSETS TO LFC FOR INTELLIFILE (7/93)

- --------------------------------------------------------------------------------

               ---                                     -----
               LFC                                      LFC
               ---                                     -----
                *                     -------------    *   *
        -------------------             Increased      *   *  ----------
        *                 *           LFC's I/C A/P    *   *  $2.8 mm of
      -----          -----------         due to        *   *    image
      LMUSA          Intellifile        LMUSA by       *   *  processing
      -----          -----------         $2.8 mm       *   *    assets
                                      -------------    *   *  ----------
                                                       -----
                                                       LMUSA
                                                       -----
Transactions through LFC's
Intercompany Account with LMUSA.


V-28   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                LFC'S TRANSFER OF INTELLIFILE TO LMUSA (12/94)

- --------------------------------------------------------------------------------

       ---                                    ---
       LFC                                    LFC
       ---                                    ---
        *                                     * *
        *                    -------------    * *    ---------------
      -----                    $2.8 mm        * *    Decreased LFC's
      LMUSA                  investment in    * *     I/C A/P due to
      -----                   Intellifile     * *        LMUSA by
        *                    -------------    * *         $2.8 mm
        *                                     * *    ----------------
    -----------                              -----
    Intellifile                              LMUSA
    -----------                              -----

                     ----------------------------------------------------------
                             LFC's Investment in Intellifile
                             -------------------------------
                     $ 2.8 mm  Investment after 7/93 transfer
                       7.0 mm  Additional contributions to Intellifile
                       ------
                     $ 9.8 mm
                      (6.9)mm Write-off due to Intellifile's losses 7/93-12/94 (2.8)mm Transfer to LMUSA on 12/94
                       ------
                     $ 0.1 mm  Investment after 12/94 transfer (rounding)
                     ----------------------------------------------------------

Transactions through LFC's
Intercompany Account with LMUSA.
                                                           Scenarios 8-2 and 8-3

V-29   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
                LMUSA'S TRANSFER OF INTELLIFILE TO LFC (3/95)

- --------------------------------------------------------------------------------

               ---                                       ---
               LFC                                       LFC
               ---                                       ---
                *                                        * *
    -------------------------         ----------------   * *    -------------
    *                       *         Increased LFC's    * *      $2.8 mm
  -----                -----------     I/C A/P due to    * *    investment in
  LMUSA                Intellifile    LMUSA by $2.8 mm   * *     Intellifile
  -----                -----------    ----------------   * *    -------------
                                                         * *
                                                        -----
                                                        LMUSA
                                                        -----

Transactions through LFC's
Intercompany Account with LMUSA.

                                                           Scenarios 8-4 and 8-5

V-30   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

       INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
          LFC'S SALE OF STOCK OF INTELLIFILE TO DATAPLEX (8/95-9/95)

- --------------------------------------------------------------------------------

                                        / Write-off $1.6 mm of prepaid services
                                       /  related to Consulting Services
                                      /
                                   ---      $0.2 mm of Cash       Commission
                                  /LFC\-------------------------- to Employee
                                 / --- \
                                /       \
                               /     $1.6 mm Reduction of
                 Intellifile's Stock   Prepaid Services
                             /            \
                            /           $2.3 mm of Cash
                           /                \
                          /                  \
                         /                    \
                $4.1 mm of Cash          $3.9 mm of Cash
                       /                        \
                      /                          \
                     /                            \
                    /                              \
                   /                                \
                  /                                  \
               --------      $3.9 mm of Cash        -----
               DATAPLEX --------------------------- LMUSA
               -------- $3.9 mm of Prepaid Services -----


Transactions through LFC's Intercompany
Account with LMUSA.
                                                      Scenarios 8-6 through 8-9

V-31   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA LFC'S TRANSFER OF ITS $604K INVESTMENT IN A TRUST ACCOUNT AND
         THE RELATED $491K EXCESS BENEFITS LIABILITY TO LMUSA (7/95)

- --------------------------------------------------------------------------------



             Before                              After                                  ---
             ------                              -----                                  LFC
             -----                               -----                                  ---
              LFC                                 LFC                                   * *
             -----                               -----               -----------------  * *  -----------------
             * * *                                 *                  $604K Investment  * *  Increased LFC's
      -------  *  -------                          *                       $491K        * *   I/C A/R due from
      *        *        *                          *                 Related Liability  * *   LMUSA by $113K
- -------------  *      ------                     -----               -----------------  * *  -----------------
Investment in  *      LMUSA                      LMUSA                                  * *
Trust Account  *      ------                     -----                                 -----
  of $604K     *                                   *                                   LMUSA
- -------------  *                         -----------------------                       -----
               *                         *                     *
         ---------------           -------------         ---------------
         Excess Benefits           Investment in         Excess Benefits
          Liability of             Trust Account          Liability of
             $491K                   of $604K                $491K
         ---------------           -------------         ---------------



Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 14-2

V-32   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA LFC'S TRANSFER OF ITS PAYROLL BANK ACCOUNTS TO LMUSA (8/95)

- --------------------------------------------------------------------------------

             Before                     After                            ---
             ------                     -----                            LFC
             -----                      -----                            ---
              LFC                        LFC                             * *
             -----                      -----         -----------------  * *  -----------------
               *                          *             Payroll Bank     * *  Increased LFC's
               *                          *              Accounts of     * *   I/C A/R due from
      -----------------------             *                $160K         * *   LMUSA by $160K
      *                     *           -----         -----------------  * *  -----------------
- -------------             -----         LMUSA                            * *
Payroll Bank              LMUSA         -----                           -----
 Accounts of              -----           *                             LMUSA
   $160K                                  *                             -----
- -------------                        ------------
                                     Payroll Bank
                                     Accounts of
                                       $160K
                                     ------------






Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 14-3

V-33   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
 LFC'S TRANSFER OF THE DEFICIT IN ITS PREPAID PENSION ACCOUNT TO LMUSA (6/95)

- --------------------------------------------------------------------------------

                  Before                  After                            ---
                  ------                  -----                            LFC
                  -----                   -----                            ---
                   LFC                     LFC            --------------   * *
                  -----                   -----             Deficit in     * *  ---------------
                  *   *                     *             "FAS 87" Asset   * *  Increased LFC's
      *-----------    *                     *               Account of     * *   I/C A/P due to
      *               *                     *                 $183K        * *   LMUSA by $183K
      *               *                   -----           --------------   * *   ---------------
- ----------------    -----                 LMUSA                            * *
Deficit in LFC      LMUSA                 -----                           -----
   Prepaid          -----                   *                             LMUSA
Pension Account,                            *                             -----
"FAS 87" Asset                       -----------------
  of $183K                            Deficit in LFC
- --------------                       Prepaid Pension
                                     Account, "FAS 87"
                                      Asset of $183K
                                     -----------------




Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 14-4

V-34   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
LMUSA'S TRANSFER OF THE DEFICIT IN INTELLIFILE'S RESTRUCTURING PROVISION TO LFC
                                    (3/95)

- --------------------------------------------------------------------------------

       Before                After                            ---
       ------                -----                            LFC
        ---                  -----                            ---
        LFC                   LFC                             * *
        ---                  -----           ---------------  * *
         *                     *             Increased LFC's  * *  -------------------------
         *                     *             I/C A/P due to   * *   Deficit in Intellifile's
         *               ---------------     LMUSA by $208K   * *        Restructuring
         *               *             *    ----------------  * *      Provision of $208K
       -----        -------------    -----                    * *  -------------------------
       LMUSA         Deficit in      LMUSA                   -----
       -----        Intellifile's    -----                   LMUSA
         *          Restructuring                            -----
  ---------------    Provision of
    Deficit in          $208K
   Intellifile's    -------------
   Restructuring
   Provision of
      $208K
  ---------------


Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 17-2

V-35   ============================================= Lomas Financial Corporation

- -------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
 LFC'S TRANSFER OF THE DEFEICIT IN ITS ACCRUED RESTRUCTURING PROVISION TO LMUSA
                                    (6/95)

- -------------------------------------------------------------------------------

                Before                    After                            ---
                ------                    -----                            LFC
                -----                     -----                            ---
                 LFC                       LFC                             * *
                -----                     -----            -------------   * *  ---------------
      *----------------------*              *                Deficit in    * *  Decreased LFC's
      *                      *              *                 Accrued      * *   I/C A/P due to
      *                      *              *              Restructuring   * *   LMUSA by $545K
      *                      *            -----              Provision     * *   ---------------
- -------------              -----          LMUSA              (a contra     * *
  Deficit in               LMUSA          -----              liability)    * *
   Accrued                 -----            *                of $545K      * *
Restructuring                               *              -------------   * *
  Provision                          -------------                         * *
  (a contra                            Deficit in                         -----
  liability)                            Accrued                           LMUSA
  of $545K                           Restructuring                        -----
- -------------                          Provision
                                       (a contra
                                       liability)
                                       of $545K
                                     -------------

Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 18-3

V-36   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA LFC'S TRANSFER OF A PORTION OF ITS ALLOWANCE FOR LOSSES TO LMUSA (9/94)

- --------------------------------------------------------------------------------

             Before                       After                            ---
             ------                       -----                            LFC
             -----                        -----                            ---
              LFC                          LFC           ---------------   * *
             -----                        -----           Allowance for    * *  ---------------
               *                            *            Losses of $600K   * *  Increased LFC's
      *---------------*                     *            ---------------   * *   I/C A/P due to
      *               *                     *                              * *   LMUSA by $600K
      *               *                   -----                            * *   ---------------
- -------------       -----                 LMUSA                            * *
Allowance for       LMUSA                 -----                           -----
 Losses of          -----                   *                             LMUSA
   $600K                                    *                             -----
- -------------                        -----------------
                                       Allowance for
                                      Losses of $600K.
                                        (LMUSA used
                                        allowance of
                                      $600K to write-
                                       down value of
                                          PMSR's.)
                                     -----------------


Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 18-4

V-37   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
          LFC'S TRANSFER OF ITS CONTINGENCY RESERVE TO LMUSA (12/94)

- --------------------------------------------------------------------------------

             Before                       After                            ---
             ------                       -----                            LFC
             -----                        -----                            ---
              LFC                          LFC              -------------  * *
             -----                        -----              Contingency   * *  ---------------
               *                            *                Reserve of    * *  Increased LFC's
      *---------------*                     *                  $419K       * *   I/C A/P due to
      *               *                     *               -------------  * *   LMUSA by $419K
      *               *                   -----                            * *   ---------------
- -------------       -----                 LMUSA                            * *
 Contingency        LMUSA                 -----                           -----
 Reserve of         -----                   *                             LMUSA
   $419K                                    *                             -----
- -------------                         -------------
                                       Contingency
                                       Reserve of
                                         $419K
                                      -------------





Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 18-5

V-38   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

        INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA
 LMUSA'S TRANSFER OF MORTGAGE PLAN INSURANCE ACCOUNTS RECEIVABLE TO LFC (9/94)

- --------------------------------------------------------------------------------

       Before                After                            ---
       ------                -----                            LFC
        ---                  -----                            ---
        LFC                   LFC                             * *
        ---                  -----           ---------------  * *
         *                     *             Increased LFC's  * *  ---------------
         *                     *             I/C A/P due to   * *   Mortgage Plan
         *               ---------------     LMUSA by $277K   * *     Insurance
         *               *             *    ----------------  * *     Accounts
       -----        -------------    -----                    * *   Receivable of
       LMUSA        Mortgage Plan    LMUSA                    * *       $277K
       -----          Insurance      -----                    * *   --------------
         *            Accounts                                * *
  ---------------   Receivable of                            -----
   Mortgage Plan     $277K. LFC                              LMUSA
     Insurance       immediately                             -----
     Accounts        charged-off
   Receivable of     the accounts
      $277K           receivable
  ---------------    against its
                    allowance for
                       losses.
                    -------------



Transactions through LFC's Intercompany
Account with LMUSA.
                                                                  Scenario 19-2

V-39   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

         INTERCOMPANY AND INVESTMENT TRANSACTIONS BETWEEN LFC AND LMUSA LMUSA'S TRANSFER OF BRYAN TOWER LEASEHOLD IMPROVEMENTS TO LFC (12/94)

- --------------------------------------------------------------------------------

       Before                After                            ---
       ------                -----                            LFC
        ---                  -----                            ---
        LFC                   LFC                             * *
        ---                  -----           ---------------  * *
         *                     *             Increased LFC's  * *  ---------------
         *                     *             I/C A/P due to   * *    Bryan Tower
         *               ---------------     LMUSA by $395K   * *     Leasehold
         *               *             *    ----------------  * *    Improvements
       -----        ---------------  -----                    * *      of $395K
       LMUSA          Bryan Tower    LMUSA                    * *   ---------------
       -----           Leasehold     -----                    * *
         *           Improvements                             * *
  ---------------      of $395K.                             -----
    Bryan Tower         LFC had                              LMUSA
     Leasehold        established
  Improvements of   the contingency
       $395K          reserve for
  ---------------     writing-off
                      these assets.
                    ----------------



Transactions through LFC's Intercompany
Account with LMUSA.
                                                                   Scenario 19-3

V-40   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

   ASSUMPTIONS/FOOTNOTES TO SUMMARY AND ANALYSIS OF IDENTIFIED TRANSACTIONS
                             BETWEEN LFC AND LMUSA

- --------------------------------------------------------------------------------

General As requested by Counsel, the analyses identifying transactions and summarizing potential claims as a result of transaction activity between LFC and LMUSA were prepared to provide a summary listing of transactions which could arguably result in the assertion of potential intercompany claims. These analyses are preliminary in nature and subject to material change as further information is obtained and analyzed. These analyses are not intended to, and do not, present defenses to the potential claims nor an estimate as to the probability of prevailing under any potential cause of action.

1. Time Period Analyzed  Although transactions since LFC's emergence in January,
                         1992 from its previous bankruptcy were analyzed, only those transactions that occurred on or after 11/1/93 were taken into account to estimate the "maximum" potential claims.

2. Claim Amounts         The claim amounts listed in the analyses are tentative
                         and preliminary and subject to further investigation and analysis.

3. Screening Process     As the "screening" process being used to identify and
                         analyze the 135,355 transactions between LFC and LMUSA is still underway, the information contained in these schedules is still tentative and preliminary.
                         Information that will be obtained as a result of the completion of this process may result in claim figures in these schedules being either increased or decreased.

VI-1   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

ASSUMPTIONS/FOOTNOTES TO SUMMARY OF POTENTIAL CLAIMS AS A RESULT OF IDENTIFIED
                      TRANSACTIONS BETWEEN LFC AND LMUSA

- --------------------------------------------------------------------------------

4. Non-LMUSA             Although data relating to transactions impacting the
   Transactions          intercompany accounts between LFC and its subsidiaries
                         other than LMUSA was obtained and preliminarily analyzed, the claims referred to in these analyses relate solely to transactions which impacted the intercompany or investment accounts between LFC and LMUSA. Lomas accounting staff represent that all intercompany transactions between LFC and its subsidiaries have been processed through LFC's intercompany account with its subsidiaries. However, if LFC, or a subsidiary of LFC, was a party to a transaction with LMUSA that was not processed though the intercompany accounts, that transaction has not been included in this analysis.

5. Cash Management       For the majority of the time period subject to review,
   Practices             LFC acted as the common bill payor for its
                         subsidiaries. Accordingly, for purposes of this analysis, we have not identified "stand alone" claims transactions in which cash transfers/payments were made on behalf of LFC/LMUSA, as applicable. These transactions include, but are not limited to: (i) LFC paying for goods or services for LMUSA and in turn decreasing its payable balance to LMUSA after paying such bill; and (ii) LFC or LMUSA transferring funds from the cash account of LMUSA to the cash account of LFC (or the reverse) in order for LFC to have the necessary funds to function in its role as the common bill payor. The same comments apply during the period in which LMUSA was the common payor of bills.

VI-2   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

ASSUMPTIONS/FOOTNOTES TO SUMMARY OF POTENTIAL CLAIMS AS A RESULT OF IDENTIFIED
                      TRANSACTIONS BETWEEN LFC AND LMUSA

- --------------------------------------------------------------------------------

6. Offsets to Inter-Co.  In order to identify potential avoidance claims
   Transactions          between LFC and LMUSA without analyzing all 135,355
                         intercompany transactions between LFC and LMUSA, LMUSA's P&L or balance sheet account offsetting its intercompany transaction with LFC was used as a method to evaluate transactions processed through the Lomas accounts payable system. In general, if the offset was to a P&L account (i.e. expenses) or a balance sheet account that appeared to reflect a transaction that was completed due to LFC's role as the common payor of bills (i.e. prepaids or accruals), the resulting transactions were not selected for further review and analysis. These accounts have only been analyzed in this manner for 1993 and 1994 as Lomas is still trying to provide the reports necessary to analyze fiscal years 1992 and 1995-1996.

7. Allocations           For the purposes of this analysis only, expenses
                         charged between Lomas entities through intercompany allocations were assumed to be charged to the appropriate entities, at reasonable or fair market rates, at the appropriate points in time. The potential claims estimate does not take into account claims, if any, resulting from the fairness of the allocated amounts. The significant types of allocated expenses include: (i) LIS charges to LMUSA for computer services and communications; (ii) LAS charges for overhead costs such as facilities or accounting;
                         (iii) LFC charges for management and treasury fees;
                         and (iv) LMUSA's charges for records management.

8. Dividends             No potential claim has been scheduled with respect to
                         the $24 million in dividends paid by LMUSA to LFC from June 1992 to June 1993.

VI-3   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

ASSUMPTIONS/FOOTNOTES TO SUMMARY OF POTENTIAL CLAIMS AS A RESULT OF IDENTIFIED
                      TRANSACTIONS BETWEEN LFC AND LMUSA

- --------------------------------------------------------------------------------

9.  Third Party          Third party transactions have not been analyzed.
    Transactions         Instead, a listing of the more significant third party
                         transactions has been maintained in order to provide additional areas that may require further investigation.

10. Reasonably           For purposes of these analyses, book value, which may
    Equivalent Value     be higher or lower than fair market value, was the
                         primary method relied upon to analyze the value of exchanges between LFC and LMUSA. No separate assessment as to the fair value of the identified transactions has been performed.

11. Legal Title          Verification of the validity of alleged asset transfers
                         needs to be performed. Davis Polk & Wardwell are leading this exercise.

12. Other                The claims analyses do not include any estimate of
                         pre-judgement interest claims, the estimated costs of litigation, equitable subordination claims or substantive consolidation.

VI-4   ============================================= Lomas Financial Corporation

Confidential - Attorney Work Product
Tentative and Preliminary - Draft

                          LOMAS FINANCIAL CORPORATION
          SUMMARY OF TRANSACTION ACTIVITY BETWEEN LFC AND LMUSA (1)(2)
                            AS OF FEBRUARY 21, 1996
                                    ($000'S)

                                                                                                         Transaction Activity
                                                                                                    11/1/93-    10/1/94-
Scen.             Date                Nature of Transaction                                          9/30/94    9/30/95    Total
- --------------------------------------------------------------------------------------------------  ------------------------------
TRANSACTIONS INVOLVING STL
- --------------------------
        1-5     11/19/93  LFC's transfer of its 49% share of STL to LMUSA                           $43,963          $0    $43,963
        1-5     Various   STL's advances to LFC                                                      16,200      20,500     36,700
        1-5     05/01/95  LFC's cancellation of its 51% share in STL - 51% of book value at 9/95          0      14,076     14,076
        1-5     05/01/95                                             - Reduction of payable to STL               36,700     36,700
        1-6     06/23/95  STL's cash pmts to LMUSA after LFC cancelled its invest. in STL                 0       8,230      8,230
        1-8     05/01/95  LFC's transfer of its I/C account payable due to STL to LMUSA                   0       1,075      1,075
                                                                                                    ------------------------------
                                      Sub-total                                                      60,163      80,581    140,744

LFC'S POTENTIAL AVOIDANCE CLAIMS AGAINST LMUSA
- ----------------------------------------------
        3-3     06/30/95  LLG's transfer of Tycher properties and related N/R to LMUSA                    0       7,309      7,309
        4-2     05/01/95  LFC's transfer of Conseco Tranche B Note to LMUSA                               0       3,373      3,373
        5-2     06/30/95  LFC's transfer of LAS and Lomas Mktg to LMUSA                                   0       1,937      1,937
        6-2     06/30/95  LFC's transfer of Lomas NY to LMUSA                                             0         260        260
        8-3     12/31/94  LFC's 12/94 transfer of Intellifile to LMUSA                                    0       2,824      2,824
       14-2     07/28/95  LFC's transfer of investment in Trust Account (net of liab.) to LMUSA           0         113        113
       14-3     08/18/95  LFC's transfer of payroll bank accounts to LMUSA                                0         160        160
       14-4     06/30/95  LFC's transfer of credit in prepaid pension acct related to R.I.F.              0         183        183
       17-2     03/31/95  LMUSA's transfer of restructuring provision liability to LFC                    0         208        208
       18-4     09/30/94  LFC's transfer of allowance for losses to LMUSA                               600           0        600
       18-5     12/31/94  LFC's transfer of contingency reserve to LMUSA                                  0         419        419
       19-2     09/30/94  LMUSA's transfer of mortgage plan insurance receivable to LFC                 277           0        277
       19-3     12/31/94  LMUSA's transfer of leasehold improvements to LFC                               0         395        395
                                                                                                    ------------------------------
                                                                                                        877      17,181     18,058
                10/09/95  "Other" potential preferential transfers from 10/10/94-10/9/95                  0       3,497      3,497
                                                                                                    ------------------------------
                          Sub-total                                                                     877      20,678     21,555
                                                                                                    ------------------------------

LMUSA'S POTENTIAL AVOIDANCE CLAIMS AGAINST LFC
- ----------------------------------------------
        3-2     01/31/95  LMUSA's 1/95 transfer of 49% interest in Tycher properties to LFC               0       3,528      3,528
        8-5     03/31/95  LMUSA's 3/95 transfer of Intellifile to LFC                                     0       2,824      2,824
        8-9     09/01/95  LMUSA's purchase of prepaid services from Dataplex                              0       2,273      2,273
       11-2     06/30/95  LFC's transfer of LAS prepaid pension acct to LMUSA                             0         310        310
       18-3     06/30/95  LFC's transfer of accrued restructuring (contra liability) to LMUSA             0         545        545
                                                                                                    ------------------------------
                          Sub-total                                                                       0       9,480      9,480
                                                                                                    ------------------------------

                                                                                                    $61,040    $110,739   $171,779
                                                                                                    ==============================



(1) See attached schedule for assumptions/footnotes which is an integral part of this analysis.
(2) Amounts are not necessarily additive as certain amounts herein are inter-related and dependent upon the outcome of other potential avoidance actions.

Confidential - Attorney Work Product
Tentative and Preliminary - Draft


                         LOMAS FINANCIAL CORPORATION
                    ANALYSIS OF IDENTIFIED TRANSACTIONS AND
                IMPACT ON LFC/LMUSA INTERCOMPANY ACCOUNT (1)(2)
                           AS OF FEBRUARY 21, 1996
                                   ($000'S)

                                                                                    IMPACT ON LFC/LMUSA INTER-CO ACCT
                                                                                02/1/92 -   11/1/93 -   10/1/94 -
TAB   #      DATE                    TRANSACTION                                10/31/93    09/30/94    09/30/95  TOTAL
- -----------------------------------------------------------------------------------------------------------------------
TRANSACTIONS INVOLVING STL
1-5*   1    11/19/93          LFC's transfer of its 49% share of STL to LMUSA      $0          $0          $0       $0
1-5*   1    Various           STL's advances to LFC                                 0           0           0        0
1-5*   1    05/01/95          LFC's cancellation of its 51% share in STL
                              - 51% of book value at 9/95                           0           0           0        0
1-5*                          - Reduction of payable to STL                         0           0           0        0
1-6*   1    06/23/95          STL's cash pmts to LMUSA after LFC cancelled
                              its invest. in STL                                    0           0           0        0
1-8    1    05/01/95          LFC's transfer of its I/C account payable due
                              to STL to LMUSA                                       0           0      (1,075)  (1,075)
                                                                                ---------------------------------------
                                                                                    0           0      (1,075)  (1,075)

LFC'S POTENTIAL AVOIDANCE CLAIMS AGAINST LMUSA
3-3    2    06/30/95          LLG's transfer of Tycher properties and
                              related N/R to LMUSA                                  0           0       7,309    7,309
4-2    1    05/01/95          LFC's transfer of Conseco Tranche B Note
                              to LMUSA                                              0           0       3,373    3,373
5-2    1    06/30/95          LFC's transfer of LAS and Lomas Mktg to LMUSA         0           0       1,937    1,937
6-2    2    06/30/95          LFC's transfer of Lomas NY to LMUSA                   0           0         260      260
8-3    1    12/31/94          LFC's 12/94 transfer of Intellifile to LMUSA          0           0       2,824    2,824
14-2   2    07/28/95          LFC's transfer of investment in Trust Account
                              (net of liab.) to LMUSA                               0           0         113      113
14-3   1    08/18/95          LFC's transfer of payroll bank accounts to LMUSA      0           0         160      160
14-4   1    06/30/95          LFC's transfer of credit in prepaid pension acct
                              related to R.I.F.                                     0           0        (183)    (183)
17-2   1    03/31/95          LMUSA's transfer of restructuring provision
                              liability to LFC                                      0           0        (208)    (208)
18-4   1    09/30/94          LFC's transfer of allowance for losses to LMUSA       0        (600)          0     (600)
18-5   1    12/31/94          LFC's transfer of contingency reserve to LMUSA        0           0        (419)    (419)
19-2   1    09/30/94          LMUSA's transfer of mortgage plan insurance
                              receivable to LFC                                     0        (277)          0     (277)
19-3   1    12/31/94          LMUSA's transfer of leasehold improvements
                              to LFC                                                0           0        (395)    (395)
                                                                                ---------------------------------------
                                                                                    0        (877)     14,771   13,894
LMUSA'S POTENTIAL AVOIDANCE CLAIMS AGAINST LFC
3-2    2    01/31/95          LMUSA's 1/95 transfer of 49% interest in Tycher
                              properties to LFC                                     0           0      (3,528)  (3,528)
8-5    1    03/31/95          LMUSA's 3/95 transfer of Intellifile to LFC           0           0      (2,824)  (2,824)
8-9*   5    09/01/95          LMUSA's purchase of prepaid services from
                              Dataplex                                              0           0           0        0
11-2   1    06/30/95          LFC's transfer of LAS prepaid pension acct
                              to LMUSA                                              0           0         310      310
18-3   1    06/30/95          LFC's transfer of accrued restructuring
                              (contra liability) to LMUSA                           0           0         545      545
     ---                                                                        ---------------------------------------
      31                                                                            0           0      (5,497)  (5,497)
                                                                                ---------------------------------------
                                                                                   $0       ($877)     $8,199   $7,322
                                                                                =======================================



TAB   #      DATE                    TRANSACTION                              BENEFIT TO LFC            BENEFIT TO LMUSA(STL)
- ------------------------------------------------------------------------------------------------------------------------------------
TRANSACTIONS INVOLVING STL
1-5*   1    11/19/93          LFC's transfer of its 49% share of STL
                              to LMUSA                                       Loss of investment        49% ownership of STL
1-5*   1    Various           STL's advances to LFC                          Cash                      Incr. A/R due from LFC
1-5*   1    05/01/95          LFC's cancellation of its 51% share in STL
                              - 51% of book value at 9/95                    Decr. A/P to STL          51% ownership of STL
1-5*                          - Reduction of payable to STL                  Decr. A/P to STL          51% ownership of STL
1-6*   1    06/23/95          STL's cash pmts to LMUSA after LFC cancelled
                              its invest. in STL                             No direct benefit         $8.2mm of advances
1-8    1    05/01/95          LFC's transfer of its I/C account payable
                              due to STL to LMUSA                            No direct benefit         Incr. A/R due from LFC


LFC'S POTENTIAL AVOIDANCE CLAIMS AGAINST LMUSA
3-3    2    06/30/95          LLG's transfer of Tycher properties and
                              related N/R to LMUSA                           Decr. A/P to LMUSA        Tycher assets
4-2    1    05/01/95          LFC's transfer of Conseco Tranche B Note
                              to LMUSA                                       Decr. A/P to LMUSA        Conseco Tranche B asset
5-2    1    06/30/95          LFC's transfer of LAS and Lomas Mktg
                              to LMUSA                                       Decr. A/P to LMUSA        Lomas NY assets
6-2    2    06/30/95          LFC's transfer of Lomas NY to LMUSA            Decr. A/P to LMUSA        LAS/LMS assets
8-3    1    12/31/94          LFC's 12/94 transfer of Intellifile to LMUSA   Decr. A/P to LMUSA        Intellifile assets
14-2   2    07/28/95          LFC's transfer of investment in Trust Account
                              (net of liab.) to LMUSA                        Incr. A/R from LMUSA      Rec'd positive net investment
14-3   1    08/18/95          LFC's transfer of payroll bank accounts to
                              LMUSA                                          Incr. A/R from LMUSA      Rec'd payroll bank accounts
14-4   1    06/30/95          LFC's transfer of credit in prepaid pension
                              acct related to R.I.F.                         No direct benefit         Incr. A/R due from LFC
17-2   1    03/31/95          LMUSA's transfer of restructuring provision
                              liability to LFC                               No direct benefit         Incr. A/R due from LFC
18-4   1    09/30/94          LFC's transfer of allowance for losses to
                              LMUSA                                          No direct benefit         Incr. A/R due from LFC
18-5   1    12/31/94          LFC's transfer of contingency reserve to
                              LMUSA                                          No direct benefit         Incr. A/R due from LFC
19-2   1    09/30/94          LMUSA's transfer of mortgage plan insurance
                              receivable to LFC                              No direct benefit         Incr. A/R due from LFC
19-3   1    12/31/94          LMUSA's transfer of leasehold improvements
                              to LFC                                         No direct benefit         Incr. A/R due from LFC

LMUSA'S POTENTIAL AVOIDANCE CLAIMS AGAINST LFC
3-2    2    01/31/95          LMUSA's 1/95 transfer of 49% interest in
                              Tycher properties to LFC                       49% interest in Tycher    Incr. A/R due from LFC
8-5    1    03/31/95          LMUSA's 3/95 transfer of Intellifile to LFC    Intellifile assets        Incr. A/R due from LFC
8-9*   5    09/01/95          LMUSA's purchase of prepaid services from
                              Dataplex                                       Incr. A/R due from LMUSA  No direct benefit
11-2   1    06/30/95          LFC's transfer of LAS prepaid pension acct
                              to LMUSA                                       Decr. A/P to LMUSA        No direct benefit
18-3   1    06/30/95          LFC's transfer of accrued restructuring
                              (contra liability) to LMUSA                    Decr. A/P to LMUSA        No direct benefit
     ---
      31

  * Scenarios 1-5, 1-6, and 8-9 did not impact LFC's intercompany account with LMUSA

(1) See attached schedule for assumptions/footnotes which is an integral part of this analysis.

(2) Amounts are not necessarily additive as certain amounts herein are inter-related and dependent upon the outcome of other potential avoidance actions.

VI-6 (R)

Confidential - Attorney Work Product
Tentative and Preliminary - Draft


                         LOMAS FINANCIAL CORPORATION
                    ANALYSIS OF IDENTIFIED TRANSACTIONS AND
                IMPACT ON LFC/LMUSA INTERCOMPANY ACCOUNT (1)(2)
                           AS OF FEBRUARY 21, 1996
                                   ($000'S)

                                                                                    IMPACT ON LFC/LMUSA INTER-CO ACCT
                                                                                02/1/92 -   11/1/93 -   10/1/94 -
TAB   #      DATE                    TRANSACTION                                10/31/93    09/30/94    09/30/95  TOTAL
- ----------------------------------------------------------------------------------------------------------------------------
OPEN ITEMS
- ----------
 8     3    Various  Intellifile I/C acct balances transferred
                     between LFC and LMUSA                                             $0          $0       ($557)   ($557)
13 D   1    02/22/95 Clear suspense accts when LMUSA became
                     Common Payor                                                       0           0        (532)    (532)
14 B   1    04/26/95 LFC transferred State Unempl. Ins. liability
                     to LMUSA                                                           0           0        (152)    (152)
16     1    06/30/95 Intellifile transferred lease liability to
                     LMUSA through LFC                                                  0           0        (208)    (208)
18-2   1    11/22/94 LMUSA's transfer of prepaid pensions (excess
                     liability) to LFC                                                  0           0         277      277
20-2   1    05/31/95 LFC's transfer of allowance for STL losses
                     to LMUSA                                                           0           0      (1,734)  (1,734)
20-3   6    09/30/95 LMUSA's transfer of STL losses to LFC                              0           0        (854)    (854)
28     1    05/26/95 LMUSA paid fee to B Byerly on behalf of LFC                        0           0        (156)    (156)
                                                                                  ------------------------------------------
                                                                                        0           0      (3,916)  (3,916)
NO STAND-ALONE CLAIMS - DEBIT TRANSACTIONS
- ------------------------------------------
 3     1    06/29/94 LLG's transfer of 49% ownership of Tycher's
                     properties                                                         0       3,528           0    3,528
 6     1    05/29/92 LFC's correction of Lomas NY's intercompany
                     account                                                          203           0           0      203
 9     1    06/30/94 LFC funded LMUSA's contribution to the
                     Rabbi Trust                                                        0         496           0      496
10     1    04/01/93 LFC transferred cost of Simmons Bldg
                     (CIP) to LMUSA                                                 1,879           0           0    1,879
12 A   1    06/11/93 LFC funded LMUSA's sub's purchase of Capstead
                     shares                                                           100           0           0      100
12 B   1    03/30/94 LFC funded LMUSA's sub's purchase of Hinton
                     Ins. Agency                                                        0         200           0      200
13 B   1    05/01/92 LFC's bond proceeds deposited to LMUSA's acct.                   255           0           0      255
13 C   1    06/15/94 LFC paid for LMUSA's E&Y accounting fees                           0         106           0      106
13 D   1    02/17/95 Clear suspense accts when LMUSA became Common
                     Payor                                                              0           0         100      100
13 E/F 2    03/01/95 LFC paid Fed. Unempl. taxes on behalf of
                     subsidiaries                                                       0           0         505      505
13 G   1    Various  Losses on sale of arts and antiques; represents
                     a reversing entry                                                  0           0           0        0
14 A   1    01/17/95 LFC transferred Booth/Denton payroll expenses
                     to LMUSA                                                           0           0         114      114
15     1    04/21/93 LMUSA transferred its MSP unfunded liability
                     to LFC                                                         2,521           0           0    2,521
18 A   1    08/31/93 LMUSA transferred excess accrual for short
                     term incentive pmts to LFC                                       189           0           0      189
22     1    01/16/95 LFC funded LMUSA class action settlement,
                     payment of atty fees                                               0           0       1,280    1,280
23     1    12/17/93 LFC transferred expense to buy-out G. Kell's
                     house to LMUSA                                                     0         116           0      116
24     1    02/01/93 LFC charged LMUSA a one-time treasury fee for
                     swap analyses                                                    350           0           0      350
                                                                                  ------------------------------------------
                                                                                    5,497       4,446       1,999   11,942
NO STAND-ALONE CLAIMS - CREDIT TRANSACTIONS
- -------------------------------------------
 8     1    07/07/93 LMUSA's transfer of assets to incorporate
                     Intellifile                                                   (2,791)          0           0   (2,791)
 8     1    07/21/93 LMUSA's transfer of assets to incorporate
                     Intellifile                                                     (148)          0           0     (148)
13 A   1    04/22/92 LMUSA's cash deposited in error in LFC's
                     account                                                         (437)          0           0     (437)
18 F   1    06/30/95 Intellifile transferred its accrued restr.
                     provision to LMUSA thru LFC                                        0           0         (34)     (34)
21     5    Various  Intercompany Account balance transfers                             0           0      (7,233)  (7,233)
25     1    11/02/92 LMUSA paid rent on behalf of LAS                                (265)          0           0     (265)
26     1    05/24/95 LMUSA paid fee to Colliers Baldwin on
                     behalf of LLG Lands                                                0           0        (100)    (100)
27     1    02/28/94 LMUSA transferred TQM training expenses to LAS                     0        (106)          0     (106)
29-2   2    09/30/94 LMUSA paid incentive fee on behalf of STL                          0        (205)          0     (205)
     ---                                                                          ------------------------------------------
      47                                                                           (3,641)       (311)     (7,367) (11,319)
                                                                                  ------------------------------------------
                                                                                   $1,856      $4,135     ($9,284) ($3,293)
                                                                                  ==========================================


TAB   #      DATE                    TRANSACTION                              BENEFIT TO LFC            BENEFIT TO LMUSA(STL)
- ------------------------------------------------------------------------------------------------------------------------------------
OPEN ITEMS
- ----------
 8     3    Various  Intellifile I/C acct balances transferred
                     between LFC and LMUSA                                   Open Item               Incr. A/R due from LFC
13 D   1    02/22/95 Clear suspense accts when LMUSA became
                     Common Payor                                            Open Item               Incr. A/R due from LFC
14 B   1    04/26/95 LFC transferred State Unempl. Ins. liability
                     to LMUSA                                                Open Item               Incr. A/R due from LFC
16     1    06/30/95 Intellifile transferred lease liability to
                     LMUSA through LFC                                       Open Item               Incr. A/R due from LFC
18-2   1    11/22/94 LMUSA's transfer of prepaid pensions (excess
                     liability) to LFC                                       Decr. A/P to LMUSA      Open Item
20-2   1    05/31/95 LFC's transfer of allowance for STL losses
                     to LMUSA                                                Open Item               Incr. A/R due from LFC
20-3   6    09/30/95 LMUSA's transfer of STL losses to LFC                   Open Item               Incr. A/R due from LFC
28     1    05/26/95 LMUSA paid fee to B Byerly on behalf of LFC             Funding of expense      Incr. A/R due from LFC

NO STAND-ALONE CLAIMS - DEBIT TRANSACTIONS
- ------------------------------------------
 3     1    06/29/94 LLG's transfer of 49% ownership of Tycher's
                     properties                                              Decr. A/P to LMUSA      49% ownership of Tycher
 6     1    05/29/92 LFC's correction of Lomas NY's intercompany
                     account                                                 Decr. A/P to LMUSA      No direct benefit
 9     1    06/30/94 LFC funded LMUSA's contribution to the
                     Rabbi Trust                                             Decr. A/P to LMUSA      Funding of pension program
10     1    04/01/93 LFC transferred cost of Simmons Bldg
                     (CIP) to LMUSA                                          Decr. A/P to LMUSA      Funding of bldg. construction
12 A   1    06/11/93 LFC funded LMUSA's sub's purchase of Capstead
                     shares                                                  Decr. A/P to LMUSA      Funding of share purchase
12 B   1    03/30/94 LFC funded LMUSA's sub's purchase of Hinton
                     Ins. Agency                                             Decr. A/P to LMUSA      Funding of acquisition
13 B   1    05/01/92 LFC's bond proceeds deposited to LMUSA's acct.          Decr. A/P to LMUSA      Received cash
13 C   1    06/15/94 LFC paid for LMUSA's E&Y accounting fees                Decr. A/P to LMUSA      Payment of accounting fees
13 D   1    02/17/95 Clear suspense accts when LMUSA became Common
                     Payor                                                   Decr. A/P to LMUSA      Payment of postage costs
13 E/F 2    03/01/95 LFC paid Fed. Unempl. taxes on behalf of
                     subsidiaries                                            Decr. A/P to LMUSA      Payment of taxes
13 G   1    Various  Losses on sale of arts and antiques; represents
                     a reversing entry                                       No direct benefit       No direct benefit
14 A   1    01/17/95 LFC transferred Booth/Denton payroll expenses
                     to LMUSA                                                Decr. A/P to LMUSA      Accrual of payroll expenses
15     1    04/21/93 LMUSA transferred its MSP unfunded liability
                     to LFC                                                  Decr. A/P to LMUSA      Funding of MSP liability
18 A   1    08/31/93 LMUSA transferred excess accrual for short
                     term incentive pmts to LFC                              Decr. A/P to LMUSA      Funding of liability
22     1    01/16/95 LFC funded LMUSA class action settlement,
                     payment of atty fees                                    Decr. A/P to LMUSA      Funding of settlement
23     1    12/17/93 LFC transferred expense to buy-out G. Kell's
                     house to LMUSA                                          Decr. A/P to LMUSA      Funding of expense
24     1    02/01/93 LFC charged LMUSA a one-time treasury fee for
                     swap analyses                                           Decr. A/P to LMUSA      Swap analysis

NO STAND-ALONE CLAIMS - CREDIT TRANSACTIONS
- -------------------------------------------
 8     1    07/07/93 LMUSA's transfer of assets to incorporate
                     Intellifile                                             Intellifile Assets      Incr. A/R due from LFC
 8     1    07/21/93 LMUSA's transfer of assets to incorporate
                     Intellifile                                             Intellifile Assets      Incr. A/R due from LFC
13 A   1    04/22/92 LMUSA's cash deposited in error in LFC's
                     account                                                 Received cash           Incr. A/R due from LFC
18 F   1    06/30/95 Intellifile transferred its accrued restr.
                     provision to LMUSA thru LFC                             No direct benefit       Incr. A/R due from LFC
21     5    Various  Intercompany Account balance transfers                  Funding of expense      Incr. A/R due from LFC
25     1    11/02/92 LMUSA paid rent on behalf of LAS                        Funding of expense      Incr. A/R due from LFC
26     1    05/24/95 LMUSA paid fee to Colliers Baldwin on
                     behalf of LLG Lands                                     Funding of expense      Incr. A/R due from LFC
27     1    02/28/94 LMUSA transferred TQM training expenses to LAS          Funding of expense      Incr. A/R due from LFC
29-2   2    09/30/94 LMUSA paid incentive fee on behalf of STL               Funding of expense      Incr. A/R due from LFC
     ---
      47

  * Scenarios 1-5, 1-6, and 8-9 did not impact LFC's intercompany account with LMUSA

(1) See attached schedule for assumptions/footnotes which is an integral part of this analysis.

(2) Amounts are not necessarily additive as certain amounts herein are inter-related and dependent upon the outcome of other potential avoidance actions.

Confidential - Attorney Work Product
Tentative and Preliminary - Draft


                          LOMAS FINANCIAL CORPORATION
                    "OTHER" POTENTIAL PREFERENTIAL TRANSFERS
           BASED ON IDENTIFIED TRANSACTIONS BETWEEN LFC AND LMUSA (1)
                            AS OF FEBRUARY 21, 1996
                                    ($000'S)


"OTHER" POTENTIAL PREFERENTIAL TRANSFERS:
- -----------------------------------------

          Beginning Balance - Due to LMUSA as of October 13, 1994           ($11,520)(2)

          Transaction involving STL                                           (1,075)

          LFC's Potential Avoidance Claims Against LMUSA:
                          Debit Transactions                                  15,976
                          Credit Transactions                                 (1,205)
                                                                         ------------
                                                                              14,771
                                                                         ------------
          LMUSA's Potential Avoidance Claims Against LFC:
                          Debit Transactions                                     855
                          Credit Transactions                                 (6,352)
                                                                         ------------
                                                                              (5,497)
                                                                         ------------

          "Other" Potential Preferential Transfers                             3,497
                                                                         ------------

          Ending Balance - Due from LMUSA as of October 9, 1995                 $176
                                                                         ============



(1) See attached schedule for assumptions/footnotes which is an integral part of this analysis.
(2)  Represents "peak" due to LMUSA during one year preference period.

- --------------------------------------------------------------------------------

                         TRANSACTIONS NOT YET ANALYZED
                           INTERCOMPANY TRANSACTIONS

- --------------------------------------------------------------------------------

Standard Intercompany Allocations
   Basis for the allocations
   Consistency of the method used to develop the allocations


Non-Standard Intercompany Allocations
   Building of the East Campus
   Rental of Bryan Tower
   Fees for the Board of Directors of LFC and LMUSA
   Media center costs
   Company jet
   Employees that performed services for both LFC and LMUSA
   Funding of the pension plan and use of pension plan for retiring executives


Analysis of LMUSA's alleged "arms-length" transactions
   LIS
   Intellifile
   Lomas Field Service

Complete verification of title/ownership documentation of asset transfers


VI-9   ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                         TRANSACTIONS NOT YET ANALYZED
                        TRANSACTIONS WITH THIRD PARTIES

- --------------------------------------------------------------------------------

Real Estate
    Building of the East Campus (Simmons Mattress Factory) that was $17 million over the budget of $5 million


SWAPs
    Pledge of servicing rights to Lehman Bros.
    Payment of interest to Lehman Bros. after servicing rights were pledged Payment of $30mm to close out SWAPs after servicing rights were pledged


Asset Sales
    Sale of remaining interests in First USA for $23mm
    Sale of assets by STL to Lennar for $31mm
    Sale of LIS to Prudential
    Sale of $1.6 billion of PMSRs to GE for $16mm
    Sale of Intellifile to Dataplex
    Sale of PMSRs to First Nationwide
    Payment of fees to Salomon Brothers and/or Lazard Freres


Capstead
    Sale of assets to Capstead for $1mm
    Payments by Capstead to shorten contract relating to future management fees Payments by LMUSA to underfunded off-balance sheet accounts related to
         Capstead mortgages

VI-10  ============================================= Lomas Financial Corporation

- --------------------------------------------------------------------------------

                         TRANSACTIONS NOT YET ANALYZED
                        TRANSACTIONS WITH THIRD PARTIES

- --------------------------------------------------------------------------------

Bank Agreements
     Amendments to LMUSA's bank agreements decreasing the amount that LMUSA could advance to LFC
     Repayment of the P&I line of $7.8mm due to ratios as of 6/95


Employees
     Jess Hay    Received 10-year $1.4mm consulting contract, office and admin.
                    staff upon retirement
                 What was the value of security received when note due from Jess
                    Hay was paid back with stock?
     Ted Enloe   What was the value of security received when $1.3 million note due from Ted Enloe was sold?
     Loans or significant bonus payments made to employees
     Utilization of pension plan for executives that "resigned"
     Payment of $250K commission to Charlie Kight as a result of the sale of
          Intellifile to Dataplex
     Payment of bonuses to employees/settlement packages


Other

     Claim against R.I.S. for loss of value in the earnout (R.I.S. did not add
          Prudential's mortgages to the system)
     Lomas Mortgage Partnership
     Charitable contributions made to the University of Texas (biotechnology project) and others

VI-11  ============================================= Lomas Financial Corporation